 Filed Pursuant to Rule 424(b)(3)
 File No. 333-259133
PGIM PRIVATE REAL ESTATE FUND, INC.
CLASS I COMMON SHARES (PPRUX)
CLASS D COMMON SHARES (PPRDX)
CLASS S COMMON SHARES (PPRSX)
CLASS T COMMON SHARES (PPRTX)

The Fund.   PGIM Private Real Estate Fund, Inc., a Maryland corporation (the “Fund,” “we,” “us,” or “our”), is a newly organized, non-diversified, closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Fund intends to invest primarily in private real estate in the United States. The Fund also intends to elect to be taxed as a real estate investment trust (“REIT”) for U.S. federal income tax purposes under the Internal Revenue Code of 1986, as amended (the “Code”). In order to qualify as a REIT, the Fund must distribute at least 90% of its REIT taxable income each year to its stockholders.
PGIM Investments LLC (the “Manager” or “PGIM Investments”) will serve as the investment manager to the Fund and has engaged its affiliate, PGIM, Inc. (the “Subadviser” or “PGIM”), as subadviser to provide day-to-day management of the Fund’s portfolio, primarily through PGIM Real Estate, the real estate investment advisory business unit within PGIM. The Fund seeks to provide a broad range of investors with access to diversified, institutional quality real estate by leveraging the expertise of PGIM Real Estate.
Investment Objectives.   The Fund’s investment objectives are to provide current income and long-term capital appreciation. There can be no assurance that the Fund will achieve its investment objectives. The Fund’s investment objectives are not fundamental and may be changed by the Fund’s board of directors (the “Board”) without Fund stockholder approval.
Investment Strategies.   The Fund intends, under normal circumstances, to invest at least 80% of its net assets (plus the amount of its borrowings for investment purposes) in private real estate, including property, equity investments in real estate or real estate related companies and debt investments backed by real estate or real estate related companies acquired from private issuers or in private transactions. This portion of the Fund is generally expected to be weighted to investments in property sectors that PGIM Real Estate considers primary, including housing, logistics, office, and retail, targeting investments that PGIM Real Estate believes can benefit from long-term structural changes driven by demographics and technological shifts. PGIM Real Estate will also employ strategies that seek to capture value through cyclical opportunities and pricing dislocations in niche property sectors such as self-storage, hotels, medical office, data centers, net lease (meaning for these purposes properties leased to long-term tenants where the tenants have agreed to pay substantially all expenses related to the property, including taxes, insurance and maintenance), and others. Many of these property investments are expected to be structured through privately-owned operating entities that own and operate whole or partial interests in real properties. In addition, the Fund intends to invest in traded real estate-related securities such as commercial and residential mortgage-backed securities, equity or debt securities issued by REITs or real estate-related investment companies, as well as exchange-traded funds (“ETFs”), other pooled investment vehicles, derivatives and other instruments that provide exposure to real estate or other asset classes for investment and/or cash management purposes. The Fund’s derivatives investments may include options contracts, futures contracts, options on futures contracts, indexed securities, credit linked notes, credit default swaps and other swap agreements for investment, hedging and risk management purposes. For purposes of the 80% policy, the Fund’s derivative investments will be valued based on their market value. The Fund will not invest more than 15% of its assets in private funds that rely on Section 3(c)(1) or 3(c)(7) of the Investment Company Act.
Securities Offered.   The Fund currently intends to offer four classes of its common stock, $0.001 par value per share, on a continuous basis: Class I Common Stock (“Class I Shares”), Class D Common Stock (“Class D Shares”), Class S Common Stock (“Class S Shares”) and Class T Common Stock (“Class T Shares” and, together with the Class I Shares, Class D Shares and Class S Shares, the “Common Stock”). The Fund may offer additional classes of its Common Stock in the future.
No secondary market.
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The Common Stock has no history of public trading, nor is it currently intended that the Common Stock will be listed on a public exchange or any other trading market in the near future.

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No organized secondary market is expected to develop for the Common Stock, and liquidity for the Common Stock is expected to be provided only through quarterly tender offers to repurchase Common Stock at NAV per share.

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There is no guarantee that tender offers will occur, or that an investor will be able to sell all the Common Stock that the investor desires to sell in a tender offer. Due to these restrictions, an investor should consider an investment in the Fund to be illiquid. Investing in the Common Stock may be speculative and involves a high degree of risk, including the risks associated with leverage.

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An investment in the Fund may not be suitable for investors who may need the money they invest in a specified timeframe.

Sales Load.
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An investor in Class T Shares will pay a sales load of up to 3.5% on the amounts it invests. If you pay the maximum aggregate 3.5% sales load, you must experience a total return on your net investment of 3.6% in order to recover such sales charges.

Investing in the Common Stock involves certain risks. See “Risks” beginning on page 58 of this prospectus.
	Offering Price(1)	Maximum Sales Load	Proceeds to Fund(2)
Class I Common Stock, par value $0.001 per share	$25.00	—	$25.00
Class D Common Stock, par value $0.001 per share	$25.00	—	$25.00
Class S Common Stock, par value $0.001 per share	$25.00	—	$25.00
Class T Common Stock, par value $0.001 per share	$25.00	3.5%	$24.13
Maximum Offering(3)	$2,000,000,000	$70,000,000	$1,930,000,000

(1)
Each class of Common Stock will be continuously offered at net asset value (“NAV”) per share, plus, in the case of Class T Shares, a maximum sales load of up to 3.5% of the offering price. Class I Shares, Class D Shares and Class S Shares are not subject to a sales load; however, investors could be required to pay brokerage commissions on purchases and sales of such shares to their selling agents. Investors should consult with their selling agents about the sales load and any additional fees or charges their selling agents might impose on each class of Common Stock. A 2.0% early redemption fee payable to the Fund will be charged with respect to the repurchase of a stockholder’s shares at any time prior to the day immediately preceding the one-year anniversary of a stockholder’s purchase of the Common Stock (on a “first in-first out” basis). Information in the table above reflects the initial offering price.

(2)
Offering and organizational expenses prior to the Fund commencing its offering of the Common Stock are estimated to be approximately $3,015,416.40. The Manager has agreed to pay the Fund’s organizational and offering expenses relating to the initial sale of Common Stock in this offering (“Initial Organization and Offering Costs”). Following the launch of the Fund, the Fund will bear its ongoing offering expenses, subject to a specified expense cap and reimbursement limitations, as described below. Pursuant to an Expense Limitation and Reimbursement Agreement, for three years from effectiveness of the Fund’s registration statement (the “ELRA Period”), the Manager has contractually agreed to waive its fees and/or reimburse expenses of the Fund so that certain of the Fund’s expenses, including organizational and offering expenses (excluding the Initial Organization and Offering Costs), among other expenses as specified in this prospectus (“Specified Expenses”) will not exceed 0.50% of net assets (annualized). The Fund has agreed to repay these amounts, when and if requested by the Manager, but only if and to the extent that Specified Expenses are less than 0.50% of net assets (annualized) (or, if a lower expense limit is then in effect, such lower limit) within three years after the date the Manager waived or reimbursed such fees or expenses.

(3)
Assumes an offering of 100% Class T Shares at the maximum sales load.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Prospectus dated November 14, 2022.
Repurchases.   The Fund intends, but is not obligated, to conduct quarterly tender offers (also referred to as “repurchases” or “repurchase offers”) for up to 5.0% of the aggregate NAV of its outstanding Common Stock at the applicable NAV per share as of the applicable valuation date. Repurchases will be made at such times and on such terms as may be determined by the board of directors (the “Board”) of the Fund, in its sole discretion. No assurance can be given that repurchases will occur, or that any Common Stock properly tendered will be repurchased by the Fund.
Leverage.   The Fund may seek to enhance the level of its current distributions to common stockholders and capital appreciation through the use of leverage, subject to the limitations of the Investment Company Act. The Fund may use entity level debt (i.e., non-mortgage debt at the Fund level), including unsecured and secured credit facilities from certain financial institutions, and other forms of borrowing (collectively, “Borrowings”), which Borrowings are limited to 33 1∕3% of the Fund’s total assets (less all liabilities and indebtedness not represented by Investment Company Act leverage) immediately after such Borrowings.
The Fund also expects that its investments will utilize property level debt financing (mortgages on the Fund’s properties that are not recourse to the Fund except in extremely limited circumstances). Property level debt will be incurred by operating entities held by the Fund and secured by real estate owned by such operating entities. In a non-recourse mortgage, if an operating entity were to default on a loan, the lender’s recourse would be to the mortgaged property, and the lender would typically not have a claim to seek recovery from any unpaid portion of the loan from the other assets of the Fund or its subsidiaries. See “Leverage” and “Risks — Leverage Risk.” When such property level debt is not recourse to the Fund, and the entity holding such debt was not formed for the purpose of avoiding the Investment Company Act limitations on leverage, the Fund will not treat such borrowings as senior securities (as defined in the Investment Company Act) for purposes of complying with the Investment Company Act’s limitations on leverage unless (i) the entity holding such debt is an entity that primarily engages in investment activities in securities or other assets and is primarily controlled by the Fund, including a subsidiary in which the Fund owns all or a majority of the voting securities of the subsidiary (“Controlled Subsidiary”), or (ii) the financial statements of the entity or joint venture holding such debt would be consolidated in the Fund’s financial statements. In certain limited cases, property level debt may be recourse to the Fund. See “Risks — Recourse Financings Risk.” In addition, the Fund may enter into investment management techniques (including reverse repurchase agreements and derivative transactions) that have similar effects as leverage, but which are not subject to the foregoing 33 1∕3% limitation if effected in compliance with applicable SEC rules and guidance.
Investment Manager.   PGIM Investments, the Fund’s investment manager and a registered investment adviser under the Investment Advisers Act of 1940 (the “Advisers Act”), will provide administrative and management services to the Fund, subject to the supervision of the Board. PGIM Investments is an indirect, wholly-owned subsidiary of Prudential Financial, Inc. (“Prudential”) (NYSE:PRU) that was organized in 1987. As of September 30, 2022, PGIM Investments’ total assets under management were approximately $276.9 billion.
Subadviser.   PGIM, Inc. (“PGIM”) an indirect, wholly-owned subsidiary of Prudential that was organized in 1984, will serve as the Fund’s investment subadviser. PGIM is the global asset management business of Prudential. PGIM offers a range of investment solutions for retail and institutional investors around the world across a broad range of asset classes, including real estate and alternatives, public fixed income, private fixed income, fundamental equity, and quantitative equity. As of September 30, 2022, PGIM managed approximately $1.2 trillion in assets.
PGIM Real Estate, the real estate investing and financing unit within PGIM, is one of the largest real estate managers in the world, with $204.4 billion of gross assets under management and administration as of September 30, 2022 ($179.5 billion net and $46.6 billion in assets under administration). PGIM Real Estate and its predecessor entities and business units have more than 140 years of experience investing in real estate through direct mortgage loan originations, and more than 50 years of history managing open end real estate equity vehicles. The business is supported by more than 1,100 specialized professionals located in 32 major cities across the globe. PGIM Real Estate’s local operating units offer a broad range of real estate investment strategies and investment management services in the U.S., Europe, Asia and Latin America.
Sponsors’ Commitment.   To provide the Fund with an initial source of capital to begin making investments, PGIM Strategic Investments, Inc. and an affiliate have agreed to commit an aggregate of $150 million to the Fund as a seed investment. The Fund will use the committed capital to invest in opportunities consistent with its investment objective and strategies. See “The Fund’s Investments” below. We believe this investment creates a significant alignment of interests with the Fund’s investors and demonstrates a strong commitment to the Fund’s strategy.
Investing in the Fund involves certain risks, and is suitable only for investors who can bear the risks associated with private market investments with potential limited liquidity. The Common Stock should be viewed as a long-term investment within a multi-asset personal portfolio, and should not be viewed individually as a complete investment program. Because of the risks associated with investing in private real estate and using leverage, an investment in the Fund may be considered speculative. You could lose some or all of your investment. See “Risks” below in this prospectus.
This prospectus provides information that you should know about the Fund before investing. Please read this prospectus carefully and keep it for future reference. A Statement of Additional Information, dated November 14, 2022, as it may be amended (the “SAI”), containing additional information about the Fund has been filed with the SEC and is incorporated by reference in its entirety into this prospectus. Additional information about the Fund has been filed with the SEC and is available upon written or oral request and without charge. You may also obtain the SAI and other information regarding the Fund on the SEC’s website at http://www.sec.gov. For a free copy of the Fund’s SAI, annual report or semi-annual report (following the Fund’s completion of an annual or semi-annual period, as applicable) or to request other information or ask questions about the Fund, please write to the Fund at 655 Broad Street, Newark, NJ 07102-4410 or call toll-free at (800) 451-6788 or visit the Fund’s website, at www.pgim.com, when available. This reference to the website does not incorporate the contents of the website into this prospectus.
As permitted by regulations adopted by the SEC, paper copies of the Fund’s annual and semi-annual stockholder reports will not be sent by mail, except to investors that specifically request paper copies of the reports. Instead, the reports will be made available on the Fund’s website at www.pgim.com, when available, and you will be notified by mail each time a report is posted and provided with a website link to access the report.
You may elect to receive all future reports in paper free of charge. If you invest through a financial intermediary, you can contact your financial intermediary or, if you are a direct investor, you can call (800) 451-6788 to let the Fund know you wish to receive paper copies of your stockholder reports. Your election to receive reports in paper will apply to all funds held in your account if you invest through your financial intermediary or all funds held within the Fund complex if you invest directly with the Fund.
The Fund’s Common Stock does not represent a deposit or obligation of and is not guaranteed or endorsed by, any bank or other insured depository institution, and is not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.

You should rely only on the information contained in or incorporated by reference into this Prospectus. The Fund has not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Fund is not making an offer of these securities in any jurisdiction where the offer is not permitted.
Website Disclosure
The Fund’s website at www.pgim.com when available, will contain additional information about the Fund, but the contents of the website are not incorporated by reference in or otherwise a part of this prospectus. From time to time, the Fund may use its website as a distribution channel for material Fund information.

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PROSPECTUS SUMMARY
This is only a summary. This summary does not contain all of the information that you should consider before investing in the Fund. You should review the more detailed information contained in this prospectus and in the Statement of Additional Information (the “SAI”), especially the information under the heading “Risks.”
The Fund	PGIM Private Real Estate Fund, Inc. (the “Fund”), a Maryland corporation, is a newly organized, non-diversified, closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Fund is offering its shares pursuant to an offering registered under the Securities Act of 1933, as amended (the “Securities Act”). The Fund intends to invest primarily in private real estate in the United States. The Fund also intends to elect to be taxed as a real estate investment trust (“REIT”) for U.S. federal income tax purposes under the Internal Revenue Code of 1986, as amended (the “Code”).
PGIM Investments LLC (the “Manager” or “PGIM Investments”) will serve as the investment manager to the Fund. The Manager has engaged its affiliate, PGIM, Inc. (the “Subadviser” or “PGIM”), as investment subadviser to provide day-to-day management of the Fund’s portfolio, primarily through PGIM Real Estate, the real estate investment advisory business unit within PGIM. See “The Fund.”
Market Opportunity	Private real estate can provide investors with access to diversified, stable, income streams and long-term growth potential throughout market cycles. PGIM Real Estate has a long track record of delivering income and growth to institutional investors by focusing on key structural drivers that impact asset sectors, and by identifying markets with attractive fundamentals that drive growth. The Subadviser expects that changing demographics, population growth and migration, shifting consumer behavior and technology advancements will benefit equity and debt investments within housing, logistics, tech-centric office, and dominant retail, with certain high growth markets benefitting disproportionately. More tactical strategies, like self-storage, hotel, net lease, high yield debt, and other niche strategies may provide cyclical opportunities to capture value through pricing dislocation. Over the medium term, the Subadviser believes that more tactical strategies may offer attractive relative yields and potential inflationary pressures may help drive strong real estate returns.
Who May Want to Invest	Investors should consider their financial situations and needs, other investments, investment goals, investment experience, time horizons, liquidity needs and risk tolerance before investing in the Fund. An investment in the Fund is not appropriate for all investors, and the Fund is not intended to be a complete investment program.
Barriers to investing in real estate can be high, which has in the past curbed broad-based participation in the asset class. These include high capital requirements and complex, relatively illiquid transactions. The Fund may be an appropriate investment for long-term investors who are seeking:

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access to a high quality private real estate portfolio professionally managed by the Manager and Subadviser, including access to PGIM Real Estate’s leading real estate investment platform and expertise combining an institutional fee structure with the enhanced transparency of a registered fund under the Investment Company Act;

• the operating cash flow, capital appreciation and portfolio diversification benefits that real estate can offer; and

• the opportunity for attractive current distributions through a tax-efficient structure and the potential for long-term capital appreciation.
Investment Objectives	The Fund’s investment objectives are to provide current income and long-term capital appreciation. There can be no assurance that the Fund will achieve its investment objectives. The Fund’s investment objectives are not fundamental and may be changed by the Fund’s board of directors (the “Board”) without Fund stockholder approval.
Investment Strategies	The Fund intends, under normal circumstances, to invest at least 80% of its net assets (plus the amount of its borrowings for investment purposes, if any) in private real estate, including property, equity investments in real estate or real estate related companies and debt investments backed by real estate or real estate related companies acquired from private issuers or in private transactions. In addition, the Fund intends to invest in traded real estate-related securities such as commercial and residential mortgage-backed securities, equity or debt securities issued by REITs or real estate-related investment companies, as well as exchange-traded funds (“ETFs”), other pooled investment vehicles, derivatives and other instruments that provide exposure to real estate or other asset classes for investment and/or cash management purposes. The Fund’s derivatives investments may include options contracts, futures contracts, options on futures contracts, indexed securities, credit linked notes, credit default swaps and other swap agreements for investment, hedging and risk management purposes. For purposes of the 80% policy, the Fund’s derivative investments will be valued based on their market value. The Fund will not invest more than 15% of its assets in private funds that rely on Section 3(c)(1) or 3(c)(7) of the Investment Company Act.
The portfolio’s opportunity set is generally expected to be broadly diversified by property type and geography with a focus on U.S. markets, but with the potential to include non-U.S. markets where PGIM Real Estate has expertise. The Fund will generally seek to target property investments that PGIM Real Estate believes may benefit from long-term structural changes driven by demographics and technological shifts. Investments are generally expected to be in stabilized and income producing properties through which the Fund seeks to provide investors with consistent and reliable current income and the potential for capital appreciation through active asset management and research-led investing.
This private real estate portfolio is generally expected to be weighted to investments in property sectors that PGIM Real Estate considers primary, including housing, logistics, office, and retail, targeting investments that PGIM Real Estate believes can benefit from long-term structural changes driven by demographics and technological shifts. PGIM Real Estate will also employ strategies that seek to capture value through cyclical opportunities and pricing dislocations in niche property sectors such as self-storage, hotels, medical office, data centers, net lease (meaning for these purposes properties leased to long-term tenants where the tenants have agreed to pay substantially all expenses related to the property, including taxes, insurance and maintenance), and others. Many of these property investments are expected to be structured through privately-owned operating entities that own and operate whole or partial interests in real properties. In addition to equity investments in these sectors, the Fund’s private real estate investments may also include mortgage debt, mezzanine debt, and preferred equity or common equity issued by or in connection with real estate related operators or investments companies.

The Fund has applied for exemptive relief from the Securities and Exchange Commission (the “SEC”) that will permit it to, among other things, co-invest with certain other persons, including certain affiliates of the Manager or Subadviser and certain public or private funds managed by the Manager or Subadviser and their affiliates, subject to certain terms and conditions. Any requests for exemptive relief are subject to SEC approval, and there is no assurance the SEC will grant the requested relief.
For a more complete discussion of the Fund’s portfolio composition, see “Investment Objectives and Strategies.”
The Offering	The Fund currently intends to offer four classes of its common stock, $0.001 par value per share, on a continuous basis: Class I Common Stock (“Class I Shares”), Class D Common Stock (“Class D Shares”), Class S Common Stock (“Class S Shares”) and Class T Common Stock (“Class T Shares” and, together with the Class I Shares, Class D Shares and Class S Shares, the “Common Stock”). The Fund may offer additional classes of its Common Stock in the future. The Fund has obtained exemptive relief from the SEC that permits the Fund to issue multiple classes of Common Stock and to, among other things, impose asset-based distribution fees (12b-1 fees) and early redemption fees.
Class I Shares will be continuously offered at the Fund’s net asset value (“NAV”) per share, plus, in the case of Class T Shares, a maximum sales load of up to 3.5% of the offering price. Holders of Class I Shares, Class D Shares, Class S Shares and Class T Shares have equal rights and privileges with each other, except that Class I Shares, Class D Shares and Class S Shares do not pay a sales load, and that the Fund does not pay any servicing or distribution fees with respect to Class I Shares. See “— Ongoing Distribution and Servicing Fees” and “Summary of Fund Expenses” for information on servicing and distribution fees. Class I Shares, Class D Shares and Class S Shares are not subject to a sales load; however, investors could be required to pay brokerage commissions on purchases and sales of such shares to their selling agents. Investors should consult with their selling agents about the sales load and any additional fees or charges their selling agents might impose on each class of Common Stock.
Proceeds from the offering will be held by the Fund’s custodian and available to fund investments. No arrangements have been made to place such proceeds in an escrow, trust or similar account. The Fund generally expects to invest the proceeds from the offering within three months from receipt thereof, subject to the availability of appropriate investment opportunities consistent with the Fund’s investment objectives and market conditions.
The Fund reserves the right to reject a purchase order for Common Stock for any reason.
Investment Manager	PGIM Investments LLC (previously defined as “PGIM Investments” or the “Manager”), an indirect wholly-owned subsidiary of Prudential Financial, Inc. (previously defined as “Prudential”) and a registered investment adviser under the Advisers Act, is the Fund’s investment manager. PGIM Investments and its predecessors have served as a manager or administrator to registered investment companies since 1987. PGIM Investments’ principal address is 655 Broad Street, Newark, NJ 07102-4410. As of September 30, 2022, PGIM Investments served as investment manager to all of the Prudential U.S. and offshore open-end management investment companies, and as manager and administrator to closed-end investment companies. As of September 30, 2022, PGIM Investments’ total assets under management were approximately $276.9 billion.

Subadviser	PGIM, Inc. (previously defined as “PGIM” or the “Subadviser”) will serve as the Fund’s investment subadviser. PGIM is an indirect, wholly-owned subsidiary of Prudential that was organized in 1984. As of September 30, 2022, PGIM managed approximately $1.2 trillion in assets. PGIM will provide day-to-day management of the Fund’s portfolio primarily through its specialized business unit, PGIM Real Estate, although the Manager is permitted to allocate management of portions of the Fund’s portfolio to any of the business units within PGIM. PGIM Real Estate is one of the largest real estate managers in the world, with $204.4 billion of gross assets under management and administration as of March 31, 2022 ($179.5 billion net and $46.6 billion in assets under administration). The business is supported by more than 1,100 professionals located in 32 major cities across the globe. PGIM Real Estate’s specialized operating units offer a broad range of real estate investment strategies and investment management services in the U.S., Europe, Asia and Latin America and it and its predecessor entities and business units have more than 140 years of experience investing in real estate through direct mortgage loan originations, and more than 50 years of history managing open end real estate equity vehicles similar to the Fund.
Investment Management Agreement	The Fund and the Manager have entered into a management agreement (the “Management Agreement”) pursuant to which the Manager is entitled to receive a base management fee and an incentive fee from the Fund, as described below.
The base management fee (the “Management Fee”) will be payable at the end of each month at the annual rate of 1.00% of the average daily value of the Fund’s net assets. The Manager has contractually agreed to waive its Management Fee for one year from the effective date of the Fund’s registration statement (the “Waiver Period”). The longer an investor holds shares of the Common Stock during this period, the longer such investor will receive the benefit of this Management Fee waiver period. Following the Waiver Period, the Manager will receive a Management Fee at an annual rate of 1.00% of the average daily value of the Fund’s net assets.
The incentive fee (the “Incentive Fee”) is calculated and payable quarterly in arrears in an amount equal to 10% of the Fund’s Portfolio Operating Income for the immediately preceding quarter. No incentive fee on Portfolio Operating Income will be payable in any calendar quarter in which the Fund did not achieve a 5% Total Return over the trailing 12-month period. The Incentive Fee will only be payable beginning with the calendar quarter ending after the Fund has at least 12 months of operations, which shall not be earlier than one year from the effective date of the Fund’s registration statement.
“Portfolio Operating Income” means (1) the Fund’s share of Net Operating Income from the Fund’s real estate equity investments; plus (2) the Fund’s net investment income (or loss) (i.e., net of fund level expenses) from debt, preferred equity investments and traded real estate-related securities; minus (3) the Fund’s expenses (excluding the Incentive Fee and distribution and servicing fees).
“Net Operating Income” means operating revenue net of operating expenses (inclusive of interest on investment level debt) for the Fund’s operating entities that invest in real estate and excludes (i) gains or losses from sales of depreciable real property, (ii) impairment write-downs on depreciable real property, (iii) real estate-related depreciation and amortization for each real estate operating venture and (iv) adjustments for recognizing straight line rent.

“Total Return” for any 12-month period shall equal the sum of: (i) all distributions accrued or paid (without duplication) on the Common Stock since the beginning of the applicable 12-month period plus (ii) the change in aggregate NAV of Common Stock since the beginning of the year, before giving effect to (x) changes resulting solely from the proceeds of issuances of Common Stock, (y) any allocation/accrual to the performance participation interest and (z) applicable distribution and servicing fee expenses.
Portfolio Operating Income does not include any component of capital gains or capital appreciation. The Manager is not entitled to any incentive fee based on the capital gains or capital appreciation of the Fund or its investments.
The Fund intends to apply for exemptive relief from the SEC to permit the Fund to pay the Manager all or a portion of its Management Fee and Incentive Fee in shares of Common Stock, in lieu of paying the Manager an equivalent amount of such fees in cash. As a condition of this exemptive relief, the Manager may be required to commit not to sell any shares of Common Stock received in lieu of a cash payment of these fees for at least 12 months from the date of issuance, except in exceptional circumstances. Exemptive relief that has not been granted is subject to SEC approval, and there is no assurance the SEC will grant the requested relief.
See “Management and Advisory Arrangements.”
Investment Subadvisory Agreement	The Manager has entered into a subadvisory agreement (the “Subadvisory Agreement”) with the Subadviser which provides that the Subadviser will furnish investment advisory services in connection with the management of the Fund. Under the Subadvisory Agreement, the Subadviser, subject to the supervision of the Manager, is responsible for managing the assets of the Fund in accordance with the Fund’s investment objectives, investment program and policies. The Subadviser generally determines what properties, loans, joint ventures, securities and other instruments are purchased and sold for the Fund and is responsible for obtaining and evaluating financial data relevant to the Fund. The Manager continues to have responsibility for all investment advisory services pursuant to the Management Agreement and supervises the Subadviser’s performance of such services.
PGIM will receive an annual subadvisory fee, payable monthly, from PGIM Investments in an amount equal to 0.60% of the average daily value of the Fund’s net assets. In addition, in consideration for the services provided pursuant to the Subadvisory Agreement, the Manager will pay the Subadviser a fee in the amount of 60% of the Incentive Fee received by the Manager from the Fund pursuant to the Management Agreement. No subadvisory fee or incentive fee will be paid by the Fund directly to PGIM.
Investment Process	The Subadviser utilizes its scale and on-the-ground experience to identify high quality real estate assets that it expects to benefit over the long term from structural shifts led by demographics, technology, consumer behavior and other fundamental factors. Investment themes and high conviction strategies are developed collaboratively in a top down/bottom up process that involves the Fund’s portfolio management team and PGIM Real Estate’s investment research, transactions, asset management and debt capital markets teams. See “Investment Objectives and Strategies — Investment Process.”

PGIM Real Estate’s Investment Process involves:
Deal Sourcing: PGIM Real Estate’s transactions team targets opportunities that are a fit with the Fund’s strategy. Opportunities are sourced through a variety of channels, including joint venture partners, brokers, property owners and operators, and the legal and financial community. This approach is made possible by the extensive experience and relationships of the real estate professionals that PGIM Real Estate employs across the United States coupled with the significant deal flow the transactions team sees as a result of executing a significant volume of annual transactions.
Underwriting: The transactions team will conduct an initial underwriting of an asset which includes creating a detailed cash flow model with key assumptions informed by an analysis of primary sale and rent comparisons, market pricing expectations, tenancy review, and capital needs. Investment research and the debt capital market teams provide guidance on rent growth and debt assumptions. Investment research will also provide detailed insights as to real estate fundamentals within the market and submarket, including: supply, demand, job growth, wage growth, educational attainment. Asset management advises on underwriting assumptions relative to other assets the Fund may own in the market. The transactions team will assess initial returns to determine if the investment is a fit for one of the funds managed by PGIM Real Estate.
Allocation Meetings: Investments that are determined to offer attractive risk-adjusted returns will be presented by the transactions teams at the bi-weekly Allocation Committee meetings where portfolio managers (on behalf of funds) will have an opportunity to ask questions about the investment opportunity to ensure there is a strategy fit.
Once an investment has been presented on a preliminary basis, it will typically be formally allocated at a future Allocation Committee meeting to an eligible fund. PGIM Real Estate employs a rotational queue system to provide fair and equitable deal flow to each of the active accounts and funds managed by the Subadviser. See “Allocation of Investment Opportunities.”
Due Diligence: Due diligence kicks off once the transaction team professional determines there is fund interest and once PGIM Real Estate has gained control of the investment opportunity. Due diligence includes, but is not limited to, a detailed review of legal, physical, title, and environmental issues, as well as lease analysis, tenant credit and operating expenses.
Environmental, Social and Governance (“ESG”). PGIM Real Estate’s overarching ESG mission is doing the right thing for our people, the environment, and our communities. While the Fund does not seek to implement a specific ESG, impact or sustainability strategy, ESG considerations are embedded through various stages of PGIM Real Estate’s investment processes that target efficiency and screen for risks, and is applied to some degree across most of the Fund’s investments. PGIM Real Estate performs upfront asset-level due diligence which informs prudent capital and operational strategies that focus on efficiency measures that aim to reduce negative environmental impacts as well as operating expenses. Additionally, assets are screened for transitional and physical climate risks, and appropriate mitigation measures are included in the asset strategy to strengthen its resilience profile. PGIM Real Estate actively engages with surrounding communities through outreach, events, local philanthropy, work programs and charitable service. Finally, PGIM Real Estate considers its governance policies, which advocate for responsible investing, diversity and inclusion, and equitable economic growth.
Investment Committee: A comprehensive investment committee paper is presented by the deal team (portfolio management, regional Transactions professionals, Asset Manager, and Investment Research) to the Investment Committee, an 9-member board with 27 average years of investment experience. The investment committee papers highlight key risks and mitigants of the investment opportunity, final underwriting, notable issues discovered during due diligence, an ESG scorecard, a market analysis provided by Investment Research, portfolio suitability, comps (rents, sale, land), and any other deal specific support for the investment thesis. The Investment Committee reviews and approves investments based on a majority vote.
Competitive Advantages	Prudential’s investment management business, PGIM, is one of the top ten asset managers worldwide, managing more than $1.2 trillion of assets as of September 30, 2022 and providing deep asset class expertise to meet our clients’ investment objectives. PGIM Real Estate pursues exceptional outcomes for investors and borrowers through a range of real estate equity and debt solutions across the risk-return spectrum. PGIM Real Estate’s and its predecessor entities’ and business units’ scope of insights, rigorous risk management and seamless execution are backed by more than 140 years of experience investing in real estate through direct mortgage loan originations, and more than 50 years of history managing open end real estate equity vehicles similar to the Fund. Please see below for PGIM Real Estate’s competitive advantages:
Always Value Driven; Research Led: PGIM Real Estate builds clients’ real estate portfolios from the bottom up, finding and creating value at the individual investment level. PGIM Real Estate is not a macro allocator nor a financial engineer, but rather an active investment manager who builds and rebuilds real estate portfolios over time grounding our investment thesis in local market research and understanding the impacts of macroeconomic and demographic trends on real estate. PGIM Real Estate is known for spotting value early and many of our first-of-their-kind investment strategies are now industry standards.
Active Asset Management: PGIM Real Estate asset managers are sector specific and regionally focused. They have experience working on assets that sit along all points of the risk spectrum from core to value add. They have the knowledge and expertise to add value through management of the on-site property teams, deep market knowledge, and by driving capital projects to capture additional value.
Rock Solid Risk Management: From PGIM Real Estate’s earliest beginnings as an insurance led financial house, risk management has always been and continues to be central to PGIM Real Estate’s DNA. PGIM Real Estate’s commitment to being a fiduciary first and managing risk on behalf of our clients, has developed into a prudent, conservative, time-tested investment process weathering multiple market cycles over fifty years. Focus is placed on minimizing downside risk as demonstrated by PGIM Real Estate delivering positive returns to U.S. core real estate investors 45 out of the last 50 years.
50+ Year Track Record of Building High Quality, Income Driven Real Estate Portfolios: PGIM Real Estate launched the industry’s first institutional U.S.

open-end, real estate fund in 1970 and its first core plus fund in 1980. Today PGIM Real Estate is among the largest, most tenured, and most well regarded institutional managers in the industry.
Do Business the Right Way — How we do business is just as an important as what we do: PGIM Real Estate has a very long track record and earned a reputation not only for delivering investment excellence, but also for doing the business the right way for its clients, people, business partners and the communities that it operates and invests in.
Immense Market Visibility: PGIM Real Estate leverages the knowledge, resources, and infrastructure afforded by a $204.4 billion of gross assets under management and administration as of September 30, 2022 ($179.5 billion net and $46.6 billion in assets under administration) global platform. The Subadviser’s expertise spans across the globe, the capital stack, public and private markets, and across the risk spectrum. In 2021 alone, PGIM Real Estate completed over $42 billion in transactions globally of which $33.9 billion in the U.S. This scale is among the largest within the real estate investment management space and provides the Fund with access and insights into macro and micro real estate trends that translate into actionable real estate investment strategies and opportunities.
Repurchases	The Fund does not currently intend to list its Common Stock for trading on any securities exchange or any other trading market in the near future. The Fund intends, but is not obligated, to conduct quarterly tender offers (also referred to herein as “repurchases” or “repurchase offers”) for up to 5.0% of the aggregate NAV of its outstanding Common Stock at the applicable NAV per share as of the applicable valuation date, in the sole discretion of the Board. In the event a tender offer is oversubscribed and in accordance with rules promulgated by the SEC, the Fund may accept for purchase additional outstanding shares of Common Stock representing up to 2.0% of the aggregate NAV of its outstanding Common Stock, without amending or extending the tender offer.
Repurchases will be made at such times and on such terms as may be determined by the Board, in its sole discretion. No assurance can be given that repurchases will occur or that any Common Stock properly tendered will be repurchased by the Fund. The Fund expects to conduct such repurchases in accordance with Rule 13e-4 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which requires that the Fund deliver an offer to purchase and file a Schedule TO with the SEC.
The Fund may, but does not expect to, make a tender offer for its Common Stock during the first six months of operations following effectiveness of the Fund’s registration statement.
A 2.0% early redemption fee payable to the Fund will be charged with respect to the repurchase of a stockholder’s Common Stock at any time prior to the day immediately preceding the one-year anniversary of a stockholder’s purchase of the Common Stock (on a “first in-first out” basis). An early repurchase fee payable by a stockholder may be waived by the Fund, in circumstances where the Board determines that doing so is in the best interests of the Fund and in a manner that will not discriminate unfairly against any stockholder.

In any given quarter, the Manager may or may not recommend to the Board that the Fund conduct a tender offer. For example, if adverse market conditions cause the Fund’s investments to become more illiquid or trade at depressed prices or if the Manager believes that conducting a tender offer for 5.0% of the aggregate NAV of the Fund’s outstanding Common Stock would impose an undue burden on stockholders who do not tender compared to the benefits of giving stockholders the opportunity to sell all or a portion of their Common Stock at NAV, the Manager may choose not to recommend a tender offer or may recommend a tender offer for less than 5.0% of the aggregate NAV of its outstanding Common Stock. Regardless of the recommendation of the Manager, the Board may or may not determine to cause the Fund to conduct a tender offer for any given quarter.
The Fund intends to comply with an exemption under FINRA Rule 5110 that requires the Fund to make at least two tender offers per calendar year. However, there may be quarters in which no tender offer is made, and it is possible that no tender offers will be conducted by the Fund at all. If a tender offer is not made, stockholders may not be able to sell their Common Stock as it is unlikely that a secondary market for the Common Stock will develop or, if a secondary market does develop, stockholders may be able to sell their Common Stock only at substantial discounts from NAV. If the Fund does conduct tender offers, it may be required to sell its more liquid, higher quality portfolio securities to fund the purchase of shares of Common Stock that are tendered, which may increase risks for remaining stockholders and increase the Fund’s fees and expenses as a percent of assets. Further, such sales may increase the turnover of the Fund’s portfolio and may lead to increased expenses to the Fund, such as commissions and transaction costs. The Fund is designed primarily for long-term investors and an investment in the Fund’s Common Stock should be considered illiquid. For more information concerning repurchases, see “Risks — Liquidity Risk” and “Repurchase of Common Stock.”
Leverage	The Fund may seek to enhance the level of its current distributions to its common stockholders and capital appreciation through the use of leverage, subject to the limitations of the Investment Company Act. The Fund may use entity level debt (i.e., non-mortgage debt at the Fund level). The Fund may incur entity level debt, including unsecured and secured credit facilities from certain financial institutions, and other forms of borrowing (collectively, “Borrowings”), which Borrowings are limited to 33 1∕3% of the Fund’s total assets (less all liabilities and indebtedness not represented by Investment Company Act leverage) immediately after such Borrowings. The Fund also expects that its investments will utilize property level debt financing (mortgages on the Fund’s properties that are not recourse to the Fund except in extremely limited circumstances). Property level debt will be incurred by operating entities held by the Fund and secured by real estate owned by such operating entities. In a non-recourse mortgage, if an operating entity were to default on a loan, the lender’s recourse would be to the mortgaged property, and the lender would typically not have a claim to seek recovery from any unpaid portion of the loan from the other assets of the Fund or its subsidiaries.
Borrowings and any shares of preferred stock of the Fund (“Preferred Stock”) have seniority over Common Stock. Any Borrowings and Preferred Stock (if issued) leverage investments in Common Stock. Holders of Common Stock bear the costs associated with any Borrowings, and if the Fund issues Preferred Stock, holders of Common Stock bear the offering costs of the Preferred Stock issuance. The Board may authorize the use of leverage through Borrowings and Preferred Stock without the approval of the holders of Common Stock.
The Fund may choose not to use leverage at all times, and the amount of leverage used by the Fund may vary depending upon a number of factors, including the Manager’s and the Subadviser’s outlook for the market and the costs that the Fund would incur as a result of such leverage. There is no assurance that the Fund’s leveraging strategy will be successful.
Distributions	The Fund will seek to begin paying monthly distributions in connection with the commencement of its public offering of shares. The Fund intends to declare distributions and distribute them on a monthly basis. In addition, the Fund intends to distribute any net capital gains it earns from the sale of portfolio securities to stockholders no less frequently than annually. Net short-term capital gain distributions may be paid more frequently. Following its election and qualification as a REIT the Fund intends to make distributions necessary to maintain its qualification as a REIT. See “Distributions.”
The Manager has received an order from the SEC granting an exemption from Section 19(b) of the Investment Company Act and Rule 19b-1 thereunder to permit certain closed-end funds managed by the Manager, which includes the Fund, to include realized long-term capital gains as a part of their respective regular distributions to the common stockholders more frequently than would otherwise be permitted by the Investment Company Act (which generally permits once per taxable year). The Fund may, but will not necessarily, rely on this exemptive order in the future. The Board may, at the request of the Manager or upon its own action, adopt a managed distribution policy in the future. In addition, if under such a managed distribution policy, a distribution included a return of capital, this would merely represent a return of a stockholder’s original investment, and would not represent a gain or income on the Fund’s investments.
Cash distributions to holders of the Common Stock will automatically be reinvested under the Fund’s Distribution Reinvestment Plan (the “DRIP”) in additional whole and fractional shares unless you elect to receive your distributions in cash. Investors may terminate their participation in the DRIP with prior written notice to the Fund. Under the DRIP, stockholders’ distributions are reinvested in Common Stock of the same class of Common Stock owned by the stockholder for a purchase price equal to the NAV per share (for the class of Common Stock being purchased) on the date that the distribution is paid. See “Distribution Reinvestment Plan.”
Expenses and Reimbursement	Subject to the terms and conditions outlined in this prospectus, the Fund will pay directly or reimburse the Manager for any actual third-party expenses incurred on behalf of the Fund. Such expenses will include, but are not limited to, costs related to valuation, audit, reporting, regulatory, administration, compliance, directors and financing as well as legal services. The Fund will also pay directly or reimburse the Manager for actual operating and property expenses incurred on behalf of the Fund for property management, acquisitions, dispositions and financings.
The Subadviser expects in the future to hire third-party property managers (who could also be joint venture partners for an investment) at prevailing market rates to perform management and specialized services for the Fund’s private real estate investments. These property managers may be affiliates of partners in joint ventures into which the Fund enters. In addition, the

Subadviser expects in the future to hire affiliated or unaffiliated third-parties at prevailing market rates to perform loan servicing with respect to certain loan investments held by the Fund.
PGIM Investments and its affiliates have agreed to pay the Fund’s organizational and offering expenses relating to the initial sale of Common Stock in this offering (the “Initial Organization and Offering Costs”). The Fund will not reimburse the Manager for the Initial Organization and Offering Costs. Following the launch of the Fund, the Fund will bear its ongoing offering expenses, subject to a specified expense cap and reimbursement limitations, as described below.
Pursuant to an Expense Limitation and Reimbursement Agreement, for three years from effectiveness of the Fund’s registration statement (the “ELRA Period”), the Manager has contractually agreed to waive its fees and/or reimburse expenses of the Fund so that the Fund’s Specified Expenses (as defined below) will not exceed 0.50% of net assets (annualized). The Fund has agreed to repay these amounts, when and if requested by the Manager, but only if and to the extent that Specified Expenses are less than 0.50% of net assets (annualized) (or, if a lower expense limit is then in effect, such lower limit) within three years after the date the Manager waived or reimbursed such fees or expenses. This arrangement cannot be terminated without the consent of the Fund’s Board prior to the end of the ELRA Period. “Specified Expenses” includes all expenses incurred in the business of the Fund, including organizational and offering costs (other than Initial Organization and Offering Costs), with the following exceptions: (i) the Management Fee, (ii) the Incentive Fee, (iii) the Servicing Fee, (iv) the Distribution Fee, (v) property level expenses, (vi) brokerage costs or other investment-related out-of-pocket expenses, including with respect to unconsummated investments, (vii) dividend/interest payments (including any dividend payments, interest expenses, commitment fees, or other expenses related to any leverage incurred by the Fund), (viii) taxes, and (ix) extraordinary expenses (as determined in the sole discretion of the Manager).
For a more complete discussion of the Fund’s expenses and reimbursement arrangements, see “Summary of Fund Expenses.”
Independent Valuation Advisor	SitusAMC Real Estate Valuation Services, LLC (“SitusAMC”), an independent valuation services firm, will provide valuation services to the Fund in respect of the Fund’s investments in real property, including providing valuations of these investments and periodically coordinating and reviewing third party appraisal reports, in accordance with valuation policies and procedures approved by the Board. SitusAMC will assist the Manager in determining the estimated values of the Fund’s real estate investments and the Manager will use the estimated values provided, as well as inputs from other sources, as appropriate, in its calculation of the Fund’s daily NAV per share. While SitusAMC provides certain assistance in valuing certain assets, the Manager is ultimately responsible for determining the fair value of our assets, subject to the oversight of the Board.
Custodian and Transfer Agent	The Bank of New York Mellon will serve as the Fund’s custodian. Prudential Mutual Fund Services LLC will serve as the Fund’s transfer agent. BNY Mellon Asset Servicing (US) Inc. will serve as sub-transfer agent to the Fund. See “Custodian and Transfer Agent.”

Distributor	Prudential Investment Management Services LLC (“PIMS” or the “Distributor”) is the principal underwriter and distributor of the Class I Shares, Class D Shares, Class S Shares and Class T Shares, and serves in that capacity on a “best efforts” basis, subject to various conditions. Other broker-dealers (“Selling Agents”) may be appointed by the Distributor to assist in the sale of the Fund’s Common Stock on a “best efforts” basis. See “Plan of Distribution.”
Sales Loads	Class T Shares are subject to a sales load of up to 3.5% of the total offering price (including sales load). Class T sales loads are waived for certain types of investors, including investors investing through certain group retirement plans (including defined contribution plans, defined benefit plans and deferred compensation plans) available through a retirement plan recordkeeper or third party administrator, as well as clients of financial intermediaries who (i) offer Class T shares through a no-load network or platform, (ii) charge clients an ongoing fee for advisory, investment, consulting or similar services, or (iii) offer self-directed brokerage accounts or other similar types of accounts that may or may not charge transaction fees to customers. No sales load will be paid with respect to any Common Stock sold pursuant to the DRIP.

The Distributor may reallow sales loads to participating broker-dealers. Selling Agents typically receive the sales load with respect to the Class T purchased by their customers. Sales loads may be reduced for certain categories of purchasers and for volume discounts, as disclosed in this prospectus. Investors should consult with their Selling Agents about the sales load and any additional fees or charges their Selling Agents might impose on each class of Common Stock.
Class I Shares, Class D Shares and Class S Shares are not subject to a sales load; however, investors could be required to pay brokerage commissions to their Selling Agents on purchases and sales of such shares.

Ongoing Distribution and Servicing Fees
The Fund has a Distribution and Service Plan pursuant to Rule 12b-1 under the Investment Company Act, applicable to certain of the Fund’s shares (the “12b-1 Plan”). Under this plan and the Fund’s Distribution Agreement with the Distributor, the Distributor pays the expenses of distributing all share classes of the Fund. The Distributor also provides certain shareholder support services. Under the 12b-1 Plan, certain classes of the Fund pay distribution and other fees to the Distributor as compensation for its services, which the Distributor generally pays (or “reallows”) to Selling Agents. These fees — known as 12b-1 fees — are set forth in the “Summary of Fund Expenses” table and are described in greater detail below.
Specifically, participating broker dealers will receive ongoing distribution and servicing fees (or 12b-1 fees) (a) of 0.85% of NAV per annum for Class S Shares and Class T Shares only (consisting of a 0.60% distribution fee (the “Distribution Fee”) and a 0.25% stockholder servicing fee (the “Servicing Fee”)), and (b) of 0.25% for Class D Shares (all of which constitutes a Servicing Fee) in each case accrued daily and payable monthly. Class I Shares do not incur Distribution or Servicing Fees. Because these fees are paid out of the Fund’s assets on an on-going basis, over time these fees will increase the cost of an investor’s investment and may cost more than paying other types of sales charges.

Unlisted Closed-End Fund Structure; Limited Liquidity	The Fund does not currently intend to list its Common Stock for trading on any securities exchange or any other trading market in the near future. There is currently no secondary market for its Common Stock and the Fund does not expect any secondary market to develop for its Common Stock. Stockholders of the Fund are not able to have their Common Stock redeemed or otherwise sell their Common Stock because the Fund is an unlisted closed-end fund. An investment in the Fund is suitable only for investors who can bear the risks associated with private market investments with potential limited liquidity of the Common Stock, as described in “Repurchases” above.
Minimum Investment; Share Class Availability	Generally, the minimum initial investment is $2,500 for Class S Shares, Class D Shares and Class T Shares. The minimum initial investment for Class I Shares is $1 million. The minimum subsequent investment is $500 for each class of Common Stock, except for additional purchases pursuant to the DRIP, which are not subject to a minimum purchase amount. The minimum investment for each class of Common Stock can be modified or waived in the sole discretion of the Fund or the Distributor, including for certain financial firms that submit orders on behalf of their customers, the Fund’s officers and directors and certain employees of PGIM, including its affiliates, vehicles controlled by such employees and their extended family members. Each of the Fund or the Distributor may modify or waive minimum investment amounts in their sole discretion. See “Plan of Distribution — Minimum Investment and Share Class Availability.”
Class S and Class T Shares are available to the general public through Selling Agents and other financial intermediaries. Class D Shares are generally available for purchase only (1) through fee-based programs, also known as wrap accounts, that provide access to Class D Shares, (2) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class D Shares, (3) through investment advisers that are registered under the Advisers Act or applicable state law and direct clients to trade with a broker-dealer that offers Class D Shares, (4) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (5) other categories of investors that we name in an amendment or supplement to this prospectus. Class I Shares are available only (1) through fee-based programs, known as wrap accounts, of investment dealers that provide access to Class I Shares, (2) to participating broker-dealers and their affiliates, including their officers, directors, employees, and registered representatives, as well as the immediate family members of such persons, as defined by FINRA Rule 5130, and through participating broker-dealers that have alternative fee arrangements with their clients, (3) through certain registered investment advisers, (4) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers, (5) to endowments, foundations, pension funds and other institutional investors for purchase in this offering, (6) to other categories of investors that are named in an amendment or supplement to the Fund’s prospectus or (7) certain directors or trustees, officers, current employees (including their spouses, children and parents) and former employees (including their spouses, children and parents) of Prudential and its affiliates, the PGIM Funds, and the subadvisers of the PGIM Funds.
Sponsors’ Commitment	To provide the Fund with an initial source of capital to begin making investments, PGIM Strategic Investments, Inc. and an affiliate have agreed to commit an aggregate of $150 million to the Fund as a seed investment. The Fund will use the committed capital to invest in opportunities consistent with its investment objectives and strategies. We believe this investment creates a significant alignment of interests with our investors and demonstrates a strong commitment to the Fund’s strategy.

Investments	As of the date of this prospectus we own the following investment:

•
On October 28, 2022, the Fund acquired Monarch Town Center, through a wholly owned subsidiary. Monarch Town Center is a grocery-anchored retail center property in Miramar, Florida, built in 2020 and with a size of more than 144,000 square feet. We made an investment of approximately $61.5 million in the property in October 2022.

See “The Fund’s Investments” for a more detailed discussion of our investment. We acquired our initial investment through a combination of property-level debt and an equity investment by us funded with the proceeds of the sponsors’ commitment.
Summary of Risks	Investing in the Fund involves risks, including the risk that a stockholder may receive little or no return on his or her investment or that a stockholder may lose part or all of his or her investment. The Fund should be considered a speculative investment that entails substantial risks, and a prospective investor should invest in the Fund only if they can sustain a complete loss of their investment. Below is a summary of some of the principal risks of investing in the Fund. For a more complete discussion of the risks of investing in the Fund, see “Risks.”
Stockholders should consider carefully the following principal risks before investing in the Fund:
No History of Operations. The Fund is a newly organized, non-diversified, closed-end management investment company with no history of operations or public trading and is subject to all of the business risks and uncertainties associated with any new business. As a result, prospective investors have no track record or history on which to base their investment decision.
General, Market and Economic Risks. Investing in the Fund involves certain risks and the Fund may not be able to achieve its intended results for a variety of reasons, including, among others, the possibility that the Fund may not be able to successfully implement its investment strategy because of market, economic, regulatory, geopolitical and other conditions (including those associated with coronavirus (“COVID-19”) or other infectious disease outbreaks). International wars or conflicts (including Russia’s military invasion of Ukraine) and geopolitical developments in foreign countries, along with instability in regions such as Asia, Eastern Europe, and the Middle East, possible terrorist attacks in the United States or around the world, public health epidemics and pandemics such as the outbreak of infectious diseases like the COVID-19 pandemic, and other similar events could adversely affect the U.S. and foreign financial markets, including increases in market volatility, reduced liquidity in the securities markets and government intervention, and may cause further long-term economic uncertainties in the United States and worldwide generally.
The extent and duration of such events and resulting market disruptions cannot be predicted, but could be substantial and could magnify the impact of other risks to the Fund. These and other similar events could adversely affect the U.S. and foreign financial markets and lead to increased market volatility, reduced liquidity in the securities markets, significant negative impacts on issuers and the markets for certain securities and commodities and/or government intervention. They may also cause short- or long-term economic uncertainties in the United States and worldwide. As a result, whether or not the Fund invests in securities of issuers located in or with significant exposure to the countries directly affected, the value and liquidity of the Fund’s investments may be negatively impacted. Further, due to closures of certain markets and restrictions on trading certain securities, the value of certain securities held by the Fund could be significantly impacted, which could lead to such securities being valued at zero.
Relatively reduced liquidity in credit and fixed income markets could adversely affect issuers worldwide. U.S. and foreign governments have taken a number of unprecedented actions designed to support certain financial institutions and segments of the financial markets that have experienced extreme volatility, and in some cases a lack of liquidity. The impact of these measures, as well as any additional future regulatory actions, is not yet known and cannot be predicted. Legislation or regulation may also change the way in which the Fund itself is regulated and could limit or preclude the Fund’s ability to achieve its investment objectives. The current domestic political environment, as well as political and diplomatic events within the U.S. and abroad, such as presidential elections in the U.S. or abroad or the U.S. government’s inability at times to agree on a long-term budget and deficit reduction plan, has in the past resulted, and may in the future result, in a government shutdown or otherwise adversely affect the U.S. regulatory landscape, the general market environment and/or investor sentiment, which could have an adverse impact on the Fund’s investments and operations. Additional and/or prolonged U.S. federal government shutdowns may affect investor and consumer confidence and may adversely impact financial markets and the broader economy, perhaps suddenly and to a significant degree. Because the NAV of the Common Stock will fluctuate, there is a risk that you will lose money. Your investment will decline in value if, among other things, the NAV of the Common Stock decreases. As with any security, a complete loss of your investment is possible.

Real Estate Investment Risk. The Fund’s investments will be subject to the risks typically associated with real estate, including but not limited to:
• local, state, national or international economic conditions, including market disruptions caused by regional concerns, political upheaval, sovereign debt crises and other factors;
• lack of liquidity inherent in the nature of the asset;
• reliance on tenants/operators/managers to operate their businesses in a sufficient manner and in compliance with their contractual arrangements with the Fund;
• ability and cost to replace a tenant/operator/manager upon default;
• property management decisions;
• property location and conditions;
• property operating costs, including insurance premiums, real estate taxes and maintenance costs;
• competition from comparable properties;
• the occupancy rate of, and the rental rates charged at, the properties;
• leasing market activity;

• the ability to collect on a timely basis all rent;
• the effects of any bankruptcies or insolvencies;
• changes in interest rates and in the availability, cost and terms of mortgage financing;
• changes in governmental rules, regulations and fiscal policies;
• cost of compliance with applicable federal, state, and local laws and regulations;
• acts of nature, including earthquakes, hurricanes and other natural disasters;
• climate change and regulations intended to control its impact;
• the potential for uninsured or underinsured property losses; and other factors beyond the Fund’s control.
Commercial Real Estate Industry Risk. The Fund’s business and operations are dependent on the commercial real estate industry generally, which in turn is dependent upon broad economic conditions. Challenging economic and financial market conditions may cause the Fund to experience an increase in the number of commercial real estate investments that result in losses, including delinquencies, non-performing assets and a decrease in the value of the property or, in the case of traded real estate-related securities, collateral which secures its investments, all of which could adversely affect the Fund’s results of operations.
Residential Real Estate Industry Risk. Investments in apartment and residential real estate are subject to various changes in real estate conditions, and any negative trends in real estate conditions may adversely affect the Fund’s investments through decreased revenues or increased costs. These conditions include:

•
changes in national, regional and local economic conditions, which may be negatively impacted by concerns about inflation, deflation, government deficits, high unemployment rates, decreased consumer confidence and liquidity concerns;

• fluctuations in interest rates;
• the inability of residents and tenants to pay rent;
• the existence and quality of the competition, including the attractiveness of properties based on considerations such as convenience of location, rental rates, amenities and safety record;
• increased operating costs, including increased real property taxes, maintenance, insurance and utilities costs;
• oversupply of apartments, commercial space or single-family housing or a reduction in demand for real estate; and
• changes in, or increased costs of compliance with, laws and/or governmental regulations, including those governing usage, zoning, the environment and taxes.

Illiquid Investment Risk. Many of the Fund’s investments will be illiquid, including the Fund’s real estate investments. A variety of factors could make it difficult for the Fund to dispose of any of its illiquid assets on acceptable terms even if a disposition is in the best interests of the Fund’s stockholders. The Fund may not be able to readily dispose of such securities at prices that approximate those at which the Fund could sell the securities if they were more widely traded and, as a result of that illiquidity, the Fund may have to sell such securities at a loss or sell other investments or engage in borrowing transactions if necessary to raise cash to meet its obligations. Limited liquidity can also affect the market price of securities, thereby adversely affecting the Fund’s NAV and ability to make dividend distributions.
Distributions Risk. There can be no assurance that the Fund will achieve investment results that will allow the Fund to make a specified level of cash distributions or maintain certain levels of cash distributions. All distributions will be paid at the discretion of the Board and may depend on the Fund’s earnings, the Fund’s net investment income, the Fund’s financial condition, compliance with applicable regulations and such other factors as the Board may deem relevant from time to time. The distributions for any full or partial calendar year might not be made in equal amounts, and one distribution may be larger than others. The Fund will make a distribution only if authorized by the Board and declared by the Fund out of assets legally available for these distributions. This distribution policy may, under certain circumstances, have certain adverse consequences to the Fund and its stockholders because it may result in a return of capital, which would reduce the Fund’s NAV and, over time, potentially increase the Fund’s expense ratio. If the Fund distributes a return of capital, it means that the Fund is returning to stockholders a portion of their investment rather than making a distribution that is funded from the Fund’s earned income or other profits. The Fund’s distribution policy may be changed by the Board at any time without stockholder approval.
Liquidity Risk. The Fund is designed primarily for long-term investors and an investment in the Fund’s Common Stock should be considered illiquid. The Common Stock is not currently listed for trading on any securities exchange. There is currently no public market for the Common Stock and none is expected to develop. Although the Fund may offer to repurchase Common Stock from stockholders, no assurance can be given that these repurchases will occur as scheduled or at all.
Reliance on Investment Professionals. As of the date of this prospectus, the Fund has made a limited number of investments and the success of the Fund will therefore depend on the ability of the Manager and/or the Subadviser and their respective affiliates to identify and consummate suitable investments and to, when relevant, exit investments of the Fund prudently.
Selection Risk. Selection risk is the risk that the investments selected by PGIM Real Estate will underperform the broader real estate market, relevant indices, or other funds with similar investment objectives and investment strategies.
Delay in Use of Proceeds Risk. Although the Fund currently intends to invest the proceeds from any sale of the Common Stock offered hereby within three months from receipt thereof, such investments may be delayed if suitable investments are unavailable at the time. Delays which the Fund encounters in the selection, due diligence and origination or acquisition of investments would likely limit its ability to pay distributions and lower overall returns.

Competition Risk. Identifying, completing and realizing attractive portfolio investments is competitive and involves a high degree of uncertainty. In acquiring its target assets, the Fund will compete with a variety of institutional investors, including specialty finance companies, public and private funds (including other funds managed by the Manager or the Subadviser), REITs, commercial and investment banks, commercial finance and insurance companies and other financial institutions.
Non-Diversification Risk. The Fund is “non-diversified,” which means that the Fund may invest a significant portion of its assets in the securities of a smaller number of issuers than a diversified fund. Focusing investments in a small number of issuers increases risk. A fund that invests in a relatively smaller number of issuers is more susceptible to risks associated with a single economic, political or regulatory occurrence than a diversified fund might be. Some of those issuers also may present substantial credit or other risks. Similarly, the Fund may be subject to increased economic, business or political risk to the extent that it invests a substantial portion of its assets in a particular currency, in a group of related industries, in a particular issuer, in the bonds of similar projects or in a narrowly defined geographic area outside the United States.
Joint Venture Risk. The Fund may in the future enter into joint ventures with third parties and/or affiliates of the Manager or Subadviser to make investments. The Fund may also make investments in partnerships or other co-ownership arrangements or participations. Such investments may involve risks not otherwise present with other methods of investment. In addition, disputes between the Fund and its joint venture partners may result in litigation or arbitration that would increase the Fund’s expenses and prevent the Fund’s officers and directors from focusing their time and efforts on the Fund’s business. The Fund may at times enter into arrangements that provide for unfunded commitments and, even when not contractually obligated to do so, may be incentivized to fund future commitments related to its investments.
Real Estate Joint Venture Risk. The Fund may enter into real estate joint ventures with third parties to make investments. The Fund may also make investments in partnerships or other co-ownership arrangements or participations. Such investments may involve risks not otherwise present with other methods of investment, including, for instance, the following risks and conflicts of interest:
• the real estate joint venture partner in an investment could become insolvent or bankrupt;

•
the joint venture partner will typically have day-to-day control over the investment, and the Fund’s rights regarding certain major decisions affecting the ownership of the real estate joint venture and the joint venture property, such as the sale of the property or the making of additional capital contributions for the benefit of the property, will typically be limited. These factors may prevent the Fund from taking actions that are opposed by its real estate joint venture partner; under certain real estate joint venture arrangements, neither party may have the power to unilaterally direct certain activities of the venture and, under certain circumstances, an impasse could result regarding cash distributions, reserves, or a proposed sale or refinancing of the investment, and this impasse could have an adverse impact on the real estate joint venture, which could adversely impact the operations and profitability of the real estate joint venture and/or the amount and timing of distributions the Fund receives from the real estate joint venture;

•
the real estate joint venture partner may at any time have economic or business interests or goals that are or that become in conflict with the Fund’s business interests or goals, including, for instance, the operation of the properties;

• the real estate joint venture partner may be structured differently than the Fund for tax purposes and this could create conflicts of interest;

•
the Fund will typically rely upon its real estate joint venture partner to manage the day-to day operations of the real estate joint venture and underlying assets, as well as to prepare financial information for the real estate joint venture and any failure to perform these obligations appropriately may have a negative impact on the Fund’s performance and results of operations;

•
the real estate joint venture partner may experience a change of control, which could result in new management of the real estate joint venture partner with less experience or conflicting interests to the Fund and be disruptive to the Fund’s business;

• the real estate joint venture partner may be in a position to take action contrary to the Fund’s instructions or requests or contrary to the Fund’s policies or objectives;

•
the terms of the real estate joint ventures could restrict the Fund’s ability to sell or transfer its interest to a third party when it desires on advantageous terms, which could result in reduced liquidity;

•
the Fund or its real estate joint venture partner may have the right to cause the Fund to sell its interest, or acquire its partner’s interest, at a time when the Fund otherwise would not have initiated such a transaction; and

• the real estate joint venture partner may not have sufficient personnel or appropriate levels of expertise to adequately support the Fund’s initiatives.
In addition, disputes between the Fund and its real estate joint venture partners may result in litigation or arbitration that would increase the Fund’s expenses and prevent the Fund’s officers and directors from focusing their time and efforts on the Fund’s business. Any of the above risks and conflicts of interest might subject the Fund to liabilities and thus reduce its returns on the investment with that real estate joint venture partner.
Recourse Financings Risk. In certain cases, financings for the Fund’s commercial real estate properties may be recourse to the Fund. Lenders customarily require that a creditworthy parent entity enter into so-called “recourse carveout” guarantees to protect the lender against certain bad-faith or other intentional acts of the borrower in violation of the loan documents. A “bad boy” guarantee typically provides that the lender can recover losses from the guarantors for certain bad acts, such as fraud or intentional misrepresentation, intentional waste, willful misconduct, criminal acts, misappropriation of funds, voluntary incurrence of prohibited debt and environmental losses sustained by lender. The Fund’s “bad boy” guarantees could apply to actions of the joint venture partners associated with the Fund’s investments. While the Manager expects to negotiate indemnities from such joint venture partners to protect against such risks, there remains the possibility that the acts of such joint venture partner could result in liability to the Fund under such guarantees.
Valuation Risk. Within the parameters of the Fund’s valuation policies and procedures, the valuation methodologies used to value the Fund’s assets will involve subjective judgments and projections and that ultimately may not materialize. Ultimate realization of the value of an asset depends to a great extent on economic, market and other conditions beyond the Fund’s control and the control of the Manager and the Fund’s Independent Valuation Advisor and third-party appraisers. Rapidly changing market conditions or material events may not be immediately reflected in the Fund’s daily NAV. The resulting potential disparity in the Fund’s NAV may inure to the benefit of stockholders whose shares are repurchased or new purchasers of the Fund’s Common Stock, depending on whether the Fund’s published NAV per share for such class is overstated or understated. The value of certain of the Fund’s investments will be difficult to determine and the valuation determinations made by the Manager, Subadviser, and Independent Valuation Advisor with respect to such investments will likely vary from the amounts the Fund would receive upon sale or disposition of such investments. It is possible that the fair value determined for an investment may differ materially from the value that could be realized upon the sale of the investment. See “Net Asset Value.”
Prime Single Tenant Risk. The Fund depends on its tenants for revenue, and therefore the Fund’s revenue is dependent on the success and economic viability of its tenants. The Fund’s reliance on single tenants in prime single tenant properties may decrease its ability to lease vacated space and could adversely affect its income, performance, operations and ability to pay distributions. Certain of the Fund’s investments in properties will be leased out to single tenants that the Subadviser believes have favorable credit profiles and/or performance attributes supporting highly visible long-term cash flows. Adverse impacts to such tenants, businesses or operators, including as a result of changes in market or economic conditions, natural disasters, outbreaks of an infectious disease, pandemic or any other serious public health concern, political events or other factors that may impact the operation of these properties, may have negative effects on the Fund’s business and financial results.
Mortgage Loan Risk. The Fund may originate and selectively acquire senior mortgage loans which are generally loans secured by a first mortgage lien on a commercial property and are subject to risks of delinquency and foreclosure and risks of loss that are greater than similar risks associated with loans made on the security of single-family residential property. In addition, certain of the mortgage loans in which the Fund invests may be structured so that all or a substantial portion of the principal will not be paid until maturity, which increases the risk of default at that time. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. In the event of any default under a mortgage loan held directly by the Fund, it will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan, which could have a material adverse effect on the profitability of the Fund.
Mezzanine Loan Risk. The Fund may invest in mezzanine loans that take the form of subordinated loans secured by a pledge of the ownership interests of either the entity owning the real property or the entity that owns the interest in the entity owning the real property. These types of investments involve a higher degree of risk than first mortgage loans secured by income producing real property because the investment may become unsecured as a result of foreclosure by the senior lender. As a result, the Fund may not recover some or all of its investment.
CMBS Risk. Commercial mortgage-backed securities (“CMBS”) are, generally, securities backed by obligations (including certificates of participation in obligations) that are principally secured by mortgages on real property or interests therein having a multifamily or commercial use, such as regional malls, other retail space, office buildings, industrial or warehouse properties, hotels, nursing homes and senior living centers. CMBS are subject to particular risks, including lack of standardized terms, shorter maturities than residential mortgage loans and payment of all or substantially all of the principal only at maturity rather than regular amortization of principal.
RMBS Risk. The Fund’s investments in residential mortgage-backed securities (“RMBS”) are subject to the risks of defaults, foreclosure timeline extension, fraud, home price depreciation and unfavorable modification of loan principal amount, interest rate and amortization of principal accompanying the underlying residential mortgage loans. In the event of defaults on the residential mortgage loans that underlie the Fund’s investments in RMBS and the exhaustion of any underlying or any additional credit support, the Fund may not realize an anticipated return on investments and may incur a loss on these investments. The Fund may also acquire non-agency RMBS, which are backed by residential property but, in contrast to agency RMBS, their principal and interest are not guaranteed by federally chartered entities such as Fannie Mae and Freddie Mac and, in the case of the Government National Mortgage Association.
Fixed Income Instruments Risk. In addition to the other risks described herein, fixed income instruments are also subject to certain risks, including:

•
Issuer Risk.   The value of fixed income instruments may decline for a number of reasons that directly relate to the issuer, such as management performance, financial leverage and reduced demand for the issuer’s goods and services.

•
Interest Rate Risk.   The value of the Fund’s investments may go down when interest rates rise. A rise in rates tends to have a greater impact on the prices of longer term or duration debt securities. When interest rates fall, the issuers of debt obligations may prepay principal more quickly than expected, and the Fund may be required to reinvest the proceeds at a lower interest rate. This is referred to as “prepayment risk.” When interest rates rise, debt obligations may be repaid more slowly than expected, and the value of the Fund’s holdings may fall sharply. This is referred to as “extension risk.” The Fund may face a heightened level of interest rate risk as a result of the U.S. Federal Reserve Board’s rate-setting policies. Interest rates are at or near historical lows, which may increase the risks associated with rising interest rates in the future. The

Fund may lose money if short-term or long-term interest rates rise sharply or in a manner not anticipated by the Subadviser. Fluctuations in the market price of the Fund’s instruments will not affect interest income derived from instruments already owned by the Fund, but will be reflected in the Fund’s NAV. The Fund may utilize certain strategies, including investments in derivatives, for the purpose of reducing the interest rate sensitivity of the portfolio and decreasing the Fund’s exposure to interest rate risk, although there is no assurance that it will do so or that such strategies, if utilized, will be successful.

•
Duration Risk.   Duration measures the time-weighted expected cash flows of a security, which can determine the security’s sensitivity to changes in the general level of interest rates (or yields). Securities with longer durations tend to be more sensitive to interest rate (or yield) changes than securities with shorter durations. Various techniques may be used to shorten or lengthen the Fund’s duration. The duration of a security will be expected to change over time with changes in market factors and time to maturity.

•
Floating-Rate and Fixed-to-Floating-Rate Securities Risk.   The market value of floating-rate securities is a reflection of discounted expected cash flows based on expectations for future interest rate resets. The market value of such securities may fall in a declining interest rate environment and may also fall in a rising interest rate environment if there is a lag between the rise in interest rates and the reset. This risk may also be present with respect to fixed-to-floating-rate securities in which the Fund may invest. A secondary risk associated with declining interest rates is the risk that income earned by the Fund on floating-rate and fixed-to-floating-rate securities will decline due to lower coupon payments on floating-rate securities.

•
Prepayment Risk.   During periods of declining interest rates, the issuer of an instrument may exercise its option to prepay principal earlier than scheduled, forcing the Fund to reinvest the proceeds from such prepayment in lower yielding instruments, which may result in a decline in the Fund’s income and distributions to stockholders. This is known as prepayment or “call” risk. Fixed income instruments frequently have call features that allow the issuer to redeem the instrument at dates prior to its stated maturity at a specified price (typically greater than par) only if certain prescribed conditions are met (“call protection”). An issuer may choose to redeem a fixed income instrument if, for example, the issuer can refinance the instrument at a lower cost due to declining interest rates or an improvement in the credit standing of the issuer. For premium bonds (bonds acquired at prices that exceed their par or principal value) purchased by the Fund, prepayment risk may be enhanced.

•
Extension Risk.   During periods of rising interest rates, an issuer could exercise its right to pay principal on an obligation held by the Fund later than expected. Under these circumstances, the value of the obligation will decrease, and the Fund may be prevented from reinvesting in higher yielding securities.

•
Reinvestment Risk.   Reinvestment risk is the risk that income from the Fund’s portfolio will decline if and when the Fund invests the proceeds from matured, traded or called fixed income instruments at market interest rates that are below the portfolio’s current earnings rate.

•
Spread Risk.   Wider credit spreads and decreasing market values typically represent a deterioration of the fixed income instrument’s credit soundness and a perceived greater likelihood or risk of default by the issuer. Fixed income instruments generally compensate for greater credit risk by paying interest at a higher rate. The difference (or “spread”) between the yield of a security and the yield of a benchmark, such as a U.S. Treasury security with a comparable maturity, measures the additional interest paid for credit risk. As the spread on a security widens (or increases), the price (or value) of the security generally falls. Spread widening may occur, among other reasons, as a result of market concerns over the stability of the market, excess supply, general credit concerns in other markets, security- or market-specific credit concerns or general reductions in risk tolerance.

•
Credit Risk.   Credit risk is the risk that one or more fixed income instruments in the Fund’s portfolio will decline in price or fail to pay interest or principal when due because the issuer, the guarantor or the insurer of the instrument or any applicable counterparty may be unable or unwilling to make timely principal and interest payments or to otherwise honor its obligations. Additionally, the instruments could lose value due to a loss of confidence in the ability of the issuer, guarantor, insurer or counterparty to pay back debt. The longer the maturity and the lower the credit quality of a bond, the more sensitive it is to credit risk.

•
Refinancing Risk.   This is the risk that one or more issuers of fixed income instruments in the Fund’s portfolio may not be able to pay off their debt upon maturity. During times of extreme market stress, even creditworthy companies can have temporary trouble accessing the markets to refinance their outstanding debt, potentially leading to an inability to pay off existing bondholders, including the Fund. This could negatively affect the Fund’s NAV or overall return.

Below Investment Grade (High Yield or Junk Bond) Instruments Risk. The Fund’s investments in below investment grade quality securities and instruments are regarded as having predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal in accordance with the terms of the obligations and involve major risk exposure to adverse conditions. Below investment grade instruments are often issued in connection with a corporate reorganization or restructuring or as part of a merger, acquisition, takeover or similar event. They are also issued by less established companies seeking to expand. Such issuers are often highly leveraged and generally less able than more established or less leveraged entities to make scheduled payments of principal and interest in the event of adverse developments or business conditions. Fixed income instruments rated below investment grade generally offer a higher current yield than that available from higher grade issues, but typically involve greater risk. These investments are especially sensitive to adverse changes in general economic conditions, to changes in the financial condition of their issuers and to price fluctuation in response to changes in interest rates. During periods of economic downturn or rising interest rates, issuers of below investment grade instruments may experience financial stress that could adversely affect their ability to make payments of principal and interest on their obligations and increase the possibility of default. The secondary market for high yield instruments may not be as liquid as the secondary market for more highly rated instruments, a factor that may have an adverse effect on the Fund’s ability to dispose of a particular security. There are fewer dealers in the market for high yield instruments than for investment grade obligations. The prices quoted by different dealers may vary significantly, and the spread between the bid and asked price is generally much larger for high yield instruments than for higher quality instruments. Under continuing adverse market or economic conditions, the secondary market for high yield instruments could contract further, independent of any specific adverse changes in the condition of a particular issuer, and these instruments may become illiquid. In addition, adverse publicity and investor perceptions, whether or not based on fundamental analysis, may also decrease the values and liquidity of below investment grade instruments, especially in a market characterized by a low volume of trading. Default, or the market’s perception that an issuer is likely to default, could reduce the value and liquidity of instruments held by the Fund, which could have a material adverse impact on the Fund’s business, financial condition and results of operations. In addition, default may cause the Fund to incur expenses in seeking recovery of principal and/or interest on its portfolio holdings. In any reorganization or liquidation proceeding relating to a portfolio company, the Fund may lose its entire investment or may be required to accept cash or securities or other instruments with a value less than its original investment and/or may be subject to restrictions on the sale of such securities or instruments. Among the risks inherent in investments in a troubled entity is the fact that it frequently may be difficult to obtain information as to the true financial condition of such issuer. The Subadviser’s judgment about the credit quality of an issuer and the relative value of its instruments may prove to be wrong. Investments in below investment grade instruments may present special tax issues for the Fund, particularly to the extent that the issuers of these instruments default on their obligations pertaining thereto, and the U.S. federal income tax consequences to the Fund as a holder of such instruments, including when the Fund may stop reporting interest income or claim a loss on such instruments, may not be clear. Lower rated high yield instruments generally present the same type of risks as investments in higher rated high yield instruments. However, in most cases, these risks are of a greater magnitude because of the uncertainties of investing in an issuer undergoing financial distress. In particular, lower rated high yield instruments entail a higher risk of default. Such instruments present substantial credit risk and default is a real possibility. Such instruments may be illiquid and the prices at which such instruments may be sold may represent a substantial discount to what the Subadviser believes to be the ultimate value of such instruments.
Capital Markets Risk. The Fund expects to fund a portion of its private real estate investments with property-level financing. There can be no assurance that any financing will be available in the future on acceptable terms, if at all, or that it will be able to satisfy the conditions precedent required to use its credit facilities, if entered into, which could reduce the number, or alter the type, of investments that the Fund would make otherwise. Any failure to obtain financing could have a material adverse effect on the continued development or growth of the Fund’s investments and harm the Fund’s ability to operate and make distributions.
Inflation Risk. Globally, inflation and rapid fluctuations in inflation rates have in the past had negative effects on economies and financial markets, particularly in emerging economies, and may do so in the future. Wages and prices of inputs increase during periods of inflation, which can negatively impact returns on investments. In an attempt to stabilize inflation, governments may impose wage and price controls, or otherwise intervene in the economy. Governmental efforts to curb inflation often have negative effects on levels of economic activity.
In the United States, inflation has accelerated in recent months as a result of global supply chain disruptions, a rise in energy prices, strong consumer demand as economies continue to reopen following the COVID-19 pandemic, and other factors. Inflationary pressures have increased the costs of labor, energy, and raw materials, and have adversely affected consumer spending, economic growth, and the operations of companies in the U.S. and globally, and have resulted in a tightening of monetary policy by the U.S. Federal Reserve. Inflation may continue in the near to medium-term, particularly in the U.S., with the possibility that monetary policy may tighten further in response. Inflation could become a serious problem in the future and have an adverse impact on the Fund’s returns.
Continued inflation could have an adverse impact on the Fund’s borrowings and general and administrative expenses of the Fund, as these costs could increase at a rate higher than the Fund’s rental and other revenue. Inflation could also have an adverse effect on consumer spending, which could impact the Fund’s potential tenants’ revenues and, in turn, their ability to pay rent. In addition, leases that have a long-term duration or that include renewal options that specify a maximum rate increase may result in below-market lease rates over time, if the Fund does not accurately estimate inflation or market lease rates. Any provisions of the Fund’s leases designed to mitigate the risk of inflation and unexpected increases in market lease rates, such as periodic rental increases, may not adequately protect the Fund from the impact of inflation or unexpected increases in market lease rates. If subject to below-market lease rates on a significant number of properties pursuant to long-term leases, and operating and other expenses are increasing faster than anticipated, then the Fund’s business, financial condition, results of operations, cash flows and ability to satisfy debt service obligations or pay distributions on Common Stock could be materially adversely affected.
LIBOR Risk. Many financial instruments use or may use a floating rate based on the London Interbank Offered Rate, or “LIBOR,” which is the offered rate for short-term Eurodollar deposits between major international banks. Over the course of the last several years, global regulators have indicated an intent to phase out the use of LIBOR and similar interbank offering rates (“IBOR”). There still remains uncertainty regarding the nature of any replacement rates for LIBOR and the other IBORs as well as around fallback approaches for instruments extending beyond the any phase-out of these reference rates. The lack of consensus around replacement rates and the uncertainty of the phase out of LIBOR and other IBORs may result in increased volatility in corporate or governmental debt, bank loans, derivatives and other instruments invested in by the Fund as well as loan facilities used by the Fund.
The potential effect of a transition away from LIBOR on the Fund or the financial instruments in which the Fund invests cannot yet be determined. The elimination of LIBOR or changes to other reference rates or any other changes or reforms to the determination or supervision of reference rates could have an adverse impact on the market for, or value of, any securities or payments linked to those reference rates, which may adversely affect the Fund’s performance and/or net asset value. Certain proposed replacement rates to LIBOR, such as the Secured Overnight Financing Rate (“SOFR”), are materially different from LIBOR, and changes in the applicable spread for instruments previously linked to LIBOR will need to be made in order for instruments to pay similar rates. Uncertainty and risk also remain regarding the willingness and ability of issuers and lenders to include revised provisions in new and existing contracts or instruments. Consequently, the transition away from LIBOR to other reference rates may lead to reduced coupons on debt held by the Fund, higher rates required to be paid by the Fund on bank lines of credit due to increases in spreads, increased volatility and illiquidity in markets that are tied to LIBOR, fluctuations in values of LIBOR-related investments or investments in issuers that utilize LIBOR, increased difficulty in borrowing or refinancing and diminished effectiveness of hedging strategies, adversely affecting the Fund’s performance. Furthermore, the risks associated with the expected discontinuation of LIBOR and transition may be exacerbated if the work necessary to effect an orderly transition to an alternative reference rate is not completed in a timely manner. Because the usefulness of LIBOR and the other IBORs as benchmarks could deteriorate during the transition period, these effects could be experienced until the anticipated discontinuance date in 2023 for the majority of the LIBOR rates.
Derivatives Risk. The Fund may invest in derivative instruments, such as options contracts, futures contracts, options on futures contracts, indexed securities, credit linked notes, credit default swaps and other swap agreements for investment, hedging and risk management purposes.
The Fund’s investments in derivatives may be for hedging, investment or leverage purposes, or to manage interest rates or the duration of the Fund’s portfolio. Derivative transactions may subject the Fund to increased risk of principal loss due to imperfect correlation between the values of the derivatives and the underlying securities or unexpected price or interest rate movements. The use of derivatives may subject the Fund to risks, including, but not limited to:

•
Counterparty Risk.   The risk that the counterparty in a derivative transaction will be unable to honor its financial obligation to the Fund, or the risk that the reference entity in a credit default swap or similar derivative will not be able to honor its financial obligations. If the Fund’s counterparty to a derivative transaction experiences a loss of capital, or is perceived to lack adequate capital or access to capital, it may experience margin calls or other regulatory requirements to increase equity. Under such circumstances, the risk that a counterparty will be unable to honor its financial obligations may be substantially increased. The counterparty risk for cleared derivatives is generally lower than for uncleared over-the-counter derivative transactions since generally a clearing organization becomes substituted for each counterparty to a cleared derivative contract and, in effect, guarantees the parties’ performance under the contract as each party to a trade looks only to the clearing house for performance of financial obligations. However, there can be no assurance that the clearing house, or its members, will satisfy its obligations to the Fund.

• Currency Risk. The risk that changes in the exchange rate between two currencies will adversely affect the value (in U.S. dollar terms) of an investment.
• Leverage Risk. The risk associated with certain types of derivative strategies that relatively small market movements may result in large changes in the value of an investment. Certain investments or trading strategies that involve leverage can result in losses that greatly exceed the amount originally invested. See “Leverage” for more information.

•
Liquidity Risk.   The risk that certain derivative positions may be difficult or impossible to close out at the time that the Fund would like or at the price that the Fund believes the position is currently worth. This risk is heightened to the extent the Fund engages in over-the-counter derivative transactions, which are generally less liquid than exchange-traded instruments.

•
Correlation Risk.   The risk that changes in the value of a derivative will not match the changes in the value of the portfolio holdings that are being hedged or of the particular market or security to which the Fund seeks exposure. Furthermore, the ability to successfully use derivative instruments depend in part on the ability of the Manager and Subadviser to predict pertinent market movements, which cannot be assured.

•
Index Risk.   If the derivative is linked to the performance of an index, it will be subject to the risks associated with changes in that index. If the index changes, the Fund could receive lower interest payments or experience a reduction in the value of the derivative to below what the Fund paid. Certain indexed derivatives may create leverage, to the extent that they increase or decrease in value at a rate that is a multiple of the changes in the applicable index.

•
Regulatory Risk.   Derivative contracts, including, without limitation, swaps, currency forwards, and non-deliverable forwards, are subject to regulation under the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”) in the U.S. and under comparable regimes in Europe, Asia and other non-U.S. jurisdictions. Swaps, non-deliverable forwards and certain other derivatives traded in the OTC market are subject to variation margin requirements, and initial margining requirements will be phased in through September 1, 2022. Implementation of the margining and other provisions of the Dodd-Frank Act regarding clearing, mandatory trading, reporting and documentation of swaps and other derivatives have impacted and may continue to impact the costs to the Fund of trading these instruments and, as a result, may affect returns to investors in the Fund. In addition, the Commodity Futures Trading Commission (the “CFTC”) subjects advisers to registered investment companies to regulation by the CFTC if a fund that is advised by the investment adviser either (i) invests, directly or indirectly, more than a prescribed level of its liquidation value in certain derivatives, or (ii) markets itself as providing investment exposure to such instruments. CFTC Rule 4.5 permits investment advisers to registered investment companies to claim an exclusion from the definition of “commodity pool operator” under the Commodity Exchange Act (“CEA”) with respect to a fund, provided certain requirements are met. In order to permit the Manager and Subadviser to claim this exclusion with respect to the Fund, the Fund will limit its use of such derivatives (excluding transactions entered into for “bona fide hedging purposes,” as defined under CFTC regulations) such that either: (i) the aggregate initial margin and premiums required to establish its derivatives do not exceed 5% of the liquidation value of the Fund’s portfolio, after taking into account unrealized profits and losses on such positions, or (ii) the aggregate net notional value of its derivatives does not exceed 100% of the liquidation value of the Fund’s portfolio, after taking into account unrealized profits and losses on such positions. Additionally, the Fund will not market itself as a “commodity pool” or a vehicle for trading such instruments. Accordingly, the Fund is not subject to regulation under the CEA or otherwise regulated by the CFTC, and the Manager and Subadviser have claimed an exclusion from the definition of the term “commodity pool operator” under the CEA pursuant to Rule 4.5 under the CEA. The Manager and Subadviser are not, therefore, subject to registration or regulation as a “commodity pool operator” under the CEA in respect of the Fund.

Leverage Risk. Although the Fund may utilize leverage, there can be no assurance that the Fund will do so, or that, if utilized, it will be successful during any period in which it is employed. Leverage is a speculative technique that exposes the Fund to greater risk and higher costs than if it were not implemented.
The Fund anticipates that any money borrowed from a bank or other financial institution for investment purposes will accrue interest based on shorter-term interest rates that would be periodically reset. So long as the Fund’s portfolio provides a higher rate of return, net of expenses, than the interest rate on borrowed money, as reset periodically, the leverage may cause the Fund to receive a higher current rate of return than if the Fund were not leveraged. If, however, short-term rates rise, the interest rate on borrowed money could exceed the rate of return on instruments held by the Fund, reducing returns to the Fund and the level of income available for dividends or distributions made by the Fund. Developments in the credit markets may adversely affect the ability of the Fund to borrow for investment purposes and may increase the costs of such borrowings, which would also reduce returns to the Fund. There is no assurance that a leveraging strategy will be successful. The use of leverage to purchase additional investments creates an opportunity for increased Common Stock dividends, but also creates special risks and considerations for the common stockholders, including:
• the likelihood of greater volatility of NAV and dividend rate of Common Stock than a comparable fund without leverage;

•
the risk that fluctuations in interest rates on borrowings and short-term debt or in dividend payments on, principal proceeds distributed to, or redemption of any preferred shares and/or notes or other debt securities that the Fund has issued will reduce the return to the Fund;

•
magnified interest rate risk, which is the risk that the prices of certain of the portfolio investments will fall (or rise) if market interest rates for those types of investments rise (or fall). As a result, leverage may cause greater changes in the Fund’s NAV, which could have a material adverse impact on the Fund’s business, financial condition and results of operations;

• the effect of leverage in a declining market, which is likely to cause a greater decline in the NAV of the Common Stock than if the Fund were not leveraged; and

• leverage may increase expenses (which will be borne entirely by the common stockholders), which may reduce the Fund’s NAV and the total return to common stockholders.
Potential Conflicts of Interest Risk. The Manager and Subadviser serve as adviser or subadvisers to other vehicles that have the same or similar investment objectives and investment strategies to those of the Fund. As a result, the Manager and the Fund’s portfolio managers may devote unequal time and attention to the management of the Fund and those other funds and accounts. Conflicts of interest exist or could arise in the future as a result of the relationships between the Fund and its affiliates, on the one hand, and the Fund’s wholly-owned operating partnership or any partner thereof, on the other. For further information on potential conflicts of interest, see “Conflicts of Interest.”
Allocation of Investment Opportunities Risk. Certain other existing or future funds, investment vehicles and accounts managed by the Manager and its affiliates and PGIM affiliated proprietary entities invest in securities, properties and other assets in which the Fund may seek to invest. Allocation of identified investment opportunities among the Fund, the Manager and other PGIM affiliated investment vehicles presents inherent conflicts of interest where demand exceeds available supply. While the Manager believes it is likely that there will be some overlap of investment opportunities for the Fund and other PGIM affiliated investment vehicles and PGIM affiliated proprietary accounts from time to time, the Fund’s stock of investment opportunities may be materially affected by competition from other PGIM affiliated investment vehicles and PGIM affiliated proprietary entities. Investors should note that the conflicts inherent in making such allocation decisions will not always be resolved in favor of the Fund.
PGIM Real Estate has a rotational policy which is designed to provide fair and equitable deal flow to each of our active accounts and funds for which we manage investments. The allocation queue is a standard rotational system that determines fund priority in deal allocation.
See “Investment Objectives and Strategies — Allocation of Investment Opportunities” and “Conflicts of Interest.”
Best Efforts Offering Risk. This offering is being made on a “best efforts” basis, meaning the Distributor and broker-dealers participating in the offering are only required to use their best efforts to sell shares and have no firm commitment or obligation to sell any of the shares. Even though the Fund has acquired the initial portfolio, such portfolio by itself is not diversified. Further, if the Distributor is unable to raise substantial funds in this offering, the Fund’s Board may seek the approval of the Fund’s stockholders to sell all or substantially all of the Fund’s assets and dissolve the Fund. In the event of the liquidation, dissolution or winding up of the Fund, stockholders are entitled to receive the then-current NAV per share of the assets legally available for distribution to the Fund’s stockholders, after payment of or adequate provision for all of the Fund’s known debts and liabilities, including any outstanding debt securities or other borrowings and any interest thereon.
Periodic Tender Offer Risk. The Fund intends, but is not obligated, to conduct quarterly tender offers to repurchase up to 5.0% of the Common Stock then outstanding in the sole discretion of the Board. In any given quarter, the Manager may or may not recommend to the Board that the Fund conduct a tender offer, and even if the Manager does recommend to the Board that the Fund conduct a tender offer, the Board may not approve such recommendation. For example, if adverse market conditions cause the Fund’s traded securities to become illiquid or trade at depressed prices or if the Manager and/or Board believe that conducting a tender offer for 5.0% of the Common Stock then outstanding would impose an undue burden on common stockholders who do not tender compared to the benefits of giving common stockholders the opportunity to sell all or a portion of their Common Stock at net asset value, the Manager may choose not to recommend a tender offer or may recommend a tender offer for less than 5.0% of the Common Stock then outstanding. Accordingly, there may be periods during which no tender offer is made.
If the Fund does conduct tender offers, it may be required to sell its more liquid, higher quality traded securities to purchase the shares of Common Stock that are tendered, which may increase risks for remaining common stockholders and increase Fund expenses as a percent of assets. Further, such sales may increase the turnover of the Fund’s portfolio and may lead to increased expenses to the Fund, such as commissions and transaction costs. The Fund may, subject to its investment restriction with respect to leverage, utilize leverage to finance the repurchase of Common Stock pursuant to any tender offers. There can be no assurance, however, that the Fund will be able to obtain such financing for tender offers if it attempts to do so. The use of leverage to finance the repurchase of Common Stock will further increase the Fund’s expenses borne by stockholders of the Fund, in addition to the increase in expenses per share that will result from having a smaller base of assets after any such tender offers over which to spread fixed expenses. The Fund is designed primarily for long-term investors and an investment in the Common Stock should be considered illiquid. While the Fund intends to conduct quarterly tender offers, the Fund is not required to do so and may amend, suspend or terminate such tender offers at any time. Investors have no right to require the Fund to redeem their Common Stock.
The exchange of shares of Common Stock for cash pursuant to a tender offer will generally be a taxable transaction for U.S. federal income tax purposes. See “Certain U.S. Federal Income Tax Considerations — Taxation of U.S. Holders of The Fund’s Common Stock — Repurchases of The Fund’s Common Stock” and “Certain U.S. Federal Income Tax Considerations — Taxation of Non-U.S. Holders of The Fund’s Common Stock — Repurchases of The Fund’s Common Stock.”
Anti-Takeover Provisions. Certain provisions of the Fund’s charter and bylaws could have the effect of limiting the ability of other entities or persons to acquire control of the Fund or to modify the Fund’s structure. These provisions may inhibit a change of control in circumstances that could give the stockholders the opportunity to realize a premium over the value of the Common Stock.
Incentive Fee Risk. The Incentive Fee may create an incentive for the Manager to make investments in order to maximize Portfolio Operating Income under the Incentive Fee even if such investments may not benefit the Fund’s NAV, cause us to use more leverage than it otherwise would in the absence of the Incentive Fee or to otherwise make riskier investments on the Fund’s behalf. While the Board does not monitor specific investment decisions by the Manager and the particular timing of individual investment decisions as they relate to the Incentive Fee, the Board, as part of its fiduciary duties and responsibilities under the Investment Company Act (relating to future determinations as to whether to renew the investment management agreement with the Manager), considers whether the Incentive Fee is fair and reasonable.
Payment of Management and Incentive Fees in Stock Risk. The Fund intends to apply for exemptive relief from the SEC to permit the Fund to pay the Manager all or a portion of its Management Fee and Incentive Fee in shares of Common Stock in lieu of paying the Manager an equivalent amount of such fees in cash, which would dilute third party ownership interests in the Fund. Any requests for exemptive relief are subject to SEC approval, and there is no assurance the SEC will grant the requested relief.
Non-U.S. Investment Risks. The Fund may invest in real estate located outside of the United States and real estate debt issued in, and/or backed by real estate in, countries outside the United States, including Asia, Europe and Latin America. Non-U.S. real estate and real estate-related investments involve certain factors not typically associated with investing in real estate and real estate-related investments in the U.S., including risks relating to (i) currency exchange matters; (ii) differences in conventions relating to documentation, settlement, corporate actions, stakeholder rights and other matters; (iii) differences between U.S. and non-U.S. real estate markets, including potential price volatility in and relative illiquidity of some non-U.S. markets; (iv) the absence of uniform accounting, auditing and financial reporting standards, practices and disclosure requirements and differences in government supervision and regulation; (v) certain economic, social and political risks; (vi) the possible imposition of non-U.S. taxes on income and gains and gross sales or other proceeds recognized with respect to such investments; (vii) differing and potentially less well-developed or well-tested corporate laws regarding stakeholder rights, creditors’ rights (including the rights of secured parties), fiduciary duties and the protection of investors; (viii) different laws and regulations including differences in the legal and regulatory environment or enhanced legal and regulatory compliance; (ix) political hostility to investments by foreign investors; (x) less publicly available information; (xi) obtaining or enforcing a court judgement abroad; (xii) restrictions on foreign investment in other jurisdictions; and (xiii) difficulties in effecting repatriation of capital.
Property Manager Risk. The Manager will hire property managers to manage the Fund’s properties and leasing agents to lease vacancies in the Fund’s properties. These property managers may be affiliates of partners in joint ventures that the Fund enters into. The property managers have significant decision-making authority with respect to the management of the Fund’s properties. The Fund’s ability to direct and control how its properties are managed on a day-to-day basis may be limited because it engages other parties to perform this function. Thus, the success of the Fund’s business may depend in large part on the ability of its property managers to manage the day-to-day operations and the ability of our leasing agents to lease vacancies in the Fund’s properties. Any adversity experienced by, or problems in our relationship with, the Fund’s property managers or leasing agents could adversely impact the operation and profitability of the Fund’s properties.
Risks Related to the Fund’s REIT Status. The Fund expects to operate so as to qualify as a REIT under the Code. However, qualification as a REIT involves the application of highly technical and complex Code provisions for which only a limited number of judicial or administrative interpretations exist. Notwithstanding the availability of cure provisions in the Code, the Fund may fail to satisfy various compliance requirements which ultimately could jeopardize the Fund’s REIT status. If the Fund fails to qualify as a REIT, it would be taxable as a corporation and would be subject to corporate income tax, any such taxes would reduce the amount distributable to investors.
Tax Risks of Investing in the Fund. Even if the Fund qualifies and maintains its status as a REIT, it may become subject to U.S. federal income taxes and related state and local taxes.
Key Features of a REIT
The Fund intends to elect to be taxed as a REIT beginning with the Fund’s taxable year ending December 31, 2023. In general, a REIT is a company that:
•
acquires or provides financing for real estate assets;

•
offers the benefits of a professionally managed real estate portfolio;

•
satisfies the various requirements of the Code, including a requirement to distribute at least 90% of its REIT taxable income each year to its stockholders; and

•
is generally not subject to U.S. federal corporate income taxes on its net taxable income that it currently distributes to its stockholders, which substantially eliminates the “double taxation” (i.e., taxation at both the corporate and stockholder levels) that generally results from investments in a C corporation.

The Fund intends to be taxed as a C corporation, and may be subject to U.S. federal income taxes and related state and local taxes, for its taxable year ending December 31, 2022. However, as described under “U.S. Federal Income Tax Considerations,” we have entered into an agreement with the Manager under which the Manager has agreed to pay or reimburse us for our U.S. federal, state and local income taxes we incur as a result of our status as a C corporation for the taxable year ending December 31, 2022. Such amounts are not reimburseable to the Manager.
Limitation on Ownership Level	The Fund’s charter contains restrictions on the number of shares any one person or group may own. Specifically, the Fund’s charter will not permit any person or group to beneficially or constructively own more than 9.8% in value or number of shares, whichever is more restrictive, of the Fund’s outstanding Common Stock or of the outstanding capital stock of all classes or series, and attempts to acquire the Fund’s Common Stock or the Fund’s capital stock of all other classes or series in excess of these 9.8% limits would not be effective without an exemption from these limits (prospectively or retroactively) by the Board. These limits may be further reduced if the Board waives these limits for certain holders. See “Certain Provisions of the Charter — Transfer Restrictions.” These restrictions are designed, among other purposes, to enable us to comply with ownership restrictions imposed on REITs by the Code. Attempted acquisitions in excess of the restrictions described above will, pursuant to the charter, be void from the outset.
U.S. Federal Income Tax Considerations
The Fund intends to elect and qualify to be taxed as a REIT beginning with the Fund’s taxable year ending December 31, 2023.
The Fund’s qualification and taxation as a REIT depends upon the Fund’s ability to meet on a continuing basis, through actual operating results, certain qualification tests set forth in the U.S. federal tax laws. Those qualification tests involve the percentage of income that the Fund earns from specified sources, the percentage of the Fund’s assets that falls within specified categories, the diversity of the ownership of shares, and the percentage of the Fund’s taxable income that it distributes. See “Certain U.S. Federal Income Tax Considerations.” No assurance can be given that the Fund will in fact satisfy such requirements for any taxable year.
If the Fund qualifies as a REIT, it generally will be allowed to deduct dividends paid to stockholders and, as a result, it generally will not be subject to U.S. federal income tax on that portion of the Fund’s ordinary income and net capital gain that the Fund annually distributes to stockholders, as long as the Fund meets the minimum distribution requirements under the Code. Following its election and qualification as a REIT the Fund intends to make distributions to stockholders on a regular basis as necessary to avoid material U.S. federal income tax and to comply with the REIT distribution requirements. See “Certain U.S. Federal Income Tax Considerations.”
In the case of certain U.S. stockholders, the Fund expects IRS Form 1099-DIV tax information, if required, to be sent to stockholders following the end of each year.

The Fund intends to be taxed as a C corporation, and may be subject to U.S. federal income taxes and related state and local taxes, for its taxable year ending December 31, 2022. See “Certain U.S. Federal Income Tax Considerations.”
We have entered into an agreement with the Manager under which the Manager has agreed to pay or reimburse us for our U.S. federal, state and local income taxes we incur as a result of our status as a C corporation for the taxable year ending December 31, 2022, including any such taxes we incur attributable to a deemed sale election on our conversion from a C corporation to a REIT (the “2022 Reimbursement”). Under such agreement the Manager is also required to reimburse us for any additional U.S. federal, state or local income taxes we incur as a result of our receipt of the 2022 Reimbursement. Accordingly, assuming the Manager complies with its obligations under such agreement, we do not expect any investor to bear indirectly any U.S. federal, state or local income taxes that may be imposed on us as a result of our status as a C corporation prior to the effective date of our REIT election.

SUMMARY OF FUND EXPENSES
The purpose of the following table is to help you understand all fees and expenses common stockholders would bear directly or indirectly.
This table illustrates the fees and expenses of the Fund that you will incur if you buy and hold shares of the Fund’s Common Stock. Because the Fund has a limited operating history, many of these expenses are estimates.
	Class I Shares	Class D Shares	Class S Shares	Class T Shares
Stockholder Transaction Expenses:
Maximum Sales Load (as a percentage of the offering price)(1)	None	None	None	3.5%
Redemption Fee (on shares purchased and held for less than twelve months) (as a percentage of amount redeemed, if applicable)(2)	2.0%	2.0%	2.0%	2.0%
Annual Expenses (Percentage of Net Assets Attributable to Shares)
Management Fee(3)	1.00%	1.00%	1.00%	1.00%
Incentive Fee(4)	0.50%	0.50%	0.50%	0.50%
Servicing Fee(5)	None	0.25%	0.25%	0.25%
Distribution Fee(6)	None	None	0.60%	0.60%
Interest Payments on Borrowed Funds(7)	None	None	None	None
Property Level Expenses(8)	None	None	None	None
Other Expenses(9)	0.82%	0.94%	0.94%	0.97%
Total Annual Fund Operating Expenses	2.32%	2.69%	3.29%	3.32%
Fees Waived and/or Expenses Reimbursed(10)	(1.82)%	(1.94)%	(1.94)%	(1.97)%
Total Annual Fund Operating Expenses After Fee Waiver and/or Expense Reimbursement	0.50%	0.75%	1.35%	1.35%

(1)
Prudential Investment Management Services LLC (the “Distributor”) is the principal underwriter and distributor of the Fund’s Common Stock and serves in that capacity on a “best efforts” basis, subject to various conditions. Shares may be offered through Selling Agents that have entered into selling agreements with the Distributor. Selling Agents typically receive the sales load with respect to Class T Shares purchased by their clients. The Distributor does not retain any portion of the sales load. Class T Shares are subject to a sales load of up to 3.5% of the total offering price (including sales load). Class I Shares, Class D Shares and Class S Shares are each not subject to a sales load; however, investors could be required to pay brokerage commissions on purchases and sales of such shares to their Selling Agents. Investors should consult with their Selling Agents about the sale load and any additional fees or charges their Selling Agents might impose on each class of Common Stock. See “Purchase of Stock — Sales Loads.”

(2)
A 2.0% early redemption fee payable to the Fund will be charged with respect to the repurchase of a stockholder’s shares at any time prior to the day immediately preceding the one-year anniversary of a stockholder’s purchase of the Common Stock (on a “first in-first out” basis). An early repurchase fee payable by a stockholder may be waived by the Fund, in circumstances where the Board determines that doing so is in the best interests of the Fund and in a manner that will not discriminate unfairly against any stockholder.

(3)
Pursuant to an investment management agreement, the Manager receives a Management Fee, payable monthly in arrears at an annual rate of 1.00% of the average daily value of the Fund’s net assets. The Management Fee will be payable at the end of each month at the annual rate of 1.00% of the average daily value of the Fund’s net assets. The Manager has contractually agreed to waive its Management Fee for one year from the effective date of the Fund’s registration statement (the “Waiver Period”). The longer an investor holds shares of the Common Stock during this period, the longer such investor will receive the benefit of this Management Fee waiver period. Following the Waiver Period, the Manager will receive a Management Fee at an annual rate of 1.00% of the average daily value of the Fund’s net assets.
(4)
Pursuant to an investment management agreement, the Manager will receive an incentive fee calculated and payable quarterly in arrears in an amount equal to 10% of the Fund’s Portfolio Operating Income for the immediately preceding quarter. No incentive fee on Portfolio Operating Income will be payable in any calendar quarter in which the Fund did not achieve a 5% Total Return over the trailing 12-month period. The Incentive Fee will only be payable beginning with the calendar quarter ending after the Fund has at least 12 months of operations, which shall not be earlier than one year from the effective date of the Fund’s registration statement. See “Management and Advisory Arrangements.” For purposes of the table above, it is assumed that annual Portfolio Operating Income is equal to 5% of the Fund’s net asset value and that the Fund achieves the 5% Total Return hurdle. Actual Portfolio Operating Income may be higher or lower.

(5)
The Fund pays the Distributor a Servicing Fee pursuant to its 12b-1 Plan that is payable monthly and accrued daily at an annualized rate of 0.25% of the net assets of the Fund attributable to Class S Shares, Class T Shares and Class D Shares. The Servicing Fee is for personal services provided to stockholders and/or the maintenance of stockholder accounts and to reimburse the Distributor for related expenses incurred. The Distributor generally will pay (or “reallow”) all or a portion of the Servicing Fee to the Selling Agents that sell Class S Shares, Class T Shares and Class D Shares. The Servicing Fee is governed by the Fund’s Distribution and Service Plan.

(6)
The Fund also pays the Distributor a Distribution Fee pursuant to its 12b-1 Plan that is payable monthly and accrued daily at an annualized rate of 0.60% of the net assets of the Fund attributable to Class S Shares and Class T Shares. The Distribution Fee is for the sale and marketing of the Class S Shares and Class T Shares and to reimburse the Distributor for related expenses incurred. All or a portion of the Distribution Fee may be used to pay for sub-transfer agency, sub-accounting and certain other administrative services that are not required to be paid pursuant to a service fee under Financial Industry Regulatory Authority (“FINRA”) rules. The Distributor generally will pay all or a portion of the Distribution Fee to the Selling Agents that sell Class S and Class T Shares. Payment of the Distribution Fee is governed by the Fund’s Distribution and Service Plan.

(7)
The table assumes the Fund (including by the Fund’s consolidated subsidiaries) does not use entity-level leverage during its first year following the effectiveness of its registration statement. To the extent the Fund does use such leverage, the Fund’s actual interest costs associated with leverage would differ from the estimates above. In addition, the Fund expects that its unconsolidated operating entities will use borrowings, the costs of which will be indirectly borne by the Stockholders.

(8)
Represents estimated fees and expenses related to property management, including real estate/property taxes, disposition expenses, any other expenses related to investments in real property by the Fund’s consolidated subsidiaries for the first year of the Fund’s operations. In addition, the Fund expects that its unconsolidated operating entities will incur property management, disposition and other expenses related to investments in real property, the costs of which will be indirectly borne by stockholders. The Fund’s real estate operating subsidiaries expect in the future to hire affiliated loan servicing managers (who could also be joint venture partners for an investment) at prevailing market rates to perform management and specialized services for the Fund’s loan investments.

(9)
“Other Expenses” are estimated based on average Fund net assets of $150 million and anticipated expenses for the first year of the Fund’s operations after the commencement of this offering. “Other Expenses” include professional fees, preferred stock dividends, offering expenses and other expenses, including, without limitation, filing fees, printing fees, administration fees, custody fees, director fees, insurance costs and financing costs. — Any offering expenses will be amortized over a twelve-month period.

(10)
Pursuant to an Expense Limitation and Reimbursement Agreement, for three years from effectiveness of the Fund’s registration statement (the “ELRA Period”), the Manager has contractually agreed to waive its fees and/or reimburse expenses of the Fund so that the Fund’s Specified Expenses will not exceed 0.50% of net assets (annualized). The Fund has agreed to repay these amounts, when and if requested by the Manager, but only if and to the extent that Specified Expenses are less than 0.50% of net assets (annualized) (or, if a lower expense limit is then in effect, such lower limit) within three years after the date the Manager waived or reimbursed such fees or expenses. This arrangement cannot be terminated without the consent of the Fund’s Board prior to the end of the ELRA Period. “Specified Expenses” is defined to include all expenses incurred in the business of the Fund, including organizational and offering costs (other than Initial Organization and Offering Costs, which will be paid directly by PGIM Investments and its affiliates), with the exception of (i) the Management Fee, (ii) the Incentive Fee, (iii) the Servicing Fee, (iv) the Distribution Fee, (v) property level expenses, (vi) brokerage costs or other investment-related out-of-pocket expenses, including with respect to unconsummated investments, (vii) dividend/interest payments (including any dividend payments, interest expenses, commitment fees, or other expenses related to any leverage incurred by the Fund), (viii) taxes, and (ix) extraordinary expenses (as determined in the sole discretion of the Manager). In addition to the Expense Limitation and Reimbursement Agreement, “Fees Waived and/or Expenses Reimbursed” reflects the Management Fee waiver and reflects the fact that, as described in Note 4 above, the Manager will not receive the Incentive Fee during the first 12 months following the effective date of the Fund’s registration statement.
Class I Example
The following example illustrates the expenses that you would pay on a $1,000 investment in Class I Shares and assuming (i) that during the first year of the Fund’s operations, after the commencement of this offering, the Fund raises $150,100,000 and issues an aggregate offering amount of approximately $150,025,000 of Class I Shares, (ii) total annual expenses of net assets attributable to the Class I Shares remains the same, (iii) a 5% annual return, (iv) reinvestment of all dividends and distributions at net asset value and (v) application of the Expense Limitation and Reimbursement Agreement through the ELRA Period and the Fee Waiver Agreement through the first anniversary of the effective date of the registration statement:
	1 Year	3 Years	5 Years	10 Years
Total Expenses Incurred	$25	$48	$101	$246
The example should not be considered a representation of future expenses. Actual expenses may be greater or less than those shown.
Class D Example
The following example illustrates the expenses that you would pay on a $1,000 investment in Class D Shares and assuming (i) that during the first year of the Fund’s operations, after the commencement of this offering, the Fund raises $150,100,000 and issues an aggregate offering amount of approximately $25,000 of Class D Shares, (ii) total annual expenses of net assets attributable to the Class D Shares remains the same, (iii) a 5% annual return, (iv) reinvestment of all dividends and distributions at net asset value and (v) application of the Expense Limitation and Reimbursement Agreement through the ELRA Period and the Fee Waiver Agreement through the first anniversary of the effective date of the registration statement:
	1 Year	3 Years	5 Years	10 Years
Total Expenses Incurred	$28	$56	$116	$281
The example should not be considered a representation of future expenses. Actual expenses may be greater or less than those shown.
Class S Example
The following example illustrates the expenses that you would pay on a $1,000 investment in Class S Shares and assuming, (i) the Fund raises $150,100,000 and issues an aggregate offering amount of approximately $25,000 of Class S Shares each year, (ii) total annual expenses of net assets attributable to the Class S Shares remains the same, (iii) a 5% annual return, (iv) reinvestment of all dividends and distributions at net asset value and (vi) application of the Expense Limitation and Reimbursement Agreement through the ELRA Period and the Fee Waiver Agreement through the first anniversary of the effective date of the registration statement:
	1 Year	3 Years	5 Years	10 Years
Total Expenses Incurred	$34	$74	$146	$339

The example should not be considered a representation of future expenses. Actual expenses may be greater or less than those shown.
Class T Example
The following example illustrates the expenses that you would pay on a $1,000 investment in Class T Shares and assuming (i) the maximum sales load (ii) that during the first year of the Fund’s operations, after the commencement of this offering, the Fund raises $150,100,000 and issues an aggregate offering amount of approximately $25,000 of Class T Shares, (iii) total annual expenses of net assets attributable to the Class T Shares remains the same, (iv) a 5% annual return, (v) reinvestment of all dividends and distributions at net asset value and (vi) application of the Expense Limitation and Reimbursement Agreement through the ELRA Period and the Fee Waiver Agreement through the first anniversary of the effective date of the registration statement:
	1 Year	3 Years	5 Years	10 Years
Total Expenses Incurred	$68	$107	$177	$364
The example should not be considered a representation of future expenses. Actual expenses may be greater or less than those shown.

THE FUND
The Fund is a newly organized, non-diversified, closed-end management investment company registered under the Investment Company Act. The Fund intends to invest primarily in private real estate in the United States. The Fund was organized as a Maryland corporation on July 23, 2021 and intends to elect to be taxed as a REIT for U.S. federal income tax purposes under the Code. As a newly organized entity, the Fund has no operating history. The Fund’s principal office is located at 655 Broad Street, Newark, NJ 07102-4410 and its telephone number is (800) 451-6788 (toll-free).
Closed-end management investment companies differ from open-end management investment companies (commonly referred to as mutual funds) in that closed-end management investment companies do not redeem their securities at the option of the stockholder, whereas open-end management investment companies issue securities redeemable at NAV at any time at the option of the stockholder and typically engage in a continuous offering of their shares. Accordingly, open-end management investment companies are subject to continuous asset in-flows and out-flows that can complicate portfolio management. Although the common stock of closed-end management investment companies is often listed on a securities exchange, the Fund does not currently intend to list its common stock for trading on any securities exchange or any other trading market in the near future.
PGIM Investments LLC (the “Manager” or “PGIM Investments”) will serve as the investment manager to the Fund and has engaged its affiliate, PGIM, Inc. (the “Subadviser” or “PGIM”) as subadviser to provide day-to-day management of the Fund’s portfolio, primarily through PGIM Real Estate, the real estate investment advisory business unit within PGIM. The Fund seeks to provide a broad range of investors with access to diversified, institutional quality real estate by leveraging the expertise of PGIM Real Estate.
The Fund’s investment objectives and policies are non-fundamental and may be changed without stockholder approval. The Board may at any time consider a merger, consolidation or other form of reorganization of the Fund with one or more other investment companies advised by PGIM Investments or the Subadviser with similar investment objectives and policies as the Fund. Any such merger, consolidation or other form of reorganization would require the prior approval of the Board and, to the extent required by applicable law and the Fund’s Articles of Incorporation, the stockholders of the Fund. See “Description of Shares” and “Certain Provisions in the Charter and Bylaws.”
USE OF PROCEEDS
The Fund will invest the net proceeds from the sale of its Common Stock in accordance with the Fund’s investment objectives and policies as stated below. The Fund generally expects to invest the proceeds from the offering as soon as practicable; which under normal circumstances is expected to be within three months from receipt thereof. However, in certain limited circumstances, such as in the case of unusually large cash inflows, the Fund may take up to six months or longer to fully invest the proceeds from the offering. Pending investment pursuant to the Fund’s investment objectives and policies, the net proceeds of the offering may be invested in permitted temporary investments, including, without limitation, short-term U.S. government securities, bank certificates of deposits and other short-term liquid investments. In addition, the Fund may maintain a portion of the proceeds in cash to meet operational needs. The Fund may be prevented from achieving its investment objectives during any time in which the Fund’s assets are not substantially invested in accordance with its policies.

INVESTMENT OBJECTIVES AND STRATEGIES
Investment Objectives
The Fund’s investment objectives are to provide current income and long-term capital appreciation. There can be no assurance that the Fund will achieve its investment objectives. The Fund’s investment objectives are not fundamental and may be changed by the Fund’s Board without Fund stockholder approval.
Market Opportunity
Private real estate can provide investors with access to diversified, stable, income streams and long-term growth potential throughout market cycles. PGIM Real Estate has a long track record of delivering income and growth to institutional investors by focusing on key structural drivers that impact asset sectors, and by identifying markets with attractive fundamentals that drive growth. The Subadviser expects that changing demographics, population growth and migration, shifting consumer behavior and technology advancements will benefit equity and debt investments within housing, logistics, tech-centric office, and dominant retail, with certain high growth markets benefitting disproportionately. More tactical strategies, like self-storage, hotel, net lease, high yield debt, and other niche strategies may provide cyclical opportunities to capture value through pricing dislocation. Over the medium term, the Subadviser believes that more tactical strategies may offer attractive relative yields and potential inflationary pressures may help drive strong real estate returns.
Investment Strategies
The Fund intends, under normal circumstances, to invest at least 80% of its net assets (plus the amount of its borrowings for investment purposes, if any) in private real estate, including property, equity investments in real estate or real estate related companies and debt investments backed by real estate or real estate related companies acquired from private issuers or in private transactions. In addition, the Fund intends to invest in traded real estate-related securities such as commercial and residential mortgage-backed securities, equity or debt securities issued by REITs or real estate-related investment companies, as well as ETFs, other pooled investment vehicles, derivatives and other instruments that provide exposure to real estate or other asset classes for investment and/or cash management purposes. The Fund’s derivatives investments may include options contracts, futures contracts, options on futures contracts, indexed securities, credit linked notes, credit default swaps and other swap agreements for investment, hedging and risk management purposes. For purposes of the 80% policy, the Fund’s derivative investments will be valued based on their market value. The Fund will not invest more than 15% of its assets in private funds that rely on Section 3(c)(1) or 3(c)(7) of the Investment Company Act.
The portfolio’s opportunity set is generally expected to be broadly diversified by property type and geography with a focus on U.S. markets, but with the potential to include non-U.S. markets where PGIM Real Estate has expertise. The Fund will generally seek to target property investments that PGIM Real Estate believes may benefit from long-term structural changes driven by demographics and technological shifts. Investments are generally expected to be in stabilized and income producing properties through which the Fund seeks to provide investors with consistent and reliable current income and the potential for capital appreciation through active asset management and research-led investing.
This private real estate portfolio is generally expected to be weighted to investments in property sectors that PGIM Real Estate considers primary, including housing, logistics, office, and retail, targeting investments that PGIM Real Estate believes can benefit from long-term structural changes driven by demographics and technological shifts. PGIM Real Estate will also employ strategies that seek to capture value through cyclical opportunities and pricing dislocations in niche property sectors such as self-storage, hotels, medical office, data centers, net lease (meaning for these purposes properties leased to long-term tenants where the tenants have agreed to pay substantially all expenses related to the property, including taxes, insurance and maintenance), and others. Many of these property investments are expected to be structured through privately-owned operating entities that own and operate whole or partial interests in real properties. In addition to equity investments in these sectors, the Fund’s private real estate investments may also include mortgage debt, mezzanine debt, and preferred equity or common equity issued by or in connection with real estate related operators or investments companies.

The Fund’s partial interest investments will generally be structured as joint ventures or co-investment arrangements with third parties and/or affiliates of the Manager and Subadviser. In these joint ventures, the Fund would generally share control with the third-party partner but may in some cases have minority control of an investment, and in many cases the third-party partner may provide operating services for the property. In some cases, the Fund may share control with a third-party partner even though the Fund holds a majority of the economic interests of the joint venture.
The Fund is expected, subject to any limitations and requirements relating to the Fund’s intention to qualify as a REIT, to hold up to 20% of its investments in securities, cash, cash equivalents and other short-term investments, including, without limitation, traded real estate-related securities such as commercial and residential mortgage-backed securities and equity or debt securities issued by REITs or real estate-related investment companies, affiliated or unaffiliated ETFs, other pooled investment vehicles, derivatives and other instruments that provide exposure to real estate or other asset classes for investment and/or cash management purposes. The Fund may invest in securities of any credit quality, maturity and duration. In addition, the Fund may seek to make opportunistic purchases of securities and other real estate-related short-term investments for investment purposes. Accordingly, at times the Fund’s investments in securities, including preferred equity in private real estate, traded real estate-related securities, minority investments in real estate owning vehicles, derivatives and other securities, may exceed 40% of the Fund’s assets.
The Fund has applied for exemptive relief from the SEC that will permit it to, among other things, co-invest with certain other persons, including certain affiliates of the Manager or Subadviser and certain public or private funds managed by the Manager or Subadviser and their affiliates, subject to certain terms and conditions. Exemptive relief that has not been granted is subject to SEC approval, and there is no assurance the SEC will grant the requested relief.
Investment Process
The Subadviser utilizes its scale and on-the-ground experience to identify high quality real estate assets that it expects to benefit over the long term from structural shifts led by demographics, technology, consumer behavior and other fundamental factors. Investment themes and high conviction strategies are developed collaboratively in a top down/bottom up process that involves the Fund’s portfolio management team and PGIM Real Estate’s investment research, transactions and asset management teams.
Portfolio Management
The portfolio management team is responsible for all stages of a Fund’s strategy development, portfolio construction and execution. It works closely with PGIM Real Estate’s investment research group, its regionally focused Transactions Team, its sector-aligned asset management group and its extensive network of local and national operating partners to formulate its investment strategy and to source new investments. PGIM Real Estate’s broad platform combines strong research capabilities with significant local knowledge and relationships, which the portfolio manager believes is key to identifying, underwriting and exploiting the best market opportunities, often on a less competitive off-market basis.
Investment Research
Investment research develops the firm’s outlook in connection with senior leaders of PGIM Real Estate with respect to general economic conditions as well as specific property type and geographic exposures, acquisitions and dispositions, debt and other risk factors and the projected sources and uses of capital. Given this set of assumptions, Investment research and the Fund’s portfolio management team develop a plan to position the portfolio to maximize performance in the expected environment. Further, the Subadviser’s investment research team works closely with the portfolio management team in an ongoing and cooperative fashion, developing portfolio strategy, investment underwriting, sector and market targets, real estate cycle and market analysis, all in support of the Fund’s investment program. This information helps the portfolio management team seek to reduce the portfolio risk through effective diversification and enhance portfolio returns through tactical sector weightings and shifts, market targeting, property selection and pricing. Finally, Investment Research also provides input into specific investment decisions and hold/sell analysis. As an example, for each potential investment identified by transactions, investment research analyzes market and sub-market economic and demographic trends, as well as demand, supply, absorption, and capture models to forecast rental, vacancy and lease-up rates.
Transactions
The Subadviser’s acquisitions professionals are staffed across the country near major markets and possess in-depth knowledge of their assigned geographic territory. Each of the professionals is responsible for developing an extensive network of relationships with the key owners, brokers and developers who operate in their markets. The acquisition professionals have worked in their regions for an average of 10 to 15 years and have negotiated and closed the purchase of multiple types of properties including office, multifamily, industrial, retail and alternatives sectors.
Within the U.S., the Subadviser completed $33.9 billion* in transactions in 2021. The volume represents a total of 918 transactions and includes $14.9 billion in real estate equity investments and dispositions, in addition to $19 billion* in real estate financing. In 2021, over 50% of the Subadviser’s investments were completed on a direct basis with the owner or developer, or where the property was marketed on a limited basis to a handful of buyers. In those cases, the seller is looking for a buyer or, more often, a joint venture partner who is knowledgeable of the market and has a reputation as a reliable closer. Often these relationships produce multiple acquisition or joint venture opportunities over time, and it is this repeat business that proves the true value of these long-term relationships.
The process of identifying potential acquisitions begins with a clear understanding of the investment needs of the Fund, which is aided by investment activity that the transactions team members are witnessing in specific markets. On a formal basis twice a year, and continually on an informal basis, the Head of the transactions team meets with the portfolio management team to discuss and document the portfolio’s investment needs. The needs are communicated to the field staff, detailing preferences for property type, location, risk/reward expectations, deal size and structure. The acquisition professionals then compare the needs with the investment opportunities available based on their knowledge of the markets.
Asset Management
The Fund’s portfolio management team works closely with and directs the asset management team in order to maximize each asset’s contribution to the Fund’s objectives. The process begins during the due diligence period for each new investment and then continues throughout the Fund’s ownership of an asset.
Asset managers are generally aligned by property type with a regional focus and are staffed across the country near major markets. The leadership team includes Sector Heads with significant real estate experience and the function is managed by the Head of Americas Asset Management and Global Head of ESG. The primary focus of the asset management process is the development and execution of a strategic plan for each property (“Property Strategic Plan” or “Plan”), leveraging PGIM Real Estate’s deep knowledge of local real estate, with over 50 years of proprietary data and research informing investment decisions.
PGIM Real Estate’s Investment Process involves:
Deal Sourcing:   PGIM Real Estate’s transactions team targets opportunities that are a fit with the Fund’s strategy. Opportunities are sourced through a variety of channels, including joint venture partners, brokers, property owners and operators, and the legal and financial community. This approach is made possible by the extensive experience and relationships of the real estate professionals that PGIM Real Estate employs across the United States coupled with the significant deal flow the transactions team sees as a result of executing a significant volume of annual transactions.
Underwriting:   The transaction team will conduct an initial underwriting of an asset which includes creating a detailed cash flow model with key assumptions informed by an analysis of primary sale and rent comparisons, market pricing expectations, tenancy review, and capital needs. Investment research and the debt capital market teams provide guidance on rent growth and debt assumptions. Investment research will also provide detailed insights as to real estate fundamentals within the market and submarket, including: supply, demand, job growth, wage growth, educational attainment. Asset management advises on

*
Includes agriculture

underwriting assumptions relative to other assets the Fund may own in the market. The transactions team will assess initial returns to determine if the investment is a fit for one of the funds managed by PGIM Real Estate.
Allocation Meetings:   Investments that are determined to offer attractive risk-adjusted returns will be presented by the transactions teams at the bi-weekly Allocation Committee meetings where portfolio managers (on behalf of funds) will have an opportunity to ask questions about the investment opportunity to ensure there is a strategy fit.
Once an investment has been presented on a preliminary basis, it will typically be formally allocated at a future Allocation Committee meeting to an eligible fund. PGIM Real Estate employs a rotational queue system to provide fair and equitable deal flow to each of the active accounts and funds managed by the Subadviser. See: “Allocation of Investment Opportunities Risk.”
Due Diligence:   Due diligence kicks off once the transaction team professional determines there is fund interest and once PGIM Real Estate has gained control of the investment opportunity. Due diligence includes, but is not limited to, a detailed review of legal, physical, title, and environmental issues, as well as lease analysis, tenant credit and operating expenses.
Environmental, Social and Governance (“ESG”).   PGIM Real Estate’s overarching ESG mission is doing the right thing for our people, the environment, and our communities. While the Fund does not seek to implement a specific ESG, impact or sustainability strategy, ESG considerations are embedded through various stages of PGIM Real Estate’s investment processes that target efficiency and screen for risks, and is applied to some degree across most of the Fund’s investments. PGIM Real Estate performs upfront asset-level due diligence which informs prudent capital and operational strategies that focus on efficiency measures that aim to reduce negative environmental impacts as well as operating expenses. Additionally, assets are screened for transitional and physical climate risks, and appropriate mitigation measures are included in the asset strategy to strengthen its resilience profile. PGIM Real Estate actively engages with surrounding communities through outreach, events, local philanthropy, work programs and charitable service. Finally, PGIM Real Estate considers its governance policies, which advocate for responsible investing, diversity and inclusion, and equitable economic growth.
Investment Committee:   A comprehensive investment committee paper is presented by the deal team (portfolio management, regional transactions professionals, asset manager, and investment research) to the investment committee, an 9-member board with 27 average years of investment experience. The investment committee papers highlight key risks and mitigants of the investment opportunity, final underwriting, notable issues discovered during due diligence, an ESG scorecard, a market analysis provided by investment research, portfolio suitability, comps (rents, sale, land), and any other deal specific support for the investment thesis. The investment committee reviews and approves investments based on a majority vote.
Competitive Advantages
Prudential’s investment management business, PGIM, is one of the top ten asset managers worldwide, managing more than $1.2 trillion of assets as of September 30, 2022 and providing deep asset class expertise to meet our clients’ investment objectives. PGIM Real Estate pursues exceptional outcomes for investors and borrowers through a range of real estate equity and debt solutions across the risk-return spectrum. PGIM Real Estate’s scope of insights, rigorous risk management and seamless execution are backed by more than 140‑years of experience investing in real estate through direct mortgage loan originations, and more than 50-years of history managing open end real estate equity vehicles similar to the Fund. Please see below for a description of PGIM Real Estate’s competitive advantages:
Always Value Driven; Research Led:   PGIM Real Estate builds clients’ real estate portfolios from the bottom up, finding and creating value at the individual investment level. PGIM Real Estate is not a macro allocator nor a financial engineer, but rather an active investment manager who builds and rebuilds real estate portfolios over time grounding our investment thesis in local market research and understanding the impacts of macroeconomic and demographic trends on real estate. PGIM Real Estate is known for spotting value early and many of our first-of-their-kind investment strategies are now industry standards.

Active Asset Management:   PGIM Real Estate asset managers are sector specific and regionally focused. They have experience working on assets that sit along all points of the risk spectrum from core to value add. They have the knowledge and expertise to add value through management of the on-site property teams, deep market knowledge, and by driving capital projects to capture additional value.
Rock Solid Risk Management:   From PGIM Real Estate’s earliest beginnings as an insurance led financial house, risk management has always been and continues to be central to PGIM Real Estate’s DNA. PGIM Real Estate’s commitment to being a fiduciary first and managing risk on behalf of our clients, has developed into a prudent, conservative, time-tested investment process weathering multiple market cycles over fifty years. Focus is placed on minimizing downside risk as demonstrated by PGIM Real Estate delivering positive returns to U.S. core real estate investors 45 out of the last 50 years.
50+ Year Track Record of Building High Quality, Income Driven Real Estate Portfolios:   PGIM Real Estate launched the industry’s first institutional U.S. open-end, real estate fund in 1970 and its first core plus fund in 1980. Today PGIM Real Estate is both among the largest, most tenured, and most well regarded institutional managers in the industry.
Do Business the Right Way — How we do business is just as an important as what we do:   PGIM Real Estate has a very long track record and earned a reputation not only for delivering investment excellence, but also for doing the business the right way for its clients, people, business partners and the communities that it operates and invests in.
Immense Market Visibility   PGIM Real Estate leverages the knowledge, resources, and infrastructure afforded by a $204.4 billion of gross assets under management and administration as of September 30, 2022 ($179.5 billion net and $46.6 billion in assets under administration) global platform. The Subadviser’s expertise spans across the globe, the capital stack, public and private markets, and across the risk spectrum. In 2021 alone, PGIM Real Estate completed over $42 billion in transactions globally with $33.9 billion in the U.S. This scale is among the largest within the real estate investment management space and provides the Fund with access and insights into macro and micro real estate trends that translate into actionable real estate investment strategies and opportunities.
Portfolio Composition
The Fund’s portfolio will principally comprise the following types of investments. A more detailed description of the Fund’s investment policies and restrictions and more detailed information about the Fund’s portfolio investments are contained in the SAI.
Investments in Properties
The Fund intends to make equity investments in stabilized and income producing properties through which the Fund seeks to provide investors with consistent and reliable current income and the potential for capital appreciation through active asset management and research-led investing. The Subadviser expects that changing demographics, population growth and migration, shifting consumer behavior and technology advancements will benefit equity and debt investments within housing, logistics, tech-centric office, and dominant retail, with certain high growth markets benefitting disproportionately. More tactical strategies, like self-storage, hotel, net lease, high yield debt, and other niche strategies may provide cyclical opportunities to capture value through pricing dislocation.
The portfolio’s opportunity set is generally expected to be broadly diversified by property type and geography with a focus on U.S. markets, but with the potential to include non-U.S. markets where PGIM Real Estate has expertise.
Property Types.   On behalf of the Fund, the Manager intends to invest primarily in the following real estate property types:
Housing.   Housing can include single-family houses and multifamily properties, as well as more focused sectors such as student housing or senior housing.
Logistics.   Logistics properties are generally categorized as warehouse/distribution centers, research and development facilities, or flex space.

Office.   Office properties include conventional office properties as well as office properties for specialized use, such as medical or laboratory use.
Retail.   Retail properties include shopping centers and malls.
Tactical Strategies.   Select specialty sectors include self-storage, hotel, net lease, high yield debt, and other niche strategies.
Ownership Structure.   The Fund plans to own all or substantially all of the Fund’s property investments through its wholly-owned operating partnership. The Fund’s property investments in each primary strategy are expected to be structured through privately-owned operating entities or private real estate operating companies which own and operate whole or partial interests in real properties. The Fund directly or through its subsidiaries may also enter into joint ventures with third parties to make investments. The Fund or its subsidiaries may also make investments in partnerships or other co-ownership arrangements or participations arrangements with other investors, including affiliates, to acquire properties. The Fund directly or through its subsidiaries will generally acquire fee simple interests for the properties (in which the Fund owns both the land and the building improvements), but may consider leased fee and leasehold interests if the Manager believes the investment is consistent with the Fund’s investment objectives and strategies. The Fund and its wholly-owned subsidiaries will comply with Section 18 of the Investment Company Act on an aggregate basis. The Fund and its subsidiaries will comply with Section 17 of the Investment Company Act. For any Controlled Subsidiary, the Fund will treat the entity’s debt as its own under Section 18 of the Investment company Act.
Investments in Private Real Estate Debt and Preferred Equity
In addition to equity investments in the property types listed above, the Fund may also invest in privately sourced debt and preferred equity interests that offer current income secured or are backed by high quality real estate. The Fund intends to originate and/or selectively acquire mezzanine loans, preferred equity, and to a lesser extent, senior mortgage loans.
The loans may vary in duration, bear interest at fixed or floating rates and amortize, if at all, over varying periods, often with a balloon payment of principal at maturity and in the case of mezzanine and preferred equity may allow for interest to accrue and be added to the principal amount rather than paid on a current basis and may include equity participation rights. The Fund as lender is responsible for servicing a loan and expects to use PGIM Real Estate’s affiliate loan servicer, PGIM Real Estate Loan Services (“PGIM RELS”), for such obligations, which will generally consist of collecting, or arranging for the collection of, interest payments and, when applicable, enforcing the Fund’s rights under the loan documentation. There are no limits on the amount of loans the Fund may originate; provided such transactions comply with the Fund’s 80% investment policy and do not impact the Fund’s ability to maintain its status as a REIT. The Fund will only make loans to the extent permitted by the Investment Company Act and the rules and regulations thereunder.
Mezzanine Loans.   Mezzanine loans are a type of subordinate loan in which the loan is secured by one or more direct or indirect ownership interests in an entity that directly or indirectly owns real estate. Mezzanine loans are subordinate to a first mortgage or other senior debt. Investors in mezzanine loans are generally compensated for the increased credit risk from a pricing perspective and still benefit from the right to foreclose on its security, in many instances more efficiently than the rights of foreclosure for first mortgage loans. Upon a default by the borrower under a mezzanine loan, the mezzanine lender generally can take control of the property owning entity on an expedited basis, subject to the rights of the holders of debt senior in priority on the property. Rights of holders of mezzanine loans are usually governed by intercreditor or interlender agreements, which may limit the Fund’s ability to pursue remedies.
Preferred Equity.   Preferred equity is a type of interest in an entity that owns real estate or real estate-related investments. Preferred equity interests are generally senior with respect to the payments of dividends and other distributions, redemption rights and rights upon liquidation to such entity’s common equity. Investors in preferred equity are typically compensated for their increased credit risk from a pricing perspective with fixed payments but may also participate in capital appreciation. Upon a default by a general partner of a preferred equity issuer, there typically is a change of control event and the limited partner assumes control of the entity. Rights of holders of preferred equity are usually governed by partnership agreements.
Senior Mortgage Loans.   Senior mortgage loans are generally loans secured by a first mortgage lien on a commercial property. Senior mortgage loans generally provide for a higher recovery rate and lower defaults than other debt positions due to the lender’s favorable control features which at times may mean control of the entire capital structure.
Subordinate Mortgage Loans.   Subordinate mortgage loans are loans that have a lower priority to collateral claims. Investors in subordinate mortgages are generally compensated for the increased risk from a pricing perspective as compared to first mortgage loans but still benefit from a direct lien on the related property or a security interest in the entity that owns the real estate. Investors typically receive principal and interest payments at the same time as senior debt unless a default occurs, in which case these payments are made only after any senior debt is repaid in full. The rights of holders of subordinate mortgages are usually governed by participation and other agreements.
Loan Selection
PGIM Real Estate is a global leader in debt strategies; with over $179.5 billion in gross real estate debt assets under management and an additional $46.6 billion in assets under administration, PGIM Real Estate is one of the largest non-bank commercial real estate lenders in the world.
The Fund’s debt investments will seek to provide secure income returns from investing in a low to moderate risk portfolio of real estate debt, with a focus on capital preservation and stability of income. The Fund benefits from PGIM’s fully integrated real estate investing platform. As of September 30, 2022, PGIM managed approximately $1.2 trillion in assets. PGIM’s businesses offer a range of investment solutions for retail and institutional investors around the world across a broad range of asset classes, including public fixed income, private fixed income, fundamental equity, quantitative equity, real estate and alternatives. PGIM believes its competitive advantages are its exceptional access to transaction flow, investment expertise, robust credit culture, and integrated loan servicing and operations platform. PGIM’s platform today has capabilities that span the real estate spectrum to include core senior debt, value-add senior debt, mezzanine debt, and preferred equity. The Fund’s debt investments are generally expected to be diversified geographically and by sector with varied maturities and durations depending on the opportunity.
PGIM Real Estate has a network of borrowers and equity partners extending to 3,700 specialist real estate investors, developers and operators that provide extensive primary deal flow in every jurisdiction. PGIM Real Estate’s leading local market execution capabilities delivers optimal returns from both direct primary origination and intermediary led transactions.
Integration of real estate capabilities and direct contact between manager and borrowers from a comprehensive loan servicing platform allows investors to benefit from PGIM Real Estate’s full market experience and longstanding relationships with high quality borrowers and market participants.
Underwriting Standards
Initial Analysis and Pricing:   Once a potential investment has been sourced, the Transactions team undertakes a preliminary underwriting of the investment opportunity including a review of the market, property and borrower/sponsor factors, and the feasibility of borrower’s business plan.
Loan Review:   Once the preliminary review has been completed, the deal team works in collaboration with Debt Capital Markets and Portfolio Management to appropriately structure and price the transaction for the capital source being used. The Portfolio Management team confirms that the quality of the loan meets the guidelines of the investor’s or Fund’s strategy and diversification goals.
Due Diligence and Full Underwriting:   Once a term sheet has been negotiated and executed, a more rigorous underwriting and due diligence process begins that includes the following:
•
Thorough analysis of property and market including operating history and projections

•
Review of third-party reports including appraisals, and engineering and environmental reports

•
In-depth analysis of borrower’s real estate experience, financial position and, if applicable, business plan for the property

•
Preparation of materials for Investment Committee review and approval

•
Site inspection including property, overall market, and relevant competition.

Loan Servicing
Post-closing the Fund currently expects that its loans would be serviced by PGIM Real Estate’s affiliate loan servicer, PGIM RELS. PGIM RELS’s servicing obligations would generally consist of collecting, or arranging for the collection of, interest payments and, when applicable, enforcing the Fund’s rights under the loan documentation Because borrowers interact frequently with the loan servicer over the life of the loan, borrowers prefer to work with lenders that retain servicing. Thus, the borrower expects that it will continue to work with PGIM Real Estate and its affiliates for the life of the loan, and not a third-party servicer.
Perhaps more importantly, though, we value the risk management benefits of retaining loan servicing to allow us to closely monitor the loans, mitigate any potential risks and act quickly if loans should become troubled. In addition, with a large portfolio of loans serviced by PGIM RELS, Portfolio Management can access a wealth of market data on properties and real estate markets throughout the U.S.
Investments in Traded Real Estate-Related Securities
The Fund intends to invest a portion of its portfolio in traded real estate-related securities, which includes CMBS, RMBS, other equity or debt securities issued by REITs or real estate-related investment companies, ETFs and other pooled investment vehicles.
The Fund expects that its investments in traded real estate-related securities will primarily be in U.S. securities, but it may also invest in non-U.S. securities.
The Fund plans to primarily invest in the following traded real estate-related securities:
CMBS.   CMBS are securities backed by obligations (including certificates of participation in obligations) that are principally secured by commercial mortgages on real property or interests therein having a multifamily or commercial use, such as retail, office or industrial properties, hotels, apartments, nursing homes and senior living facilities. CMBS are typically issued in multiple tranches whereby the more senior classes are entitled to priority distributions from the trust’s income to make specified interest and principal payments on such tranches. Losses and other shortfalls from expected amounts to be received on the mortgage pool are borne by the most subordinate classes, which receive principal payments only after the more senior classes have received all principal payments to which they are entitled. The credit quality of CMBS depends on the credit quality of the underlying mortgage loans, which is a function of factors such as the principal amount of loans relative to the value of the related properties; the cash flow produced by the property; the mortgage loan terms, such as principal amortization; market assessment and geographic location; construction quality of the property; and the creditworthiness of the borrowers.
Agency RMBS.   Agency RMBS are residential mortgage-backed securities for which a U.S. government agency such as Government National Mortgage Association (“Ginnie Mae”), or a federally chartered corporation such as Federal National Mortgage Association (“Fannie Mae”) or Federal Home Loan Mortgage Corporation (“Freddie Mac”) guarantees payments of principal and interest on the securities. Although the U.S. government guarantees principal and interest payments on securities issued by the U.S. government and some of its agencies, such as securities issued by Ginnie Mae, this guarantee does not apply to losses resulting from declines in the market value of these securities. Some agency RMBS that the Fund may hold are not guaranteed or backed by the full faith and credit of the U.S. government, such as those issued by Fannie Mae and Freddie Mac. Although the U.S. government in the past has provided financial support to Fannie Mae and Freddie Mac, there can be no assurance that it will support these or other government-sponsored enterprises in the future.
Agency RMBS differ from other forms of traditional debt securities, which normally provide for periodic payments of interest in fixed amounts with principal payments at maturity or on specified call dates. Instead, agency RMBS provide for monthly payments, which consist of both principal and interest. In effect, these payments are a “pass-through” of scheduled and prepaid principal payments and the monthly interest made by the individual borrowers on the mortgage loans, net of any fees paid to the issuers, servicers or guarantors of the securities. The principal may be prepaid at any time due to prepayments on the underlying mortgage loans or other assets. These differences can result in significantly greater price and yield volatility than is the case with traditional fixed-income securities.
The Fund’s allocation of agency RMBS collateralized by fixed-rate mortgages (“FRMs”), adjustable rate mortgages (“ARMs”), or hybrid adjustable-rate mortgages (“hybrid ARMs”) will depend on various factors including, but not limited to, relative value, expected future prepayment trends, supply and demand, costs of hedging, costs of financing, expected future interest rate volatility and the overall shape of the Treasury and interest rate swap yield curves. The Manager intends to take these factors into account when making investments on behalf of the Fund. The Fund may also make investments in debentures that are issued and guaranteed by Freddie Mac or Fannie Mae or mortgage-backed securities the collateral of which is guaranteed by Ginnie Mae, Freddie Mac, Fannie Mae or another federally chartered corporation.
Non-Agency RMBS.    Non-agency RMBS are residential mortgage-backed securities that are collateralized by pools of mortgage loans assembled for sale to investors by commercial banks, savings and loan associations and specialty finance companies. Non-agency RMBS are not issued or guaranteed by a U.S. government agency or federally chartered corporation. Like agency RMBS, non-agency RMBS represent interests in pools of mortgage loans secured by residential real property.
The mortgage loan collateral for non-agency RMBS consists of residential mortgage loans that do not generally conform to underwriting guidelines issued by a federally chartered corporation, such as Fannie Mae or Freddie Mac, or an agency of the U.S. government, such as Ginnie Mae, due to certain factors, including mortgage balances in excess of agency underwriting guidelines, borrower characteristics, loan characteristics and level of documentation, and therefore are not issued or guaranteed by an agency. The Fund may also invest in credit risk transfer notes that, while not structured products, face similar risks as structured products because they are debt securities issued by governmental agencies but their value depends in part on a pool of mortgage loans.
The non-agency and agency RMBS acquired by the Fund could be secured by FRMs, ARMs, hybrid ARMs or interest only mortgages. FRMs have interest rates that are fixed for the term of the loan and do not adjust. The interest rates on ARMs generally adjust annually (although some may adjust more frequently) to an increment over a specified interest rate index. Hybrid ARMs have interest rates that are fixed for a specified period of time (typically three, five, seven or ten years) and, thereafter, adjust to an increment over a specified interest rate index. ARMs and hybrid ARMs generally have periodic and lifetime constraints on how much the loan interest rate can change on any predetermined interest rate reset date. Interest only securities are backed by mortgages where the borrower pays interest only. Relative value analysis, including consideration of current market conditions, will determine the Fund’s allocation to FRMs, ARMs, hybrid ARMs and interest only mortgages.
The Fund’s allocation of non-agency RMBS collateralized by FRMs, ARMs, hybrid ARMs or interest only mortgages will depend on various factors including, but not limited to, relative value, expected future prepayment trends, home price appreciation trends, supply and demand, availability of financing, expected future interest rate volatility and the overall state of the non-agency RMBS secondary market. Borrowers of the underlying loans that secure the non-agency RMBS assets which the Fund may purchase can be divided into prime, Alternative-A (“Alt-A”) and subprime borrowers based on their credit rating.
Other Fixed-Income Instruments.   The Fund may invest in fixed-income instruments, such as investment grade and high-yield corporate debt securities, or junk bonds, or U.S. government debt securities. The issuer of a fixed-income instrument pays the investor a fixed- or variable-rate of interest and normally must repay the amount borrowed on or before maturity. Certain bonds are “perpetual” in that they have no maturity date. Holders of fixed-income bonds as creditors have a prior legal claim over common and preferred stockholders as to both income and assets of the issuer for the principal and interest due them and may have a prior claim over other creditors but are generally subordinate to any existing lenders in the issuer’s capital structure. Fixed-income instruments may be secured or unsecured. The investment return of corporate bonds is generated by payments of interest on the security and changes in the market value of the security. The market value of a corporate bond, especially a fixed-rate bond, will generally rise and fall inversely with interest rates. The value of intermediate- and longer-term corporate bonds normally fluctuates more in response to changes in interest rates than does the value of shorter-term corporate bonds. The market value of a corporate bond also may be affected by the credit rating of the corporation, the corporation’s performance and perceptions of the corporation in the market place. There is a risk that the issuers of the securities may not be able to meet their obligations on interest or principal payments at the time called for by an instrument. Corporate fixed-income instruments usually yield more than government or agency bonds due to the presence of credit risk. The types of mortgage-backed securities in which the Fund may invest include interest-only, inverse-interest only, or principal only residential MBS, commercial MBS, collateralized mortgage obligations (“CMOs”), securities issued by Real Estate Mortgage Investment Conduits (“REMICs”), Re-securitized Real Estate Mortgage Investment Conduits (“Re-REMICs”), pass-through certificates, credit linked notes, mortgage forwards or “to be announced” transactions, collateralized loan obligations backed by commercial loans and mortgage servicing rights securities. The Fund may invest in a Re-REMIC in order to obtain exposure to mortgages with a specific risk profile that could not otherwise be obtained through the purchase of existing REMICs. Pass-through certificates are fixed income securities whereby certificates are issued representing interests in a pool of mortgages or mortgage-backed securities. The Fund may invest in various tranches or classes of MBS.
Publicly Traded REITs.   The Fund may invest in publicly traded REITs. REITs are investment vehicles that invest primarily in income-producing real estate or mortgages and other real estate-related loans or interests.
Many public REITs are listed on major stock exchanges, such as the New York Stock Exchange and NASDAQ. Publicly traded REITs typically employ leverage, which magnifies the potential for gains and the risk of loss. They typically pay out all of their taxable income as dividends to stockholders. In turn, stockholders pay the income taxes on those dividends.
ETFs and Other Pooled Investment Vehicles.   The Fund may invest in ETFs, mutual funds, private funds or other investment vehicles that in turn provide exposure to REITs, direct real estate or real estate-related companies.
Ratings of Securities.   The Fund may invest in debt securities that are rated investment grade, debt securities rated below investment grade, and unrated debt securities. The Fund is not required to hold any minimum percentage of its NAV in debt securities rated investment grade.
Derivatives
Derivatives are financial instruments whose value depends upon, or is derived from, the value of something else, such as one or more underlying investments, indices or currencies. The Fund and Subadviser may use various derivative strategies to try to improve the Fund’s returns by managing risks, such as by using hedging techniques to try to protect the Fund’s assets. A derivative contract will obligate or entitle the Fund to deliver or receive an asset or cash payment based on the change in value of one or more investments, indices or currencies. Derivatives may be traded on organized exchanges, or in individually negotiated transactions with other parties (these are known as “over-the-counter” derivatives). The Fund may be limited in its use of derivatives by rules adopted by the SEC governing derivatives transactions, such as Rule 18f-4 under the Investment Company Act, described below. Although the Fund has the flexibility to make use of derivatives, it may choose not to for a variety of reasons, even under very volatile market conditions.
Rule 18f-4 limits a fund’s derivatives exposure through a value-at-risk test and requires the adoption and implementation of a derivatives risk management program for certain derivatives users. Subject to certain conditions, “limited derivatives users” (as defined in Rule 18f-4), however, are not subject to the full requirements of Rule 18f-4.
The Fund intends to limit its engagement in derivative transactions such that it will qualify as a “limited derivatives user” for purposes of Rule 18f-4 such that the Fund will be subject to substantially fewer substantive requirements under that rule than would be the case if it did not so qualify. However, there is no guarantee that the Fund will meet or continue to meet such qualifications, and, as a result, there is a risk that the Fund may become subject to more onerous requirements under Rule 18f-4 than currently intended.

Futures Contracts and Related Options.   The Fund may purchase and sell financial futures contracts and related options on financial futures. A futures contract is an agreement to buy or sell a set quantity of an underlying asset at a future date, or to make or receive a cash payment based on the value of a securities index, or some other asset, at a stipulated future date. The terms of futures contracts are standardized. In the case of a financial futures contract based upon a broad index, there is no delivery of the securities comprising the underlying index, margin is uniform, a clearing corporation or an exchange is the counterparty and the Fund makes daily margin payments based on price movements in the index. An option gives the purchaser the right to buy or sell securities or currencies, or in the case of an option on a futures contract, the right to buy or sell a futures contract in exchange for a premium.
Foreign Currency Forward Contracts.   The Fund may enter into foreign currency forward contracts to protect the value of its assets against future changes in the level of foreign exchange rates or to enhance returns. A foreign currency forward contract is an obligation to buy or sell a given currency on a future date and at a set price or to make or receive a cash payment based on the value of a given currency at a future date. Delivery of the underlying currency is expected, the terms are individually negotiated, the counterparty is not a clearing corporation or an exchange, and payment on the contract is made upon delivery, rather than daily.
Swap Transactions.   The Fund may enter into swap transactions. Swap agreements are two-party contracts entered into primarily by institutional investors for periods typically ranging from a few weeks to more than one year. In a standard “swap” transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments, which may be adjusted for an interest factor. There are various types of swaps, including but not limited to credit default swaps, interest rate swaps, total return swaps and index swaps.
Swap Options.   The Fund may enter into swap options. A swap option is a contract that gives a counterparty the right (but not the obligation) to enter into a new swap agreement or to shorten, extend, cancel or otherwise modify an existing swap agreement, at some designated future time on specified terms.
Options on Securities and Financial Indices.   The Fund may purchase and sell put and call options on securities, and financial indices traded on US or non-US securities exchanges, on NASDAQ or in the over-the-counter market. An option gives the purchaser the right to buy or sell securities in exchange for a premium.
Rule 18f-4 under the Investment Company Act may require the Fund to observe more stringent asset coverage and related requirements than were previously imposed by the Investment Company Act, which could adversely affect the value or performance of the Fund. Limits or restrictions applicable to the counterparties or issuers, as applicable, with which the Fund engages in derivative transactions could also limit or prevent the Fund from using certain instruments.
Temporary Strategies
At times the Manager may judge that conditions in the markets make pursuing the Fund’s primary investment strategy inconsistent with the best interests of its stockholders. During temporary periods or in order to keep the Fund’s cash fully invested until the net proceeds of this offering of Common Stock can be invested in accordance with the Fund’s primary investment strategies, including during the initial ramp-up of the Fund’s portfolio, the Fund may deviate from its investment policies and objectives. At such times the Manager may, temporarily, use alternative strategies primarily designed to reduce fluctuations in the value of the Fund’s assets. If the Fund takes a temporary position, it may be unable to achieve its investment objectives. While the Fund would seek to continue to qualify as a REIT during such a period, there can be no guarantee it will be able to do so.
In implementing these temporary strategies, the Fund may invest all or a portion of its assets in fixed income securities; traded real estate-related securities; U.S. government securities, including bills, notes and bonds differing as to maturity and rates of interest that are either issued or guaranteed by the Treasury or by U.S. government agencies or instrumentalities; certificates of deposit issued against funds deposited in a bank or a savings and loan association; commercial paper; bankers’ acceptances; bank time deposits; shares of money market funds; securities issued or guaranteed by the federal government or any of its agencies, or any state or local government; repurchase agreements with respect to any of the foregoing; or any other securities or cash equivalents that the Manager considers consistent with this strategy.
It is impossible to predict when, or for how long, the Fund will use these temporary strategies. There can be no assurance that such strategies will be successful.
Other Investments and Strategies
In addition to its principal investment strategies, the Fund also may use the following non-principal investment strategies to try to increase its returns or protect its assets if market conditions warrant.
U.S. Government Securities.   U.S. Government securities are obligations of and, in certain cases, guaranteed by, the U.S. Government, its agencies or instrumentalities. The U.S. Government does not guarantee the NAV of the Fund’s shares. Some U.S. Government securities, such as Treasury bills, notes and bonds, are supported by the full faith and credit of the United States; others are supported by the right of the issuer to borrow from the U.S. Department of the Treasury (the “U.S. Treasury”); others are supported by the discretionary authority of the U.S. Government to purchase the agency’s obligations; and still others, such as those of the Student Loan Marketing Association, are supported only by the credit of the instrumentality. U.S. Government securities may include zero coupon securities, which do not distribute interest on a current basis and tend to be subject to greater risk than interest-paying securities of similar maturities.
Variable- and Floating-Rate Securities.   Variable- and floating-rate instruments are instruments that pay interest at rates that adjust whenever a specified interest rate (the “reference rate”) changes and/or that reset on predetermined dates (such as the last day of a month or calendar quarter). In addition to floating-rate loans, variable- and floating-rate instruments may include, without limitation, instruments such as catastrophe and other event-linked bonds, bank capital securities, unsecured bank loans, corporate bonds and money market instruments. Due to their variable- or floating-rate features, these instruments will generally pay higher levels of income in a rising interest rate environment and lower levels of income as interest rates decline. For the same reason, the market value of a variable- or floating-rate instrument is generally expected to have less sensitivity to fluctuations in market interest rates than a fixed-rate instrument, although the value of a variable- or floating-rate instrument may nonetheless decline as interest rates rise and due to other factors, such as changes in credit quality or because of an imperfect correlation between the securities interest rate adjustment mechanism and the level of interest rates generally.
The Fund also may engage in credit spread trades. A credit spread trade is an investment position relating to a difference in the prices or interest rates of two bonds or other securities, in which the value of the investment position is determined by changes in the difference between the prices or interest rates, as the case may be, of the respective securities.
Foreign Currency Transactions.   Based on market conditions, the Fund expects to enter into foreign currency forward contracts (“forward contracts”) for purposes of gaining exposure to the currency of an emerging market country or other foreign country or as a hedge against fluctuations in future foreign currency exchange rates. The Fund may engage in foreign currency exchange transactions in connection with its investments in foreign instruments. The Fund is not required to hedge its currency exposure, if any, and may choose not to do so. The Fund generally will conduct its foreign currency exchange transactions either on a spot (i.e., cash) basis at the spot rate prevailing in the foreign currency exchange market or through forward contracts to purchase or sell foreign currencies, including the payment of dividends and the settlement of transactions that otherwise might require untimely dispositions of Fund investments.
A foreign currency forward contract involves an obligation to purchase or sell a specific currency at a future date, which may be any fixed number of days (usually less than one year) from the date of the contract agreed upon by the parties, at a price and for an amount set at the time of the contract. Presently, these contracts are traded in the interbank market conducted directly between currency traders (usually large commercial banks) and their customers, but may be required to be traded on an exchange and cleared through a central counterparty. Although foreign exchange dealers do not charge a fee for conversion, they do realize a profit based on the difference (the spread) between the price at which they are buying and selling various currencies. At the consummation of a forward contract, the Fund may either make delivery of the foreign currency or terminate its contractual obligation to deliver the foreign currency by purchasing an offsetting contract obligating it to purchase, at the same maturity date, the same amount of such foreign currency. If the Fund chooses to make delivery of the foreign currency, it may be required to obtain such currency through the sale of portfolio securities denominated in such currency or through conversion of other assets of the Fund into such currency. If the Fund engages in an offsetting transaction, the Fund will realize a gain or loss to the extent that there is a difference between the forward contract price and the offsetting forward contract price.
It should be noted that this method of protecting the value of the Fund’s portfolio securities against a decline in the value of a currency does not eliminate fluctuations in the underlying prices of the securities. Rather, it simply establishes a rate of exchange that can be achieved at some future point in time. Additionally, although such contracts tend to minimize the risk of loss due to a decline in the value of the hedged currency, at the same time they tend to limit any potential gain should the value of the currency increase.
At times, the Fund may enter into “cross-currency” hedging transactions involving currencies other than those in which securities held or proposed to be purchased are denominated.
By entering into a forward contract for the purchase or sale, for a fixed amount of dollars or other currency, of the amount of foreign currency involved in an underlying security transaction, the Fund may be able to protect itself against a possible loss resulting from an adverse change in the relationship between the U.S. dollar and the currency that is being used for the security transaction.
Although the Fund values its assets daily in terms of U.S. dollars, it does not intend to actually convert its holdings of foreign currencies into U.S. dollars on a daily basis. It will, however, do so with respect to a portion of the Fund’s assets from time to time, and investors should be aware of the costs of currency conversion. A dealer may offer to sell a foreign currency to the Fund at one rate, while offering a lesser rate of exchange should the Fund desire to resell that currency to the dealer.
The Fund may be limited in its ability to enter into hedging transactions by the Code requirements relating to qualification as a REIT.
High Yield Instruments or “Junk” Bonds.   High yield fixed income instruments that are rated below investment grade involve a greater degree of risk (in particular, a greater risk of default) than, and special risks in addition to the risks associated with, investment grade debt obligations. While offering a greater potential opportunity for capital appreciation and higher yields, high yield instruments typically entail greater potential price volatility and may be less liquid than higher-rated instruments. High yield instruments may be regarded as predominantly speculative with respect to the issuer’s continuing ability to make timely principal and interest payments. They also may be more susceptible to real or perceived adverse economic and competitive industry conditions than higher-rated instruments. Fixed income instruments in the lowest investment grade category also may be considered to possess some speculative characteristics by one or more NRSROs (as defined below). The market values of high yield instruments tend to reflect individual developments of the issuer to a greater extent than do higher quality securities, which tend to react mainly to fluctuations in the general level of interest rates. In addition, lower quality fixed income instruments tend to be more sensitive to general economic conditions.
Securitized Credit, Structured Product and Related-Investments.   The Fund is permitted to invest up to 10% of its total managed assets in secured loans backed by commercial real estate, residential real estate, commercial or consumer loans, and securitizations such as agency and non-agency mortgage-backed securities (“MBS”) (including commercial mortgage-backed securities (“CMBS”), residential mortgage-backed securities (“RMBS”), and collateralized mortgage obligations (“CMOs”)), asset-backed securities (“ABS”) (including collateralized debt obligations (“CDOs”) such as collateralized bond obligations (“CBOs”) and collateralized loan obligations (“CLOs”)), and other similar securities and related instruments. Such investments may include private, unregistered fixed income investments. Such investments generally are privately negotiated debt obligations where the principal and/or interest is determined by reference to the performance of a benchmark asset, market or interest rate (an “embedded index”), such as selected securities, an index of securities or specified interest rates, or the differential performance of two assets or markets, such as indexes reflecting bonds. Structured instruments may be issued by corporations, including banks, as well as by governmental agencies. Structured instruments frequently are assembled in the form of medium-term notes, but a variety of forms is available and may be used in particular circumstances. The terms of such structured instruments normally provide that their principal and/or interest payments are to be adjusted upwards or downwards (but ordinarily not below zero) to reflect changes in the embedded index while the structured instruments are outstanding. As a result, the interest and/or principal payments that may be made on a structured product may vary widely, depending on a variety of factors, including the volatility of the embedded index and the effect of changes in the embedded index on principal and/or interest payments. The rate of return on structured notes may be determined by applying a multiplier to the performance or differential performance of the referenced index(es) or other asset(s). Application of a multiplier involves leverage that will serve to magnify the potential for gain and the risk of loss. The Fund’s investments in unregistered or privately issued structured product securities (excluding structured products offered and sold in the United States in reliance on Rule 144A or Regulation S under the Securities Act) include investments that, at the time of purchase, (i) are classified as illiquid and (ii) for which there is no current market price.
Preferred Securities.   Preferred securities, like common stock or other equity securities, represents an equity ownership in an issuer. Generally, preferred securities have a priority of claim over common stock or other equity securities in dividend payments and upon liquidation of the issuer. Unlike common stock or other equity securities, preferred securities do not usually have voting rights.
Although they are equity securities, preferred securities have characteristics of both debt and common stock or other equity securities. Like debt, their promised income is contractually fixed. Like common stock or other equity securities, they do not have rights to participate in bankruptcy proceedings or collection activities in the event of missed payments. Other equity characteristics are their subordinated position in an issuer’s capital structure and that their quality and value are heavily dependent on the profitability of the issuer rather than on any legal claims to specific assets or cash flows. Preferred securities are also subject to deferral risk, which refers to provisions typically contained in preferred securities that allow an issuer, under certain conditions, to skip (in the case of non-cumulative preferred securities) or defer (in the case of cumulative preferred securities) dividend payments.
Distributions on preferred securities are declared by the board of directors of the issuer and may be subject to deferral, and thus may not be automatically payable. Income payments on preferred securities may be cumulative, causing dividends and distributions to accrue even if not declared by the board or otherwise made payable, or non-cumulative, so that skipped dividends and distributions do not continue to accrue. There is no assurance that dividends on preferred securities in which the Fund invests will be declared or otherwise made payable. The Fund is permitted to invest in non-cumulative preferred stock, although the Subadviser will consider, among other factors, the non-cumulative nature in making any decision to purchase or sell such securities on behalf of the Fund.
Hybrid-Preferred Securities.   Hybrid-preferred securities are typically issued by corporations, generally in the form of interest-bearing notes with preferred securities characteristics, as described below, or by an affiliated business trust of a corporation, generally in the form of beneficial interests in subordinated debentures or similarly structured securities. The hybrid-preferred securities market consists of both fixed- and adjustable coupon rate securities that are either perpetual in nature or have stated maturity dates.
Hybrid-preferred securities are typically junior and fully subordinated liabilities of an issuer or the beneficiary of a guarantee that is junior and fully subordinated to the other liabilities of the guarantor. In addition, hybrid-preferred securities typically permit an issuer to defer the payment of income for 18 months or more without triggering an event of default. Generally, the maximum deferral period is five years. Because of their subordinated position in the capital structure of an issuer, the ability to defer payments for extended periods of time without default consequences to the issuer, and certain other features (such as restrictions on common dividend payments by the issuer or ultimate guarantor when full cumulative payments on the trust preferred securities have not been made), these hybrid-preferred securities are often treated as close substitutes for traditional preferred securities, both by issuers and investors. Hybrid-preferred securities have many of the key characteristics of equity because of their subordinated position in an issuer’s capital structure and because their quality and value are heavily dependent on the profitability of the issuer rather than on any legal claims to specific assets or cash flows. Hybrid-preferred securities include, but are not limited to, trust originated preferred securities; monthly income preferred securities; quarterly income bond securities; quarterly income debt securities; quarterly income preferred securities; corporate trust securities; public income notes; and other hybrid-preferred securities.

Hybrid-preferred securities are typically issued with a final maturity date, although some are perpetual in nature. In certain instances, a final maturity date may be extended and/or the final payment of principal may be deferred at the issuer’s option for a specified time without default. No redemption can typically take place unless all cumulative payment obligations have been met, although issuers may be able to engage in open-market repurchases without regard to whether all payments have been paid.
Private Placements and Restricted Securities.   The Fund may invest in securities that are subject to restrictions on resale because they have not been registered under the Securities Act, or that are otherwise not readily marketable. These securities are generally referred to as private placements or restricted securities. Limitations on the resale of these securities may have an adverse effect on their marketability, and may prevent the Fund from disposing of them promptly at reasonable prices. The Fund may have to bear the expense of registering the securities for resale and the risk of substantial delays in effecting the registration.
Rule 144A permits the Fund to sell certain restricted securities to qualified institutional buyers without limitation. Offerings of Regulation S securities may be conducted outside of the United States. However, investing in Rule 144A securities or Regulation S securities could have the effect of increasing the level of Fund illiquidity to the extent the Fund, at a particular point in time, may be unable to find qualified institutional buyers interested in purchasing such securities.
Convertible Securities.   Convertible securities entitle the holder to receive interest payments paid on corporate debt securities or the dividend preference on a preferred stock until such time as the convertible security matures or is redeemed or until the holder elects to exercise the conversion privilege. The characteristics of convertible securities make them appropriate investments for an investment company seeking long-term capital appreciation and/or total return. These characteristics include the potential for capital appreciation as the value of the underlying common stock increases, the relatively high yield received from dividend or interest payments as compared to common stock dividends and decreased risks of decline in value relative to the underlying common stock due to their fixed-income nature. As a result of the conversion feature, however, the interest rate or dividend preference on a convertible security is generally less than would be the case if the securities were issued in nonconvertible form.
The value of convertible securities is influenced by both the yield of nonconvertible securities of comparable issuers and by the value of the underlying common stock. The value of a convertible security viewed without regard to its conversion feature (i.e., strictly on the basis of its yield) is sometimes referred to as its “investment value.” To the extent interest rates change, the investment value of the convertible security typically will fluctuate. However, at the same time, the value of the convertible security will be influenced by its “conversion value,” which is the market value of the underlying common stock that would be obtained if the convertible security were converted. Conversion value fluctuates directly with the price of the underlying common stock. If, because of a low price of the common stock, the conversion value is substantially below the investment value of the convertible security, the price of the convertible security is governed principally by its investment value.
To the extent the conversion value of a convertible security increases to a point that approximates or exceeds its investment value, the price of the convertible security will be influenced principally by its conversion value. A convertible security will sell at a premium over the conversion value to the extent investors place value on the right to acquire the underlying common stock while holding a fixed-income security. The yield and conversion premium of convertible securities issued in Japan and the Euromarket are frequently determined at levels that cause the conversion value to affect their market value more than the securities’ investment value.
Holders of convertible securities generally have a claim on the assets of the issuer prior to the common stockholders but may be subordinated to other debt securities of the same issuer. A convertible security may be subject to redemption at the option of the issuer at a price established in the charter provision, indenture or other governing instrument pursuant to which the convertible security was issued. If a convertible security held by the Fund is called for redemption, the Fund will be required to redeem the security, convert it into the underlying common stock or sell it to a third party. Certain convertible debt securities may provide a put option to the holder, which entitles the holder to cause the security to be redeemed by the issuer at a premium over the stated principal amount of the debt security under certain circumstances.

THE FUND’S INVESTMENTS
As of the date of this prospectus, we had made one investment in a property through a real estate operating company, as described below.
Real Estate Portfolio
The following table provides a summary of our real estate portfolio as of the date of this prospectus:
Investment	Location	Type	Acquisition Date	Ownership Percentage	Purchase Price(1)	Square Feet	Occupancy Rate
Monarch Town Center	Miramar, FL	Grocery- Anchored Retail	October 28, 2022	98.5%	$61,544,000.00	144,000+	94%

(1)
100% ownership basis excluding closing costs.

•
In October 2022, we acquired a 98.5% equity interest in a real estate operating company (“Monarch”), alongside a joint venture partner who will serve as the property manager, which currently holds a fee simple interest in a grocery-anchored retail shopping center in Miramar, Florida, totaling approximately 144,000 square feet. Monarch acquired the property for approximately $61.5 million. The property has multiple units leased to retail tenants and is anchored by a large grocery chain location. A limited liability company controlled by the joint venture partner and property manager holds the remaining 1.5% economic interest in Monarch, and holds contractual consent rights with respect to all material decisions to be made by the joint venture, giving it joint control over the joint venture alongside the Fund.

Investments in Private Real Estate Debt and Preferred Equity
As of the date of this prospectus, we had not yet made any investments in private real estate debt or preferred equity.

LEVERAGE
The Fund may seek to enhance the level of its current distributions to its common stockholders and capital appreciation through the use of leverage, subject to the limitations of the Investment Company Act. The Fund may incur entity level debt, including unsecured and secured credit facilities from certain financial institutions and other forms of borrowing (collectively, “Borrowings”), which is limited to 33 1∕3% of the Fund’s total assets (less all liabilities and indebtedness not represented by Investment Company Act leverage) immediately after such Borrowings. The Fund also expects its investments will utilize property level debt financing (mortgages on the Fund’s properties that are not recourse to the Fund except in extremely limited circumstances). Property level debt will be incurred by operating entities held by the Fund and secured by real estate owned by such operating entities. In a non-recourse mortgage, if an operating entity were to default on a loan, the lender’s recourse would be to the mortgaged property and the lender would typically not have a claim to seek recovery from any unpaid portion of the loan from the other assets of the Fund or its subsidiaries. When such property level debt is not recourse to the Fund, and the entity holding such debt was not formed for the purpose of avoiding the Investment Company Act limitations on leverage, the Fund will not treat such borrowings as senior securities (as defined in the Investment Company Act) for purposes of complying with the Investment Company Act’s limitations on leverage unless (i) the entity holding such debt is an entity that primarily engages in investment activities in securities or other assets and is primarily controlled by the Fund, including a subsidiary in which the Fund owns all or a majority of the voting securities of the subsidiary (“Controlled Subsidiary”), or (ii) the financial statements of the entity or joint venture holding such debt would be consolidated in the Fund’s financial statements. There is no guarantee that the Fund’s operating entities will be able to obtain mortgage loans on attractive terms or at all. In certain limited cases, property level debt may be recourse to the Fund. See “Risks — Recourse Financings Risk.”
In addition, the Fund may use investment management techniques (including reverse repurchase agreements and derivative transactions) that have similar effects as leverage, but which are not subject to the foregoing 33 1∕3% limitation if effected in compliance with applicable SEC rules and guidance. Furthermore, the Fund may add leverage to its portfolio through the issuance of Preferred Stock in an aggregate amount of up to 50% of the Fund’s total assets (less all liabilities and indebtedness not represented by Investment Company Act leverage) immediately after such issuance. See “Leverage” and “Risks — Leverage Risk.”
Borrowings (and any Preferred Stock) have seniority over Common Stock. Any Borrowings and Preferred Stock (if issued) leverage investments in Common Stock. Holders of Common Stock bear the costs associated with any Borrowings, and if the Fund issues Preferred Stock, holders of Common Stock bear the offering costs of the Preferred Stock issuance. The Board may authorize the use of leverage through Borrowings and Preferred Stock without the approval of the holders of Common Stock.
The Fund may choose not to use leverage at all times, and the amount of leverage used by the Fund may vary depending upon a number of factors, including the Manager’s and the Subadviser’s outlook for the market and the costs that the Fund would incur as a result of such leverage. There is no assurance that the Fund’s leveraging strategy will be successful.
There can be no assurance, however, that the Fund will borrow in order to leverage its assets or, if it does borrow, what percentage of the Fund’s assets such borrowings will represent. The Fund generally will utilize leverage only if it anticipates that the Fund’s leveraged capital structure would result in a higher return to the common stockholders than that obtainable if the Common Stock were unleveraged for any significant amount of time. The Fund also may borrow in an amount equal to 5% of its total assets as a temporary measure for extraordinary or emergency purposes, including the payment of dividends and the settlement of securities transactions that otherwise might require untimely dispositions of Fund securities. The Fund at times may borrow from affiliates of PGIM Investments, as permitted by applicable law.
The Fund’s use of leverage is premised upon the expectation that the cost of the leverage used to purchase additional assets will be lower than the return the Fund achieves on its investments with the proceeds of the borrowings or the issuance of preferred shares. Such difference in return may result from the short term nature of the Fund’s borrowing compared to the longer term nature of its investments. If the assets of the Fund are invested in higher yielding portfolio investments, the common stockholders will be the beneficiaries of the incremental return. Should the differential between the return on underlying assets and cost of leverage narrow, any incremental return will be reduced or eliminated. Furthermore, if long term interest rates rise, the NAV of the Common Stock is expected to decline in value.
Leverage creates risks for the common stockholders, including the likelihood of greater volatility of net income, distributions and/or NAV in relation to market changes, the risk that fluctuations in interest rates on borrowings and short term debt or in the dividend rates on any preferred shares may affect the return to the common stockholders and increased operating costs, which may reduce the Fund’s total return. To the extent the income or capital appreciation derived from investments purchased with funds received from leverage exceeds the cost of leverage, the Fund’s return will be greater than if leverage had not been used. Conversely, if the income or capital appreciation from the investments purchased with such funds is not sufficient to cover the cost of leverage, the return of the Fund will be less than if leverage had not been used, and therefore the amount available for distribution to stockholders as dividends and other distributions will be reduced. In the latter case, PGIM Investments and/or PGIM in its best judgment nevertheless may determine to maintain the Fund’s leveraged position if it expects that the benefits to the Fund’s stockholders of maintaining the leveraged position will outweigh the current reduced return. Capital raised through leverage will be subject to interest costs or dividend payments that may or may not exceed the income and appreciation on the assets purchased. The Fund also may be required to maintain minimum average balances in connection with borrowings or to pay a commitment or other fee to maintain a line of credit; either of these requirements will increase the cost of borrowing over the stated interest rate. The issuance of additional series of preferred shares involves offering expenses and other costs and may limit the Fund’s freedom to pay dividends on Common Stock or to engage in other activities. Borrowings and the issuance of a class of preferred shares create an opportunity for greater return per share of Common Stock, but at the same time such borrowing is a speculative technique in that it will increase the Fund’s exposure to capital risk. Unless the income and appreciation, if any, on assets acquired with borrowed funds or offering proceeds exceed the cost of borrowing or issuing additional classes of securities, the use of leverage will diminish the investment performance of the Fund compared with what it would have been without leverage.
Certain types of borrowings may result in the Fund being subject to covenants in credit agreements, including those relating to asset coverage, borrowing base and portfolio composition requirements and additional covenants that may affect the Fund’s ability to pay dividends and distributions on the Common Stock in certain instances. The Fund may also be required to pledge its assets to the lenders in connection with certain types of borrowing. PGIM Investments and PGIM do not anticipate that these covenants or restrictions will adversely affect their ability to manage the Fund’s portfolio in accordance with the Fund’s investment objective and policies. However, due to these covenants or restrictions, the Fund may be forced to liquidate investments at times and at prices that are not favorable to the Fund, or the Fund may be forced to forgo investments that PGIM otherwise views as favorable. The Fund may be subject to certain restrictions on investments imposed by guidelines of one or more NRSROs that may issue ratings for any short term debt instruments or Preferred Stock issued by the Fund. These guidelines may impose asset coverage or portfolio composition requirements that are more stringent than those imposed by the Investment Company Act. It is not anticipated that these covenants or guidelines will impede PGIM Investments or PGIM from managing the Fund’s portfolio in accordance with the Fund’s investment objective and policies.
The Fund may engage in leverage through the issuance of notes or other debt securities or Preferred Stock . Under the Investment Company Act, the Fund is not permitted to issue Preferred Stock unless immediately after such issuance the Fund will have an asset coverage of at least 200%. In general, the term “asset coverage” for this purpose means the ratio which the value of the total assets of the Fund, less all liabilities and indebtedness not represented by senior securities, bears to the aggregate amount of senior securities representing indebtedness of the Fund plus the aggregate of the involuntary liquidation preference of the Preferred Stock . The involuntary liquidation preference refers to the amount to which the Preferred Stock would be entitled on the involuntary liquidation of the Fund in preference to a security junior to them. In addition, the Fund is not permitted to declare any cash dividend or other distribution on its Common Stock or purchase its Common Stock unless, at the time of such declaration or purchase, the Fund satisfies this 200% asset coverage requirement after deducting the amount of the distribution or purchase price, as applicable. Under the Investment Company Act, holders of the Preferred Stock would be entitled to elect two Directors of the Fund at all times and to elect a majority of the Directors if at any time dividends on the Preferred Stock are unpaid in an amount equal to two full years’ dividends. Holders of the Preferred Stock would continue to have the right to elect a majority of the Directors until all dividends in arrears have been paid. In addition, holders of the Preferred Stock would also be entitled to vote separately as a class on certain matters, which may at times give holders of Preferred Stock disproportionate influence over the Fund’s affairs.
Under the Investment Company Act, the Fund generally is not permitted to incur indebtedness, including through borrowings and the issuance of debt securities, unless immediately thereafter the Fund will have an asset coverage of at least 300%. In general, the term “asset coverage” for this purpose means the ratio which the value of the total assets of the Fund, less all liabilities and indebtedness not represented by senior securities, bears to the aggregate amount of senior securities representing indebtedness of the Fund. In addition, the Fund may be limited in its ability to declare any cash distribution on its capital stock or purchase its capital stock unless, at the time of such declaration or purchase, the Fund has an asset coverage (on its indebtedness) of at least 300% after deducting the amount of such distribution or purchase price, as applicable. The Investment Company Act contains an exception, however, that permits dividends to be declared upon any Preferred Stock issued by the Fund if the Fund’s indebtedness has an asset coverage of at least 200% at the time of declaration after deducting the amount of the dividend. In addition, if the Fund issues non-public indebtedness (for example, if it enters into a loan agreement in a privately arranged transaction with a bank), it may be able to continue to pay dividends on its capital stock even if the asset coverage ratio on its indebtedness falls below 300%. Further, the Investment Company Act requires (in certain circumstances) that holders of the Fund’s senior securities representing indebtedness be provided with certain voting rights or that an event of default be deemed to have occurred in the event certain asset coverage requirements specified in Section 18(a) of the Investment Company Act are not met.
The Fund’s willingness to borrow money and issue Preferred Stock for investment purposes, and the amount it will borrow or issue, will depend on many factors, the most important of which are investment outlook, market conditions and interest rates. Successful use of a leveraging strategy depends on PGIM Investments’ or PGIM’s ability to predict correctly interest rates and market movements, and there is no assurance that a leveraging strategy will be successful during any period in which it is employed.
The Fund is designed primarily as a long-term investment and not as a trading vehicle. The Fund is not intended to be a complete investment program and, due to the uncertainty inherent in all investments, there can be no assurance that the Fund will achieve its investment objectives. At any point in time your investment in the Fund may be worth less than you invested, even after taking into account the reinvestment of Fund dividends, distributions or interest payments, as applicable. For a more complete discussion of the risks of investing in the Fund, see “Risks.”

RISKS
Investing in the Fund involves risks, including the risk that a stockholder may receive little or no return on his or her investment or that a stockholder may lose part or all of his or her investment. The Fund should be considered a speculative investment that entails substantial risks, and a prospective investor should invest in the Fund only if they can sustain a complete loss of their investment. Below is a summary of some of the principal risks of investing in the Fund.
Stockholders should consider carefully the following principal risks before investing in the Fund:
No History of Operations.   The Fund is a newly organized, non-diversified, closed-end management investment company with no history of operations or public trading and is subject to all of the business risks and uncertainties associated with any new business. As a result, prospective investors have no track record or history on which to base their investment decision.
General, Market and Economic Risks.   Investing in the Fund involves certain risks and the Fund may not be able to achieve its intended results for a variety of reasons, including, among others, the possibility that the Fund may not be able to successfully implement its investment strategy because of market, economic, regulatory, geopolitical and other conditions (including those associated with coronavirus (“COVID-19”) or other infectious disease outbreaks). International wars or conflicts (including Russia’s military invasion of Ukraine) and geopolitical developments in foreign countries, along with instability in regions such as Asia, Eastern Europe, and the Middle East, possible terrorist attacks in the United States or around the world, public health epidemics and pandemics such as the outbreak of infectious diseases like the COVID-19 pandemic, and other similar events could adversely affect the U.S. and foreign financial markets, including increases in market volatility, reduced liquidity in the securities markets and government intervention, and may cause further long-term economic uncertainties in the United States and worldwide generally. Relatively reduced liquidity in credit and fixed income markets could adversely affect issuers worldwide. U.S. and foreign governments have taken a number of unprecedented actions designed to support certain financial institutions and segments of the financial markets that have experienced extreme volatility, and in some cases a lack of liquidity. The impact of these measures, as well as any additional future regulatory actions, is not yet known and cannot be predicted.
Legislation or regulation may also change the way in which the Fund itself is regulated and could limit or preclude the Fund’s ability to achieve its investment objective. The current domestic political environment, as well as political and diplomatic events within the U.S. and abroad, such as presidential elections in the U.S. or abroad or the U.S. government’s inability at times to agree on a long-term budget and deficit reduction plan, has in the past resulted, and may in the future result, in a government shutdown or otherwise adversely affect the U.S. regulatory landscape, the general market environment and/or investor sentiment, which could have an adverse impact on the Fund’s investments and operations. Additional and/or prolonged U.S. federal government shutdowns may affect investor and consumer confidence and may adversely impact financial markets and the broader economy, perhaps suddenly and to a significant degree. Because the market price of the Common Shares will fluctuate, there is a risk that you will lose money. Your investment will decline in value if, among other things, the market price of the Common Shares decreases. As with any security, a complete loss of your investment is possible.
The extent and duration of such events and resulting market disruptions cannot be predicted, but could be substantial and could magnify the impact of other risks to the Fund. These and other similar events could adversely affect the U.S. and foreign financial markets and lead to increased market volatility, reduced liquidity in the securities markets, significant negative impacts on issuers and the markets for certain securities and commodities and/or government intervention. They may also cause short- or long-term economic uncertainties in the United States and worldwide. As a result, whether or not the Fund invests in securities of issuers located in or with significant exposure to the countries directly affected, the value and liquidity of the Fund’s investments may be negatively impacted. Further, due to closures of certain markets and restrictions on trading certain securities, the value of certain securities held by the Fund could be significantly impacted, which could lead to such securities being valued at zero.

Real Estate Investment Risk.   The Fund’s investments will be subject to the risks typically associated with real estate, including but not limited to:
•
local, state, national or international economic conditions, including market disruptions caused by regional concerns, political upheaval, sovereign debt crises and other factors;

•
lack of liquidity inherent in the nature of the asset;

•
reliance on tenants/operators/managers to operate their businesses in a sufficient manner and in compliance with their contractual arrangements with the Fund;

•
ability and cost to replace a tenant/operator/manager upon default;

•
property management decisions;

•
property location and conditions;

•
property operating costs, including insurance premiums, real estate taxes and maintenance costs;

•
competition from comparable properties;

•
the occupancy rate of, and the rental rates charged at, the properties;

•
leasing market activity;

•
the ability to collect on a timely basis all rent;

•
the effects of any bankruptcies or insolvencies;

•
changes in interest rates and in the availability, cost and terms of mortgage financing;

•
changes in governmental rules, regulations and fiscal policies;

•
cost of compliance with applicable federal, state, and local laws and regulations;

•
acts of nature, including earthquakes, hurricanes and other natural disasters;

•
climate change and regulations intended to control its impact;

•
the potential for uninsured or underinsured property losses; and

•
other factors beyond the Fund’s control.

Commercial Real Estate Industry Risk.   The Fund’s business and operations are dependent on the commercial real estate industry generally, which in turn is dependent upon broad economic conditions. Challenging economic and financial market conditions may cause the Fund to experience an increase in the number of commercial real estate investments that result in losses, including delinquencies, non-performing assets and a decrease in the value of the property or, in the case of traded real estate-related securities, collateral which secures its investments, all of which could adversely affect the Fund’s results of operations.
Residential Real Estate Industry Risk.   Investments in apartment and residential real estate are subject to various changes in real estate conditions, and any negative trends in real estate conditions may adversely affect the Fund’s investments through decreased revenues or increased costs.
These conditions include:
•
changes in national, regional and local economic conditions, which may be negatively impacted by concerns about inflation, deflation, government deficits, high unemployment rates, decreased consumer confidence and liquidity concerns;

•
fluctuations in interest rates;

•
the inability of residents and tenants to pay rent;

•
the existence and quality of the competition, including the attractiveness of properties based on considerations such as convenience of location, rental rates, amenities and safety record;

•
increased operating costs, including increased real property taxes, maintenance, insurance and utilities costs;

•
oversupply of apartments, commercial space or single-family housing or a reduction in demand for real estate; and

•
changes in, or increased costs of compliance with, laws and/or governmental regulations, including those governing usage, zoning, the environment and taxes.

Illiquid Investment Risk.   Many of the Fund’s investments will be illiquid, including the Fund’s real estate investments. A variety of factors could make it difficult for the Fund to dispose of any of its illiquid assets on acceptable terms even if a disposition is in the best interests of the Fund’s stockholders. The Fund may not be able to readily dispose of such securities at prices that approximate those at which the Fund could sell the securities if they were more widely traded and, as a result of that illiquidity, the Fund may have to sell such securities at a loss or sell other investments or engage in borrowing transactions if necessary to raise cash to meet its obligations. Limited liquidity can also affect the market price of securities, thereby adversely affecting the Fund’s NAV and ability to make dividend distributions.
Distributions Risk.   There can be no assurance that the Fund will achieve investment results that will allow the Fund to make a specified level of cash distributions or maintain certain levels of cash distributions. All distributions will be paid at the discretion of the Board and may depend on the Fund’s earnings, the Fund’s net investment income, the Fund’s financial condition, compliance with applicable regulations and such other factors as the Board may deem relevant from time to time. The distributions for any full or partial calendar year might not be made in equal amounts, and one distribution may be larger than others. The Fund will make a distribution only if authorized by the Board and declared by the Fund out of assets legally available for these distributions. This distribution policy may, under certain circumstances, have certain adverse consequences to the Fund and its stockholders because it may result in a return of capital, which would reduce the Fund’s NAV and, over time, potentially increase the Fund’s expense ratio. If the Fund distributes a return of capital, it means that the Fund is returning to stockholders a portion of their investment rather than making a distribution that is funded from the Fund’s earned income or other profits. The Fund’s distribution policy may be changed by the Board at any time without stockholder approval.
Liquidity Risk.   The Fund is designed primarily for long-term investors and an investment in the Fund’s Common Stock should be considered illiquid. The Common Stock is not currently listed for trading on any securities exchange. There is currently no public market for the Common Stock and none is expected to develop. Although the Fund may offer to repurchase Common Stock from stockholders, no assurance can be given that these repurchases will occur as scheduled or at all.
Reliance on Investment Professionals.   As of the date of this prospectus, the Fund has made a limited number of investments and the success of the Fund will therefore depend on the ability of the Manager and/or the Subadviser and their respective affiliates to identify and consummate suitable investments and to, when relevant, exit investments of the Fund prudently.
Delay in Use of Proceeds Risk.   Although the Fund currently intends to invest the proceeds from any sale of the Common Stock offered hereby within six to nine months from receipt thereof, such investments may be delayed if suitable investments are unavailable at the time. Delays which the Fund encounters in the selection, due diligence and origination or acquisition of investments would likely limit its ability to pay distributions and lower overall returns.
Competition Risk.   Identifying, completing and realizing attractive portfolio investments is competitive and involves a high degree of uncertainty. In acquiring its target assets, the Fund will compete with a variety of institutional investors, including specialty finance companies, public and private funds (including other funds managed by the Manager or the Subadviser), REITs, commercial and investment banks, commercial finance and insurance companies and other financial institutions.
Non-Diversification Risk.   The Fund is “non-diversified,” which means that the Fund may invest a significant portion of its assets in the securities of a smaller number of issuers than a diversified fund. Focusing investments in a small number of issuers increases risk. A fund that invests in a relatively smaller number of issuers is more susceptible to risks associated with a single economic, political or regulatory occurrence than a diversified fund might be. Some of those issuers also may present substantial credit or other risks. Similarly, the Fund may be subject to increased economic, business or political risk to the extent that it invests a substantial portion of its assets in a particular currency, in a group of related industries, in a particular issuer, in the bonds of similar projects or in a narrowly defined geographic area outside the United States.
Joint Venture Risk.   The Fund may in the future enter into joint ventures with third parties and/or affiliates of the Manager or Subadviser to make investments. The Fund may also make investments in partnerships or other co-ownership arrangements or participations. Such investments may involve risks not otherwise present with other methods of investment. In addition, disputes between the Fund and its joint venture partners may result in litigation or arbitration that would increase the Fund’s expenses and prevent the Fund’s officers and directors from focusing their time and efforts on the Fund’s business. The Fund may at times enter into arrangements that provide for unfunded commitments and, even when not contractually obligated to do so, may be incentivized to fund future commitments related to its investments.
Real Estate Joint Venture Risk.   The Fund may enter into real estate joint ventures with third parties to make investments. The Fund may also make investments in partnerships or other co-ownership arrangements or participations. Such investments may involve risks not otherwise present with other methods of investment, including, for instance, the following risks and conflicts of interest:
•
the real estate joint venture partner in an investment could become insolvent or bankrupt;

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the joint venture partner will typically have day-to-day control over the investment, and the Fund’s rights regarding certain major decisions affecting the ownership of the real estate joint venture and the joint venture property, such as the sale of the property or the making of additional capital contributions for the benefit of the property, will typically be limited. These factors may prevent the Fund from taking actions that are opposed by its real estate joint venture partner; under certain real estate joint venture arrangements, neither party may have the power to unilaterally direct certain activities of the venture and, under certain circumstances, an impasse could result regarding cash distributions, reserves, or a proposed sale or refinancing of the investment, and this impasse could have an adverse impact on the real estate joint venture, which could adversely impact the operations and profitability of the real estate joint venture and/or the amount and timing of distributions the Fund receives from the real estate joint venture;

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the real estate joint venture partner may at any time have economic or business interests or goals that are or that become in conflict with the Fund’s business interests or goals, including, for instance, the operation of the properties;

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the real estate joint venture partner may be structured differently than the Fund for tax purposes and this could create conflicts of interest;

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the Fund will typically rely upon its real estate joint venture partner to manage the day-to day operations of the real estate joint venture and underlying assets, as well as to prepare financial information for the real estate joint venture and any failure to perform these obligations appropriately may have a negative impact on the Fund’s performance and results of operations;

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the real estate joint venture partner may experience a change of control, which could result in new management of the real estate joint venture partner with less experience or conflicting interests to the Fund and be disruptive to the Fund’s business;

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the real estate joint venture partner may be in a position to take action contrary to the Fund’s instructions or requests or contrary to the Fund’s policies or objectives;

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the terms of the real estate joint ventures could restrict the Fund’s ability to sell or transfer its interest to a third party when it desires on advantageous terms, which could result in reduced liquidity;

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the Fund or its real estate joint venture partner may have the right to cause the Fund to sell its interest, or acquire its partner’s interest, at a time when the Fund otherwise would not have initiated such a transaction; and

•
the real estate joint venture partner may not have sufficient personnel or appropriate levels of expertise to adequately support the Fund’s initiatives.

In addition, disputes between the Fund and its real estate joint venture partners may result in litigation or arbitration that would increase the Fund’s expenses and prevent the Fund’s officers and directors from focusing their time and efforts on the Fund’s business. Any of the above risks and conflicts of interest might subject the Fund to liabilities and thus reduce its returns on the investment with that real estate joint venture partner.
Recourse Financings Risk.   In certain cases, financings for the Fund’s commercial real estate properties may be recourse to the Fund. Lenders customarily require that a creditworthy parent entity enter into so-called “recourse carveout” guarantees to protect the lender against certain bad-faith or other intentional acts of the borrower in violation of the loan documents. A “bad boy” guarantee typically provides that the lender can recover losses from the guarantors for certain bad acts, such as fraud or intentional misrepresentation, intentional waste, willful misconduct, criminal acts, misappropriation of funds, voluntary incurrence of prohibited debt and environmental losses sustained by lender. The Fund’s “bad boy” guarantees could apply to actions of the joint venture partners associated with the Fund’s investments. While the Manager expects to negotiate indemnities from such joint venture partners to protect against such risks, there remains the possibility that the acts of such joint venture partner could result in liability to the Fund under such guarantees.
Valuation Risk.   Within the parameters of the Fund’s valuation policies and procedures, the valuation methodologies used to value the Fund’s assets will involve subjective judgments and projections and that ultimately may not materialize. Ultimate realization of the value of an asset depends to a great extent on economic, market and other conditions beyond the Fund’s control and the control of the Manager and the Fund’s Independent Valuation Advisor and third-party appraisers. Rapidly changing market conditions or material events may not be immediately reflected in the Fund’s daily NAV. The resulting potential disparity in the Fund’s NAV may inure to the benefit of stockholders whose shares are repurchased or new purchasers of the Fund’s Common Stock, depending on whether the Fund’s published NAV per share for such class is overstated or understated. The value of certain of the Fund’s investments will be difficult to determine and the valuation determinations made by the Manager, Subadviser, and Independent Valuation Advisor with respect to such investments will likely vary from the amounts the Fund would receive upon sale or disposition of such investments. It is possible that the fair value determined for an investment may differ materially from the value that could be realized upon the sale of the investment. See “Net Asset Value.”
Prime Single Tenant Risk.   The Fund depends on its tenants for revenue, and therefore the Fund’s revenue is dependent on the success and economic viability of its tenants. The Fund’s reliance on single tenants in prime single tenant properties may decrease its ability to lease vacated space and could adversely affect its income, performance, operations and ability to pay distributions. Certain of the Fund’s investments in properties will be leased out to single tenants that the Subadviser believes have favorable credit profiles and/or performance attributes supporting highly visible long-term cash flows. Adverse impacts to such tenants, businesses or operators, including as a result of changes in market or economic conditions, natural disasters, outbreaks of an infectious disease, pandemic or any other serious public health concern, political events or other factors that may impact the operation of these properties, may have negative effects on the Fund’s business and financial results.
Mortgage Loan Risk.   The Fund may originate and selectively acquire senior mortgage loans which are generally loans secured by a first mortgage lien on a commercial property and are subject to risks of delinquency and foreclosure and risks of loss that are greater than similar risks associated with loans made on the security of single-family residential property. In addition, certain of the mortgage loans in which the Fund invests may be structured so that all or a substantial portion of the principal will not be paid until maturity, which increases the risk of default at that time. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. In the event of any default under a mortgage loan held directly by the Fund, it will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan, which could have a material adverse effect on the profitability of the Fund.
Mezzanine Loan Risk.   The Fund may invest in mezzanine loans that take the form of subordinated loans secured by a pledge of the ownership interests of either the entity owning the real property or the entity that owns the interest in the entity owning the real property. These types of investments involve a higher degree of risk than first mortgage loans secured by income producing real property because the investment may become unsecured as a result of foreclosure by the senior lender. As a result, the Fund may not recover some or all of its investment.
CMBS Risk.   Commercial mortgage-backed securities (“CMBS”) are, generally, securities backed by obligations (including certificates of participation in obligations) that are principally secured by mortgages on real property or interests therein having a multifamily or commercial use, such as regional malls, other retail space, office buildings, industrial or warehouse properties, hotels, nursing homes and senior living centers. CMBS are subject to particular risks, including lack of standardized terms, shorter maturities than residential mortgage loans and payment of all or substantially all of the principal only at maturity rather than regular amortization of principal.
RMBS Risk.   The Fund’s investments in residential mortgage-backed securities (“RMBS”) are subject to the risks of defaults, foreclosure timeline extension, fraud, home price depreciation and unfavorable modification of loan principal amount, interest rate and amortization of principal accompanying the underlying residential mortgage loans. In the event of defaults on the residential mortgage loans that underlie the Fund’s investments in RMBS and the exhaustion of any underlying or any additional credit support, the Fund may not realize an anticipated return on investments and may incur a loss on these investments. The Fund may also acquire non-agency RMBS, which are backed by residential property but, in contrast to agency RMBS, their principal and interest are not guaranteed by federally chartered entities such as Fannie Mae and Freddie Mac and, in the case of the Government National Mortgage Association.
Fixed Income Instruments Risk.   In addition to the other risks described herein, fixed income instruments are also subject to certain risks, including:
•
Issuer Risk.   The value of fixed income instruments may decline for a number of reasons that directly relate to the issuer, such as management performance, financial leverage and reduced demand for the issuer’s goods and services.

•
Interest Rate Risk.   The value of the Fund’s investments may go down when interest rates rise. A rise in rates tends to have a greater impact on the prices of longer term or duration debt securities. When interest rates fall, the issuers of debt obligations may prepay principal more quickly than expected, and the Fund may be required to reinvest the proceeds at a lower interest rate. This is referred to as “prepayment risk.” When interest rates rise, debt obligations may be repaid more slowly than expected, and the value of the Fund’s holdings may fall sharply. This is referred to as “extension risk.” The Fund may face a heightened level of interest rate risk as a result of the U.S. Federal Reserve Board’s rate-setting policies. Interest rates are at or near historical lows, which may increase the risks associated with rising interest rates in the future. The Fund may lose money if short-term or long-term interest rates rise sharply or in a manner not anticipated by the Subadviser. Fluctuations in the market price of the Fund’s instruments will not affect interest income derived from instruments already owned by the Fund, but will be reflected in the Fund’s NAV. The Fund may utilize certain strategies, including investments in derivatives, for the purpose of reducing the interest rate sensitivity of the portfolio and decreasing the Fund’s exposure to interest rate risk, although there is no assurance that it will do so or that such strategies, if utilized, will be successful.

•
Duration Risk.   Duration measures the time-weighted expected cash flows of a security, which can determine the security’s sensitivity to changes in the general level of interest rates (or yields). Securities with longer durations tend to be more sensitive to interest rate (or yield) changes than securities with shorter durations. Various techniques may be used to shorten or lengthen the Fund’s duration. The duration of a security will be expected to change over time with changes in market factors and time to maturity.

•
Floating-Rate and Fixed-to-Floating-Rate Securities Risk.   The market value of floating-rate securities is a reflection of discounted expected cash flows based on expectations for future interest rate resets. The market value of such securities may fall in a declining interest rate environment and may also fall in a rising interest rate environment if there is a lag between the rise in interest rates and the reset. This risk may also be present with respect to fixed-to-floating-rate securities in which the Fund may invest. A secondary risk associated with declining interest rates is the risk that income earned by the Fund on floating-rate and fixed-to-floating-rate securities will decline due to lower coupon payments on floating-rate securities.
•
Prepayment Risk.   During periods of declining interest rates, the issuer of an instrument may exercise its option to prepay principal earlier than scheduled, forcing the Fund to reinvest the proceeds from such prepayment in lower yielding instruments, which may result in a decline in the Fund’s income and distributions to stockholders. This is known as prepayment or “call” risk. Fixed income instruments frequently have call features that allow the issuer to redeem the instrument at dates prior to its stated maturity at a specified price (typically greater than par) only if certain prescribed conditions are met (“call protection”). An issuer may choose to redeem a fixed income instrument if, for example, the issuer can refinance the instrument at a lower cost due to declining interest rates or an improvement in the credit standing of the issuer. For premium bonds (bonds acquired at prices that exceed their par or principal value) purchased by the Fund, prepayment risk may be enhanced.

•
Extension Risk.   During periods of rising interest rates, an issuer could exercise its right to pay principal on an obligation held by the Fund later than expected. Under these circumstances, the value of the obligation will decrease, and the Fund may be prevented from reinvesting in higher yielding securities.

•
Reinvestment Risk.   Reinvestment risk is the risk that income from the Fund’s portfolio will decline if and when the Fund invests the proceeds from matured, traded or called fixed income instruments at market interest rates that are below the portfolio’s current earnings rate.

•
Spread Risk.   Wider credit spreads and decreasing market values typically represent a deterioration of the fixed income instrument’s credit soundness and a perceived greater likelihood or risk of default by the issuer. Fixed income instruments generally compensate for greater credit risk by paying interest at a higher rate. The difference (or “spread”) between the yield of a security and the yield of a benchmark, such as a U.S. Treasury security with a comparable maturity, measures the additional interest paid for credit risk. As the spread on a security widens (or increases), the price (or value) of the security generally falls. Spread widening may occur, among other reasons, as a result of market concerns over the stability of the market, excess supply, general credit concerns in other markets, security- or market-specific credit concerns or general reductions in risk tolerance.

•
Credit Risk.   Credit risk is the risk that one or more fixed income instruments in the Fund’s portfolio will decline in price or fail to pay interest or principal when due because the issuer, the guarantor or the insurer of the instrument or any applicable counterparty may be unable or unwilling to make timely principal and interest payments or to otherwise honor its obligations. Additionally, the instruments could lose value due to a loss of confidence in the ability of the issuer, guarantor, insurer or counterparty to pay back debt. The longer the maturity and the lower the credit quality of a bond, the more sensitive it is to credit risk.

•
Refinancing Risk.   This is the risk that one or more issuers of fixed income instruments in the Fund’s portfolio may not be able to pay off their debt upon maturity. During times of extreme market stress, even creditworthy companies can have temporary trouble accessing the markets to refinance their outstanding debt, potentially leading to an inability to pay off existing bondholders, including the Fund. This could negatively affect the Fund’s NAV or overall return.

Below Investment Grade (High Yield or Junk Bond) Instruments Risk.   The Fund’s investments in below investment grade quality securities and instruments are regarded as having predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal in accordance with the terms of the obligations and involve major risk exposure to adverse conditions. Below investment grade instruments are often issued in connection with a corporate reorganization or restructuring or as part of a merger, acquisition, takeover or similar event. They are also issued by less established companies seeking to expand. Such issuers are often highly leveraged and generally less able than more established or less leveraged entities to make scheduled payments of principal and interest in the event of adverse developments or business conditions. Fixed income instruments rated below investment grade generally offer a higher current yield than that available from higher grade issues, but typically involve greater risk. These investments are especially sensitive to adverse changes in general economic conditions, to changes in the financial condition of their issuers and to price fluctuation in response to changes in interest rates. During periods of economic downturn or rising interest rates, issuers of below investment grade instruments may experience financial stress that could adversely affect their ability to make payments of principal and interest on their obligations and increase the possibility of default. The secondary market for high yield instruments may not be as liquid as the secondary market for more highly rated instruments, a factor that may have an adverse effect on the Fund’s ability to dispose of a particular security. There are fewer dealers in the market for high yield instruments than for investment grade obligations. The prices quoted by different dealers may vary significantly, and the spread between the bid and asked price is generally much larger for high yield instruments than for higher quality instruments. Under continuing adverse market or economic conditions, the secondary market for high yield instruments could contract further, independent of any specific adverse changes in the condition of a particular issuer, and these instruments may become illiquid. In addition, adverse publicity and investor perceptions, whether or not based on fundamental analysis, may also decrease the values and liquidity of below investment grade instruments, especially in a market characterized by a low volume of trading. Default, or the market’s perception that an issuer is likely to default, could reduce the value and liquidity of instruments held by the Fund, which could have a material adverse impact on the Fund’s business, financial condition and results of operations. In addition, default may cause the Fund to incur expenses in seeking recovery of principal and/or interest on its portfolio holdings. In any reorganization or liquidation proceeding relating to a portfolio company, the Fund may lose its entire investment or may be required to accept cash or securities or other instruments with a value less than its original investment and/or may be subject to restrictions on the sale of such securities or instruments. Among the risks inherent in investments in a troubled entity is the fact that it frequently may be difficult to obtain information as to the true financial condition of such issuer. The Subadviser’s judgment about the credit quality of an issuer and the relative value of its instruments may prove to be wrong. Investments in below investment grade instruments may present special tax issues for the Fund, particularly to the extent that the issuers of these instruments default on their obligations pertaining thereto, and the U.S. federal income tax consequences to the Fund as a holder of such instruments, including when the Fund may stop reporting interest income or claim a loss on such instruments, may not be clear. Lower rated high yield instruments generally present the same type of risks as investments in higher rated high yield instruments. However, in most cases, these risks are of a greater magnitude because of the uncertainties of investing in an issuer undergoing financial distress. In particular, lower rated high yield instruments entail a higher risk of default. Such instruments present substantial credit risk and default is a real possibility. Such instruments may be illiquid and the prices at which such instruments may be sold may represent a substantial discount to what the Subadviser believes to be the ultimate value of such instruments.
Capital Markets Risk.   The Fund expects to fund a portion of its private real estate investments with property-level financing. There can be no assurance that any financing will be available in the future on acceptable terms, if at all, or that it will be able to satisfy the conditions precedent required to use its credit facilities, if entered into, which could reduce the number, or alter the type, of investments that the Fund would make otherwise. Any failure to obtain financing could have a material adverse effect on the continued development or growth of the Fund’s investments and harm the Fund’s ability to operate and make distributions.
Inflation Risk.   Globally, inflation and rapid fluctuations in inflation rates have in the past had negative effects on economies and financial markets, particularly in emerging economies, and may do so in the future. Wages and prices of inputs increase during periods of inflation, which can negatively impact returns on investments. In an attempt to stabilize inflation, governments may impose wage and price controls, or otherwise intervene in the economy. Governmental efforts to curb inflation often have negative effects on levels of economic activity.
In the United States, inflation has accelerated in recent months as a result of global supply chain disruptions, a rise in energy prices, strong consumer demand as economies continue to reopen following the COVID-19 pandemic, and other factors. Inflationary pressures have increased the costs of labor, energy, and raw materials, and have adversely affected consumer spending, economic growth, and the operations of companies in the U.S. and globally, and have resulted in a tightening of monetary policy by the U.S. Federal Reserve. Inflation may continue in the near to medium-term, particularly in the U.S., with the possibility that monetary policy may tighten further in response. Inflation could become a serious problem in the future and have an adverse impact on the Fund’s returns.

Continued inflation could have an adverse impact on the Fund’s borrowings and general and administrative expenses of the Fund, as these costs could increase at a rate higher than the Fund’s rental and other revenue. Inflation could also have an adverse effect on consumer spending, which could impact the Fund’s potential tenants’ revenues and, in turn, their ability to pay rent. In addition, leases that have a long-term duration or that include renewal options that specify a maximum rate increase may result in below-market lease rates over time, if the Fund does not accurately estimate inflation or market lease rates. Any provisions of the Fund’s leases designed to mitigate the risk of inflation and unexpected increases in market lease rates, such as periodic rental increases, may not adequately protect the Fund from the impact of inflation or unexpected increases in market lease rates. If subject to below-market lease rates on a significant number of properties pursuant to long-term leases, and operating and other expenses are increasing faster than anticipated, then the Fund’s business, financial condition, results of operations, cash flows and ability to satisfy debt service obligations or pay distributions on Common Stock could be materially adversely affected.
LIBOR Risk.   Many financial instruments use or may use a floating rate based on the London Interbank Offered Rate, or “LIBOR,” which is the offered rate for short-term Eurodollar deposits between major international banks. Over the course of the last several years, global regulators have indicated an intent to phase out the use of LIBOR and similar interbank offering rates (“IBOR”). There still remains uncertainty regarding the nature of any replacement rates for LIBOR and the other IBORs as well as around fallback approaches for instruments extending beyond the any phase-out of these reference rates. The lack of consensus around replacement rates and the uncertainty of the phase out of LIBOR and other IBORs may result in increased volatility in corporate or governmental debt, bank loans, derivatives and other instruments invested in by the Fund as well as loan facilities used by the Fund.
The potential effect of a transition away from LIBOR on the Fund or the financial instruments in which the Fund invests cannot yet be determined. The elimination of LIBOR or changes to other reference rates or any other changes or reforms to the determination or supervision of reference rates could have an adverse impact on the market for, or value of, any securities or payments linked to those reference rates, which may adversely affect the Fund’s performance and/or net asset value. Certain proposed replacement rates to LIBOR, such as the Secured Overnight Financing Rate (“SOFR”), are materially different from LIBOR, and changes in the applicable spread for instruments previously linked to LIBOR will need to be made in order for instruments to pay similar rates. Uncertainty and risk also remain regarding the willingness and ability of issuers and lenders to include revised provisions in new and existing contracts or instruments. Consequently, the transition away from LIBOR to other reference rates may lead to reduced coupons on debt held by the Fund, higher rates required to be paid by the Fund on bank lines of credit due to increases in spreads, increased volatility and illiquidity in markets that are tied to LIBOR, fluctuations in values of LIBOR-related investments or investments in issuers that utilize LIBOR, increased difficulty in borrowing or refinancing and diminished effectiveness of hedging strategies, adversely affecting the Fund’s performance. Furthermore, the risks associated with the expected discontinuation of LIBOR and transition may be exacerbated if the work necessary to effect an orderly transition to an alternative reference rate is not completed in a timely manner. Because the usefulness of LIBOR and the other IBORs as benchmarks could deteriorate during the transition period, these effects could be experienced until the anticipated discontinuance date in 2023 for the majority of the LIBOR rates.
Derivatives Risk.   The Fund may invest in derivative instruments, such as options contracts, futures contracts, options on futures contracts, indexed securities, credit linked notes, credit default swaps and other swap agreements for investment, hedging and risk management purposes.
The Fund’s investments in derivatives may be for hedging, investment or leverage purposes, or to manage interest rates or the duration of the Fund’s portfolio. Derivative transactions may subject the Fund to increased risk of principal loss due to imperfect correlation between the values of the derivatives and the underlying securities or unexpected price or interest rate movements. The use of derivatives may subject the Fund to risks, including, but not limited to:
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Counterparty Risk.   The risk that the counterparty in a derivative transaction will be unable to honor its financial obligation to the Fund, or the risk that the reference entity in a credit default swap or similar derivative will not be able to honor its financial obligations. If the Fund’s counterparty to a derivative transaction experiences a loss of capital, or is perceived to lack adequate capital or access to capital, it may experience margin calls or other regulatory requirements to increase equity. Under such circumstances, the risk that a counterparty will be unable to honor its financial obligations may be substantially increased. The counterparty risk for cleared derivatives is generally lower than for uncleared over-the-counter derivative transactions since generally a clearing organization becomes substituted for each counterparty to a cleared derivative contract and, in effect, guarantees the parties’ performance under the contract as each party to a trade looks only to the clearing house for performance of financial obligations. However, there can be no assurance that the clearing house, or its members, will satisfy its obligations to the Fund.
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Currency Risk.   The risk that changes in the exchange rate between two currencies will adversely affect the value (in U.S. dollar terms) of an investment.

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Leverage Risk.   The risk associated with certain types of derivative strategies that relatively small market movements may result in large changes in the value of an investment. Certain investments or trading strategies that involve leverage can result in losses that greatly exceed the amount originally invested.

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Liquidity Risk.   The risk that certain derivative positions may be difficult or impossible to close out at the time that the Fund would like or at the price that the Fund believes the position is currently worth. This risk is heightened to the extent the Fund engages in over-the-counter derivative transactions, which are generally less liquid than exchange-traded instruments.

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Correlation Risk.   The risk that changes in the value of a derivative will not match the changes in the value of the portfolio holdings that are being hedged or of the particular market or security to which the Fund seeks exposure. Furthermore, the ability to successfully use derivative instruments depend in part on the ability of the Manager and Subadviser to predict pertinent market movements, which cannot be assured.

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Index Risk.   If the derivative is linked to the performance of an index, it will be subject to the risks associated with changes in that index. If the index changes, the Fund could receive lower interest payments or experience a reduction in the value of the derivative to below what the Fund paid. Certain indexed derivatives may create leverage, to the extent that they increase or decrease in value at a rate that is a multiple of the changes in the applicable index.

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Regulatory Risk.   Derivative contracts, including, without limitation, swaps, currency forwards, and non-deliverable forwards, are subject to regulation under the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”) in the U.S. and under comparable regimes in Europe, Asia and other non-U.S. jurisdictions. Swaps, non-deliverable forwards and certain other derivatives traded in the OTC market are subject to variation margin requirements, and initial margining requirements will be phased in through September 1, 2022. Implementation of the margining and other provisions of the Dodd-Frank Act regarding clearing, mandatory trading, reporting and documentation of swaps and other derivatives have impacted and may continue to impact the costs to the Fund of trading these instruments and, as a result, may affect returns to investors in the Fund. In addition, the Commodity Futures Trading Commission (the “CFTC”) subjects advisers to registered investment companies to regulation by the CFTC if a fund that is advised by the investment adviser either (i) invests, directly or indirectly, more than a prescribed level of its liquidation value in certain derivatives, or (ii) markets itself as providing investment exposure to such instruments. CFTC Rule 4.5 permits investment advisers to registered investment companies to claim an exclusion from the definition of “commodity pool operator” under the Commodity Exchange Act (“CEA”) with respect to a fund, provided certain requirements are met. In order to permit the Manager and Subadviser to claim this exclusion with respect to the Fund, the Fund will limit its use of such derivatives (excluding transactions entered into for “bona fide hedging purposes,” as defined under CFTC regulations) such that either: (i) the aggregate initial margin and premiums required to establish its derivatives do not exceed 5% of the liquidation value of the Fund’s portfolio, after taking into account unrealized profits and losses on such positions, or (ii) the aggregate net notional value of its derivatives does not exceed 100% of the liquidation value of the Fund’s portfolio, after taking into account unrealized profits and losses on such positions. Additionally, the Fund will not market itself as a “commodity pool” or a vehicle for trading such instruments. Accordingly, the Fund is not subject to regulation under the CEA or otherwise regulated by the CFTC, and the Manager and

Subadviser have claimed an exclusion from the definition of the term “commodity pool operator” under the CEA pursuant to Rule 4.5 under the CEA. The Manager and Subadviser are not, therefore, subject to registration or regulation as a “commodity pool operator” under the CEA in respect of the Fund.
Leverage Risk.   Although the Fund may utilize leverage, there can be no assurance that the Fund will do so, or that, if utilized, it will be successful during any period in which it is employed. Leverage is a speculative technique that exposes the Fund to greater risk and higher costs than if it were not implemented.
Property level debt will be incurred by operating entities held by the Fund or by joint ventures entered into by one of the Fund’s operating entities and secured by real estate owned by such operating entities. Such operating entities would own real estate assets and would borrow from a lender using the owned property as mortgage collateral. In a non-recourse mortgage, if an operating entity were to default on a loan, the lender’s recourse would be to the mortgaged property and the lender would typically not have a claim to seek recovery from any unpaid portion of the loan from the other assets of the Fund or its subsidiaries. There are no limits under the Investment Company Act on the amount of leverage an operating entity may incur. When such property level debt is not recourse to the Fund, and the entity holding such debt was not formed for the purpose of avoiding the Investment Company Act limitations on leverage, the Fund will not treat such borrowings as senior securities (as defined in the Investment Company Act) for purposes of complying with the Investment Company Act’s limitations on leverage unless (i) the entity holding such debt is an entity that primarily engages in investment activities in securities or other assets and is primarily controlled by the Fund, including a Controlled Subsidiary, or (ii) the financial statements of the entity or joint venture holding such debt would be consolidated in the Fund’s financial statements. Property level debt may include covenants restricting when an operating entity held by the Fund can make distributions to the Fund. Defaults on the property level debt may result in the Fund losing its investment in the applicable property. Defaults on entity level debt may result in limits or restrictions on the Fund’s operations, including the Fund’s ability to make distributions.
There can be no assurance that any property-level financing will be available in the future on acceptable terms, if at all, or that it will be able to satisfy the conditions precedent required to use its credit facilities, if entered into, which could reduce the number, or alter the type, of investments that the Fund would make otherwise. Any failure to obtain financing could have a material adverse effect on the continued development or growth of the Fund’s investments and harm the Fund’s ability to operate and make distributions.
The Fund anticipates that any money borrowed from a bank or other financial institution for investment purposes will accrue interest based on shorter-term interest rates that would be periodically reset. So long as the Fund’s portfolio provides a higher rate of return, net of expenses, than the interest rate on borrowed money, as reset periodically, the leverage may cause the Fund to receive a higher current rate of return than if the Fund were not leveraged. If, however, short-term rates rise, the interest rate on borrowed money could exceed the rate of return on instruments held by the Fund, reducing returns to the Fund and the level of income available for dividends or distributions made by the Fund. Developments in the credit markets may adversely affect the ability of the Fund to borrow for investment purposes and may increase the costs of such borrowings, which would also reduce returns to the Fund. There is no assurance that a leveraging strategy will be successful. The use of leverage to purchase additional investments creates an opportunity for increased Common Stock dividends, but also creates special risks and considerations for the common stockholders, including:
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the likelihood of greater volatility of NAV, market price and dividend rate of Common Stock than a comparable fund without leverage;

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the risk that fluctuations in interest rates on borrowings and short-term debt or in dividend payments on, principal proceeds distributed to, or redemption of any Preferred Stock and/or notes or other debt securities that the Fund has issued will reduce the return to the Fund;

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magnified interest rate risk, which is the risk that the prices of certain of the portfolio investments will fall (or rise) if market interest rates for those types of investments rise (or fall). As a result, leverage may cause greater changes in the Fund’s NAV, which could have a material adverse impact on the Fund’s business, financial condition and results of operations;

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the effect of leverage in a declining market, which is likely to cause a greater decline in the NAV of the Common Stock than if the Fund were not leveraged; and

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leverage may increase expenses (which will be borne entirely by the common stockholders), which may reduce the Fund’s NAV and the total return to common stockholders.

Potential Conflicts of Interest Risk.   The Manager and Subadviser serve as adviser or subadvisers to other vehicles that have the same or similar investment objectives and investment strategies to those of the Fund. As a result, the Manager and the Fund’s portfolio managers may devote unequal time and attention to the management of the Fund and those other funds and accounts. Conflicts of interest exist or could arise in the future as a result of the relationships between the Fund and its affiliates, on the one hand, and the Fund’s wholly-owned operating partnership or any partner thereof, on the other. For further information on potential conflicts of interest, see “Conflicts of Interest.”
Allocation of Investment Opportunities Risk.   Certain other existing or future funds, investment vehicles and accounts managed by the Manager and its affiliates and PGIM affiliated proprietary entities invest in securities, properties and other assets in which the Fund may seek to invest. Allocation of identified investment opportunities among the Fund, the Manager and other PGIM affiliated investment vehicles presents inherent conflicts of interest where demand exceeds available supply. While the Manager believes it is likely that there will be some overlap of investment opportunities for the Fund and other PGIM affiliated investment vehicles and PGIM affiliated proprietary accounts from time to time, the Fund’s stock of investment opportunities may be materially affected by competition from other PGIM affiliated investment vehicles and PGIM affiliated proprietary entities. Investors should note that the conflicts inherent in making such allocation decisions will not always be resolved in favor of the Fund. PGIM Real Estate has a rotational policy which is designed to provide fair and equitable deal flow to each of our active accounts and funds for which we manage investments. Any account pursuing a real estate investment will take part in PGIM Real Estate’s allocation queue for the respective region (U.S., Latin America, Asia, Europe) (each, an “Eligible Account”). The allocation queue is a standard rotational system that determines fund priority in deal allocation.
See “Investment Objectives and Strategies — Allocation of Investment Opportunities” and “Conflicts of Interest.”
Best Efforts Offering Risk.   This offering is being made on a “best efforts” basis, meaning the Distributor and broker-dealers participating in the offering are only required to use their best efforts to sell shares and have no firm commitment or obligation to sell any of the shares. Even though the Fund has acquired the initial portfolio, such portfolio by itself is not diversified. Further, if the Distributor is unable to raise substantial funds in this offering, the Fund’s Board may seek the approval of the Fund’s stockholders to sell all or substantially all of the Fund’s assets and dissolve the Fund. In the event of the liquidation, dissolution or winding up of the Fund, stockholders are entitled to receive the then-current NAV per share of the assets legally available for distribution to the Fund’s stockholders, after payment of or adequate provision for all of the Fund’s known debts and liabilities, including any outstanding debt securities or other borrowings and any interest thereon.
Periodic Tender Offer Risk.   The Fund intends, but is not obligated, to conduct quarterly tender offers to repurchase up to 5.0% of the Common Stock then outstanding in the sole discretion of the Board. In any given quarter, the Manager may or may not recommend to the Board that the Fund conduct a tender offer, and even if the Manager does recommend to the Board that the Fund conduct a tender offer, the Board may not approve such recommendation. For example, if adverse market conditions cause the Fund’s traded securities to become illiquid or trade at depressed prices or if the Manager and/or Board believe that conducting a tender offer for 5.0% of the Common Stock then outstanding would impose an undue burden on common stockholders who do not tender compared to the benefits of giving common stockholders the opportunity to sell all or a portion of their Common Stock at net asset value, the Manager may choose not to recommend a tender offer or may recommend a tender offer for less than 5.0% of the Common Stock then outstanding. Accordingly, there may be periods during which no tender offer is made.
If the Fund does conduct tender offers, it may be required to sell its more liquid, higher quality traded securities to purchase the shares of Common Stock that are tendered, which may increase risks for remaining common stockholders and increase Fund expenses as a percent of assets. Further, such sales may increase the turnover of the Fund’s portfolio and may lead to increased expenses to the Fund, such as commissions and transaction costs. The Fund may, subject to its investment restriction with respect to leverage, utilize leverage to finance the repurchase of Common Stock pursuant to any tender offers. There can be no assurance, however, that the Fund will be able to obtain such financing for tender offers if it attempts to do so. The use of leverage to finance the repurchase of Common Stock will further increase the Fund’s expenses borne by stockholders of the Fund, in addition to the increase in expenses per share that will result from having a smaller base of assets after any such tender offers over which to spread fixed expenses. The Fund is designed primarily for long-term investors and an investment in the Common Stock should be considered illiquid. While the Fund intends to conduct quarterly tender offers, the Fund is not required to do so and may amend, suspend or terminate such tender offers at any time. Investors have no right to require the Fund to redeem their Common Stock.
The exchange of shares of Common Stock for cash pursuant to a tender offer will generally be a taxable transaction for U.S. federal income tax purposes. See “Certain U.S. Federal Income Tax Considerations — Taxation of U.S. Holders of The Fund’s Common Stock — Repurchases of The Fund’s Common Stock” and “Certain U.S. Federal Income Tax Considerations — Taxation of Non-U.S. Holders of The Fund’s Common Stock — Repurchases of The Fund’s Common Stock.”
Anti-Takeover Provisions.   Certain provisions of the Fund’s charter and bylaws could have the effect of limiting the ability of other entities or persons to acquire control of the Fund or to modify the Fund’s structure. These provisions may inhibit a change of control in circumstances that could give the stockholders the opportunity to realize a premium over the value of the Common Stock.
Incentive Fee Risk.   The Incentive Fee may create an incentive for the Manager to make investments in order to maximize Portfolio Operating Income under the Incentive Fee even if such investments may not benefit the Fund’s NAV, cause us to use more leverage than it otherwise would in the absence of the Incentive Fee or to otherwise make riskier investments on the Fund’s behalf. While the Board does not monitor specific investment decisions by the Manager and the particular timing of individual investment decisions as they relate to the Incentive Fee, the Board, as part of its fiduciary duties and responsibilities under the Investment Company Act (relating to future determinations as to whether to renew the investment management agreement with the Manager), considers whether the Incentive Fee is fair and reasonable.
Payment of Management and Incentive Fees in Stock Risk.   The Fund intends to apply for exemptive relief from the SEC to permit the Fund to pay the Manager all or a portion of its Management Fee and Incentive Fee in shares of Common Stock in lieu of paying the Manager an equivalent amount of such fees in cash, which would dilute third party ownership interests in the Fund. Exemptive relief that has not been granted is subject to SEC approval, and there is no assurance the SEC will grant the requested relief.
Non-U.S. Investment Risks.   The Fund may invest in real estate located outside of the United States and real estate debt issued in, and/or backed by real estate in, countries outside the United States, including Asia, Europe and Latin America. Non-U.S. real estate and real estate-related investments involve certain factors not typically associated with investing in real estate and real estate-related investments in the U.S., including risks relating to (i) currency exchange matters; (ii) differences in conventions relating to documentation, settlement, corporate actions, stakeholder rights and other matters; (iii) differences between U.S. and non-U.S. real estate markets, including potential price volatility in and relative illiquidity of some non-U.S. markets; (iv) the absence of uniform accounting, auditing and financial reporting standards, practices and disclosure requirements and differences in government supervision and regulation; (v) certain economic, social and political risks; (vi) the possible imposition of non-U.S. taxes on income and gains and gross sales or other proceeds recognized with respect to such investments; (vii) differing and potentially less well-developed or well-tested corporate laws regarding stakeholder rights, creditors’ rights (including the rights of secured parties), fiduciary duties and the protection of investors; (viii) different laws and regulations including differences in the legal and regulatory environment or enhanced legal and regulatory compliance; (ix) political hostility to investments by foreign investors; (x) less publicly available information; (xi) obtaining or enforcing a court judgement abroad; (xii) restrictions on foreign investment in other jurisdictions; and (xiii) difficulties in effecting repatriation of capital.

Property Manager Risk.   The Manager will hire property managers to manage the Fund’s properties and leasing agents to lease vacancies in the Fund’s properties. These property managers may be affiliates of partners in joint ventures that the Fund enter into. The property managers have significant decision-making authority with respect to the management of the Fund’s properties. The Fund’s ability to direct and control how its properties are managed on a day-to-day basis may be limited because it engages other parties to perform this function. Thus, the success of the Fund’s business may depend in large part on the ability of its property managers to manage the day-to-day operations and the ability of our leasing agents to lease vacancies in the Fund’s properties. Any adversity experienced by, or problems in our relationship with, the Fund’s property managers or leasing agents could adversely impact the operation and profitability of the Fund’s properties.
Risks Related to the Fund’s REIT Status.   The Fund expects to operate so as to qualify as a REIT under the Code beginning with the Fund’s taxable year ending December 31, 2023. However, qualification as a REIT involves the application of highly technical and complex Code provisions for which only a limited number of judicial or administrative interpretations exist. Notwithstanding the availability of cure provisions in the Code, various compliance requirements could be failed and could jeopardize the Fund’s REIT status.
Tax Risks of Investing in the Fund.   Even if the Fund qualifies and maintains its status as a REIT, it may become subject to U.S. federal income taxes and related state and local taxes.
Risks Related to the Fund’s REIT Status
If the Fund does not qualify as a REIT, it will be subject to tax as a regular corporation and could face a substantial tax liability.
The Fund expects to operate so as to qualify as a REIT under the Code. However, qualification as a REIT involves the application of highly technical and complex Code provisions for which only a limited number of judicial or administrative interpretations exist. Notwithstanding the availability of cure provisions in the Code, various compliance requirements could be failed and could jeopardize the Fund’s REIT status. Furthermore, new tax legislation, administrative guidance or court decisions, in each instance potentially with retroactive effect, could make it more difficult or impossible for us to qualify as a REIT. If the Fund fails to qualify as a REIT in any tax year, then:
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the Fund would be taxed as a regular domestic corporation, which under current laws, among other things, means being unable to deduct distributions to stockholders in computing taxable income and being subject to federal income tax on our taxable income at regular corporate income tax rates;

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any resulting tax liability could be substantial and could have a material adverse effect on the Fund’s book value;

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unless the Fund were entitled to relief under applicable statutory provisions, it would be required to pay taxes, and therefore, our cash available for distribution to stockholders would be reduced for each of the years during which the Fund does not qualify as a REIT and for which it had taxable income; and

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the Fund generally would not be eligible to requalify as a REIT for the subsequent four full taxable years.

To maintain the Fund’s REIT status, the Fund may have to borrow funds on a short-term basis during unfavorable market conditions.
To qualify as a REIT, the Fund generally must distribute annually to stockholders a minimum of 90% of our net taxable income, determined without regard to the dividends-paid deduction and excluding net capital gains. The Fund will be subject to regular corporate income taxes on any undistributed REIT taxable income each year. Additionally, the Fund will be subject to a 4% nondeductible excise tax on any amount by which distributions paid by the Fund in any calendar year are less than the sum of 85% of our ordinary income, 95% of capital gain net income and 100% of undistributed income from previous years. Payments the Fund makes to stockholders under the share repurchase plan will not be taken into account for purposes of these distribution requirements. If the Fund does not have sufficient cash to make distributions necessary to preserve our REIT status for any year or to avoid taxation, the Fund may be forced to borrow funds or sell assets even if the market conditions at that time are not favorable for these borrowings or sales. These options could increase our costs or reduce the Fund’s equity.
Compliance with REIT requirements may cause the Fund to forego otherwise attractive opportunities, which may hinder or delay the Fund’s ability to meet its investment objectives and reduce overall return.
To qualify as a REIT, the Fund is required at all times to satisfy tests relating to, among other things, the sources of the Fund’s, the nature and diversification of assets, the ownership of stock and the amounts distributed to stockholders. Compliance with the REIT requirements may impair our ability to operate solely on the basis of maximizing profits. For example, the Fund may be required to make distributions to stockholders at disadvantageous times or when the Fund does not have funds readily available for distribution.
Compliance with REIT requirements may force the Fund to liquidate or restructure otherwise attractive investments.
To qualify as a REIT, at the end of each calendar quarter, at least 75% of the value of the Fund’s assets must consist of cash, cash items, government securities and qualified real estate assets. The remainder of the Fund’s investments in securities (other than qualified real estate assets and government securities) generally cannot include more than 10% of the voting securities (other than securities that qualify for the straight debt safe harbor) of any one issuer or more than 10% of the value of the outstanding securities of more than any one issuer unless the Fund and such issuer jointly elect for such issuer to be treated as a “taxable REIT subsidiary” under the Code. Debt will generally meet the “straight debt” safe harbor if the debt is a written unconditional promise to pay on demand or on a specified date a certain sum of money, the debt is not convertible, directly or indirectly, into stock, and the interest rate and the interest payment dates of the debt are not contingent on the profits, the borrower’s discretion, or similar factors. Additionally, no more than 5% of the value of the Fund’s assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, and no more than 20% of the value of the Fund’s assets may be represented by securities of one or more taxable REIT subsidiaries. If the Fund fails to comply with these requirements at the end of any calendar quarter, the Fund must dispose of a portion of the Fund’s assets within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions in order to avoid losing its REIT qualification and suffering adverse tax consequences. In order to satisfy these requirements and maintain its qualification as a REIT, the Fund may be forced to liquidate assets from our portfolio or not make otherwise attractive investments. These actions could have the effect of reducing the Fund’s and amounts available for distribution to stockholders.
The Fund’s charter does not permit any person or group to own more than 9.8% in value or number of shares, whichever is more restrictive, of the Fund’s outstanding Common Stock or of the outstanding capital stock of all classes or series, and attempts to acquire the Fund’s Common Stock or the Fund’s capital stock of all other classes or series in excess of these 9.8% limits would not be effective without an exemption (prospectively or retroactively) from these limits by our board of directors.
For the Fund to qualify as a REIT under the Code, not more than 50% of the value of its outstanding stock may be owned, directly or indirectly, by five or fewer individuals (including certain entities treated as individuals for this purpose) during the last half of a taxable year. For the purpose of assisting the Fund’s qualification as a REIT for U.S. federal income tax purposes, among other purposes, the Fund’s charter prohibits beneficial or constructive ownership by any person or group of more than 9.8%, in value or number of shares, whichever is more restrictive, of the outstanding shares of the Fund’s outstanding Common Stock, or 9.8% in value or number of shares, whichever is more restrictive, of the outstanding capital stock of all classes or series, which we refer to as the “Ownership Limit.” The constructive ownership rules under the Code and the Fund’s charter are complex and may cause shares of the outstanding Common Stock owned by a group of related persons to be deemed to be constructively owned by one person. As a result, the acquisition of less than 9.8% of the Fund’s outstanding Common Stock or the Fund’s capital stock by a person could cause another person to constructively own in excess of 9.8% of our outstanding Common Stock or the Fund’s capital stock, respectively, and thus violate the Ownership Limit. There can be no assurance that the Fund’s board of directors, as permitted in the charter, will not decrease this Ownership Limit in the future. Any attempt to own or transfer shares of the Fund’s Common Stock or capital stock in excess of the Ownership Limit without the consent of our board of directors will result in the transfer being void.
The Ownership Limit may have the effect of precluding a change in control of us by a third party, even if such change in control would be in the best interests of stockholders or would result in receipt of a premium to the price of the Fund’s Common Stock (and even if such change in control would not reasonably jeopardize our REIT status). The exemptions to the Ownership Limit granted to date may limit our board of directors’ power to increase the Ownership Limit or grant further exemptions in the future.
Our board of directors is authorized to revoke our REIT election without stockholder approval, which may cause adverse consequences to stockholders.
The Fund’s charter authorizes our board of directors to revoke or otherwise terminate our REIT election, without the approval of stockholders, if it determines that changes to U.S. federal income tax laws and regulations or other considerations mean it is no longer in our best interests to qualify, or attempt to qualify, as a REIT. Our board of directors has certain statutory duties to the Fund and could only cause such changes in our tax treatment if it determines in good faith that such changes are in our best interests. In this event, the Fund would become subject to U.S. federal income tax on our taxable income and the Fund would no longer be required to distribute most of the Fund’s net income to stockholders, which may cause a reduction in the total return to stockholders.
We have entered into an agreement with the Manager under which the Manager has agreed to pay or reimburse us for our U.S. federal, state and local income taxes we incur as a result of our status as a C corporation for the taxable year ending December 31, 2022, including any such taxes we incur attributable to a deemed sale election on our conversion from a C corporation to a REIT (the “2022 Reimbursement”). Under such agreement the Manager is also required to reimburse us for any additional U.S. federal, state or local income taxes we incur as a result of our receipt of the 2022 Reimbursement. Accordingly, assuming the Manager complies with its obligations under such agreement, we do not expect any investor to bear indirectly any U.S. federal, state or local income taxes that may be imposed on us as a result of our status as a C corporation prior to the effective date of our REIT election.
Tax Risks of Investing in the Fund
Non-U.S. holders may be subject to U.S. federal income tax upon their disposition of shares of the Fund’s Common Stock or upon their receipt of certain distributions from us.
In addition to any potential withholding tax on ordinary dividends, a non-U.S. holder (as such term is defined below under “Certain U.S. Federal Income Tax Considerations — Taxation of U.S. Holders of The Fund’s Common Stock”), other than a “qualified stockholder” or a “qualified foreign pension fund,” that disposes of a “U.S. real property interest” (“USRPI”) (which includes shares of stock of a U.S. corporation whose assets consist principally of USRPIs), is generally subject to U.S. federal income tax under the Foreign Investment in Real Property Tax Act of 1980, as amended (“FIRPTA”), on the amount received from such disposition. Such tax does not apply, however, to the disposition of stock in a REIT that is “domestically controlled.” Generally, a REIT is domestically controlled if less than 50% of its stock, by value, has been owned directly or indirectly by non-U.S. persons during a continuous five-year period ending on the date of disposition or, if shorter, during the entire period of the REIT’s existence. The Fund cannot assure you that it will qualify as a domestically controlled REIT. If the Fund were to fail to so qualify, amounts received by a non-U.S. holder on certain dispositions of shares of the Fund’s Common Stock (including a redemption) would be subject to tax under FIRPTA, unless (i) shares of Common Stock were regularly traded on an established securities market and (ii) the non-U.S. holder did not, at any time during a specified testing period, hold more than 10% of the Fund’s Common Stock. See “Certain U.S. Federal Income Tax Considerations — Taxation of Non-U.S. Holders of The Fund’s Common Stock — Sales of The Fund’s Common Stock.”
A non-U.S. holder other than a “qualified stockholder” or a “qualified foreign pension fund,” that receives a distribution from a REIT that is attributable to gains from the disposition of a USRPI as described above, including in connection with a repurchase of the Fund’s Common Stock, is generally subject to U.S. federal income tax under FIRPTA to the extent such distribution is attributable to gains from such disposition, regardless of whether the difference between the fair market value and the tax basis of the USRPI giving rise to such gains is attributable to periods prior to or during such non-U.S. holder’s ownership of the Fund’s Common Stock. In addition, a repurchase of the Fund’s Common Stock, to the extent not treated as a sale or exchange, may be subject to withholding as an ordinary dividend. See “Certain U.S. Federal Income Tax Considerations — Taxation of Non-U.S. Holders of The Fund’s Common Stock — Distributions, and — Repurchases of the Fund’s Common Stock.”
The Manager and the Subadviser seek to act in the best interests of the Fund as a whole and not in consideration of the particular tax consequences to any specific holder of our stock. Potential non-U.S. holders should inform themselves as to the U.S. tax consequences, and the tax consequences within the countries of their citizenship, residence, domicile, and place of business, with respect to the purchase, ownership and disposition of shares of the Fund’s Common Stock.
Investments outside the United States may subject us to additional taxes and could present additional complications to our ability to satisfy the REIT qualification requirements.
Non-U.S. investments may subject us to various non-U.S. tax liabilities, including withholding taxes. In addition, operating in functional currencies other than the U.S. dollar and in environments in which real estate transactions are typically structured differently than they are in the United States or are subject to different legal rules may present complications to our ability to structure non-U.S. investments in a manner that enables us to satisfy the REIT qualification requirements.
The Fund may incur tax liabilities that would reduce our cash available for distribution to you.
Even if the Fund qualifies and maintain our status as a REIT, the Fund may become subject to U.S. federal income taxes and related state and local taxes. For example, net income from the sale of properties that are “dealer” properties sold by a REIT (a “prohibited transaction” under the Code) will be subject to a 100% tax. The Fund may not make sufficient distributions to avoid excise taxes applicable to REITs. Similarly, if the Fund were to fail an income test (and did not lose our REIT status because such failure was due to reasonable cause and not willful neglect) the Fund would be subject to tax on the income that does not meet the income test requirements. The Fund also may decide to retain net capital gain the Fund earns from the sale or other disposition of the Fund’s investments and pay income tax directly on such income. In that event, stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability unless they file U.S. federal income tax returns and thereon seek a refund of such tax. The Fund also may be subject to state and local taxes on the Fund’s or property, including franchise, payroll, mortgage recording and transfer taxes, either directly or at the level of the other companies through which we indirectly own the Fund’s assets, such as our taxable REIT subsidiaries, which are subject to full U.S. federal, state, local and foreign corporate-level income taxes. Any taxes the Fund pays directly or indirectly will reduce our cash available for distribution to you.
You may have current tax liability on distributions you elect to reinvest in the Fund’s Common Stock.
If you participate in our distribution reinvestment plan, you will be deemed to have received, and for U.S. federal income tax purposes will be taxed on, the amount reinvested in shares of the Fund’s Common Stock to the extent the amount reinvested was not a tax-free return of capital. Therefore, unless you are a tax-exempt entity, you may be forced to use funds from other sources to pay your tax liability on the reinvested dividends.
Generally, ordinary dividends payable by REITs do not qualify for reduced U.S. federal income tax rates.
Currently, the maximum tax rate applicable to qualified dividend income payable to certain non-corporate U.S. stockholders is 20%. Dividends payable by REITs, however, generally are not eligible for the reduced rate. Although this does not adversely affect the taxation of REITs or dividends payable by REITs, the more favorable rates applicable to regular corporate qualified dividends could cause certain non-corporate investors to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the shares of REITs, including the Fund’s Common Stock. However, under tax reform legislation under the Tax Cuts and Jobs Act (the “Tax Reform Bill”), commencing with taxable years beginning on or after January 1, 2018 and continuing through 2025, individual taxpayers may be entitled to claim a deduction in determining their taxable income of 20% of ordinary REIT dividends (dividends other than capital gain dividends and dividends attributable to certain qualified dividend income received by us), which temporarily reduces the effective tax rate on such dividends. See “Certain U.S. Federal Income Tax Considerations — Taxation of U.S. Holders of The Fund’s Common Stock — Distributions Generally.” You are urged to consult with your tax advisor regarding the effect of this change on your effective tax rate with respect to REIT dividends.
The Fund may be subject to adverse legislative or regulatory tax changes that could increase our tax liability, reduce our operating flexibility and reduce the price of the Fund’s Common Stock.
In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of U.S. federal income tax laws applicable to investments similar to an investment in shares of the Fund’s Common Stock. Additional changes to the tax laws are likely to continue to occur, and the Fund cannot assure you that any such changes will not adversely affect the taxation of stockholders. Any such changes could have an adverse effect on an investment in shares or on the market value or the resale potential of the Fund’s assets. You are urged to consult with your tax advisor with respect to the impact of recent legislation on your investment in shares and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in shares. Although REITs generally receive certain tax advantages compared to entities taxed as regular corporations, it is possible that future legislation would result in a REIT having fewer tax advantages, and it could become more advantageous for a company that invests in real estate to elect to be treated for U.S. federal income tax purposes as a corporation. As a result, the Fund’s charter authorizes our board of directors to revoke or otherwise terminate our REIT election, without the approval of stockholders, if it determines that changes to U.S. federal income tax laws and regulations or other considerations mean it is no longer in our best interests to qualify as a REIT. The impact of tax reform on an investment in shares is uncertain. Prospective investors should consult their own tax advisors regarding changes in tax laws.
The failure of a mezzanine loan to qualify as a real estate asset could adversely affect our ability to qualify as a REIT.
The Fund may acquire mezzanine loans, for which the United States Internal Revenue Service (the “IRS”) has provided a safe harbor but not rules of substantive law. Pursuant to the safe harbor, if a mezzanine loan meets certain requirements, it will be treated by the IRS as a real estate asset for purposes of the REIT asset tests, and interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the REIT 75% income test. The Fund may acquire mezzanine loans that do not meet all of the requirements of this safe harbor. In the event the Fund owns a mezzanine loan that does not meet the safe harbor, the IRS could challenge such loan’s treatment as a real estate asset for purposes of the REIT asset and income tests and, if such a challenge were sustained, the Fund could fail to qualify as a REIT.
If our operating partnership failed to qualify as a partnership or is not otherwise disregarded for U.S. federal income tax purposes, the Fund would cease to qualify as a REIT.
If the IRS were to successfully challenge the status of our operating partnership as a partnership or disregarded entity for U.S. federal income tax purposes, it would be taxable as a corporation. In the event that this occurs, it would reduce the amount of distributions that the Fund’s operating partnership could make to the Fund. This would also result in our failing to qualify as a REIT and becoming subject to a corporate-level tax on the Fund’s, which would substantially reduce our cash available to pay distributions and the yield on your investment.
The Fund may bear U.S. federal income taxes and related state and local income taxes for its taxable year ending December 31, 2022.
The Fund intends to be taxed as a C corporation, and may be subject to U.S. federal income taxes and related state and local taxes, for its taxable year ending December 31, 2022. In addition, if the Fund holds any assets at the time it converts from a C corporation to a REIT, the Fund could be liable for specified tax liabilities with respect to the Fund’s “built-in gain” in such assets. Built-in gain is the amount by which an asset’s fair market value exceeds its adjusted tax basis at the time the Fund converts to a REIT. Applicable Treasury regulations, however, allow us to avoid the recognition of gain and the imposition of corporate-level tax with respect to a built-in gain asset held at the time of the Fund’s conversion unless and until we dispose of that built-in gain asset during the 5-year period following its acquisition, at which time the Fund would recognize, and would be subject to tax at the highest regular corporate rate on, the built-in gain. In addition, we may be able to elect “deemed sale” treatment with respect to any built-in gain asset and trigger the applicable corporate tax as of the last day of our last C corporation year. To the extent the deemed sale election is made, the applicable income tax would be due with respect to the 2022 tax year and not any year in which we are treated as a REIT. Although the Fund does not expect to hold any built-in gain assets at the time of its conversion to a REIT or if it does, make the deemed sale election, there can be no assurances, that the Fund will make the deemed sale election or will not have appreciated assets at the time of the Fund’s conversion to a REIT. Any income tax due by the Fund in respect of a REIT taxable year as a result of the disposition of a built-in gain asset will reduce amounts distributable to investors unless the REIT is otherwise held harmless for such tax or such tax is borne by the Fund’s owner with respect to the 2022 tax year.
We have entered into an agreement with the Manager under which the Manager has agreed to pay or reimburse us for our U.S. federal, state and local income taxes we incur as a result of our status as a C corporation for the taxable year ending December 31, 2022, including any such taxes we incur attributable to a deemed sale election on our conversion from a C corporation to a REIT (the “2022 Reimbursement”). Under such agreement the Manager is also required to reimburse us for any additional U.S. federal, state or local income taxes we incur as a result of our receipt of the 2022 Reimbursement. Accordingly, assuming the Manager complies with its obligations under such agreement, we do not expect any investor to bear indirectly any U.S. federal, state or local income taxes that may be imposed on us as a result of our status as a C corporation prior to the effective date of our REIT election.

MANAGEMENT AND ADVISORY ARRANGEMENTS
Board of Directors
The Board is responsible for the overall supervision of the business and affairs of the Fund and performs the various duties imposed on the directors of investment companies by the Investment Company Act, the charter and applicable Maryland law. The Board also oversees the Fund’s officers, who conduct and supervise the daily business operations of the Fund. A vacancy on the Board may be filled by the directors, unless the Investment Company Act requires the election of one or more such directors by stockholders.
Manager
The Manager of the Fund is PGIM Investments, 655 Broad Street, Newark, NJ 07102-4410. PGIM Investments is a wholly-owned subsidiary of PIFM Holdco LLC, which is a wholly-owned subsidiary of PGIM Holding Company LLC, which is a wholly-owned subsidiary of Prudential. PGIM Investments and its predecessors have served as a manager or administrator to investment companies since 1987. PGIM Investments currently serves as manager to all of the other investment companies that, together with the Fund, comprise the Prudential Investments registered investment companies. As of September 30, 2022, PGIM Investments served as the investment manager to all of the Prudential U.S. and offshore open-end management investment companies, and as manager and administrator to closed-end investment companies. As of September 30, 2022, PGIM Investments’ total assets under management were approximately $276.9 billion.
Pursuant to a Management Agreement with the Fund (the “Management Agreement”), PGIM Investments, subject to the supervision of the Fund’s Board and in conformity with the stated policies of the Fund, manages both the investment operations of the Fund and the composition of the Fund’s portfolio, including the purchase, retention, disposition and loan of securities and other assets. In connection therewith, PGIM Investments is obligated to keep certain books and records of the Fund. PGIM Investments will review the performance of the Subadviser and make recommendations to the Board with respect to the retention of subadvisers and the renewal of contracts. PGIM Investments also administers the Fund’s corporate affairs and, in connection therewith, furnishes the Fund with office facilities, together with those ordinary clerical and bookkeeping services which are not being furnished by the Fund’s custodian and transfer agent. The management services that PGIM Investments provides to the Fund are not exclusive under the terms of the Management Agreement and PGIM Investments is free to, and does, render management services to others.
For services it receives under the Management Agreement, the Fund pays PGIM Investments a base management fee and an incentive fee. The base management fee (the “Management Fee”) is payable at the end of each month at the annual rate of 1.00% of the average daily value of the Fund’s net assets. The Manager has contractually agreed to waive its Management Fee for one year from the effective date of the Fund’s registration statement (the “Waiver Period”). The longer an investor holds shares of the Common Stock during this period, the longer such investor will receive the benefit of this Management Fee waiver period. Following the Waiver Period, the Manager will receive a Management Fee at an annual rate of 1.00% of the average daily value of the Fund’s net assets.
The incentive fee (the “Incentive Fee”) is calculated and payable quarterly in arrears in an amount equal to 10% of the Fund’s Portfolio Operating Income for the immediately preceding quarter. No incentive fee on Portfolio Operating Income will be payable in any calendar quarter in which the Fund did not achieve a 5% Total Return over the trailing 12-month period. The Incentive Fee will only be payable beginning with the calendar quarter ending after the Fund has at least 12 months of operations, which shall not be earlier than one year from the effective date of the Fund’s registration statement.
“Portfolio Operating Income” means (1) the Fund’s share of Net Operating Income from the Fund’s real estate equity investments; plus (2) the Fund’s net investment income (or loss) from debt, preferred equity investments and traded real estate-related securities; minus (3) the Fund’s expenses (excluding the Incentive Fee and distribution and servicing fees).

“Net Operating Income” means operating revenue net of operating expenses (inclusive of interest on investment level debt) for the Fund’s operating entities that invest in real estate and excludes (i) gains or losses from sales of depreciable real property, (ii) impairment write-downs on depreciable real property, (iii) real estate-related depreciation and amortization for each real estate operating venture and (iv) adjustments for recognizing straight line rent.
“Total Return” for any 12-month period shall equal the sum of: (i) all distributions accrued or paid (without duplication) on the Common Stock since the beginning of the applicable 12-month period plus (ii) the change in aggregate NAV of Common Stock since the beginning of the year, before giving effect to (x) changes resulting solely from the proceeds of issuances of Common Stock, (y) any allocation/accrual to the performance participation interest and (z) applicable distribution and servicing fee expenses.
Portfolio Operating Income does not include any component of capital gains or capital appreciation. The Manager is not entitled to any incentive fee based on the capital gains or capital appreciation of the Fund or its investments.
The Fund intends to apply for exemptive relief from the SEC to permit the Fund to pay the Manager all or a portion of its Management Fee and Incentive Fee in shares of Common Stock, in lieu of paying the Manager an equivalent amount of such fees in cash. As a condition of this exemptive relief, the Manager may be required to commit not to sell any shares of Common Stock received in lieu of a cash payment of these fees for at least 12 months from the date of issuance, except in exceptional circumstances. Exemptive relief that has not been granted is subject to SEC approval, and there is no assurance the SEC will grant the requested relief.
The Management Agreement provides that PGIM Investments will not be liable for any error of judgment by PGIM Investments or for any loss suffered by the Fund in connection with the matters to which the Management Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the Investment Company Act) or loss resulting from willful misfeasance, bad faith or gross negligence or reckless disregard of duties. The Management Agreement provides that it will terminate automatically if assigned (as defined in the Investment Company Act), and that it may be terminated without penalty by either PGIM Investments or the Fund by the Board or vote of a majority of the outstanding voting securities of the Fund (as defined in the Investment Company Act) upon not more than 60 days’, nor less than 30 days’, written notice. The Management Agreement will continue in effect for a period of more than two years from the date of execution only so long as such continuance is specifically approved at least annually by the Board in accordance with the requirements of the Investment Company Act.
The basis for the Board’s initial approval of the Fund’s Management Agreement and Subadvisory Agreement will be provided in the Fund’s initial report to the common stockholders. The basis for subsequent continuations of the Fund’s Management Agreement and Subadvisory Agreement will be provided in annual or semi-annual reports to the common stockholders for the periods during which such continuations occur.
Pursuant to an Expense Limitation and Reimbursement Agreement, for three years from effectiveness of the Fund’s registration statement (the “ELRA Period”), the Manager has contractually agreed to waive its fees and/or reimburse expenses of the Fund so that the Fund’s Specified Expenses will not exceed 0.50% of net assets (annualized). The Fund has agreed to repay these amounts, when and if requested by the Manager, but only if and to the extent that Specified Expenses are less than 0.50% of net assets (annualized) (or, if a lower expense limit is then in effect, such lower limit) within three years after the date the Manager waived or reimbursed such fees or expenses. This arrangement cannot be terminated without the consent of the Fund’s Board prior to the end of the ELRA Period. “Specified Expenses” is defined to include all expenses incurred in the business of the Fund, including organizational and offering costs (other than Initial Organization and Offering Costs, which will be paid directly by PGIM and its affiliates), with the exception of (i) the Management Fee, (ii) the Incentive Fee, (iii) the Servicing Fee, (iv) the Distribution Fee, (v) property level expenses, (vi) brokerage costs or other investment-related out-of-pocket expenses, including with respect to unconsummated investments, (vii) dividend/interest payments (including any dividend payments, interest expenses, commitment fees, or other expenses related to any leverage incurred by the Fund), (viii) taxes, and (ix) extraordinary expenses (as determined in the sole discretion of the Manager).
Subadviser
PGIM, Inc. (“PGIM” or the “Subadviser”) will serve as the Fund’s investment subadviser. PGIM, Inc. PGIM is an indirect, wholly-owned subsidiary of Prudential that was organized in 1984. PGIM is the global asset management business of Prudential Financial, Inc. (NYSE:PRU). PGIM offers a range of investment solutions for retail and institutional investors around the world across a broad range of asset classes, including real estate and alternatives, public fixed income, private fixed income, fundamental equity, and quantitative equity. As of September 30, 2022, PGIM managed approximately $1.2 trillion in assets.
PGIM will provide day-to-day management of the Fund’s portfolio primarily through its specialized real estate investing and financing business unit, PGIM Real Estate. PGIM Real Estate is one of the largest real estate managers in the world, with more than $204.4 of gross assets under management and administration as of September 30, 2022 ($179.5 billion net and $46.6 billion in assets under administration). PGIM Real Estate and its predecessor entities and business units have more than 140 years of experience investing in real estate through direct mortgage loan originations, and more than 50 years of history managing open end real estate equity vehicles similar to the Fund. The business is supported by more than 1,100 specialized professionals located in 32 major cities across the globe. PGIM Real Estate’s local operating units offer a broad range of real estate investment strategies and investment management services in the U.S., Europe, Asia and Latin America. For more information related to the Subadviser, please see Appendix A “Supplemental Performance Information of the Subadviser.”
Subadvisory Agreement
The Manager has entered into a subadvisory agreement (the “Subadvisory Agreement”) with the Subadviser. The Subadvisory Agreement provides that the Subadviser will furnish investment advisory services in connection with the management of the Fund.
Under the Subadvisory Agreement, the Subadviser, subject to the supervision of the Manager, is responsible for managing the assets of the Fund in accordance with the Fund’s investment objectives, investment program and policies. The Subadviser generally determines what properties, loans, joint ventures, securities and other instruments are purchased and sold for the Fund and is responsible for obtaining and evaluating financial data relevant to the Fund. The Manager continues to have responsibility for all investment advisory services pursuant to the Management Agreement and supervises the Subadviser’s performance of such services.
PGIM will receive an annual subadvisory fee, payable monthly, from PGIM Investments in an amount equal to 0.60% of the average daily value of the Fund’s net assets. No subadvisory fees will be paid by the Fund directly to PGIM. In addition, in consideration for the services provided pursuant to the Subadvisory Agreement, the Manager will pay the Subadviser a fee in the amount of 60% of the Incentive Fee received by the Manager from the Fund pursuant to the Management Agreement.
Allocation of Investment Opportunities
The Fund will be subject to the PGIM Real Estate U.S. Allocation Policy & Procedures, which state that the allocation of investment opportunities (each, an “Investment”) is generally determined through a rotational process, with the applicable Investment being first offered to the Eligible Account that is in the highest position in the relevant queue (e.g., stabilized or non-stabilized queue, as described below) relative to the other Eligible Accounts in that queue (i.e., to the Eligible Account in such queue for which the longest time period has passed since it received an allocation from that queue). Each Eligible Account in a queue may accept or pass on the individual Investment offered. If an Eligible Account accepts the Investment, the Eligible Account will move to the end of the relevant queue. There are limited exceptions to this process, such as certain debt, senior housing and affordable housing and transformative development Investments, and Investments that could create conflicts of interest. The Global Chief Investment Risk Officer for the U.S. (“CIRO”) has a veto over allocation should s/he believe that an investment is not appropriate for a particular Account.

For purposes of allocating Investments, PGIM Real Estate will establish one or more queues based on investment strategy and investment guidelines. PGIM Real Estate currently employs two distinct allocation queues: a stabilized Investments queue and a non-stabilized Investments queue. For purposes of this policy, stabilized Investments shall generally include:
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Office, retail, warehouse, storage, and residential properties that are 75% or more leased at the time of purchase, and hotels that are operating at or near, market occupancy;

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Properties undergoing a minor renovation or expansion that does not have a material impact on the property’s occupancy or operation;

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Build-to-suit properties that are 75% or more pre-leased and that have reasonable protection from completion and cost overrun risk; and

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Such other Investments as may be determined to be stabilized Investments by the CIRO in his/her reasonable discretion. The CIRO also may determine that an Investment that otherwise may be considered a stabilized Investment per the definition above should be categorized as a non-stabilized Investment based on his/her reasonable discretion.

All Investments that are not stabilized Investments shall be deemed to be non-stabilized Investments.
At times, there may be an investment opportunity that is suitable to more than one portfolio. PGIM Real Estate utilizes its allocation process, a rotation system to determine fund priority in deal allocation. Portfolio Managers represent their clients’ interest and only deals selected by Portfolio Managers may be allocated to an account (there are no “forced deals”). Accounts that receive an allocation will be moved to the end of the relevant queue in the rotation.
The Portfolio Manager is responsible for the selection of investment opportunities. This, coupled with the dedicated portfolio and asset management team’s involvement in the initial underwriting and due diligence process, enhances the efficient and effective execution of portfolio strategy and objectives.
The Fund’s adherence to its investment process is monitored through the PGIM Real Estate’s Investment Risk Management Group, which is led by the Investment Risk Group, comprised of the Global Chief Investment Risk Officer together with a team of regional Chief Underwriters who administer and run the global and regional Investment Committee processes as well as the regional allocation processes. This team is independent from the PGIM Real Estate’s main Transactions and Portfolio Management group and as such provides an impartial view on each transaction that is brought forward to Investment Committee. The Investment Risk Group processes are designed to address the major layers of risk on a macro, portfolio and deal level throughout the entire investment process.
The Investment Risk Group runs the regional allocation process and the global and regional Investment Committees are responsible for the allocation, underwriting review and authorization of investments for PGIM Real Estate-managed funds. This includes providing oversight at the investment level to ensure all PGIM Real Estate-managed funds eligible to invest in a region have equal knowledge of all prospective investment opportunities in that region while applying consistent risk/return evaluation to the underwriting analysis for all investment proposals. Based on the suitability of a transaction for a portfolio’s investment strategy, the Chief Investment Risk Officer can veto the allocation of a transaction to a portfolio.
Based on the suitability of a transaction for a portfolio’s investment strategy, the Chief Investment Risk Officer can veto the allocation of a transaction to a portfolio.
Certain other existing or future funds, investment vehicles and accounts managed by the Manager and its affiliates and PGIM affiliated proprietary entities invest in securities, properties and other assets in which the Fund seeks to invest. The Manager’s allocation policy is designed to fairly and equitably distribute investment opportunities over time among funds or pools of capital managed by the Manager and its affiliates. Allocation of identified investment opportunities among the Fund, the Manager and other PGIM affiliated investment vehicles presents inherent conflicts of interest where demand exceeds available supply. While the Manager believes it is likely that there will be some overlap of investment opportunities for the Fund and other PGIM affiliated investment vehicles and PGIM affiliated proprietary accounts from time to time, the Fund’s stock of investment opportunities may be materially affected by competition from other

PGIM affiliated investment vehicles and PGIM affiliated proprietary entities. Investors should note that the conflicts inherent in making such allocation decisions will not always be resolved in favor of the Fund.
Portfolio Managers
The following individuals are jointly and primarily responsible for the day-to-day implementation of the Fund’s investment strategy.
Darin Bright, Senior Portfolio Manager.   Mr. Bright is a Managing Director and Head of the PGIM U.S. Core Plus Investment Group. Based in Madison, New Jersey, Mr. Bright is the senior portfolio manager for all core plus funds including PGIM Private Real Estate Fund and PGIM Real Estate’s flagship U.S. Core Plus equity real estate fund, PRISA II. Prior to joining PGIM Real Estate, Mr. Bright was a Vice President with Grubb & Ellis, a real estate asset management and brokerage company, advising real estate equity strategies for institutional and corporate clients. Before this, Mr. Bright was a commercial real estate appraiser with Richard E. Nichols Associates, providing advisory and valuation services to lenders, developers and institutional clients.
Caitlin O’Connor, Portfolio Manager.   Ms. O’Connor is an executive director at PGIM Real Estate and a member of the U.S. core plus investment platform. Ms. O’Connor serves as a portfolio manager for both PGIM Private Real Estate Fund and PRISA II, PGIM Real Estate’s flagship U.S. Core Plus equity real estate fund. Based in San Francisco, Ms. O’Connor has a leadership role in all aspects of fund strategy, investment and management. Prior to that, Ms. O’Connor held multiple roles in acquisitions and asset management at PGIM Real Estate during her 15 year tenure with the firm. Punctuating her time at PGIM Real Estate, Ms O’Connor spent two years as a development director at Lennar Multifamily Communities in the Northern California region.
Brandon Short, Portfolio Manager.   Mr. Short is an Executive Director at PGIM Real Estate and Portfolio Manager for PGIM Private Real Estate Fund. Based in Madison, New Jersey, Brandon joined the firm in 2021 and has a leadership role in all aspects of the funds’ strategy and management. Prior to joining PGIM Real Estate, Brandon was M&A Director at Round Hill Capital, where he led the firm’s inorganic growth strategy and managed corporate-level debt and equity financings. Before joining Round Hill, Brandon was a member of the Cerberus European Capital Advisors team where he underwrote real estate assets associated with non-performing loans and developed optimal business plans offering the most accretive property management and exit strategies. Prior to joining Cerberus, Brandon worked at Goldman Sachs as a real estate investment banker based in both New York and Dubai.
Additional information about portfolio manager compensation, other accounts managed, and portfolio manager ownership of Fund securities may be found in the SAI.

CONTROL PERSONS
A control person includes a person who beneficially owns more than 25% of the voting securities of a company. As of the date of this Prospectus, the Fund could be deemed to be under control of Prudential, through its affiliated entities, which has voting authority with respect to 100% of the value of the outstanding interests in the Fund as of such date. In addition, Prudential, through its affiliated entities, has committed to purchase a total of $150 million in Class I Shares of the Fund. Subsequent to purchasing the Class I Shares, Prudential, through its affiliated entities, may initially be deemed to be a control person of the Fund because it may own more than 25% of the voting securities of the Fund.

NET ASSET VALUE
Calculation of NAV
The Fund determines its NAV on each day on which the Fund is open for business, as of the close of regular trading on the New York Stock Exchange (“NYSE”) (generally, 4:00 p.m. Eastern Time). The Fund determines the NAV per share of Common Stock by dividing the value of the Fund’s securities, cash and other assets (including interest accrued but not collected) less all its liabilities (including accrued expenses, the liquidation preference of any outstanding Preferred Stock, if any, and dividends payable) by the total number of shares of Common Stock outstanding.
The Fund’s portfolio investments are valued based upon market quotations or, if market quotations are not readily available, at fair value as determined in good faith under valuation policies and procedures established by the Board. These valuation policies and procedures include pricing methodologies for determining the fair value of certain types of securities and other assets held by the Fund that do not have quoted market prices, and authorize the use of other pricing sources, such as bid prices supplied by a principal market maker and evaluated prices supplied by pricing vendors that employ analytic methodologies that take into account the prices of similar securities or investments and other market factors. The Fund expects that a significant portion of its portfolio will consist of interests in properties required to be valued at fair value under these procedures.
Exchange-traded options, futures and options on futures are valued at the settlement price determined by the exchange.
The Fund may invest in foreign instruments that are denominated in currencies other than the U.S. dollar. Foreign currency exchange rates are generally determined as of the close of business on the New York Stock Exchange.
The Board has designated the Manager as the “valuation designee” pursuant to the provisions of Rule 2a-5 under the Investment Company Act (the “Valuation Designee”). If the Valuation Designee determines that a market quotation for an investment is not reliable based on, among other things, events or market conditions that occur with respect to one or more securities held by the Fund or the market as a whole, after the quotation is derived or after the closing of the primary market on which the security is traded, but before the time that the Fund’s NAV is determined, the Fund may use “fair value pricing,” which is implemented by a valuation committee made up of representation from the Valuation Designee. Specifically, representation from Compliance, the Strategic Investment Research Group, Fund Law and Fund Administration (“Valuation Committee”). In addition, the Fund may use fair value pricing determined by the Valuation Committee if the pricing source does not provide an evaluated price for an investment or provides an evaluated price that, in the judgment of the Valuation Designee, does not represent fair value. Securities or other assets that are primarily traded outside the United States may also be subject to a fair value pricing adjustment using a service provided by a pricing vendor.
The Subadviser often provides relevant information for the meetings of the Valuation Committee.
Different valuation methods may result in differing values for the same investment. The fair value of a portfolio investment that the Fund uses to determine its NAV may differ from the investment’s quoted or published price of the investment.
Each month, the Valuation Designee and the Independent Valuation Adviser will determine an accrual schedule for the daily value of each real property, based on an estimated month-end value. The Fund will use the daily values determined in such accrual schedule for purposes of calculating its NAV. For real estate debt and other debt investments for which reliable market quotes are not readily available, the most recent monthly or interim valuation will be used for purposes of calculating the Fund’s daily NAV. Any material changes to the valuation of real property investments and real estate and other debt investments, and related changes to the daily accrual schedule for any real property investment, will be reflected as soon as possible in the Fund’s NAV calculation once deemed appropriate by the Valuation Designee and Independent Valuation Adviser.

Fair value pricing procedures are designed to result in prices for the Fund’s securities and its NAV that are reasonable in light of the circumstances which make or have made market quotations unavailable or unreliable. There is no assurance, however, that fair value pricing will accurately reflect the market value of an investment.
At least annually, the Board, including a majority of the independent directors, reviews the appropriateness of the Fund’s valuation policies and procedures.
Independent Valuation Advisor
With the approval of the Board, including a majority of the independent directors, the valuation process of the Fund’s real property investments is managed by the Independent Valuation Advisor, SitusAMC, subject to the oversight of the Valuation Designee and the Board . The Independent Valuation Advisor is engaged in the business of rendering opinions regarding the value of commercial real estate properties, and is not affiliated with the Fund or the Valuation Designee. The Fund and/or the Valuation Designee, with the approval of the Board, including a majority of the independent directors, may engage additional independent valuation firms in the future as the Fund’s portfolio grows and diversifies globally. In addition, the Independent Valuation Advisor intends to engage third party valuation firms to perform annual properties appraisals for the Fund’s properties. While the Independent Valuation Advisor provides valuations of the Fund’s real property investments, and will engage third party valuation firms to perform annual property appraisals, it is not responsible for, and does not calculate, the Fund’s daily NAV. Further, the Manager is ultimately responsible for determining the fair value of our assets, subject to the oversight of the Board.
The Independent Valuation Advisor has provided, and is expected to continue to provide, real estate valuation advisory services to other clients managed by the Valuation Designee or its affiliates, and has received, and is expected to continue to receive, fees in connection with such services. The Independent Valuation Advisor and its affiliates may from time to time in the future perform other commercial real estate and financial advisory services for other funds managed by the Valuation Designee or its affiliates, so long as such other services do not adversely affect the independence of the Independent Valuation Advisor, as certified in the applicable appraisal report.
Valuation of Investments
Investments with Reliable Readily Available Market Prices
Securities for which the primary market is on an exchange will be valued at the last sale price on such exchange on the day of valuation, which must be a day on which the New York Stock Exchange is open for trading (“Valuation Day”) or, if there was no sale on such day, at the mean between the last bid and asked prices on such day, or at the last bid price on such day in the absence of an asked price or if the mean price does not represent fair value, in the judgment of the Valuation Designee.
Securities for which its primary exchange designates an official closing price (“Official Closing Price”) (e.g., securities traded on the London Stock Exchange) shall be valued at the Official Closing Price on the Valuation Day.
Investments in open-end, non-exchange-traded mutual funds will be valued at their net asset value as determined as of the close of the NYSE on the Valuation Day.
Debt securities and “over the counter” securities will generally be valued at an evaluated bid price provided by an independent pricing agent or, in the absence of a valuation provided by an independent pricing agent, at the bid price provided by a principal market maker or primary market dealer. These securities include i) debt securities, including bonds, notes, debentures and other debt securities, and money market instruments such as certificates of deposit, commercial paper, bankers’ acceptances and obligations of domestic and foreign banks, for which market quotations are readily available, as well as ii) other securities that are traded in the over-the-counter market, including listed securities and securities eligible for resale pursuant to Rule 144A under the Securities Act for which the primary market is believed by the Valuation Designee to be over-the-counter.

Any other securities and investments with readily available market prices will be valued in accordance with the Fund’s valuation policies and procedures.
If the prices described above, in the judgment of the Valuation Designee do not represent fair value, they may be valued as “fair value” securities pursuant to the Fund’s valuation policies and procedures.
Investments without Reliable Readily Available Market Prices
Fair value of the Fund’s investments that do not have reliable readily available market prices will be determined as described below.
Real Property Investments
Subject to the oversight of the Valuation Designee and the Board, the Independent Valuation Advisor will administer the real property valuation process for the Fund on a monthly basis and will select (subject to the Valuation Designee’s approval) and manage the process associated with third-party appraisal firms with respect to the annual valuation of the Fund’s real property investments.
Investments in newly acquired properties may initially be valued at cost. Each property will then be valued by an independent third-party appraisal firm within the first three months of acquisition and no less than annually thereafter. Upon conclusion of the appraisal, the independent third-party appraisal firm prepares a written report.
Each third-party appraisal and review by the Independent Valuation Advisor is performed in accordance with the Code of Ethics & Standards of Professional Practice of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice, or the similar industry standard for the country where the property appraisal is conducted. Any appraisal provided by an independent third-party appraisal firm will not be used in the valuation of the applicable property until the Independent Valuation Advisor has reviewed and confirmed for reasonableness such appraisal.
The Independent Valuation Advisor will cause approximately 1/12th of the Fund’s real property investments to be appraised by third-party appraisers each month. Each asset will be appraised by a third-party appraiser other than the Independent Valuation Advisor once per year. Each month the Independent Valuation Advisor will analyze the remaining approximately 11/12ths of the Fund’s real properties for value changes that are not being appraised by a third-party appraiser that month.
In addition, the Valuation Designee will monitor the Fund’s properties for events that it believes may have a material impact on the most recent estimated values of such property. Possible examples of such a material change include an unexpected termination or renewal of a material lease, a material change in vacancies, an unanticipated structural or environmental event at a property, capital market events, recent financial results or changes in the capital structure of the property, material changes in cap rates or discount rates, any regulatory changes that affect the investment, or a significant industry event or adjustment to the industry outlook that may cause the value of a property to change materially. Upon the occurrence of such a material event and provided that the Valuation Designee is aware that such event has occurred, the Valuation Designee will promptly notify the Independent Valuation Advisor and request that the Independent Valuation Advisor promptly provide an estimate of the change in value of the property.
The Independent Valuation Advisor will also monitor overall market conditions and communicate to the Valuation Designee any conditions that it believes could materially impact any of the Fund’s appraisal values, and may perform an appraisal for any real property outside the monthly valuation cycle if the Valuation Designee notifies it of a property-specific material event, as a result of certain capital market material events, or if necessary to confirm any valuation previously communicated to the Valuation Designee.
The Independent Valuation Advisor will value the Fund’s real properties using the valuation methodology it deems most appropriate and consistent with and in accordance with industry best practices and market conditions. The Valuation Designee expects the primary methodology used to value the real properties will be the income approach, whereby value is derived by determining the present value of an asset’s stream of future cash flows (for example, discounted cash flow analysis). Income related to each property will be accrued on the basis of data extracted from (1) the annual budget for such property and (2) material, unbudgeted non-recurring income and expense events such as capital expenditures, prepayment penalties, assumption fees, tenant buyouts, lease termination fees and tenant turnover with respect to the Fund’s properties when the Valuation Designee becomes aware of such events and the relevant information is available. Consistent with industry practices, the income approach incorporates subjective judgments regarding comparable rental and operating expense data, the capitalization or discount rate and projections of future rent and expenses based on appropriate market evidence. Other methodologies that may also be used to value properties include market and cost approaches.
Real estate appraisals are reported on a free and clear basis, excluding any property-level indebtedness that may be in place. Fund level and property level debt will be valued separately in accordance with GAAP.
Properties held through joint ventures generally will be valued in a manner that is consistent with the methods described above. Once the value of a property held by the joint venture is determined and the Fund determines the fair value of any other assets and liabilities of the joint venture, the value of the Fund’s interest in the joint venture would then be determined by the Valuation Designee using a hypothetical liquidation calculation to value the Fund’s interest in the joint venture.
As described above, each month, the Valuation Designee and the Independent Valuation Adviser will determine an accrual schedule for the daily value of each real property, based on an estimated month-end value. The Fund will use the daily values determined in such accrual schedule for purposes of calculating its NAV.
Private Real Estate Debt
Private real-estate related debt investments, such as debt investments backed by real estate or real estate related companies acquired from private issuers or in private transactions (“Private Realty Debt Investments”), owned directly or indirectly by the Fund will generally be valued as “fair value” securities.
At origination, a Private Realty Debt Investment will be valued at cost until an Independent Appraisal (as described below) is available. The Valuation Designee shall retain an independent appraisal management firm (the “Appraisal Management Firm”) that will provide, or arrange for another independent appraisal firm to provide, at least quarterly an independent appraisal of each Private Realty Debt Investment (the “Quarterly Independent Appraisal”). The value that the Appraisal Management Firm provides, or causes to provide, as noted above, will remain in effect and will be used in each day’s calculation of the Fund’s net asset value until the next such independent appraisal of the Private Realty Debt Investment.
The Valuation Designee will monitor on an ongoing basis the value of Private Realty Debt Investments. On any day, independent of the appraisal process, the Valuation Designee may adjust the value of a Private Realty Debt Investment based on market events or issuer-specific events that have increased or decreased the realizable value of the Private Realty Debt Investment.
Real Estate-Related Securities and Other Securities
Real estate-related securities and other securities that do not have reliable readily available market quotations may be valued by one or more third-party pricing services as fair value securities.

DISTRIBUTIONS
The Fund will seek to begin paying monthly distributions in connection with the commencement of its public offering of shares. The Fund intends to declare distributions and distribute them on a monthly basis. In addition, the Fund intends to distribute any net capital gains it earns from the sale of portfolio securities to stockholders no less frequently than annually. Net short-term capital gain distributions may be paid more frequently. Following its election and qualification as a REIT the Fund intends to make distributions necessary to maintain its qualification as a REIT.
Cash distributions to holders of the Common Stock will automatically be reinvested under the DRIP in additional whole and fractional shares unless you elect to receive your distributions in cash. Investors may terminate their participation in the DRIP with prior written notice to the Fund. Under the DRIP, stockholders’ distributions are reinvested in Common Stock of the same class of Common Stock owned by the stockholder for a purchase price equal to the NAV per share (for the class of Common Stock being purchased) on the date that the distribution is paid. See “Distribution Reinvestment Plan.”
If, for any monthly distribution, net investment income and net realized gains were less than the amount of the distribution, the difference may be distributed from the Fund’s assets in the form of a return of capital which is applied against and reduces the stockholder’s basis in his or her Common Stock. A “return of capital” merely represents a partial return of your original investment and does not represent a gain on the Fund’s investments. When you sell the Fund’s Common Stock in the Fund, the amount, if any, by which the Fund’s sales price exceeds your basis in the Common Stock is gain subject to tax. Because a return of capital reduces your basis in the Common Stock, it will increase the amount of your gain or decrease the amount of your loss when you sell the Common Stock, all other things being equal. To the extent that the amount of any such distribution exceeds the stockholder’s basis in his or her Common Stock, the excess will be treated by the stockholder as gain from a sale or exchange of the Common Stock. As a result, you may be required to pay tax even if selling your investment in the Common Stock at a loss. In addition, in order to make such distributions, the Fund might have to sell a portion of its investment portfolio at a time when independent investment judgment might not dictate such action. The Fund’s final distribution for each calendar year may include any remaining net investment income and net realized gains undistributed during the year. The Fund’s actual financial performance will likely vary significantly from month-to-month and from year-to-year, and there may be extended periods of up to several years when the distribution rate will exceed the Fund’s actual total returns. The Fund’s projected or actual distribution rate is not a prediction of what the Fund’s actual total returns will be over any specific future period.
Various factors will affect the level of the Fund’s income, including the asset mix, the leases on the Fund’s real estate investments and the amount of leverage utilized by the Fund. To permit the Fund to maintain a more stable monthly distribution, the Fund may from time to time distribute less than the entire amount of income earned in a particular period. The undistributed income would be available to supplement future distributions. As a result, the distributions paid by the Fund for any particular month may be more or less than the amount of income actually earned by the Fund during that period. Undistributed income will add to the Fund’s net asset and, correspondingly, distributions from undistributed income will reduce the Fund’s NAV.
In order to qualify as a REIT, the Fund is required to distribute to its stockholders each year an amount equal to at least (a) the sum of (i) 90% of the Fund’s “REIT taxable income” (computed without regard to its dividends-paid deduction and excluding net capital gains) and (ii) the Fund’s net income, if any, (after tax) from foreclosure property, minus (b) the sum of specified items of non-cash income. To the extent that the Fund distributes less than 100% of its “REIT taxable income,” as adjusted, the Fund will be subject to tax at the regular corporate tax rates on the retained portion. If the Fund fails to distribute during each calendar year at least the sum of: (i) 85% of the Fund’s REIT ordinary income for such year; (ii) 95% of the Fund’s REIT capital gain net income for such year; and (iii) any undistributed taxable income from prior periods, the Fund would be subject to a 4% excise tax on the excess of such required distribution over the sum of (a) the amounts actually distributed and (b) the amounts of income retained on which it has paid corporate income tax. The Fund intends to make timely distributions sufficient to satisfy the REIT qualification requirements and, when possible, to avoid material income and excise taxes.

The Manager has received an order from the SEC granting an exemption from Section 19(b) of the Investment Company Act and Rule 19b-1 thereunder to permit certain closed-end funds managed by the Manager to include realized long-term capital gains as a part of their respective regular distributions to the common stockholders more frequently than would otherwise be permitted by the Investment Company Act (which generally permits once per taxable year). The Fund may rely on this exemptive order.
Cash distributions to holders of the Common Stock will automatically be reinvested under the Fund’s Distribution Reinvestment Plan (the “DRIP”) in additional whole and fractional shares unless you elect to receive your distributions in cash. Investors may terminate their participation in the DRIP with prior written notice to the Fund. Under the DRIP, stockholders’ distributions are reinvested in Common Stock of the same class of Common Stock owned by the stockholder for a purchase price equal to the NAV per share (for the class of Common Stock being purchased) on the date that the distribution is paid. See “Distribution Reinvestment Plan.”

DISTRIBUTION REINVESTMENT PLAN
Unless a common stockholder elects to receive cash by contacting Prudential Mutual Fund Services LLC (the “Plan Administrator”), all distributions declared on Common Stock will be automatically reinvested by the Plan Administrator pursuant to the Fund’s DRIP, in additional Common Stock. The common stockholders who elect not to participate in the DRIP will receive all dividends and other distributions (together, a “Distribution”) in cash directly to the stockholder of record (or, if the Common Stock is held in street or other nominee name, then to such nominee) by the Plan Administrator as dividend disbursing agent. Participation in the DRIP is completely voluntary and may be terminated or resumed at any time without penalty by notice if received and processed by the Plan Administrator prior to the dividend record date; otherwise such termination or resumption will be effective with respect to any subsequently declared Distributions. Such notice will be effective with respect to a particular Distribution. Some brokers may automatically elect to receive cash on behalf of the common stockholders and may reinvest that cash in additional Common Stock.
The Plan Administrator will open an account for each common stockholder under the DRIP in the same name in which such common stockholder’s Common Stock is registered. Whenever the Fund declares a Distribution payable in cash, non-participants in the DRIP will receive cash and participants in the DRIP will receive the equivalent in Common Stock. The Common Stock will be acquired by the Plan Administrator for the participants’ accounts, depending upon the circumstances described below through receipt of additional unissued but authorized Common Stock from the Fund (“Newly Issued Common Stock”). The number of shares of Newly Issued Common Stock to be credited to each participant’s account will be determined by dividing the dollar amount of the Distribution by the NAV per Common Stock on the payment date.
The Plan Administrator maintains all stockholder accounts in the DRIP and furnishes written confirmation of all transactions in the accounts, including information needed by stockholders for tax records. Common Stock in the account of each Plan participant will be held by the Plan Administrator on behalf of the DRIP participant, and each stockholder proxy will include those shares purchased or received pursuant to the DRIP.
The Plan Administrator will forward all proxy solicitation materials to participants and vote proxies for shares held under the DRIP in accordance with the instructions of the participants.
In the case of the common stockholders such as banks, brokers or nominees that hold Common Stock for others who are the beneficial owners, the Plan Administrator will administer the DRIP on the basis of the number of Common Stock certified from time to time by the record stockholder’s name and held for the account of beneficial owners who participate in the DRIP.
There is no charge to participants for reinvesting regular distributions and capital gains distributions; however, the Fund reserves the right to amend the DRIP to include a service charge payable by the participants. The fees of the Plan Administrator for handling the reinvestment of regular distributions and capital gains distributions are included in the fee to be paid by the Fund to the transfer agent. There are no brokerage charges with respect to Common Stock issued directly by us as a result of regular distributions or capital gains distributions payable either in Common Stock or in cash.
There will be no brokerage charges with respect to Common Stock issued directly by the Fund. The automatic reinvestment of Distributions will not relieve participants of any federal, state or local income tax that may be payable (or required to be withheld) on such Distributions. See “Tax Matters.” Participants that request a sale of Common Stock through the Plan Administrator are subject to brokerage commissions.
Each participant may terminate the participant’s account under the DRIP by so notifying the Plan Administrator via the Plan Administrator’s website at www.pgim.com/investments, by filling out the transaction request form located at the bottom of the participant’s Statement and sending it to the Plan Administrator or by calling the Plan Administrator. Such termination will be effective immediately if the participant’s notice is received by the Plan Administrator prior to any Distribution record date. Upon any withdrawal or termination, the Plan Administrator will cause to be delivered to each terminating participant a statement of holdings for the appropriate number of the Fund’s whole book-entry Common Stock and a check for the cash adjustment of any fractional share at the market value per Common Stock as of the close of business on the date the termination is effective less any applicable fees. In the event a participant’s notice of termination is on or after a record date (but before payment date) for an account whose Distributions are reinvested, the Plan Administrator, in its sole discretion, may either distribute such Distributions in cash or reinvest them in Common Stock on behalf of the terminating participant. In the event reinvestment is made, the Plan Administrator will process the termination as soon as practicable, but in no event later than five business days after the reinvestment is completed. The DRIP may be terminated by the Fund upon notice in writing mailed to each participant at least 30 days prior to any record date for the payment of any Distribution by the Fund.
The Fund reserves the right to amend or terminate the DRIP. There is no direct service charge to participants with regard to purchases in the DRIP; however, the Fund reserves the right to amend the DRIP to include a service charge payable by the participants.
All correspondence or questions concerning the DRIP should be directed to the Plan Administrator, at Prudential Mutual Fund Services LLC Trust Company, Prudential Mutual Fund Services LLC PO Box 9658, Providence, RI 02940 or by calling the Plan Administrator (toll-free) at (800) 225-1852.

DESCRIPTION OF SHARES
The following description of the terms of the stock of the Fund is only a summary. For a complete description, please refer to the Maryland General Corporation Law (the “MGCL”), and the Fund’s charter and bylaws. The Fund’s charter and bylaws are exhibits to the Registration Statement, of which this prospectus forms a part.
The Fund’s authorized stock consists of 1,000,000,000 shares of capital stock, par value $0.001 per share. Of the total shares of stock authorized, 100,000,000 are designated as Class D, 550,000,000 are designated as Class I, 100,000,000 are designated as Class S, and 250,000,000 are designated as Class T.
There is currently no market for the Fund’s stock, and the Fund does not expect that a market for its stock will develop in the foreseeable future, if ever. A majority of the entire Board may, without any action by the stockholders, amend the charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Fund has authority to issue. Under Maryland law, the Fund’s stockholders generally will not be personally liable for the Fund’s debts or obligations.
Shares of Common Stock
General
All shares of Common Stock offered pursuant to this prospectus will be, upon issuance, duly authorized, fully paid and nonassessable. The Fund currently offers four different classes of shares: Class I, Class D, Class S and Class T Shares. An investment in any share class of the Fund represents an investment in the same assets of the Fund. Each share class has different fees, as set forth in “Summary of Fund Expenses.” Certain share class details are set forth in “Plan of Distribution.” Common stockholders are entitled to receive distributions when, as and if authorized by the Board and declared by the Fund out of assets legally available for the payment of distributions. Common stockholders have no preference, conversion, exchange, sinking fund or redemption rights, have no preemptive rights to subscribe for any of the Fund’s securities and have no appraisal rights unless the Board determines that appraisal rights apply, with respect to all or any classes of Common Stock, to one or more transactions occurring after the date of such determination in connection with which common stockholders would otherwise be entitled to exercise appraisal rights. All shares of Common Stock have equal earnings, assets, distribution, liquidation and other rights except as provided in the charter and any multiple class plan adopted by the Fund. Stockholders are subject to transfer restrictions and there is no guarantee that they will be able to sell their shares. See “Certain Provisions in the Charter and Bylaws — Transfer Restrictions” below.
Distributions
Distributions may be paid to common stockholders if, as and when authorized by the Board and declared by the Fund out of assets legally available therefor. The amount of dividends and other distributions may vary among the classes of Common Stock based on their NAV per share and differing fees and other expenses.
If any shares of Preferred Stock are outstanding, common stockholders generally will not be entitled to receive any distributions from the Fund unless (1) the Fund has paid all accumulated dividends on the Preferred Stock, (2) the Fund has redeemed the full number of shares of Preferred Stock required to be redeemed by any provision for mandatory redemption of such Preferred Stock, (3) immediately after such a distribution, the Fund has an asset coverage of at least 200%, (4) the assets in the Fund’s portfolio meet any asset coverage requirements set forth by the Fund’s lenders or any applicable nationally recognized statistical rating organization (“NRSRO”), in each case, after giving effect to such a distribution and (5) there is no event of default existing under the terms of any of the Fund’s borrowings, in each case, after giving effect to such distributions.
So long as senior securities representing indebtedness of the Fund are outstanding, stockholders generally will not be entitled to receive any distributions from the Fund unless (1) there is no event of default existing under the terms of such indebtedness, (2) immediately after such a distribution, the Fund has an asset coverage of at least 300% and (3) the assets in the Fund’s portfolio meet any asset coverage requirements set forth by the Fund’s lenders or any applicable NRSRO, in each case, after giving effect to such a distribution.
Liquidation Rights
The Fund’s stockholders are entitled to the then-current NAV per share of the assets legally available for distribution to the Fund’s stockholders in the event of the liquidation, dissolution or winding up of the Fund, after payment of or adequate provision for all of the Fund’s known debts and liabilities, including any outstanding debt securities or other borrowings and any interest thereon. These rights are subject to the preferential rights of outstanding shares of any other class or series of the Fund’s stock, including any Preferred Stock.
Voting Rights
Each outstanding share of Common Stock generally entitles the holder to cast one vote on all matters submitted to a vote of the Fund’s stockholders, including the election of directors. The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast (without regard to class) at a meeting of the Fund’s stockholders constitutes a quorum at the meeting, unless applicable law or regulatory requirements or the Fund’s charter requires a separate vote of one or more classes of the Fund’s stock, in which case the presence in person or by proxy of the stockholders entitled to cast a majority of all the votes entitled to be cast by stockholders of each such class of stock on such a matter will constitute a quorum.
There is no cumulative voting in the election of directors. Consequently, at any meeting of the Fund’s stockholders called for the purpose of electing directors, the holders of a majority of the outstanding shares of stock entitled to vote will be able to elect all of the nominees for director, except that holders of a majority of the outstanding shares of Preferred Stock, if any, will have the right, voting as a separate class, to elect two directors at all times.
Mandatory Redemptions
Shares of Common Stock are not redeemable at the option of a stockholder. Shares of Common Stock are redeemable at the option of the Fund without consent or other action by the stockholder or other person if the Fund determines that:
•
the Common Stock has been transferred in violation of the Fund’s charter, or has vested in any person other than by operation of law as a result of the death, divorce, dissolution, bankruptcy, insolvency or adjudicated incompetence of the stockholder;

•
ownership of the Common Stock by a stockholder or other person is likely to cause the Fund to be in violation of, or require registration of the Common Stock under, or subject the Fund to additional registration or regulation under, the securities, commodities, or other laws of the U.S. or any other relevant jurisdiction;

•
continued ownership of the Common Stock by a stockholder may be harmful or injurious to the business or reputation of the Fund, the Board, the Manager or any of their affiliates, or may subject the Fund or any stockholder to an undue risk of adverse tax or other fiscal or regulatory consequences;

•
any of the representations and warranties made by a stockholder or other person in connection with the acquisition of Common Stock were not true when made or have ceased to be true; or

•
with respect to a stockholder subject to special laws or compliance requirements, such as those imposed by ERISA, the Bank Holding Company Act or certain Federal Communication Commission regulations (collectively, “Special Laws or Regulations”), the stockholder is likely to be subject to additional regulatory or compliance requirements under these Special Laws or Regulations by virtue of continuing to hold any Common Stock.

Shares of Common Stock will be redeemed at the NAV per share of the class of Common Stock being redeemed.
Preferred Stock
The Fund’s charter authorizes the Board to classify and reclassify any unissued shares of Common Stock into shares of other classes or series of stock, including Preferred Stock, without the approval of common stockholders. Common stockholders have no preemptive right to purchase any shares of Preferred Stock that the Fund may issue.
Prior to issuance of shares of any class or series, the Board is required by Maryland law and by the Fund’s charter to set the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of each such class or series. Thus, the Board could authorize the Fund to issue shares of Preferred Stock with terms that could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for common stockholders or otherwise be in their best interests. Any issuance of Preferred Stock, however, must comply with the requirements of the Investment Company Act. If the Fund elects to issue Preferred Stock (and/or notes or other debt securities), its ability to make distributions to its common stockholders may be limited by the terms of such Preferred Stock or debt securities, the asset coverage requirements and other limitations imposed by the Investment Company Act, Maryland law and the Fund’s lenders.
Under the Investment Company Act, holders of the Preferred Stock would be entitled to elect two directors of the Fund at all times and to elect a majority of the Fund’s directors if at any time dividends on the Preferred Stock are unpaid in an amount equal to two full years’ dividends. Holders of the Preferred Stock would continue to have the right to elect a majority of the Fund’s directors until all dividends in arrears on the Preferred Stock have been paid. In addition, holders of the Preferred Stock would also be entitled to vote separately as a class on certain matters, which may at times give holders of Preferred Stock disproportionate influence over the Fund’s affairs.
Uncertificated Shares; Transfer Agent
The Fund does not issue certificates for shares of its Common Stock. Shares of Common Stock are held in “uncertificated” form, which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable share certificates and eliminate the need to return a duly executed share certificate to effect a transfer. The Transfer Agent acts as the Fund’s registrar and as the Transfer Agent for shares of Common Stock. With respect to shares held by a financial intermediary on behalf of an investor, the financial intermediary will be responsible for the functions of the registrar and transfer agent. Transfers can be effected simply by mailing a transfer and assignment form, which the Fund will provide to you at no charge, to the Transfer Agent. See “Custodian and Transfer Agent.”

CERTAIN PROVISIONS IN THE CHARTER AND BYLAWS
The MGCL and the Fund’s charter and bylaws contain provisions that could make it more difficult for a potential acquirer to acquire the Fund by means of a tender offer, proxy contest or otherwise. These provisions are designed to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Fund to negotiate first with the Board. The Fund believes that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the negotiation of such proposals may improve their terms. The summary of the terms of the Fund’s charter and bylaws below is qualified in its entirety by reference to the Fund’s charter and bylaws filed as exhibits to the registration statement of which this prospectus forms a part.
Election of Directors
As permitted by the MGCL, the Fund’s bylaws provide that the Fund is not required to hold an annual meeting of stockholders in any year in which the election of directors is not required to be acted on under the Investment Company Act. Accordingly, the Fund will not hold an annual meeting of stockholders each year and directors will be elected to serve an indefinite term between annual meetings of stockholders. The Fund’s bylaws provide that a director is elected by a plurality of all the votes cast at a meeting of stockholders at which a quorum is present. Pursuant to the Fund’s charter and bylaws, the Board may amend the bylaws from time to time to alter the vote required to elect a director.
Number of Directors; Vacancies; Removal
The Fund’s charter provides that the number of directors will be set only by the Board in accordance with the Fund’s bylaws. The Fund’s bylaws provide that a majority of the entire Board may at any time increase or decrease the number of directors. However, the number of directors cannot be less than the minimum number required by the MGCL, which is one, or, unless the Fund’s bylaws are amended, more than fifteen.
Except as may be provided by the Board in setting the terms of any class or series of Preferred Stock or required by the Investment Company Act, any vacancy on the Board of Directors for any cause other than an increase in the number of directors may be filled by a majority of the remaining directors, even if such majority is less than a quorum, any vacancy in the number of directors created by an increase in the number of directors may be filled by a majority of the entire Board, and any director elected to fill a vacancy shall serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies.
The Fund’s charter provides that, subject to the rights of holders of Preferred Stock, a director may be removed only for cause, as defined in the charter, and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors.
Action by Stockholders
Under the MGCL, stockholder action can be taken only at an annual or special meeting of stockholders or, unless the charter provides for stockholder action by less than unanimous written consent (which the Fund’s charter does not), by unanimous written consent in lieu of a meeting. These provisions, combined with the requirements of the Fund’s bylaws regarding the calling of a stockholder-requested special meeting of stockholders discussed below, may have the effect of delaying consideration of a stockholder proposal until the next annual meeting of stockholders.
Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals
The Fund’s bylaws provide that, with respect to an annual meeting of stockholders, the nomination of individuals for election as directors and the proposal of other business to be considered by the Fund’s stockholders may be made only (1) pursuant to the Fund’s notice of the meeting, (2) by or at the direction of the Board or (3) by a stockholder who is a stockholder of record at the record date set by the Board for the purpose of determining stockholders entitled to vote at the annual meeting, at the time the stockholder provides the notice required by the Fund’s bylaws and at the time of the annual meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated or on such other business and who has complied with the advance notice requirements of, and provided the information required by, the Fund’s bylaws. With respect to special meetings of the Fund’s stockholders, only the business specified in the notice of the meeting may be brought before the meeting. Nominations of individuals for election as directors at a special meeting of stockholders at which directors are to be elected may be made only (i) by or at the direction of the Board or (ii) if the special meeting has been called in accordance with the Fund’s bylaws for the purpose of electing directors, by any stockholder who is a stockholder of record at the record date set by the Board for the purpose of determining stockholders entitled to vote at the special meeting, at the time the stockholder provides the notice required by the Fund’s bylaws and at the time of the special meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice requirements of, and provided the information required by, the Fund’s bylaws.
Calling of Special Meetings of Stockholders
The Fund’s bylaws provide that special meetings of the Fund’s stockholders may be called by or at the request of the Board, the chairman of the Board and certain of the Fund’s officers. The Fund’s bylaws also provide that, subject to the satisfaction of certain procedural and informational requirements by the stockholders requesting the meeting, a special meeting of stockholders must be called by the secretary of the Fund to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast on such matter at such meeting. The Fund’s secretary will inform the requesting stockholders of the reasonably estimated cost of preparing and mailing the notice of meeting (including the Fund’s proxy materials), and the requesting stockholders must pay the estimated cost before the secretary may prepare and mail notice of the special meeting.
Approval of Extraordinary Corporate Action; Amendment of the Fund’s Charter and Bylaws
Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, consolidate, convert into another form of business entity, sell all or substantially all of its assets or engage in a statutory share exchange, unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter.
The Fund’s charter generally provides, except for provisions related to removal of directors, for approval of charter amendments and other extraordinary transactions by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast on the matter. However, the Fund’s charter provides that the following matters require the approval of stockholders entitled to cast at least 80% of the votes entitled to be cast generally in the election of directors:
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amendments to the provisions of the Fund’s charter relating to the power of the Board to fix the number of directors, remove directors, fill vacancies on the Board, revoke the Fund’s REIT election and amend the bylaws or the restrictions on ownership and transfer of shares of stock;

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charter amendments or any other proposal that would convert the Fund, whether by merger or otherwise, from a closed-end company to an open-end company (under the Investment Company Act) or make the Fund’s common stock a redeemable security (within the meaning of the Investment Company Act);

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the liquidation or dissolution of the Fund or charter amendments to effect the liquidation or dissolution of the Fund;

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amendments to the provisions of the Fund’s charter relating to the vote required to approve the dissolution of the Fund, charter amendments and extraordinary transactions;

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any merger, consolidation, conversion, statutory share exchange or sale or exchange of all or substantially all of the Fund’s assets that the MGCL requires be approved by the Fund’s stockholders;

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any sale, lease, exchange, mortgage, pledge, transfer or other disposition by the Fund (in one or a series of transactions in any 12-month period) to or with any person or entity of assets of the Fund having an aggregate fair market value of $5,000,000 or more except for portfolio transactions (including sales of portfolio investments or pledges of portfolio securities in connection with borrowings) in the ordinary course of business; or

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any transaction between the Fund, on the one hand, and any person or group of persons acting together that is entitled to exercise or direct the exercise, or acquire the right to exercise or direct the exercise, directly or indirectly (other than solely by virtue of a revocable proxy), of one-tenth or more of the voting power in the election of directors generally, or any person controlling, controlled by or under common control with any such person, or member of such group, on the other hand.

However, if such amendment, proposal or transaction is approved by at least three-quarters of the Fund’s continuing directors (in addition to approval by the Board), the amendment, proposal or transaction may instead be approved by the affirmative vote of the holders of a majority of the votes entitled to be cast on such amendment, proposal or transaction described in this section, except that any amendment, proposal or transaction that would not otherwise require stockholder approval under the MGCL or the Investment Company Act will not require further stockholder approval unless another provision of the Fund’s charter or bylaws requires such approval. The “continuing directors” are defined in the Fund’s charter as its current directors and directors whose nomination for election by the Fund’s stockholders or whose election by the directors to fill a vacancy on the Board is approved by a majority of the continuing directors serving on the Board.
The Fund’s charter and bylaws provide that the Board will have the exclusive power to adopt, alter or repeal any provision of the Fund’s bylaws and to make new bylaws.
Transfer Restrictions
For the Fund to qualify as a REIT, no more than 50% in value of the outstanding shares of the Fund’s stock may be owned, directly or indirectly through the application of certain attribution rules under the Code, by any five or fewer individuals, as defined in the Code to include specified entities, during the last half of any taxable year other than the Fund’s first taxable year. In addition, the outstanding shares of the Fund’s stock must be owned by 100 or more persons independent of us and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year, excluding the Fund’s first taxable year for which the Fund elects to be taxed as a REIT. In addition, the Fund must meet requirements regarding the nature of the Fund’s gross income to qualify as a REIT. One of these requirements is that at least 75% of the Fund’s gross income for each calendar year must consist of rents from real property and income from other real property investments.
To assist the Fund in preserving the Fund’s status as a REIT, among other purposes, the Fund’s charter contains limitations on the transfer and ownership of shares of the Fund’s stock which prohibit: (i) any person or group from owning or acquiring, directly, beneficially or constructively, more than 9.8% in value or number of shares, whichever is more restrictive, of the aggregate of the Fund’s then outstanding shares of capital stock of all classes and series or more than 9.8% in value or number of shares, whichever is more restrictive, of the aggregate of the Fund’s then outstanding shares of common stock; (ii) any person or group from owning or acquiring, directly, indirectly or constructively, shares of the Fund’s stock to the extent such ownership would result in the Fund’s being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT; and (iii) any transfer of or other event or transaction with respect to shares of capital stock that would result in the beneficial ownership of the Fund’s outstanding shares of capital stock by fewer than 100 persons (determined under the principles of Section 856(a)(5) of the Code). The Fund’s charter provides that any transfer of shares of the Fund’s capital stock that, if effective, would result in a violation of the above restrictions, shall be automatically void and the intended transferee shall acquire no rights in such shares of capital stock.
Any person who acquires or attempts or intends to acquire shares of the Fund’s capital stock in violation of the foregoing restrictions is required to give immediate written notice to the Fund of such event, or, in the case of such a proposed or attempted transaction, 15 days prior written notice prior to such purported transaction. In both cases, such persons must provide to the Fund such other information as the Fund may request to determine the effect, if any, of such event on the Fund’s status as a REIT.
The foregoing restrictions will continue to apply until the Board determines it is no longer in the Fund’s best interest to attempt to, or to continue to, qualify as a REIT or that compliance with the restrictions is no longer required for us to qualify as a REIT.
The ownership limits do not apply to a person or persons that the Board exempts from the ownership limit upon appropriate assurances (including certain representations, covenants and undertakings from the intended transferee) that the Fund’s qualification as a REIT is not jeopardized. In addition, the Fund’s charter exempts PGIM Investments and The Prudential Insurance Company of America from the Ownership Limit.
Every owner of 5% or more (or such lower percentage as required by the Code or the regulations promulgated thereunder) in the number or value of the Fund’s outstanding stock is required, within 30 days after the end of each taxable year, to give the Fund written notice stating his, her or its name and address, the number of shares of each class and series of the Fund’s stock which the stockholder beneficially owns and a description of the manner in which the shares are held. Each such owner shall provide the Fund with such additional information as the Fund may request in order to determine the effect, if any, of the stockholder’s beneficial ownership on the Fund’s qualification as a REIT and to ensure compliance with the restrictions noted above. In addition, each stockholder (including the stockholder of record) shall upon demand be required to provide the Fund with such information as the Fund may request in order to determine the Fund’s qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.
Exclusive Forum
The Fund’s bylaws provide that, unless the Fund consents in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on the Fund’s behalf, other than actions arising under federal securities laws, (b) any action asserting a claim of breach of any duty owed by any director, officer or other employee of the Fund to the Fund or to its stockholders, (c) any action asserting a claim against the Fund or any director, officer or other employee of the Fund arising pursuant to any provision of the MGCL or the Fund’s charter or bylaws, or (d) any other action asserting a claim against the Fund or any director or officer or other employee of the Fund that is governed by the internal affairs doctrine shall be the Circuit Court for Baltimore City, Maryland, or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Northern Division.

REPURCHASE OF COMMON STOCK
No Right of Redemption
The Fund is a closed-end investment company, and as such its stockholders will not have the right to cause the Fund to redeem their Common Stock. Instead, the Fund expects to provide liquidity through tender offers. Stockholders have no rights to redeem or transfer their shares, other than limited rights of a stockholder’s descendants or estate to request a repurchase of shares in the event of such stockholder’s death. Such repurchase may be made, at the Fund’s discretion, in a manner consistent with the Fund’s periodic repurchases or in such other manner permitted by the Exchange Act, the Investment Company Act and the rules thereunder. Documentation for such repurchase request will be required as necessary to confirm the authority of the descendant or estate to make such request on behalf of the deceased stockholder.
Tender Offers
The Fund does not currently intend to list its Common Stock for trading on any securities exchange or any other trading market in the near future. In recognition that a secondary market for the Fund’s Common Stock likely will not exist, the Manager currently intends to recommend to the Board that the Fund conduct quarterly tender offers to repurchase up to 5.0% of the aggregate NAV of its outstanding Common Stock in the sole discretion of the Board. The Fund expects to set the price of its tender offers using the NAV per share for each applicable class as of the last day of such tender offer. The Fund’s daily NAV per share will be available on the Fund’s website, when the Fund’s website becomes available.
In the event a tender offer is oversubscribed and in accordance with rules promulgated by the SEC, the Fund may accept for purchase additional outstanding shares of Common Stock representing up to 2.0% of the aggregate NAV of its outstanding Common Stock without amending or extending the tender offer.
The Fund will conduct its tender offers pursuant to Rule 13e-4 of the Exchange Act and will file a Schedule TO and related exhibits, containing information stockholders should consider in deciding whether or not to participate in the tender offer (including the existence and amount of any repurchase fee that may be charged) and detailed instructions on how to tender shares, on EDGAR and deliver notifications to stockholders as required by Rule 13e-4.
The Fund may but does not expect to make a tender offer for its Common Stock during the first six months of operations following effectiveness of the Fund’s registration statement.
A 2.0% early redemption fee payable to the Fund will be charged with respect to the repurchase of a stockholder’s Common Stock at any time prior to the day immediately preceding the one-year anniversary of a stockholder’s purchase of the Common Stock (on a “first in first out” basis). An early repurchase fee payable by a stockholder may be waived by the Fund, in circumstances where the Board determines that doing so is in the best interests of the Fund and in a manner that will not discriminate unfairly against any stockholder.
In any given quarter, the Manager may or may not recommend to the Board that the Fund conduct a tender offer. For example, if adverse market conditions cause the Fund’s investments to become illiquid or trade at depressed prices or if the Manager believes that conducting a tender offer for 5.0% or less of the aggregate NAV of the Fund’s Common Stock then outstanding would impose an undue burden on stockholders who do not tender compared to the benefits of giving stockholders the opportunity to sell all or a portion of their Common Stock at NAV, the Manager may choose not to recommend a tender offer or may recommend a tender offer for less than 5.0% of the aggregate NAV of its outstanding Common Stock. Regardless of the recommendation of the Manager, the Board may or may determine not to cause the Fund to conduct a tender offer for any given quarter.
The Fund intends to comply with an exemption under FINRA Rule 5110 that requires the Fund to make at least two tender offers per calendar year. However, there may be quarters in which no tender offer is made, and it is possible that no tender offers will be conducted by the Fund at all. If a tender offer is not made, stockholders may not be able to sell their Common Stock as it is unlikely that a secondary market for the Common Stock will develop or, if a secondary market does develop, stockholders may be able to sell their Common Stock only at substantial discounts from NAV. If the Fund does conduct tender offers, it may be required to borrow or sell its more liquid, higher quality portfolio securities to purchase shares of Common Stock that are tendered, which may increase risks for remaining stockholders and increase fund expenses as a percent of assets. The Fund is designed primarily for long-term investors and an investment in the Fund’s Common Stock should be considered illiquid.
In a tender offer, the Fund repurchases outstanding shares of Common Stock at the NAV per share of each class of Common Stock or at a percentage of such NAV per share on the last day of the offer. The Fund anticipates selling portfolio investments to fund tender offers. However, subject to the Fund’s investment restriction with respect to Borrowings, the Fund may borrow money to finance the repurchase of Common Stock pursuant to any tender offers. However, there can be no assurance that the Fund will be able to obtain such financing for tender offers if it attempts to do so. Moreover, if the Fund’s portfolio does not provide adequate liquidity to fund tender offers, the Fund may extend the last day of any tender offer or choose to pay tendering stockholders with a promissory note, payment on which may be made in cash up to 30 days after the expiration of the tender offer period (as extended). The promissory note will be non-interest bearing, non-transferable and non-negotiable. With respect to the Common Stock tendered, the owner of a promissory note will no longer be a stockholder of the Fund and will not have the rights of a stockholder, including without limitation voting rights. The promissory note may be prepaid, without premium, penalty or notice, at any time. Although tender offers generally would be beneficial to stockholders by providing them with some ability to sell their Common Stock at NAV, the acquisition of Common stock by the Fund will decrease the total assets of the Fund. Tender offers are, therefore, likely to increase the Fund’s expense ratio, may result in untimely sales of portfolio securities and/or may limit the Fund’s ability to participate in new investment opportunities. To the extent the Fund maintains a cash position to satisfy Fund repurchases, the Fund would not be fully invested, which may reduce the Fund’s investment performance. Furthermore, to the extent the Fund borrows to finance the making of tender offers by the Fund, interest on such borrowings reduces the Fund’s net investment income. In order to fund repurchase requests, the Fund may be required to sell its more liquid, higher quality portfolio securities to purchase shares of Common Stock that are tendered, which may increase risks for remaining stockholders and increase fund expenses. Consummating a tender offer may require the Fund to liquidate portfolio securities, and realize gains or losses, at a time when the Manager would otherwise consider it disadvantageous to do so.
It is the Board’s policy, which may be changed by the Board, not to purchase Common Stock pursuant to a tender offer if (1) such purchases would impair the Fund’s status as a REIT; (2) the Fund would not be able to liquidate portfolio securities in a manner that is orderly and consistent with the Fund’s investment objectives and policies in order to purchase shares of Common Stock tendered pursuant to the tender offer; or (3) there is, in the Board’s judgment, any (a) legal action or proceeding instituted or threatened challenging the tender offer or otherwise materially adversely affecting the Fund, (b) declaration of a banking moratorium by Federal or state authorities or any suspension of payment by banks in the United States or New York State, which is material to the Fund, (c) limitation imposed by Federal or state authorities on the extension of credit by lending institutions, (d) commencement or escalation of war, armed hostilities, acts of terrorism, natural disasters, public health crises or other international or national calamity directly or indirectly involving the United States that in the sole determination of the Board is material to the Fund, (e) a material decrease in the estimated NAV of the Fund from the estimated NAV of the Fund as of the commencement of the tender offer or (f) other events or conditions that would have a material adverse effect on the Fund or its stockholders if shares of Common Stock tendered pursuant to the tender offer were purchased. Thus, there can be no assurance that the Board will proceed with any tender offer. The Board may modify these conditions in light of circumstances existing at the time. The Fund may not purchase Common Stock to the extent such purchases would result in the asset coverage with respect to any borrowing being reduced below the asset coverage requirement set forth in the Investment Company Act. Accordingly, in order to purchase all shares of Common Stock tendered, the Fund may have to repay all or part of any then outstanding borrowing to maintain the required asset coverage. In addition, the amount of shares of Common Stock for which the Fund makes any particular tender offer may be limited for the reasons set forth above or in respect of other concerns related to the Fund’s portfolio or the impact of the tender offer on those stockholders who do not sell their shares of Common Stock in the tender offer. If a tender offer is oversubscribed by stockholders who tender shares of Common Stock, the Fund will generally repurchase a ratable portion of the shares of Common Stock tendered by each stockholder. However, the Board, in its discretion, subject to applicable law, may amend a tender offer to include all or part of the oversubscribed amounts. In addition, for any tender offer, third party stockholders may not be given priority over stockholders that are affiliates of Prudential, whose holdings in the Fund may be significant and may have the effect of diluting third party stockholders with respect to any tender offer.
Each tender offer would be made and stockholders would be notified in accordance with the requirements of the Exchange Act and the Investment Company Act, either by publication or mailing or both. The tender offer documents will contain information prescribed by such laws and the rules and regulations promulgated thereunder. The repurchase of tendered shares of Common Stock by the Fund is a taxable event to stockholders. See “Certain U.S. Federal Income Tax Considerations.” Selected securities dealers or other financial intermediaries may charge a processing fee to confirm a repurchase of shares pursuant to a tender offer.
The Fund will assume all fees and expenses related to a repurchase of shares. A stockholder tendering for repurchase less than all of its Common Stock must maintain a minimum account balance after the repurchase is effected, the amount of which will be established by the Fund from time to time and is currently $1,000. If a stockholder tenders a number of Common Stock that would cause the aggregate NAV of the stockholder’s holdings to fall below the required minimum, the Fund reserves the right to reduce the amount to be repurchased from the stockholder so that the required minimum balance is maintained. The Fund may also repurchase all of such a stockholder’s Common Stock in the Fund. The Fund or the Manager may waive the minimum account balance from time to time.
The Fund’s NAV per share may change materially from the date a tender offer is mailed to the tender valuation date (or any later valuation date if the tender offer is extended), and to the effective date of repurchase, and it also may change materially shortly after a tender is completed. The method by which the Fund calculates its NAV is discussed under the caption “Net Asset Value.” Additional risks are discussed under “Risk — Liquidity Risk.”
Mandatory Redemptions
Subject in all respects to the Investment Company Act, the Fund may redeem shares of Common Stock without consent or other action by the stockholder or other person if the Fund determines that:
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the Common Stock has been transferred in violation of the Fund’s charter or bylaws, or has vested in any person other than by operation of law as a result of the death, divorce, dissolution, bankruptcy, insolvency or adjudicated incompetence of the stockholder;

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ownership of the Common Stock by a stockholder or other person is likely to cause the Fund to be in violation of, or require registration of the Common Stock under, or subject the Fund to additional registration or regulation under, the securities, commodities, or other laws of the U.S. or any other relevant jurisdiction;

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continued ownership of the Common Stock by a stockholder may be harmful or injurious to the business or reputation of the Fund, the Board, PGIM, or any of their affiliates, or may subject the Fund or any stockholder to an undue risk of adverse tax or other fiscal or regulatory consequences;

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any of the representations and warranties made by a stockholder or other person in connection with the acquisition of Common Stock were not true when made or have ceased to be true; or

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with respect to a stockholder subject to special laws or compliance requirements, such as those imposed by ERISA, the Bank Holding Company Act or certain Federal Communication Commission regulations (collectively, “Special Laws or Regulations”), the stockholder is likely to be subject to additional regulatory or compliance requirements under these Special Laws or Regulations by virtue of continuing to hold any Common Stock.

Shares of Common Stock will be redeemed at the NAV per share of the class of Common Stock being redeemed. Stockholders whose shares of Common Stock are redeemed by the Fund will not be entitled to a return of any amount of sales load that was charged in connection with the stockholder’s purchase of such shares.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following summary describes certain of the material U.S. federal income tax considerations relating to the ownership of the Fund’s Common Stock as of the date hereof by U.S. holders and non-U.S. holders, each as defined below. Except where noted, this summary deals only with Common Stock held as a capital asset and does not deal with special situations, such as those of dealers in securities or currencies, financial institutions, regulated investment companies, tax-exempt entities (except as described in “— Taxation of Tax-Exempt Holders of The Fund’s Common Stock” below), insurance companies, persons holding Common Stock as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, persons liable for alternative minimum tax, persons who are “foreign governments” within the meaning of Section 892 of the Code, investors in pass-through entities or U.S. holders of Common Stock whose “functional currency” is not the U.S. dollar. Furthermore, the discussion below is based upon the provisions of the Code and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those discussed below. No ruling on the U.S. federal, state, or local tax considerations relevant to our operation or to the purchase, ownership or disposition of the Fund’s Common Stock has been requested from the IRS or other tax authority. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. The summary is also based upon the assumption that the Fund and its subsidiaries and affiliated entities will operate in accordance with our and their applicable organizational documents.
The U.S. federal income tax treatment of holders of the Fund’s Common Stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular stockholder of holding the Fund’s Common Stock will depend on the stockholder’s particular tax circumstances. You are urged to consult your own tax advisors concerning the U.S. federal income tax consequences in light of your particular situation as well as consequences arising under the laws of any other taxing jurisdiction.
Our Taxation as a REIT
The Fund intends to elect and qualify to be taxed as a REIT under the Code commencing with our taxable year ended December 31, 2023. Furthermore, The Fund intends to operate in such a manner as to qualify for taxation as a REIT under the applicable provisions of the Code so long as our board of directors determines that REIT qualification remains in our best interest. We have not received, and do not intend to seek, any rulings from the IRS regarding our status as a REIT or our satisfaction of the REIT requirements. The IRS may challenge our status as a REIT, and a court could sustain any such challenge. Our qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the U.S. federal tax laws. Those qualification tests involve the percentage of income that the Fund earns from specified sources, the percentage of the Fund’s assets that falls within specified categories, the diversity of the ownership of shares, and the percentage of our taxable income that the Fund distributes. No assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements. For a discussion of the tax consequences of our failure to qualify as a REIT, see “— Failure to Qualify.”
The sections of the Code and the corresponding regulations that govern the U.S. federal income tax treatment of a REIT and its stockholders are highly technical and complex. The following discussion is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder, and administrative interpretations thereof.
The Fund intends to be taxed as a C corporation, and may be subject to U.S. federal income taxes and related state and local taxes, for its taxable year ending December 31, 2022. However, as described under “Taxation of the Fund as a C Corporation” below, we have entered into an agreement with the Manager under which the Manager has agreed to pay or reimburse us for our U.S. federal, state and local income taxes we incur as a result of our status as a C corporation for the taxable year ending December 31, 2022. Such amounts are not reimburseable to the Manager. See “Taxation of the Fund as a C Corporation” below.

Taxation of REITs in General
As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under “— Requirements for Qualification as a REIT.” While The Fund intends to operate so that the Fund qualifies as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that the Fund will be able to operate in accordance with the REIT requirements in the future. See “— Failure to Qualify.”
Provided that the Fund qualifies as a REIT, generally the Fund will be entitled to a deduction for dividends that the Fund pays and therefore will not be subject to U.S. federal corporate income tax on our net taxable income that is currently distributed to stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from an investment in a C corporation (i.e., a corporation generally subject to U.S. federal corporate income tax). Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when the income is distributed. In general, the income that we generate, to the extent declared as a dividend and subsequently paid to stockholders, is taxed only at the stockholder level.
If the Fund qualifies as a REIT, we will nonetheless be subject to U.S. federal tax in the following circumstances:
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We will pay U.S. federal income tax on our taxable income, including net capital gain, that the Fund does not distribute to stockholders during, or within a specified time after, the calendar year in which the income is earned.

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If we have net income from “prohibited transactions,” which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax.

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If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as “foreclosure property,” the Fund may thereby avoid (a) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and (b) the inclusion of any income from such property not qualifying for purposes of the REIT gross income tests discussed below, but the income from the sale or operation of the property may be subject to U.S. corporate income tax at the highest applicable rate.

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If due to reasonable cause and not willful neglect the Fund fails to satisfy either the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, the Fund will be subject to a 100% tax on the greater of the amount by which the Fund fails the 75% gross income test or the 95% gross income test, multiplied in either case by a fraction intended to reflect our profitability.

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If (i) the Fund fails to satisfy the asset tests (other than a de minimis failure of the 5% asset test or the 10% vote or value test, as described below under “— Asset Tests”) due to reasonable cause and not to willful neglect, (ii) we dispose of the assets or otherwise comply with such asset tests within six months after the last day of the quarter in which we identify such failure and (iii) we file a schedule with the IRS describing the assets that caused such failure, we will pay a tax equal to the greater of $50,000 or the net income from the nonqualifying assets during the period in which the Fund failed to satisfy such asset tests multiplied by the highest corporate tax rate.

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If the Fund fails to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and the failure was due to reasonable cause and not to willful neglect, the Fund will be required to pay a penalty of $50,000 for each such failure.

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The Fund may be required to pay monetary penalties to the IRS in certain circumstances, including if the Fund fails to meet recordkeeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “— Requirements for Qualification as a REIT.”

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If the Fund fails to distribute during each calendar year at least the sum of:

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85% of our ordinary income for such calendar year;

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95% of our capital gain net income for such calendar year; and

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any undistributed taxable income from prior taxable years,

we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed, plus any retained amounts on which income tax has been paid at the corporate level.
•
The Fund may elect to retain and pay income tax on our net long-term capital gain. In that case, a U.S. holder would include its proportionate share of our undistributed long-term capital gain (to the extent the Fund makes a timely designation of such gain to the stockholder) in its income, and would receive a credit or a refund for its proportionate share of the tax we paid.

•
The Fund will be subject to a 100% excise tax on amounts received by us from a taxable REIT subsidiary (or on certain expenses deducted by a taxable REIT subsidiary) if certain arrangements between us and a taxable REIT subsidiary of ours, as further described below, are not comparable to similar arrangements among unrelated parties.

•
If we acquire any assets from a non-REIT C corporation in a carry-over basis transaction, The Fund could be liable for specified tax liabilities inherited from that non-REIT C corporation with respect to that corporation’s “built-in gain” in its assets. Built-in gain is the amount by which an asset’s fair market value exceeds its adjusted tax basis at the time we acquire the asset. Applicable Treasury regulations, however, allow us to avoid the recognition of gain and the imposition of corporate-level tax with respect to a built-in gain asset acquired in a carry-over basis transaction from a non-REIT C corporation unless and until we dispose of that built-in gain asset during the 5-year period following its acquisition, at which time the Fund would recognize, and would be subject to tax at the highest regular corporate rate on, the built-in gain.

•
In addition, notwithstanding our status as a REIT, the Fund may also have to pay certain state and local income taxes, because not all states and localities treat REITs in the same manner that they are treated for U.S. federal income tax purposes. Moreover, as further described below, any domestic taxable REIT subsidiary in which the Fund owns an interest will be subject to U.S. federal corporate income tax on its net income.

Requirements for Qualification as a REIT.   The Code defines a REIT as a corporation, trust or association:
(1)
that is managed by one or more trustees or directors;

(2)
the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)
that would be taxable as a domestic corporation, but for its election to be subject to tax as a REIT;

(4)
that is neither a financial institution nor an insurance company subject to certain provisions of the Code;

(5)
the beneficial ownership of which is held by 100 or more persons;

(6)
of which not more than 50% in value of the outstanding shares are owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) after applying certain attribution rules;

(7)
that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year, which has not been terminated or revoked; and

(8)
that meets other tests described below regarding the nature of its income and assets.

Conditions (1) through (4), inclusive, must be met during the entire taxable year. Condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months other than the first taxable year for which an election to become a REIT is made. Condition (6) must be met during the last half of each taxable year, but neither conditions (5) nor (6) apply to the first taxable year for which an election to become a REIT is made. We believe that we will maintain sufficient diversity of ownership to allow us to satisfy conditions (5) and (6) above. In addition, the Fund’s charter contains restrictions regarding the ownership and transfer of our stock that are intended to assist us in continuing to satisfy the share ownership requirements described in (5) and (6) above. The provisions of the Fund’s charter restricting the ownership and transfer of our stock are described in “Certain Provisions in the Charter and Bylaws — Transfer Restrictions.” These restrictions, however, may not ensure that the Fund will be able to satisfy these share ownership requirements. If the Fund fails to satisfy these share ownership requirements, it will fail to qualify as a REIT.
If we comply with regulatory rules pursuant to which the Fund is required to send annual letters to holders of our stock requesting information regarding the actual ownership of our stock (as discussed below), and the Fund does not know, or exercising reasonable diligence would not have known, whether the Fund failed to meet requirement (6) above, the Fund will be treated as having met the requirement.
To monitor compliance with the share ownership requirements, the Fund generally is required to maintain records regarding the actual ownership of shares. To do so, the Fund must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our dividends in their gross income). The Fund must maintain a list of those persons failing or refusing to comply with this demand as part of our records. The Fund could be subject to monetary penalties if the Fund fails to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury regulations to submit a statement with your tax return disclosing your actual ownership of shares and other information. In addition, the Fund must satisfy all relevant filing and other administrative requirements established by the IRS to elect and maintain REIT status, use a calendar year for U.S. federal income tax purposes, and comply with the record keeping requirements of the Code and regulations promulgated thereunder.
Ownership of Partnership Interests.   In the case of a REIT that is a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, Treasury regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s gross income based on its ratable share of capital interests in the partnership for purposes of the asset and gross income tests applicable to REITs, as described below. However, solely for purposes of the 10% value test described below (see “— Asset Tests”), the determination of a REIT’s interest in a partnership’s assets will be based on the REIT’s proportionate interest in any securities issued by the partnership, excluding for these purposes, certain excluded securities as described in the Code. In addition, the assets and gross income of the partnership generally are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of partnerships in which the Fund owns an equity interest is treated as assets and items of income of our company for purposes of applying the REIT requirements described below. Consequently, to the extent that the Fund directly or indirectly holds a preferred or other equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even though the Fund may have no control or only limited influence over the partnership.
Disregarded Subsidiaries.   If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” the separate existence of that subsidiary is disregarded for U.S. federal income tax purposes. Generally, a qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary, all of the stock of which is owned directly or indirectly by the REIT. Other entities that are wholly-owned by the Fund, including single member limited liability companies that have not elected to be taxed as corporations for U.S. federal income tax purposes, are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT income and asset tests. All assets, liabilities and items of income, deduction and credit of qualified REIT subsidiaries and disregarded subsidiaries will be treated as assets, liabilities and items of income, deduction and credit of the REIT itself. A qualified REIT subsidiary of ours is not subject to U.S. federal corporate income taxation, although it may be subject to state and local taxation in some states.
In the event that a qualified REIT subsidiary or a disregarded subsidiary ceases to be wholly owned by the Fund (for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of us), the subsidiary’s separate existence would no longer be disregarded for U.S.

federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “— Asset Tests” and “— Income Tests.”
Taxable REIT Subsidiaries.   A “taxable REIT subsidiary” is an entity that is taxable as a corporation in which the Fund directly or indirectly own stock and that elects with us to be treated as a taxable REIT subsidiary. The separate existence of a taxable REIT subsidiary is not ignored for U.S. federal income tax purposes. Accordingly, a domestic taxable REIT subsidiary generally is subject to U.S. federal corporate income tax on its earnings, which may reduce the cash flow that the Fund and its subsidiaries generate in the aggregate, and may reduce our ability to make distributions to stockholders. In addition, if a taxable REIT subsidiary owns, directly or indirectly, securities representing 35% or more of the vote or value of a subsidiary corporation, that subsidiary will also be treated as a taxable REIT subsidiary. However, an entity will not qualify as a taxable REIT subsidiary if it directly or indirectly operates or manages a lodging or health care facility or, generally, provides to another person, under a franchise, license or otherwise, rights to any brand name under which any lodging facility or health care facility is operated. The Fund generally may not own more than 10%, as measured by voting power or value, of the securities of a corporation that is not a qualified REIT subsidiary unless we and such corporation elect to treat such corporation as a taxable REIT subsidiary. Overall, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more taxable REIT subsidiaries.
Income earned by a taxable REIT subsidiary is not attributable to the REIT. Rather, the stock issued by a taxable REIT subsidiary to the Fund is an asset in the Fund’s hands, and the Fund treats dividends paid to it from such taxable REIT subsidiary, if any, as income. This income can affect the Fund’s and asset tests calculations, as described below. As a result, income that might not be qualifying income for purposes of the income tests applicable to REITs could be earned by a taxable REIT subsidiary without affecting our status as a REIT. For example, the Fund may use taxable REIT subsidiaries to perform services or conduct activities that give rise to certain categories of income such as management fees, or to conduct activities that, if conducted by us directly, would be treated in the Fund’s hands as prohibited transactions.
Several provisions of the Code regarding the arrangements between a REIT and its taxable REIT subsidiaries ensure that a taxable REIT subsidiary will be subject to an appropriate level of U.S. federal income taxation. For example, a taxable REIT subsidiary is limited in its ability to deduct interest payments made to affiliated REITs. In addition, the Fund would be obligated to pay a 100% penalty tax on some payments that it receive from, or on certain expenses deducted by, a taxable REIT subsidiary if the IRS were to assert successfully that the economic arrangements between it and a taxable REIT subsidiary are not comparable to similar arrangements among unrelated parties.
Deductions are disallowed for business interest expense (even if paid to third parties) in excess of the sum of a taxpayer’s business interest income and 30% of the adjusted taxable income of the business, which is its taxable income computed without regard to business interest income or expense, net operating losses or the pass-through income deduction (and for taxable years before 2022, excludes depreciation and amortization). Such limitations may also impact the amount of U.S. federal income tax paid by any of our taxable REIT subsidiaries.
Income Tests
To qualify as a REIT, the Fund must satisfy two gross income requirements, each of which is applied on an annual basis. First, at least 75% of the Fund’s gross income, excluding gross income from prohibited transactions and certain hedging and foreign currency transactions, for each taxable year generally must be derived directly or indirectly from:
•
rents from real property;

•
interest on debt secured by mortgages on real property or on interests in real property;

•
dividends or other distributions on, and gain from the sale of, stock in other REITs;

•
gain from the sale of real property or mortgage loans;

•
abatements and refunds of taxes on real property;

•
income and gain derived from foreclosure property (as described below);

•
amounts (other than amounts the determination of which depends in whole or in part on the income or profits of any person) received or accrued as consideration for entering into agreements (i) to make loans secured by mortgages on real property or on interests in real property or (ii) to purchase or lease real property (including interests in real property and interests in mortgages on real property); and

•
interest or dividend income from investments in stock or debt instruments attributable to the temporary investment of new capital during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt obligations with at least a five-year term.

Second, at least 95% of the Fund’s gross income, excluding gross income from prohibited transactions and certain hedging transactions, for each taxable year must be derived from sources that qualify for purposes of the 75% test, and from (i) dividends, (ii) interest and (iii) gain from the sale or disposition of stock or securities, which need not have any relation to real property.
If the Fund fails to satisfy one or both of the 75% and 95% gross income tests for any taxable year, the Fund may nevertheless qualify as a REIT for that year if it is entitled to relief under the Code. These relief provisions generally will be available if our failure to meet the tests is due to reasonable cause and not due to willful neglect, and we attach a schedule of the sources of the Fund’s to our U.S. federal income tax return. It is not possible, however, to state whether in all circumstances the Fund would be entitled to the benefit of these relief provisions. For example, if the Fund fails to satisfy the gross income tests because nonqualifying income that it intentionally recognizes exceeds the limits on nonqualifying income, the IRS could conclude that the failure to satisfy the tests was not due to reasonable cause. If these relief provisions are inapplicable to a particular set of circumstances, the Fund will fail to qualify as a REIT. Even if these relief provisions apply, a penalty tax would be imposed based on the amount of nonqualifying income. See “— Taxation of REITs in General.”
Gross income from the Fund’s sale of property that the Fund holds primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both gross income tests. In addition, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. The subadviser will monitor the amount of the Fund’s nonqualifying income, and will manage the Fund’s portfolio to comply at all times with the gross income tests. The following paragraphs discuss some of the specific applications of the gross income tests to the Fund.
Dividends.   The Fund may directly or indirectly receive distributions from taxable REIT subsidiaries or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of earnings and profits of the distributing corporation. The Fund’s dividend income from stock in any corporation (other than any REIT), including any taxable REIT subsidiary, will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. Dividends that the Fund receives from any REITs in which the Fund owns stock and our gain on the sale of the stock in those REITs will be qualifying income for purposes of both gross income tests. However, if a REIT in which the Fund owns stock fails to qualify as a REIT in any year, the Funds from such REIT would be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test.
Interest.   The term “interest,” as defined for purposes of both gross income tests, generally excludes any amount that is based in whole or in part on the income or profits of any person; however, it generally includes the following: (i) an amount that is received or accrued based on a fixed percentage or percentages of receipts or sales, and (ii) an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt by leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.
Interest on debt secured by mortgages on real property or on interests in real property (including, for this purpose, prepayment penalties, loan assumption fees and late payment charges that are not compensation for services) generally is qualifying income for purposes of the 75% gross income test. However, if the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date we agreed to originate or acquire the loan, a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the portion of the principal amount of the loan that is not secured by real property — that is, the amount by which the loan exceeds the value of the real estate that is security for the loan.
The Fund expects that the CMBS and RMBS in which the Fund invests generally will be treated either as interests in a grantor trust or as interests in a real estate mortgage investment conduit (“REMIC”) for U.S. federal income tax purposes and that all interest income from such CMBS and RMBS will be qualifying income for the 95% gross income test. In the case of CMBS and RMBS treated as interests in grantor trusts, the Fund would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest on such mortgage loans would be qualifying income for purposes of the 75% gross income test to the extent that the obligation is secured by real property, as discussed above. In the case of CMBS and RMBS treated as interests in a REMIC, income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% and 95% gross income tests. If less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the 75% gross income test. In addition, some REMIC securitizations include imbedded interest swap or cap contracts or other derivative instruments that potentially could produce nonqualifying income for the holder of the related REMIC securities.
Interest, original issue discount and market discount income that the Fund receives or accrues from mortgage-related assets generally will be qualifying income for purposes of both gross income tests.
Hedging Transactions.   The Fund and its subsidiaries may enter into hedging transactions with respect to one or more of the Fund’s assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury regulations, any income from a hedging transaction we enter into (i) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as a hedge along with the risk that it hedges within prescribed time periods specified in Treasury regulations, (ii) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests which is clearly identified as a hedge along with the risk that it hedges within prescribed time periods, or (iii) in connection with the effective termination of certain hedging transactions described above will be excluded from gross income for purposes of both the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as nonqualifying income for purposes of both of the 75% and 95% gross income tests. Moreover, to the extent that a position in a hedging transaction has positive value at any particular point in time, it may be treated as an asset that does not qualify for purposes of the asset tests described below. The Fund intends to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT. No assurance can be given, however, that our hedging activities will not give rise to income or assets that do not qualify for purposes of the REIT tests, or that our hedging will not adversely affect our ability to satisfy the REIT qualification requirements.
The Fund may conduct some or all of its hedging activities through a taxable REIT subsidiary or other corporate entity, the income of which may be subject to U.S. federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries.
Fee Income.   Any fee income that the Fund earns will generally not be qualifying income for purposes of either gross income test. Any fees earned by a taxable REIT subsidiary will not be included for purposes of the gross income tests.
Rents from Real Property.   Rents the Fund receives will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if several conditions described below are met. These conditions relate to the identity of the tenant, the computation of the rent payable, and the nature of the property leased and any services provided in connection with the property. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from rents from real property solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, rents the Fund receives from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a taxable REIT subsidiary, at least 90% of the property is leased to unrelated tenants, the rent paid by the taxable REIT subsidiary is substantially comparable to the rent paid by the unrelated tenants for comparable space and the rent is not attributable to an increase in rent due to a modification of a lease with a “controlled taxable REIT subsidiary” (i.e., a taxable REIT subsidiary in which the Fund owns directly or indirectly more than 50% of the voting power or value of the stock). A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant. Whether rents paid by a taxable REIT subsidiary are substantially comparable to rents paid by other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, or modified, if such modification increases the rents due under such lease. Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property. Finally, for rents to qualify as “rents from real property” for purposes of the gross income tests, we are only allowed to provide services that are both usually or “customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant” of the property. Examples of these permitted services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. The Fund may, however, render services to the Fund’s tenants through an “independent contractor” who is adequately compensated and from whom the Fund does not derive revenue if certain requirements are satisfied. The Fund may also own an interest in a taxable REIT subsidiary which provides non-customary services to tenants without tainting our rental income from the related properties.
Even if a REIT furnishes or renders services that are non-customary with respect to a property, if the greater of (i) the amounts received or accrued, directly or indirectly, or deemed received by the REIT with respect to such services, or (ii) 150% of our direct cost in furnishing or rendering the services during a taxable year is not more than 1% of all amounts received or accrued, directly or indirectly, by the REIT with respect to the property during the same taxable year, then only the amounts with respect to such non-customary services are not treated as rent for purposes of the REIT gross income tests.
The Fund intends to cause any services that are not usually or “customarily rendered,” or that are for the benefit of a particular tenant in connection with the rental of real property, to be provided through a taxable REIT subsidiary or through an “independent contractor” who is adequately compensated and from which the Fund does not derive revenue, and which meets certain other requirements. However, no assurance can be given that the IRS will concur with the Fund’s determination as to whether a particular service is usual or customary, or otherwise in this regard.
Prohibited Transactions Tax.   A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. Whether a REIT holds an asset primarily for sale to customers in the ordinary course of a trade or business depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. Nevertheless, the Fund intends to conduct our operations so that no asset that the Fund owns (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. The Fund cannot assure you that we will comply with certain safe harbor provisions or that we will avoid owning property that may be characterized as property that we hold primarily for sale to customers in the ordinary course of a trade or business. The 100% tax will not apply to gains from the sale of property that is held through a taxable REIT subsidiary or other taxable corporation, although such income will be subject to tax in the hands of such corporation at regular corporate income tax rates. The Fund intends to structure our activities to avoid prohibited transaction characterization.
Foreclosure Property.   Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

•
that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

•
for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and

•
for which the REIT makes a proper election to treat the property as foreclosure property.

However, a REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor.
Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. This grace period terminates and foreclosure property ceases to be foreclosure property on the first day:
•
on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

•
on which any construction takes place on the property, other than completion of a building or any other improvement, if more than 10% of the construction was completed before default became imminent; or

•
which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business that is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

The Fund will be subject to tax at the maximum corporate rate on any income from foreclosure property, including gain from the disposition of the foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, net income from foreclosure property, including gain from the sale of foreclosure property held for sale in the ordinary course of a trade or business, will qualify for purposes of the 75% and 95% gross income tests. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property.
Phantom Income.   Due to the nature of the assets in which we will invest, the Fund may be required to recognize taxable income from certain assets in advance of our receipt of cash flow from or proceeds from disposition of such assets, and may be required to report taxable income that exceeds the economic income ultimately realized on such assets.
The Fund may acquire debt instruments in the secondary market for less than their face amount. The amount of such discount generally will be treated as “market discount” for U.S. federal income tax purposes. Accrued market discount is reported as income when, and to the extent that, any payment of principal of the debt instrument is made, unless we elect to include accrued market discount in income as it accrues. Principal payments on certain debt instruments may be made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, the Fund may not be able to benefit from any offsetting loss deductions.
The terms of the debt instruments that we hold may be modified under certain circumstances. These modifications may be considered “significant modifications” for U.S. federal income tax purposes that give rise to a deemed debt-for-debt exchange upon which the Fund may recognize taxable income or gain without a corresponding receipt of cash.

Some of the debt securities that we acquire may have been issued with original issue discount. In general, the Fund will be required to accrue non-de minimis original issue discount based on the constant yield to maturity of such debt securities, and to treat it as taxable income in accordance with applicable U.S. federal income tax rules even though such yield may exceed cash payments, if any, received on such debt instrument.
In addition, in the event that any debt instruments or debt securities acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, the Fund may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, the Fund may be required to accrue interest income with respect to subordinated mortgage-backed securities at the stated rate regardless of whether corresponding cash payments are received.
Finally, the Fund may be required under the terms of indebtedness that we incur to use cash received from interest payments to make principal payments on that indebtedness, with the effect of recognizing income but not having a corresponding amount of cash available for distribution to stockholders.
As a result of each of these potential timing differences between income recognition or expense deduction and cash receipts or disbursements, there is a risk that the Fund may have taxable income in excess of cash available for distribution. In that event, the Fund may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. See “— Annual Distribution Requirements Applicable to REITs.”
Asset Tests
At the close of each quarter of our taxable year, the Fund must satisfy the following tests relating to the nature of the Fund’s assets:
•
At least 75% of the value of our total assets must be represented by the following:

•
interests in real property, including leaseholds and options to acquire real property and leaseholds;

•
interests in mortgages on real property;

•
stock in other REITs and debt instruments issued by publicly offered REITs;

•
cash and cash items (including certain receivables);

•
government securities;

•
investments in stock or debt instruments attributable to the temporary investment of new capital during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt obligations with at least a five-year term; and

•
regular or residual interests in a REMIC. However, if less than 95% of the assets of a REMIC consists of assets that are qualifying real estate-related assets under U.S. federal income tax laws, determined as if we held such assets directly, the Fund will be treated as holding directly our proportionate share of the assets of such REMIC.

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Not more than 25% of our total assets may be represented by securities, other than those in the 75% asset class described above.

•
Except for securities in taxable REIT subsidiaries and the securities in the 75% asset class described in the first bullet point above, the value of any one issuer’s securities owned by the Fund may not exceed 5% of the value of our total assets.

•
Except for securities in taxable REIT subsidiaries and the securities in the 75% asset class described in the first bullet point above, the Fund may not own more than 10% of any one issuer’s outstanding voting securities.

•
Except for securities of taxable REIT subsidiaries and the securities in the 75% asset class described in the first bullet point above, the Fund may not own more than 10% of the total value of the outstanding securities of any one issuer, other than securities that qualify for the “straight debt” exception or other exceptions discussed below.
•
Not more than 20% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries.

•
Not more than 25% of the value of our total assets may be represented by nonqualified publicly offered REIT debt instruments.

Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by another REIT may not so qualify (although such debt will not be treated as “securities” for purposes of the 10% value test, as explained below).
Securities, for purposes of the asset tests, may include debt we hold from other issuers. However, debt we hold in an issuer that does not qualify for purposes of the 75% asset test will not be taken into account for purposes of the 10% value test if the debt securities meet the straight debt safe harbor. Subject to certain exceptions, debt will meet the “straight debt” safe harbor if the debt is a written unconditional promise to pay on demand or on a specified date a sum certain in money, the debt is not convertible, directly or indirectly, into stock, and the interest rate and the interest payment dates of the debt are not contingent on the profits of any person, the borrower’s discretion or similar factors. In the case of an issuer that is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled taxable REIT subsidiaries” as defined in the Code, hold any securities of the corporate or partnership issuer that (a) are not straight debt or other excluded securities (prior to the application of this rule), and (b) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, in the case of a partnership issuer, our interest as a partner in the partnership).
In addition to straight debt, the Code provides that certain other securities will not violate the 10% asset test. Such securities include (i) any loan made to an individual or an estate, (ii) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (iii) any obligation to pay rents from real property, (iv) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (v) any security (including debt securities) issued by another REIT and (vi) any debt instrument issued by a partnership if the partnership’s income is of such a nature that the partnership would satisfy the 75% gross income test described above under “— Income Tests.” In applying the 10% asset test, a debt security issued by a partnership (other than straight debt or any other excluded security) is not taken into account to the extent, if any, of the REIT’s proportionate interest as a partner in that partnership.
Any stock that we hold or acquire in other REITs will be a qualifying asset for purposes of the 75% asset test. However, if a REIT in which the Fund owns stock fails to qualify as a REIT in any year, the stock in such REIT will not be a qualifying asset for purposes of the 75% asset test. Instead, the Fund would be subject to the second, third, fourth, and fifth asset tests described above with respect to our investment in such a disqualified REIT. We will also be subject to those assets tests with respect to the Fund’s investments in any non-REIT C corporations for which the Fund does not make a taxable REIT subsidiary election.
We will monitor the status of the Fund’s assets for purposes of the various asset tests and will seek to manage our portfolio to comply at all times with such tests. There can be no assurances, however, that the Fund will be successful in this effort. Independent appraisals may not have been obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, the values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

However, certain relief provisions are available to allow REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. For example, if the Fund failed to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT qualification if (i) we satisfied the asset tests at the close of the preceding calendar quarter and (ii) the discrepancy between the value of the Fund’s assets and the asset requirements was not wholly or partly caused by an acquisition of nonqualifying assets, but instead arose from changes in the relative market values of the Fund’s assets. If the condition described in (ii) were not satisfied, we could nevertheless avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of the relief provisions described above.
In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (i) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets and $10,000,000 and (ii) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.
Even if the Fund did not qualify for the foregoing relief provisions, one additional provision allows a REIT which fails one or more of the asset requirements for a particular tax quarter to nevertheless maintain its REIT qualification if (i) the REIT provides the IRS with a description of each asset causing the failure, (ii) the failure is due to reasonable cause and not willful neglect, (iii) the REIT pays a tax equal to the greater of (a) $50,000 per failure and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate and (iv) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.
Annual Distribution Requirements Applicable to REITs
To qualify for taxation as a REIT, the Fund generally must distribute dividends (other than capital gain dividends) to stockholders in an amount at least equal to:
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the sum of (i) 90% of our REIT taxable income, computed without regard to the dividends paid deduction and the Fund’s net capital gain and (ii) 90% of the Fund’s net income after tax, if any, from foreclosure property; minus

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the excess of the sum of specified items of non-cash income (including original issue discount on our mortgage loans) over 5% of our REIT taxable income, computed without regard to the dividends paid deduction and the Fund’s net capital gain.

Distributions generally must be made during the taxable year to which they relate. Distributions may be made in the following year in two circumstances. First, if we declare a dividend in October, November or December of any year with a record date in one of these months and pay the dividend on or before January 31 of the following year, the Fund will be treated as having paid the dividend on December 31 of the year in which the dividend was declared. Second, distributions may be made in the following year if the dividends are declared before we timely file our tax return for the year and if made before the first regular dividend payment made after such declaration. These distributions are taxable to stockholders in the year in which paid, even though the distributions relate to the Fund’s prior taxable year for purposes of the 90% distribution requirement. To the extent that the Fund does not distribute all of the Fund’s net capital gain or the Fund distributes at least 90%, but less than 100% of our REIT taxable income, as adjusted, the Fund will be subject to tax on the undistributed amount at regular corporate tax rates.
To the extent that in the future the Fund may have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that the Fund must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the tax treatment to stockholders of any distributions that are actually made.
If the Fund fails to distribute during a calendar year (or, in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January following such calendar year) at least the sum of (i) 85% of our ordinary income for such year, (ii) 95% of our capital gain net income for such year and (iii) any undistributed taxable income from prior years, the Fund will be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed (taking into account excess distributions from prior years) and (y) the amounts of income retained on which we have paid corporate income tax.
Although several types of non-cash income are excluded in determining the annual distribution requirement, we will incur corporate income tax and the 4% nondeductible excise tax with respect to those non-cash income items if the Fund does not distribute those items on a current basis. As a result of the foregoing, the Fund may not have sufficient cash to distribute all of its taxable income and thereby avoid corporate income tax and the excise tax imposed on certain undistributed income. In such a situation, the Fund may need to borrow funds or issue additional stock.
The Fund may elect to retain rather than distribute all or a portion of the Fund’s net capital gains and pay the tax on the gains. In that case, the Fund may elect to have stockholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax paid by the Fund. Stockholders would then increase the adjusted basis of their stock by the difference between (i) the amounts of capital gain dividends that the Fund designated and that they include in their taxable income, minus (ii) the tax that we paid on their behalf with respect to that income. For purposes of the 4% excise tax described above, any retained amounts for which we elect this treatment would be treated as having been distributed.
The Fund intends to make timely distributions sufficient to satisfy the distribution requirements. However, it is possible that, from time to time, the Fund may not have sufficient cash or other liquid assets to meet the distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of items of income and deduction of expenses by us for U.S. federal income tax purposes. In addition, the Fund may decide to retain our cash, rather than distribute it, in order to repay debt, acquire assets or for other reasons. In the event that such timing differences occur, and in other circumstances, it may be necessary in order to satisfy the distribution requirements to arrange for short-term, or possibly long-term, borrowings, or to pay the dividends in the form of other property (including, for example, shares of our own stock).
If our taxable income for a particular year is subsequently determined to have been understated, under some circumstances the Fund may be able to rectify a failure to meet the distribution requirement for a year by paying deficiency dividends to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, the Fund may be able to avoid being taxed on amounts distributed as deficiency dividends. However, the Fund will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.
Like-Kind Exchanges
The Fund may dispose of properties in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for U.S. federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could require us to pay U.S. federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.
Penalty Tax
Any redetermined rents, redetermined deductions, excess interest or redetermined taxable REIT subsidiary service income we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of the Fund’s tenants by a taxable REIT subsidiary, and redetermined deductions and excess interest represent any amounts that are deducted by a taxable REIT subsidiary for amounts paid to the Fund that are in excess of the amounts that would have been deducted based on arm’s length negotiations. Rents that the Fund receives will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code. Redetermined taxable REIT subsidiary service income is income earned by a taxable REIT subsidiary that is attributable to services provided to the Fund, or on the Fund’s behalf to any of the Fund’s tenants, that is less than the amounts that would have been charged based upon arms’ length negotiations.

Record Keeping Requirements
The Fund is required to comply with applicable record keeping requirements. Failure to comply could result in monetary fines. For example, the Fund must request on an annual basis information from stockholders designed to disclose the actual ownership of our outstanding Common Stock.
Failure to Qualify
If the Fund fails to satisfy one or more requirements of REIT qualification, other than the income tests or asset requirements, then the Fund may still retain REIT qualification if the failure is due to reasonable cause and not willful neglect, and the Fund pays a penalty of $50,000 for each failure.
If the Fund fails to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, the Fund will be subject to tax on the Fund’s taxable income as a corporation. This would significantly reduce both our cash available for distribution to stockholders and our earnings. If the Fund fails to qualify as a REIT, it will not be required to make any distributions to stockholders and any distributions that are made will not be deductible by the Fund. Moreover, all distributions to stockholders would be taxable as dividends to the extent of our current and accumulated earnings and profits, whether or not attributable to capital gains of ours. Furthermore, subject to certain limitations in the Code, corporate distributees may be eligible for the dividends received deduction with respect to those distributions, and individual, trust and estate distributees may be eligible for reduced U.S. federal income tax rates on such dividends. Unless the Fund is entitled to relief under specific statutory provisions, the Fund also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost.
Tax Aspects of Our Operating Partnership and any Subsidiary Partnerships
General.   All or substantially all of the Fund’s property investments will be held through our operating partnership. In addition, our operating partnership may hold certain investments indirectly through subsidiary partnerships and limited liability companies which are treated as partnerships or disregarded entities for U.S. federal income tax purposes. In general, entities that are treated as partnerships or disregarded entities for U.S. federal income tax purposes are “pass-through” entities which are not required to pay U.S. federal income tax. Rather, partners or members of such entities are allocated their shares of the items of income, gain, loss, deduction and credit of the partnership or limited liability company, and are potentially required to pay tax on this income, without regard to whether they receive a distribution from the partnership or limited liability company. A partner in such entities that is a REIT will include in its income its share of these partnership and limited liability company items for purposes of the various gross income tests, the computation of its REIT taxable income, and the REIT distribution requirements. Pursuant to these rules, for purposes of the asset tests, we will include our ratable share of assets held by our operating partnership, including our share of its subsidiary partnerships and limited liability companies, based on its capital interest in each such entity.
Entity Classification.   Our interests in our operating partnership and the subsidiary partnerships and limited liability companies involve special tax considerations, including the possibility that the IRS might challenge the status of these entities as partnerships (or disregarded entities), as opposed to associations taxable as corporations for U.S. federal income tax purposes. For example, an entity that would otherwise be classified as a partnership for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership” and certain other requirements are met. A partnership or limited liability company would be treated as a publicly traded partnership if its interests are traded on an established securities market or are readily tradable on a secondary market or a substantial equivalent thereof, within the meaning of applicable Treasury regulations. If our operating partnership or a subsidiary partnership or limited liability company were treated as an association rather than as a partnership, it would be taxable as a corporation and would be required to pay an entity-level tax on its income. In this situation, the character of the Fund’s assets and items of gross income would change and could prevent us from qualifying as a REIT. See “— Failure to Qualify” for a discussion of the effects of our failure to meet the REIT asset and income tests. In addition, a change in the tax status of our operating partnership, a subsidiary partnership or limited liability company might be treated as a taxable event. If so, we might incur a tax liability without any related cash distributions. The Fund does not anticipate that our operating partnership or any subsidiary partnership or limited liability company will be treated as a publicly traded partnership which is taxable as a corporation.
Legislation was enacted that significantly changes the rules for U.S. federal income tax audits of partnerships, such as our operating partnership or any subsidiary partnerships or limited liability companies treated as partnerships for U.S. federal income tax purposes. Such audits will continue to be conducted at the entity level unless such entity qualifies for and affirmatively elects an alternative procedure, any adjustments to the amount of tax due (including interest and penalties) will be payable by the entity itself. Under an alternative procedure, if elected, a partnership would issue information returns to persons who were partners in the audited year, who would then be required to take such adjustments into account in calculating their own tax liability, and the partnership would not be liable for the adjustments. If any of the operating partnership or our subsidiary partnerships or limited liability companies is able to and in fact elects the alternative procedure for a given adjustment, the amount of taxes for which such persons will be liable will be increased by any applicable penalties and a special interest charge. There can be no assurance that any such entities will make such an election for any given adjustment. Many issues and the overall effect of this new legislation on us are uncertain.
Allocations of Income, Gain, Loss and Deduction.   A partnership agreement (or, in the case of a limited liability company treated as a partnership for U.S. federal income tax purposes, the limited liability company agreement) will generally determine the allocation of partnership income and loss among partners. Generally, Section 704(b) of the Code and the Treasury regulations thereunder require that partnership allocations respect the economic arrangement of the partners. If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Our operating partnership’s allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Code and the Treasury regulations thereunder.
Tax Allocations with Respect to the Properties.   Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership (including a limited liability company treated as a partnership for U.S. federal income tax purposes) in exchange for an interest in the partnership must be allocated in a manner so that the contributing partner is charged with the unrealized gain, or benefits from the unrealized loss, associated with the property at the time of the contribution, as adjusted from time to time. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution (this difference is referred to as a book-tax difference), as adjusted from time to time. These allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.
Appreciated property may be contributed to our operating partnership in exchange for operating partnership units in connection with future acquisitions. The partnership agreement requires that allocations be made in a manner consistent with Section 704(c) of the Code. Treasury regulations issued under Section 704(c) of the Code provide partnerships with a choice of several methods of accounting for book-tax differences. Any book-tax differences will be accounted for using any method approved under Section 704(c) of the Code and the applicable Treasury regulations as chosen by the general partner under the partnership agreement. Any property acquired by our operating partnership in a taxable transaction will initially have a tax basis equal to its fair market value, and Section 704(c) of the Code will not apply.
Taxation of U.S. Holders of The Fund’s Common Stock
U.S. Holder.   As used in the remainder of this discussion, the term “U.S. holder” means a beneficial owner of the Fund’s Common Stock that is for U.S. federal income tax purposes:
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a citizen or resident of the United States;

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a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any State thereof or the District of Columbia;

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an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust if it (i) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds the Fund’s Common Stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding Common Stock, you should consult your advisors. A “non-U.S. holder” is a beneficial owner of the Fund’s Common Stock that is neither a U.S. holder nor a partnership (or an entity treated as a partnership for U.S. federal income tax purposes).
Distributions Generally.   As long as the Fund qualifies as a REIT, distributions made by the Fund to its taxable U.S. holders out of our current or accumulated earnings and profits that are not designated as capital gain dividends or “qualified dividend income” will be taken into account by them as ordinary income taxable at ordinary income tax rates and will not qualify for the reduced capital gains rates that currently generally apply to distributions by non-REIT C corporations to certain non-corporate U.S. holders. In determining the extent to which a distribution constitutes a dividend for tax purposes, our earnings and profits will be allocated first to distributions with respect to our preferred stock, if any, and then to the Fund’s Common Stock. Corporate stockholders will not be eligible for the dividends received deduction with respect to these distributions. Under the Tax Reform Bill, U.S. holders that are individuals, trusts and estates generally may deduct 20% of “qualified REIT dividends” (i.e., REIT dividends other than capital gain dividends and portions of REIT dividends designated as qualified dividend income eligible for capital gain tax rates). The overall deduction is limited to 20% of the sum of the taxpayer’s taxable income (less net capital gain) and certain cooperative dividends, subject to further limitations based on taxable income. The deduction, if allowed in full, equates to a maximum effective U.S. federal income tax rate on ordinary REIT dividends of 29.6%. As with the other individual income tax changes, the deduction provisions are effective beginning in 2018. Without further legislation, the deduction would sunset after 2025.
Distributions in excess of both current and accumulated earnings and profits will not be taxable to a U.S. holder to the extent that the distributions do not exceed the adjusted basis of the holder’s stock. Rather, such distributions will reduce the adjusted basis of the stock. To the extent that distributions exceed the adjusted basis of a U.S. holder’s stock, the U.S. holder generally must include such distributions in income as long-term capital gain if the shares have been held for more than one year, or short-term capital gain if the shares have been held for one year or less.
Distributions will generally be taxable, if at all, in the year of the distribution. However, if we declare a dividend in October, November or December of any year with a record date in one of these months and pay the dividend on or before January 31 of the following year, the Fund will be treated as having paid the dividend, and the stockholder will be treated as having received the dividend, on December 31 of the year in which the dividend was declared.
The Fund will be treated as having sufficient earnings and profits to treat as a dividend any distribution the Fund pays up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above. Moreover, any “deficiency dividend” will be treated as an ordinary or capital gain dividend, as the case may be, regardless of our earnings and profits. As a result, U.S. holders may be required to treat certain distributions that would otherwise result in a tax-free return of capital as taxable dividends.
Capital Gain Dividends.   The Fund may elect to designate distributions of the Fund’s net capital gain as “capital gain dividends” to the extent that such distributions do not exceed our actual net capital gain for the taxable year. Capital gain dividends are taxed to U.S. holders of our stock as gain from the sale or exchange of a capital asset held for more than one year. This tax treatment applies regardless of the period during which the stockholders have held their stock. If the Fund designates any portion of a dividend as a capital gain dividend, the amount that will be taxable to the stockholder as capital gain will be indicated to U.S. holders on IRS Form 1099-DIV. Corporate stockholders, however, may be required to treat up to 20% of capital gain dividends as ordinary income. Capital gain dividends are not eligible for the dividends received deduction for corporations.

Instead of paying capital gain dividends, the Fund may elect to require stockholders to include our undistributed net capital gains in their income. If the Fund makes such an election, U.S. holders (i) will include in their income as long-term capital gains their proportionate share of such undistributed capital gains and (ii) will be deemed to have paid their proportionate share of the tax paid by the Fund on such undistributed capital gains and thereby receive a credit or refund to the extent that the tax paid by the Fund exceeds the U.S. holder’s tax liability on the undistributed capital gain. A U.S. holder of our stock will increase the basis in its stock by the difference between the amount of capital gain included in its income and the amount of tax it is deemed to have paid. A U.S. holder that is a corporation will appropriately adjust its earnings and profits for the retained capital gain in accordance with Treasury regulations to be prescribed by the IRS. Our earnings and profits will be adjusted appropriately.
The Fund must classify portions of our designated capital gain dividend into the following categories:
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a 20% gain distribution, which would be taxable to non-corporate U.S. holders of our stock at a federal rate of up to 20%; or

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an unrecaptured Section 1250 gain distribution, which would be taxable to non-corporate U.S. holders of our stock at a maximum rate of 25%.

The Fund must determine the maximum amounts that the Fund may designate as 20% and 25% capital gain dividends by performing the computation required by the Code as if the REIT were an individual whose ordinary income were subject to a marginal tax rate of at least 28%. The IRS currently requires that distributions made to different classes of stock be comprised proportionately of dividends of a particular type.
Passive Activity Loss and Investment Interest Limitation.   Distributions that the Fund makes and gains arising from the disposition of the Fund’s Common Stock by a U.S. holder will not be treated as passive activity income, and therefore U.S. holders will not be able to apply any “passive activity losses” against such income. Dividends paid by the Fund, to the extent they do not constitute a return of capital, will generally be treated as investment income for purposes of the investment income limitation on the deduction of the investment interest.
Qualified Dividend Income.   Distributions that are treated as dividends may be taxed at capital gains rates, rather than ordinary income rates, if they are distributed to an individual, trust or estate, are properly designated by us as qualified dividend income and certain other requirements are satisfied. Dividends are eligible to be designated by us as qualified dividend income up to an amount equal to the sum of the qualified dividend income received by us during the year of the distribution from other C corporations such as taxable REIT subsidiaries, our “undistributed” REIT taxable income from the immediately preceding year, and any income attributable to the sale of a built-in gain asset from the immediately preceding year (reduced by any U.S. federal income taxes that we paid with respect to such REIT taxable income and built-in gain).
Dividends that the Fund receives will be treated as qualified dividend income to the Fund if certain criteria are met. The dividends must be received from a domestic corporation (other than a REIT or a regulated investment company) or a qualifying foreign corporation. A foreign corporation generally will be a qualifying foreign corporation if it is incorporated in a possession of the United States, the corporation is eligible for benefits of an income tax treaty with the United States which the Secretary of Treasury determines is satisfactory, or the stock on which the dividend is paid is readily tradable on an established securities market in the United States. However, if a foreign corporation is a passive foreign investment company, then it will not be treated as a qualifying foreign corporation, and the dividends the Fund receives from such an entity would not constitute qualified dividend income.
Furthermore, certain exceptions and special rules apply to determine whether dividends may be treated as qualified dividend income to the Fund. These rules include certain holding requirements that the Fund would have to satisfy with respect to the stock on which the dividend is paid, and special rules with regard to dividends received from regulated investment companies and other REITs.
In addition, even if the Fund designates certain dividends as qualified dividend income to stockholders, the stockholder will have to meet certain other requirements for the dividend to qualify for taxation at capital gains rates. For example, the stockholder will only be eligible to treat the dividend as qualifying dividend income if the stockholder is taxed at individual rates and meets certain holding requirements. In general, in order to treat a particular dividend as qualified dividend income, a stockholder will be required to hold our stock for more than 60 days during the 121-day period beginning on the date which is 60 days before the date on which the stock becomes ex-dividend.
Other Tax Considerations.   To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that the Fund must make in order to comply with the REIT distribution requirements. Such losses, however, are not passed through to stockholders and do not offset income of stockholders from other sources, nor would such losses affect the character of any distributions that the Fund makes, which are generally subject to tax in the hands of stockholders to the extent that we have current or accumulated earnings and profits.
Sales of The Fund’s Common Stock.   Upon any taxable sale or other disposition of the Fund’s Common Stock (except pursuant to a repurchase by us, as described below), a U.S. holder of the Fund’s Common Stock will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between:
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the amount of cash and the fair market value of any property received on such disposition; and

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the U.S. holder’s adjusted basis in such Common Stock for tax purposes.

Gain or loss will be capital gain or loss if the Common Stock has been held by the U.S. holder as a capital asset. The applicable tax rate will depend on the holder’s holding period in the asset (generally, if an asset has been held for more than one year, it will produce long-term capital gain) and the holder’s tax bracket.
In general, any loss upon a sale or exchange of the Fund’s Common Stock by a U.S. holder who has held such stock for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, but only to the extent of distributions from us received by such U.S. holder that are required to be treated by such U.S. holder as long-term capital gains.
Repurchases of The Fund’s Common Stock.   A repurchase of the Fund’s Common Stock will be treated as a distribution in exchange for the repurchased shares and taxed in the same manner as any other taxable sale or other disposition of the Fund’s Common Stock discussed above, provided that the repurchase satisfies one of the tests enabling the repurchase to be treated as a sale or exchange. A repurchase will generally be treated as a sale or exchange if it (i) results in a complete termination of the holder’s interest in the Fund’s Common Stock, (ii) results in a substantially disproportionate redemption with respect to the holder, or (iii) is not essentially equivalent to a dividend with respect to the holder. In determining whether any of these tests has been met, Common Stock actually owned, as well as Common Stock considered to be owned by the holder by reason of certain constructive ownership rules set forth in Section 318 of the Code, generally must be taken into account. The sale of Common Stock pursuant to a repurchase generally will result in a “substantially disproportionate” redemption with respect to a holder if the percentage of our then outstanding voting stock owned by the holder immediately after the sale is less than 80% of the percentage of our voting stock owned by the holder determined immediately before the sale. The sale of Common Stock pursuant to a repurchase generally will be treated as not “essentially equivalent to a dividend” with respect to a holder if the reduction in the holder’s proportionate interest in our stock as a result of our repurchase constitutes a “meaningful reduction” of such holder’s interest.
A repurchase that does not qualify as an exchange under such tests will constitute a dividend equivalent repurchase that is treated as a taxable distribution and taxed in the same manner as regular distributions, as described above under “— Distributions Generally.” In addition, although guidance is sparse, the IRS could take the position that a holder who does not participate in any repurchase treated as a dividend should be treated as receiving a constructive distribution of the Fund’s Common Stock taxable as a dividend in the amount of their increased percentage ownership of the Fund’s Common Stock as a result of the repurchase, even though the holder did not actually receive cash or other property as a result of the repurchase.
Medicare Tax.   Certain U.S. holders, including individuals and estates and trusts, are subject to an additional 3.8% Medicare tax on all or a portion of their “net investment income,” which includes net gain from a sale or exchange of Common Stock and income from dividends paid on Common Stock. U.S. holders are urged to consult their own tax advisors regarding the Medicare tax.
Taxation of Non-U.S. Holders of The Fund’s Common Stock
The rules governing the U.S. federal income taxation of non-U.S. holders are complex. This section is only a summary of such rules. The Fund urges non-U.S. holders to consult their own tax advisors to determine the impact of federal, state and local income tax laws on ownership of the Common Stock, including any reporting requirements.
Distributions.   Distributions by the Fund to a non-U.S. holder on the Fund’s Common Stock that are neither attributable to gain from sales or exchanges by us of “U.S. real property interests” nor designated by us as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. These distributions generally will be subject to U.S. federal income tax on a gross basis at a rate of 30%, or a lower rate as may be specified under an applicable income tax treaty, unless the dividends are treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. Further, reduced treaty rates are not available to the extent the income allocated to the non-U.S. holder is excess inclusion income. Dividends that are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment) will be subject to tax on a net basis, that is, after allowance for deductions, at graduated rates, in the same manner as U.S. holders are taxed with respect to these dividends, and are generally not subject to withholding. Applicable certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exception. Any dividends received by a corporate non-U.S. holder that is engaged in a trade or business within the United States may also be subject to an additional branch profits tax at a 30% rate, or lower applicable treaty rate.
A non-U.S. holder of the Fund’s Common Stock who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for our ordinary dividends will be required (i) to complete the applicable IRS Form W-8 and certify under penalty of perjury that such holder is not a U.S. person as defined under the Code and is eligible for treaty benefits or (ii) if the Fund’s Common Stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.
A non-U.S. holder of the Fund’s Common Stock eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.
Distributions that are neither attributable to gain from sales or exchanges of “U.S. real property interests” nor designated as capital gains dividends and that are in excess of our current or accumulated earnings and profits that do not exceed the adjusted basis of the non-U.S. holder in its Common Stock will reduce the non-U.S. holder’s adjusted basis in its Common Stock and will not be subject to U.S. federal income tax. Distributions that are neither attributable to gain from sales or exchanges of “U.S. real property interests” nor designated as capital gains dividends and that are in excess of current and accumulated earnings and profits that do exceed the adjusted basis of the non-U.S. holder in its Common Stock will be treated as gain from the sale of its stock, the tax treatment of which is described below under “— Sales of The Fund’s Common Stock.” Because the Fund generally cannot determine at the time the Fund makes a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as the Fund would withhold on a dividend.
The Fund would be required to withhold at least 15% of any distribution to a non-U.S. holder in excess of our current and accumulated earnings and profits if the Fund’s Common Stock constitutes a U.S. real property interest with respect to such non-U.S. holder, as described below under “— Sales of The Fund’s Common Stock.” This withholding would apply even if a lower treaty rate otherwise applies or the non-U.S. holder is not liable for tax on the receipt of that distribution. However, a non-U.S. holder may seek a refund of these amounts from the IRS if the non-U.S. holder’s U.S. tax liability with respect to the distribution is less than the amount withheld.
Distributions to a non-U.S. holder that are designated by us at the time of the distribution as capital gain dividends, other than those arising from the disposition of a U.S. real property interest, generally should not be subject to U.S. federal income taxation unless:
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The investment in the Common Stock is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the non-U.S. holder), in which case the non-U.S. holder will generally be subject to the same treatment as U.S. holders with respect to any gain, except that a holder that is a foreign corporation also may be subject to the 30% branch profits tax, as discussed above; or

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The non-U.S. holder is an individual who is present in the United States for 183 days or more during the taxable year of the distribution and has a “tax home” in the United States, in which case the individual will be subject to a 30% tax on the individual’s capital gains.

Under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), distributions to a non-U.S. holder that are attributable to gain from sales or exchanges by us of U.S. real property interests, whether or not designated as capital gain dividends, will cause the non-U.S. holder to be treated as recognizing gain that is income effectively connected with the conduct of a trade or business in the United States. Non-U.S. holders will be taxed on this gain at the same rates applicable to U.S. holders, subject to a special alternative minimum tax in the case of nonresident alien individuals. Also, this gain may be subject to a 30% (or lower applicable treaty rate) branch profits tax in the hands of a non-U.S. holder that is a corporation. A distribution is not attributable to a U.S. real property interest if we held an interest in the underlying asset solely as a creditor.
The Fund will be required to withhold and remit to the IRS the highest rate of U.S. federal income tax applicable to each non-U.S. holder, based on the status of such holder, of any distributions to non-U.S. holders that are designated as capital gain dividends, or, if greater, the highest rate of U.S. federal income tax applicable to each non-U.S. holder, based on the status of such holder, of a distribution that could have been designated as a capital gain dividend, whether or not attributable to sales of U.S. real property interests. Distributions can be designated as capital gain dividends to the extent of the Fund’s net capital gain for the taxable year of the distribution. The amount withheld, which for individual non-U.S. holders may exceed the actual tax liability, is creditable against the non-U.S. holder’s U.S. federal income tax liability.
However, the above withholding tax will not apply to any capital gain dividend with respect to (i) any class of our stock which is “regularly traded” on an established securities market located in the United States if the non-U.S. holder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of such dividend or (ii) a “qualified stockholder” or a “qualified foreign pension fund”. Instead, any capital gain dividend will be treated as a distribution subject to the rules discussed above under “— Distributions.” Also, the branch profits tax would not apply to such a distribution. However, it is not anticipated that the Fund’s Common Stock will be “regularly traded” on an established securities market.
Although the law is not clear on the matter, it appears that amounts the Fund designates as undistributed capital gains in respect of the stock held by U.S. holders generally should be treated with respect to non-U.S. holders in the same manner as actual distributions by the Fund of capital gain dividends. Under that approach, the non-U.S. holders would be able to offset as a credit against their U.S. federal income tax liability resulting therefrom their proportionate share of the tax paid by the Fund on the undistributed capital gains, and to receive from the IRS a refund to the extent that their proportionate share of this tax paid by the Fund were to exceed their actual U.S. federal income tax liability. If we were to designate a portion of the Fund’s net capital gain as undistributed capital gain, a non-U.S. holder is urged to consult its tax advisor regarding the taxation of such undistributed capital gain.

Sales of The Fund’s Common Stock.   Subject to the discussion below under “— Repurchases of The Fund’s Common Stock,” gain recognized by a non-U.S. holder upon the sale or exchange of our stock generally would not be subject to U.S. taxation unless:
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the investment in the Fund’s Common Stock is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the non-U.S. holder), in which case the non-U.S. holder will be subject to the same treatment as domestic holders with respect to any gain;

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the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a tax home in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s net capital gains for the taxable year; or

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the non-U.S. holder is not a qualified stockholder or a qualified foreign pension fund (each as defined below) and the Fund’s Common Stock constitutes a U.S. real property interest within the meaning of FIRPTA, as described below.

We anticipate that the Fund’s Common Stock will constitute a U.S. real property interest within the meaning of FIRPTA unless we are a domestically-controlled REIT. The Fund will be a domestically-controlled REIT if, at all times during a specified testing period, less than 50% in value of our stock is held directly or indirectly by non-U.S. holders. No assurance can be given, however, that we are or will be a domestically-controlled REIT.
Even if the Fund were not a domestically-controlled REIT, a sale of Common Stock by a non-U.S. holder would nevertheless not be subject to taxation under FIRPTA as a sale of a U.S. real property interest if:
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the Fund’s Common Stock were “regularly traded” on an established securities market within the meaning of applicable Treasury regulations; and

•
the non-U.S. holder did not actually, or constructively under specified attribution rules under the Code, own more than 10% of the Fund’s Common Stock at any time during the shorter of the five-year period preceding the disposition or the holder’s holding period.

However, it is not anticipated that the Fund’s Common Stock will be “regularly traded” on an established securities market. If gain on the sale or exchange of the Fund’s Common Stock were subject to taxation under FIRPTA, the non-U.S. holder would be subject to regular U.S. income tax with respect to any gain in the same manner as a taxable U.S. holder, subject to any applicable alternative minimum tax and special alternative minimum tax in the case of nonresident alien individuals. In such a case, under FIRPTA the purchaser of Common Stock may be required to withhold 10% of the purchase price and remit this amount to the IRS.
Qualified Stockholders.   Subject to the exception discussed below, a qualified stockholder who holds the Fund’s Common Stock directly or indirectly (through one or more partnerships) will not be subject to FIRPTA withholding on distributions by the Fund or dispositions of the Fund’s Common Stock. While a qualified stockholder will not be subject to FIRPTA withholding on distributions by the Fund or dispositions of the Fund’s Common Stock, certain investors of a qualified stockholder (i.e., non-U.S. persons who hold interests in the qualified stockholder (other than interests solely as a creditor), and hold more than 10% of the Fund’s Common Stock (whether or not by reason of the investor’s ownership in the qualified stockholder)) may be subject to FIRPTA withholding.
A qualified stockholder is a non-U.S. person that (i) either is eligible for the benefits of a comprehensive income tax treaty which includes an exchange of information program and whose principal class of interests is listed and regularly traded on one or more recognized stock exchanges (as defined in such comprehensive income tax treaty), or is a foreign partnership that is created or organized under foreign law as a limited partnership in a jurisdiction that has an agreement for the exchange of information with respect to taxes with the United States and has a class of limited partnership units representing greater than 50% of the value of all the partnership units that is regularly traded on the NYSE or NASDAQ markets, (ii) is a “qualified collective investment vehicle” (within the meaning of Section 897(k)(3)(B) of the Code), and (iii) maintains records on the identity of each person who, at any time during the foreign person’s taxable year, is the direct owner of 5% or more of the class of interests or units (as applicable) described in (i), above.

Qualified Foreign Pension Funds.   Any distribution to a qualified foreign pension fund (or an entity all of the interests of which are held by a qualified foreign pension fund) who holds the Fund’s Common Stock directly or indirectly (through one or more partnerships) will not be subject to FIRPTA withholding on distributions by the Fund or dispositions of the Fund’s Common Stock.
A qualified foreign pension fund is any trust, corporation, or other organization or arrangement (i) which is created or organized under the law of a country other than the United States, (ii) which is established (a) by such country (or one or more political subdivisions thereof) to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (including self-employed individuals) or persons designated by such employees, as a result of services rendered by such employees to their employers or (b) by one or more employers to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (including self-employed individuals) or persons designated by such employees in consideration for services rendered by such employees to such employers, (iii) which does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (iv) which is subject to government regulation and with respect to which annual information reporting about its beneficiaries is provided, or is otherwise available, to the relevant tax authorities in the country in which it is established or operates, and (v) with respect to which, under the laws of the country in which it is established or operates, (a) contributions to such organization or arrangement that would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such entity or arrangement or taxed at a reduced rate, or (b) taxation of any investment income of such organization or arrangement is deferred or such income is excluded from the gross income of such entity or arrangement or is taxed at a reduced rate.
The Fund urges non-U.S. holders to consult their own tax advisers to determine their eligibility for exemption from FIRPTA withholding and their qualification as a qualified stockholder or a qualified foreign pension fund.
Repurchases of The Fund’s Common Stock.   A repurchase of the Fund’s Common Stock that is not treated as a sale or exchange will be taxed in the same manner as regular distributions under the rules described above. See “— Taxation of U.S. Holders of The Fund’s Common Stock — Repurchases of The Fund’s Common Stock” for a discussion of when a redemption will be treated as a sale or exchange and related matters.
A repurchase of the Fund’s Common Stock generally will be subject to tax under FIRPTA to the extent the distribution in the repurchase is attributable to gains from our dispositions of U.S. real property interests. To the extent the distribution is not attributable to gains from our dispositions of U.S. real property interests, the excess of the amount of money received in the repurchase over the non-U.S. holder’s basis in the repurchased shares will be treated in the manner described above under “— Sales of The Fund’s Common Stock.” The IRS has released an official notice stating that repurchase payments may be attributable to gains from dispositions of U.S. real property interests (except when the 10% publicly traded exception would apply), but has not provided any guidance to determine when and what portion of a repurchase payment is a distribution that is attributable to gains from our dispositions of U.S. real property interests. Due to the uncertainty, the Fund may withhold at the highest rate of U.S. federal income tax applicable to each non-U.S. holder, based on the status of such holder, from all or a portion of repurchase payments to non-U.S. holders other than qualified stockholders or qualified foreign pension funds. To the extent the amount of tax we withhold exceeds the amount of a non-U.S. holder’s U.S. federal income tax liability, the non-U.S. holder may file a U.S. federal income tax return and claim a refund.
U.S. Federal Income Tax Returns.   If a non-U.S. holder is subject to taxation under FIRPTA on proceeds from the sale of the Fund’s Common Stock or on distributions the Fund makes, the non-U.S. holder will be required to file a U.S. federal income tax return. Prospective non-U.S. holders are urged to consult their tax advisors to determine the impact of U.S. federal, state, local and foreign income tax laws on their ownership of the Fund’s Common Stock, including any reporting requirements.
Taxation of Tax-Exempt Holders of The Fund’s Common Stock
Provided that a tax-exempt holder has not held its Common Stock as “debt-financed property” within the meaning of the Code and shares of stock are not being used in an unrelated trade or business, dividend income from the Fund generally will not be unrelated business taxable income (“UBTI”) to a tax-exempt holder. Similarly, income from the sale of the Fund’s Common Stock will not constitute UBTI unless the tax-exempt holder has held its Common Stock as debt-financed property within the meaning of the Code or has used the Common Stock in a trade or business.
Further, for a tax-exempt holder that is a social club, voluntary employee benefit association, supplemental unemployment benefit trust or qualified group legal services plan exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, or a single parent title-holding corporation exempt under Section 501(c)(2) the income of which is payable to any of the aforementioned tax-exempt organizations, income from an investment in the Fund’s Common Stock will constitute UBTI unless the organization properly sets aside or reserves such amounts for purposes specified in the Code. These tax-exempt holders should consult their own tax advisors concerning these “set aside” and reserve requirements.
Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” are treated as UBTI as to any trust which is described in Section 401(a) of the Code, is tax-exempt under Section 501(a) of the Code, and holds more than 10%, by value, of the interests in the REIT. Tax-exempt pension funds that are described in Section 401(a) of the Code are referred to below as “pension trusts.”
A REIT is a “pension-held REIT” if it meets the following two tests:
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it would not have qualified as a REIT but for Section 856(h)(3) of the Code, which provides that stock owned by pension trusts will be treated, for purposes of determining whether the REIT is closely held, as owned by the beneficiaries of the trust rather than by the trust itself; and

•
either (i) at least one pension trust holds more than 25% of the value of the interests in the REIT, or (ii) a group of pension trusts each individually holding more than 10% of the value of the REIT’s stock, collectively owns more than 50% of the value of the REIT’s stock.

The percentage of any REIT dividend from a “pension-held REIT” that is treated as UBTI is equal to the ratio of the UBTI earned by the REIT, treating the REIT as if it were a pension trust and therefore subject to tax on UBTI, to the total gross income of the REIT. An exception applies where the percentage is less than 5% for any year, in which case none of the dividends would be treated as UBTI. The provisions requiring pension trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is not a “pension-held REIT” (for example, if the REIT is able to satisfy the “not closely held requirement” without relying on the “look through” exception with respect to pension trusts).
Dividend Reinvestment Plan
Holders who participate in the dividend reinvestment plan will recognize taxable income in the amount they would have received had they elected not to participate, even though they receive no cash. These deemed distributions will be treated as actual distributions from us to the participating holders and will retain the character and U.S. federal income tax effects applicable to all distributions. Stock received under the plan will have a holding period beginning with the day after purchase, and a U.S. federal income tax basis equal to its cost, which is the gross amount of the deemed distribution. Because of the Fund’s charter restrictions on the number of shares of our stock that a person may own, the Fund does not anticipate that the Fund will become a “pension-held REIT.”
Backup Withholding Tax and Information Reporting
U.S. Holders of Common Stock.   In general, information-reporting requirements will apply to payments of dividends and proceeds of the sale of the Fund’s Common Stock held by U.S. holders, unless such U.S. holder is an exempt recipient. A backup withholding tax may apply to such payments if such U.S. holder fails to provide a taxpayer identification number or certification of other exempt status or fails to report in full dividend or interest income. In addition, the Fund may be required to withhold a portion of capital gain distributions to any U.S. holders who fail to certify their U.S. status to the Fund. Any amounts withheld under the backup withholding rules will be allowed as a credit against your U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

Brokers that are required to report the gross proceeds from a sale of the Fund’s Common Stock on IRS Form 1099-B will also be required to report the customer’s adjusted basis in the Common Stock sold and whether any gain or loss with respect to such stock is long-term or short-term. In some cases, there may be alternative methods of determining the basis in the Common Stock sold, in which case your broker will apply a default method of its choosing if you do not indicate which method you choose to have applied. U.S. holders should consult their own tax advisors regarding these reporting requirements and their election options.
Non-U.S. Holders of The Fund’s Common Stock.   The Fund must report annually to the IRS and to each non-U.S. holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.
A non-U.S. holder will be subject to backup withholding for dividends paid to such holder unless such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a “United States person” as defined under the Code), or such holder otherwise establishes an exemption.
Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of the Fund’s Common Stock within the United States or conducted through certain U.S.-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a “United States person” as defined under the Code), or such owner otherwise establishes an exemption.
Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.
Legislative or Other Actions Affecting REITs
The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the Treasury, which may result in statutory changes as well as revisions to regulations and interpretations. Changes to the U.S. federal tax laws and interpretations thereof could adversely affect an investment in the Fund’s Common Stock.
State and Local Taxes
We and stockholders may be subject to state or local taxation in various state or local jurisdictions, including those in which we or they transact business or reside. Our state and local tax treatment and that of stockholders may not conform to the U.S. federal income tax treatment discussed above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in the Fund’s Common Stock.
Taxation of the Fund as a C Corporation
The Fund intends to be taxed as a C corporation, and may be subject to U.S. federal income taxes and related state and local taxes, for its taxable year ending December 31, 2022. For that taxable year, the Fund will not be required to make any distributions to stockholders and any distributions that are made will not be deductible by the Fund. All distributions to stockholders would be taxable as dividends to the extent of our current and accumulated earnings and profits, whether or not attributable to capital gains of ours. Furthermore, subject to certain limitations in the Code, corporate distributees may be eligible for the dividends received deduction with respect to those distributions, and individual, trust and estate distributees may be eligible for reduced U.S. federal income tax rates on such dividends. Non-U.S. holders of the Fund’s Common Stock in such taxable year will be subject to U.S. federal income tax as described under “Taxation of Non-U.S. Holders of the Fund’s Common Stock” above, except that the rules under FIRPTA relating to distributions attributable to sales of U.S. real property interests, domestically-controlled REITs and qualified stockholders will not apply and the owneship threshold for taxation under FIRPTA if the Fund were “regularly traded” on an established securities market would be 5% rather than 10%. In addition,t the “pension-held REIT” rules would not apply to tax-exempt holders of the Fund’s Common Stock.
We have entered into an agreement with the Manager under which the Manager has agreed to pay or reimburse us for our U.S. federal, state and local income taxes we incur as a result of our status as a C corporation for the taxable year ending December 31, 2022, including any such taxes we incur attributable to a deemed sale election on our conversion from a C corporation to a REIT (the “2022 Reimbursement”). Under such agreement the Manager is also required to reimburse us for any additional U.S. federal, state or local income taxes we incur as a result of our receipt of the 2022 Reimbursement. Accordingly, assuming the Manager complies with its obligations under such agreement, we do not expect any investor to bear indirectly any U.S. federal, state or local income taxes that may be imposed on us as a result of our status as a C corporation prior to the effective date of our REIT election.
Tax Shelter Reporting
If a stockholder recognizes a loss with respect to stock of $2 million or more for an individual stockholder or $10 million or more for a corporate stockholder, the stockholder must file a disclosure statement with the IRS on Form 8886. Direct stockholders of portfolio securities are in many cases exempt from this reporting requirement, but stockholders of a REIT currently are not excepted. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Stockholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.
Additional Withholding Requirements
Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% U.S. federal withholding tax may apply to any ordinary dividends and other distributions that the Fund pays to (i) a “foreign financial institution” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner that avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial U.S. beneficial owners of such entity (if any). If a dividend payment is both subject to withholding under FATCA and subject to withholding tax discussed above, the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. Non-U.S. holders should consult their tax advisors to determine the applicability of this legislation in light of their individual circumstances.

PLAN OF DISTRIBUTION
Shares
The Fund has obtained exemptive relief from the SEC that permits the Fund to issue multiple classes of Common Stock and to, among other things, impose asset-based distribution fees and early redemption fees. The Fund currently intends to offer four classes of its Common Stock on a continuous basis: Class I Common Stock, Class D Common Stock, Class S Common Stock and Class T Common Stock. The Fund may offer additional classes of its Common Stock in the future.
Unlisted Closed-End Fund Structure; Limited Liquidity
The Fund does not currently intend to list its Common Stock for trading on any securities exchange or any other trading market in the near future. There is currently no secondary market for its Common Stock and the Fund does not expect any secondary market to develop for its Common Stock. Stockholders of the Fund are not able to have their Common Stock redeemed or otherwise sell their Common Stock because the Fund is an unlisted closed-end fund. An investment in the Fund is suitable only for investors who can bear the risks associated with private market investments with potential limited liquidity of the Common Stock as described in “Repurchases” herein.
Distributor
Prudential Investment Management Services LLC (“PIMS” or the “Distributor”) is the principal underwriter and distributor of the Class I Shares, Class D Shares, Class S Shares and Class T Shares, and serves in that capacity on a “best efforts” basis, subject to various conditions. The Distributor is an affiliate of PGIM. The Distributor is located at 655 Broad Street, Newark, New Jersey 07102-4410, and is a broker-dealer registered with the SEC and a member of FINRA.
Other broker-dealers (“Selling Agents”) may be appointed by the Distributor to assist in the sale of the Fund’s Common Stock on a “best efforts” basis. Shares of Common Stock are generally offered through Selling Agents that have entered into selling agreements with the Distributor.
The Distributor is not obligated to sell any specific amount of shares of Common Stock. The Distribution Agreement also provides that the Fund will indemnify the Distributor and its affiliates and certain other persons against certain liabilities, including certain liabilities arising under the Securities Act.
Sales Load
Class T Shares are subject to a sales load of up to 3.5% of the total offering price (including sales load). Class T sales loads are waived for certain types of investors, including investors investing through certain group retirement plans (including defined contribution plans, defined benefit plans and deferred compensation plans) available through a retirement plan recordkeeper or third party administrator, as well as clients of financial intermediaries who (i) offer Class T shares through a no-load network or platform, (ii) charge clients an ongoing fee for advisory, investment, consulting or similar services, or (iii) offer self-directed brokerage accounts or other similar types of accounts that may or may not charge transaction fees to customers. No sales load will be paid with respect to any Common Stock sold pursuant to the DRIP.
The Distributor may reallow sales loads to participating broker-dealers. Selling Agents typically receive the sales load with respect to the Class T purchased by their customers. Sales loads may be reduced for certain categories of purchasers and for volume discounts, as disclosed in this prospectus. Investors should consult with their Selling Agents about the sales load and any additional fees or charges their Selling Agents might impose on each class of Common Stock.
Class I Shares, Class D Shares and Class S Shares are not subject to a sales load; however, investors could be required to pay brokerage commissions to their Selling Agents on purchases and sales of such shares.

Ongoing Distribution and Servicing Fees
The Fund has a Distribution and Service Plan pursuant to Rule 12b-1 under the Investment Company Act, applicable to certain of the Fund’s shares (the “12b-1 Plan”). Under this plan and the Fund’s Distribution Agreement with the Distributor, the Distributor pays the expenses of distributing all share classes of the Fund. The Distributor also provides certain shareholder support services. Under the 12b-1 Plan, certain classes of the Fund pay distribution and other fees to the Distributor as compensation for its services, which the Distributor generally pays (or “reallows”) to Selling Agents. These fees — known as 12b-1 fees — are set forth in the “Summary of Fund Expenses” tables and are described in greater detail below.
The Fund pays the Distributor a Servicing Fee that is payable monthly and accrued daily at an annualized rate of 0.25% of the net assets of the Fund attributable to Class S Shares, Class T Shares and Class D Shares. The Servicing Fee is for personal services provided to stockholders and/or the maintenance of stockholder accounts and to reimburse the Distributor for related expenses incurred. The Distributor generally will pay (or “reallow”) all or a portion of the Servicing Fee to the Selling Agents that sell Class S Shares, Class T Shares and Class D Shares. The Servicing Fee is governed by the Fund’s Distribution and Service Plan.
The Fund also pays the Distributor a Distribution Fee that is payable monthly and accrued daily at an annualized rate of 0.60% of the net assets of the Fund attributable to Class S Shares and Class T Shares. The Distribution Fee is for the sale and marketing of the Class S Shares and Class T Shares and to reimburse the Distributor for related expenses incurred. All or a portion of the Distribution Fee may be used to pay for sub-transfer agency, sub-accounting and certain other administrative services that are not required to be paid pursuant to a service fee under FINRA rules. The Distributor generally will pay all or a portion of the Distribution Fee to the Selling Agents that sell Class S and Class T Shares. Payment of the Distribution Fee is governed by the Fund’s Distribution and Service Plan.
Participating broker dealers will receive ongoing distribution and servicing fees of (a) 0.85% of NAV per annum for Class S Shares and Class T Shares only (consisting of a 0.60% Distribution Fee and a 0.25% Servicing Fee, and (b) 0.25% for Class D Shares (all of which constitutes a Servicing Fee) in each case accrued daily and payable monthly.
Class I Shares do not incur Distribution or Servicing Fees.
Because these fees are paid out of the Fund’s assets on an on-going basis, over time these fees will increase the cost of an investor’s investment and may cost more than paying other types of sales charges.
Minimum Investment and Share Class Availability
Generally, the minimum initial investment is $2,500 for Class S Shares, Class D Shares and Class T Shares. The minimum initial investment for Class I Shares is $1 million. The minimum subsequent investment is $500 for each class of Common Stock, except for additional purchases pursuant to the DRIP, which are not subject to a minimum purchase amount. The minimum investment for each class of Common Stock can be modified or waived in the sole discretion of the Fund or the Distributor (defined below), including for certain financial firms that submit orders on behalf of their customers, the Fund’s officers and directors and certain employees of PGIM, including its affiliates, vehicles controlled by such employees and their extended family members. See “Plan of Distribution — How to Purchase Common Stock.” Each of the Fund or the Distributor may modify or waive minimum investment amounts in their sole discretion.
Class S Shares and Class T Shares are available to the general public through Selling Agents and other financial intermediaries that offer them.
Class D Shares are generally available for purchase only (1) through fee-based programs, also known as wrap accounts, that provide access to Class D Shares, (2) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class D Shares, (3) through investment advisers that are registered under the Advisers Act or applicable state law and direct clients to trade with a broker-dealer that offers Class D Shares, (4) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (5) other categories of investors that we name in an amendment or supplement to this prospectus.

Class I Shares are available only (1) through fee-based programs, known as wrap accounts, of investment dealers that provide access to Class I Shares, (2) to participating broker-dealers and their affiliates, including their officers, directors, employees, and registered representatives, as well as the immediate family members of such persons, as defined by FINRA Rule 5130, and through participating broker-dealers that have alternative fee arrangements with their clients, (3) through certain registered investment advisers, (4) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers, (5) to endowments, foundations, pension funds and other institutional investors for purchase in this offering, (6) to other categories of investors that are named in an amendment or supplement to the Fund’s prospectus or (7) certain directors or trustees, officers, current employees (including their spouses, children and parents) and former employees (including their spouses, children and parents) of Prudential and its affiliates, the PGIM Funds, and the subadvisers of the PGIM Funds.
How to Purchase Common Stock
The following section provides basic information about how to purchase Common Stock of the Fund.
•
The Distributor acts as the distributor of Common Stock for the Fund on a “best efforts” basis, subject to various conditions and pursuant to the terms of the Distribution Agreement. The Distributor is not obligated to sell any specific amount of Common Stock of the Fund. Shares of the Fund will be continuously offered through the Distributor. As discussed below, the Fund may authorize one or more Selling Agents to receive orders on its behalf.

•
Class S Shares, Class D Shares, Class T Shares, Class I Shares will be continuously offered at NAV per share calculated each regular business day, plus any applicable sales load.

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Selling Agents may establish different minimum investment requirements than the Fund and may also independently charge you transaction fees and additional amounts (which may vary) in return for its services, which will reduce your return. Shares you purchase through Selling Agents will normally be held in your account with that firm.

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The Fund and the Distributor will have the sole right to accept orders to purchase Common Stock and reserve the right to reject any order in whole or in part.

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No market currently exists for the Fund’s Common Stock. The Fund does not currently intend to list its Common Stock for trading on any securities exchange in the near future. There is currently no secondary market for the Fund’s Common Stock and the Fund does not anticipate that a secondary market will develop for its Common Stock. Neither the Manager nor the Distributor intends to make a market in the Common Stock.

•
Investors purchasing shares through a retirement plan or employee benefit plan may obtain additional information regarding the plan from their plan sponsor.

Acceptance and Timing of Purchase Orders
A purchase order received by the Fund or its designee prior to the close of the New York Stock Exchange (“NYSE”), on a day the Fund is open for business, together with payment made in one of the ways described above will be effected at that day’s NAV plus any applicable sales charge. An order received after the close of the NYSE will be effected at the NAV determined on the next business day. However, orders received by certain retirement plans and other financial firms on a business day prior to the close of the NYSE and communicated to the Fund or its designee prior to such time as agreed upon by the Fund and financial firm will be effected at the NAV determined on the business day the order was received by the financial firm. The Fund is “open for business” on each day the NYSE is open for trading, which generally excludes the following holidays: New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Juneteenth, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. If the NYSE is closed due to weather or other extenuating circumstances on a day it would typically be open for business, the Fund reserves the right to treat such day as a business day and accept purchase orders in accordance with applicable law. The Fund reserves the right to close if the primary trading markets of the Fund’s portfolio instruments are closed and the Fund’s management believes that there is not an adequate market to meet purchase requests. On any business day when the Securities Industry and Financial Markets

Association recommends that the securities markets close trading early, the Fund may close trading early. Purchase orders will be accepted only on days which the Fund is open for business.
For Common Stock purchased through the Distributor, order instructions must be received in good order prior to the close of regular trading on the NYSE (ordinarily 4:00 p.m., Eastern time) in order to receive the current day’s NAV. The Fund will be deemed to have received a purchase order when an authorized broker or, if applicable, a broker’s authorized designee, receives the order. Instructions must include the name and signature of an appropriate person designated on the account application, account name, account number, name of the Fund and dollar amount. Payments received without order instructions could result in a processing delay or a return of wire. Failure to send the accompanying payment on the same day may result in the cancellation of the order.
The Fund and the Distributor each reserves the right, in its sole discretion, to accept or reject any order for purchase of Common Stock. The sale of Common Stock may be suspended during any period in which the NYSE is closed other than weekends or holidays, or if permitted by the rules of the SEC, when trading on the NYSE is restricted or during an emergency which makes it impracticable for the Fund to dispose of its securities or to determine fairly the value of its net assets, or during any other period as permitted by the SEC for the protection of investors.
Purchasing Directly From the Fund
The following section provides additional information for investors wishing to purchase Class I Shares or Class D Shares directly from the Fund. If you are investing through a financial intermediary, please contact your Selling Agent directly for more information.
Purchase by Mail.   To purchase shares of Common Stock by mail, simply complete and sign the account application and mail it, or for subsequent purchases include name, fund name and account number along with a check made payable to the Fund:
Regular Mail	Overnight or Express Mail
PGIM Private Real Estate Fund, Inc. Prudential Mutual Fund Services LLC P.O. Box 9658 Providence, RI 02940	PGIM Private Real Estate Fund, Inc. Prudential Mutual Fund Services LLC 4400 Computer Drive Westborough MA 01581
The Fund does not consider the U.S. Postal Service or other independent delivery services to be its agents. Therefore, deposit in the mail or with such services, or receipt at U.S. Bank Global Fund Services post office box does not constitute receipt by the Transfer Agent. Receipt is determined at the time the order is received at the Transfer Agent’s offices.
All purchase checks must be in U.S. dollars drawn on a domestic financial institution. The Fund will not accept payment in cash or money orders. To prevent check fraud, the Fund will not accept third party checks, Treasury checks, credit card checks, traveler’s checks or starter checks for the purchase of shares. The Fund is unable to accept post-dated checks, or any conditional order or payment.
It is the policy of the Fund not to accept applications under certain circumstances or in amounts considered disadvantageous to stockholders. The Fund reserves the right to reject any application. An account application to purchase Common Stock is subject to acceptance by the Fund and is not binding until so accepted. Accounts opened by entities, such as credit unions, corporations, limited liability companies, partnerships or trusts, will require additional documentation. Please note that if any information is missing, your account application will be returned, and your account will not be opened.
Telephone Purchase.   Investors may purchase additional shares of Common Stock by calling (800) 225-1852. If you elected this option on your account application, and your account has been open for at least seven (7) business days, telephone orders will be accepted via electronic funds transfer from your bank account through the Automated Clearing House (ACH) network. You must have banking information established on your account prior to making a purchase. If your order is received prior to 4 p.m. Eastern time, shares will be purchased at the net asset value calculated on the day your order is placed.

Telephone trades must be received by or prior to market close. During periods of high market activity, stockholders may encounter higher than usual call waits. Please allow sufficient time to place your telephone transaction. Before executing an instruction received by telephone, the Transfer Agent will use reasonable procedures to confirm that the telephone instructions are genuine. The telephone call may be recorded and the caller may be asked to verify certain personal identification information. If the Fund or its agents follow these procedures, they cannot be held liable for any loss, expense or cost arising out of any telephone redemption request that is reasonably believed to be genuine. This includes fraudulent or unauthorized requests. If an account has more than one owner or authorized person, the Fund will accept telephone instructions from any one owner or authorized person.
Initial Investment — By wire.   To purchase by wire, the Transfer Agent must have a completed account application before your wire is sent. A purchase order will not be accepted until the Fund has received the completed application and any requested documentation in proper form. Wired funds must be received by 4:00 p.m. Eastern Time to be eligible for same day pricing. Call the Transfer Agent at (800) 225-1852 between 8:30 a.m. and 5:00 p.m. Eastern between 8:30 a.m. and 5:00 p.m. Eastern Time on any day the New York Stock Exchange is open for business to advise of your intent to wire. This will ensure proper credit.
Subsequent Investments — By wire.   Before sending your wire, please contact the Transfer Agent to advise them of your intent to wire funds. This will ensure prompt and accurate credit upon receipt of your wire.
Wired Funds Disclaimer.   Wired funds must be received prior to 4:00 p.m. Eastern time to be eligible for same day pricing. The Fund and the Transfer Agent are not responsible for the consequences of delays resulting from the banking or Federal Reserve wire system, or from incomplete wiring instructions.
Lost Stockholders, Inactive Accounts and Unclaimed Property.   It is important that the Fund maintains a correct address for each investor. An incorrect address may cause an investor’s account statements and other mailings to be returned to the Fund. Based upon statutory requirements for returned mail, the Fund will attempt to locate the investor or rightful owner of the account. If the Fund is unable to locate the investor, then the Fund will determine whether the investor’s account can legally be considered abandoned. Mutual fund accounts may be transferred to the state government of an investor’s state of residence if no activity occurs within the account during the “inactivity period” specified in the applicable state’s abandoned property laws, which varies by state. The Fund is legally obligated to escheat (or transfer) abandoned property to the appropriate state’s unclaimed property administrator in accordance with statutory requirements. The investor’s last known address of record determines which state has jurisdiction. Please proactively contact the Transfer Agent toll-free at (800) 225-1852 at least annually to ensure your account remains in active status.
Signature Guarantees.   Signature guarantees will generally be accepted from domestic banks, brokers, dealers, credit unions, national securities exchanges, registered securities associations, clearing agencies and savings associations, as well as from participants in the New York Stock Exchange Medallion Signature Program and the Securities Transfer Agents Medallion Program (“STAMP”). A notary public is not an acceptable signature guarantor.
A signature guarantee, from either a Medallion program member or a non-Medallion program member, is required in the following situations:
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If ownership is being changed on your account;

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When redemption proceeds are payable or sent to any person, address, or bank account not on record;

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When a redemption request is received by the Transfer Agent and the account address has changed within the last 15 calendar days; or

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For all redemptions in excess of $100,000 where proceeds are requested to be sent by check

The Fund may waive any of the above requirements in certain instances. In addition to the situations described above, the Fund and/or the Transfer Agent reserve the right to require a signature guarantee in other instances based on the circumstances relative to the particular situation.

Non-financial transactions, including establishing or modifying certain services on an account, may require a signature guarantee, signature verification from a Signature Validation Program member, or other acceptable form of authentication from a financial institution source.
Anti-Money Laundering
In compliance with the USA Patriot Act of 2001, please note that the Transfer Agent will verify certain information on your account application as part of the Fund’s Anti-Money Laundering Program. As requested on the account application, you must supply your full name, date of birth, social security number and permanent street address. If you are opening the account in the name of a legal entity (e.g., partnership, limited liability company, business trust, corporation, etc.), you must also supply the identity of the beneficial owners. Mailing addresses containing only a P.O. Box will not be accepted. Please contact the Transfer Agent at (800) 225-1852 if you need additional assistance when completing your account application.
If the Fund does not have a reasonable belief of the identity of a customer, the account will be rejected, or the customer will not be allowed to perform a transaction on the account until such information is received. The Fund may also reserve the right to close the account within 5 business days if clarifying information/documentation is not received.
Sales Load Reductions
This section includes important information about sales load and sales load reductions available to investors in the Fund’s Class T Shares.
The public offering price of Class T Shares will be the NAV per share at the time of purchase, plus any applicable sales load. The initial sales load varies depending on the size of your purchase, as set forth in the tables below. The actual sales load paid may vary among and within Selling Agents, as described herein. No sales load will be paid with respect to any Common Stock sold pursuant to the DRIP. It is the responsibility of you and/or your financial intermediary to ensure that you obtain the proper breakpoint sales load discount, if any.
Because the offering price is calculated to two decimal places, the dollar amount of the sales charge as a percentage of the offering price and your net amount invested for any particular purchase of Common Stock may be higher or lower depending on whether downward or upward rounding was required during the calculation process.
Class T Shares of the Fund are sold subject to the following sales load:
Your investment	Sales Load as a % of the offering price
Up to $149,999.99	3.50%
$150,000.00 to $499,999.99	3.00%
$500,000.00 to $999,999.99	2.50%
$1,000,000.00 and over	2.00%
A person eligible for a sales load reduction includes an individual, his or her spouse or equivalent, children under 21 years of age and any corporation, partnership or sole proprietorship which is 100% owned, either alone or in combination, by any of the foregoing, a director or other fiduciary purchasing for a single trust or for a single fiduciary account, or a “company” as defined in Section 2(a)(8) of the Investment Company Act. Investors must notify the Fund or their Selling Agent at the time of the purchase order whenever a sales load reduction is applicable to purchases and may be required to provide the Fund, or their Selling Agent, with certain information or records to verify eligibility for a sales load reduction. Such information or records may include account statements or other records for Shares of the Fund of the investor and other eligible persons, as described above.
Upon such notification, an investor will pay the lowest applicable sales load. Sales load reductions may be modified or terminated at any time. Selling Agents may, in their sole discretion and subject to applicable law, reduce or waive the sales load on a non-scheduled basis in individual cases. For more information about sales load reductions, investors should contact the Distributor or their Selling Agent.
Qualifying for a Reduced Class T Sales Load
Investors in the Fund may reduce or eliminate sales charges applicable to purchases of Class T Shares through utilization of the Rights of Accumulation, Letter of Intent or 90-Day Repurchase Privilege. These programs will apply to purchases of other closed-end funds that the Manager or its affiliates may sponsor in the future as well as any open-end funds sponsored by the Manager or its affiliates (collectively, the “Eligible Funds”). These programs are summarized below.
Rights of Accumulation
Any “purchaser” (as defined below) may buy Class S Shares at a reduced sales charge by aggregating the dollar amount of the new purchase and the total net amount invested of all Shares of the Fund then held by the purchaser and applying the sales charge applicable to such aggregate. To obtain such discount, the purchaser must provide sufficient information at the time of purchase to permit verification that the purchase qualifies for the reduced sales charge. The rights of accumulation is subject to modification or discontinuance at any time with respect to all shares purchased thereafter.
For purposes of determining the applicable sales charge discount, a “purchaser” includes an individual, the individual’s spouse and the individual’s children under the age of 21, purchasing Class S Shares for the individual’s own account or account with the individual’s spouse and/or children; or a director or other fiduciary purchasing Class S Shares for a single fiduciary account although more than one beneficiary may be involved; or employees of a common employer, provided that purchases are aggregated and submitted by a single source and quarterly confirmation of such purchases can be provided to that single source; or an organized group, provided that the purchases are made through a central administrator, or a single dealer.
Letter of Intent
A Letter of Intent (a “LOI”) provides an opportunity for an investor to obtain a reduced sales charge by aggregating investments over a 13-month period, provided that the investor refers to such LOI when placing orders. For purposes of an LOI, the “Amount of Investment” as referred to in the preceding sales charge table includes all purchases of Common Stock over the 13-month period based on the total amount of intended purchases plus the value of all shares previously purchased and still owned. An alternative is to compute the 13-month period starting up to 90 days before the date of execution of an LOI. Each investment made during the period receives the reduced sales charge applicable to the total amount of the investment goal. The LOI imposes no obligation to purchase or sell additional shares and provides for a price adjustment depending upon the actual amount purchased within such period. If the total investments under the LOI are less than the intended amount and thereby qualify for a higher sales charge than actually paid, the appropriate number of escrowed shares is redeemed and the proceeds are used towards satisfaction of the obligation to pay the increased sales charge. If a redemption order is received for an account prior to the satisfaction of the LOI, any shares not held in escrow will be redeemed first. Shares held in escrow will then be redeemed and a portion of the proceeds will be used to satisfy the obligation to pay the higher sales charge. Please contact the Transfer Agent to obtain an LOI application at P.O. Box 9658
Providence, RI 02940.
Stockholder’s Responsibility With Respect to Breakpoint Discounts
To obtain the Class S Share sales charge discount set forth above, you must inform your financial intermediary of the existence of any eligible amounts under any Rights of Accumulation in accounts held by family members at the time of purchase. You must inform your financial intermediary of all shares of the Fund held (i) in your account(s) at the financial intermediary, (ii) in your account(s) by another financial intermediary, and (iii) in any other accounts held at any financial intermediary belonging to family members. IF YOU FAIL TO INFORM YOUR FINANCIAL INTERMEDIARY OR THE FUND OF ALL ELIGIBLE HOLDINGS OR PLANNED PURCHASES, YOU MAY NOT RECEIVE A SALES CHARGE DISCOUNT TO WHICH YOU WOULD OTHERWISE BE ENTITLED. The Fund will require the names and account numbers of all accounts claimed in connection with a request for a sales charge discount. You may also be required to provide verification of holdings (such as account statements and/or copies of documents that reflect the original purchase cost of your holdings) that qualify you for a sales charge reduction. As such, it is very important that you retain all records that may be needed to substantiate an original purchase price of your holdings, because the Fund, the Transfer Agent and financial intermediaries may not maintain this information.
90-Day Repurchase Privilege
If you redeem Class S Shares, you may reinvest some or all of the proceeds in the same class of any Eligible Fund, other closed-end funds that the Manager or its affiliates may sponsor in the future, as well as any open-end funds sponsored by the Manager or its affiliates on or before the 90th day after the redemption without a sales charge unless the reinvestment would be prohibited by the Manager’s frequent trading policy (if any). Special tax rules may apply. All accounts involved must have the same registration. This privilege does not apply to purchases made through automatic investment services. The 90-day repurchase privilege only applies to your Class S Shares if you previously paid a front-end sales charge in connection with your purchase of such Class S Shares.
Automatic Reinvestment
For your convenience, we will automatically reinvest your distributions in the Fund at NAV, without any sales charge. If you want your distributions paid in cash, you can indicate this preference on your application, or by notifying your broker or the Transfer Agent in writing (at the address below) at least five business days before the date we determine who receives dividends. For accounts held at the Transfer Agent (“PMFS”), distributions of $10.00 or less on non-retirement accounts will not be paid out in cash, but will be automatically reinvested into your account.
Prudential Mutual Fund Services LLC
P.O. Box 9658
Providence, RI 02940
Payments to Financial Intermediaries
The Fund may pay service fees to Selling Agents for sub-administration, sub-transfer agency and other stockholders services associated with stockholders whose Shares are held of record in omnibus accounts, other group accounts or accounts traded through registered securities clearing agents.
The Manager, out of its own resources and without additional cost to the Fund or its stockholders, may provide additional cash payments to intermediaries, including affiliates of the Manager, for the sale of Common Stock and related services. These payments and compensation are in addition to service fees paid by the Fund, if any. Payments are generally made to intermediaries that provide stockholder servicing, marketing and related sales support or access to sales meetings, sales representatives and management representatives of the intermediary. Payments may also be paid to intermediaries for inclusion of the Fund on a sales list, including a preferred or select sales list or in other sales programs. Compensation may be paid as an expense reimbursement in cases in which the intermediary provides stockholder services to the Fund. The Manager may also pay cash compensation in the form of finder’s fees that vary depending on the dollar amount of the Common Stock sold. The level of such payments may be substantial and may be different for different Selling Agents. These payments may create incentives on the part of a Selling Agents to view the Fund favorably compared with investment funds that do not make these payments, or that make smaller payments.
Share Class Considerations
The Fund currently offers four classes of Common Stock: Class S Shares, Class D Shares, Class T Shares and Class I Shares. When selecting a class of the Fund’s Common Stock, you should consider the following:
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Which classes of Common Stock are available to you;

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The amount you intend to invest;

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How long you expect to own the Fund’s Common Stock; and

•
The total costs and expenses associates with a particular class of Common Stock.

Each investor’s financial considerations are different. You should speak with your Selling Agent to help you decide which class of Common Stock is best for you. Not all Selling Agents offer all classes of Common Stock. In addition, Selling Agents may vary the actual sales load charged, if applicable, as well as impose additional fees and charges on each class of Common Stock. If your Selling Agent offers more than one class of Common Stock, you should carefully consider which class of Common Stock to purchase.
Distribution in Foreign Jurisdictions
The distribution of this prospectus and the offer and sale of Common Stock in certain jurisdictions may be restricted by law. It is the responsibility of any persons wishing to purchase Common Stock to inform themselves of and to observe all applicable laws and regulations of any relevant jurisdictions. Prospective investors should inform themselves as to the legal requirements and tax consequences within the countries of their citizenship, residence, domicile and place of business with respect to the acquisition, holding or disposal of Common Stock, and any foreign exchange restrictions that may be relevant thereto.

CUSTODIAN AND TRANSFER AGENT
The Bank of New York Mellon (“BNY”), 240 Greenwich Street, New York, New York 10286, serves as Custodian for the Fund’s portfolio securities and cash, and in that capacity, maintains certain financial accounting books and records pursuant to an agreement with the Fund. Subcustodians provide custodial services for any non-U.S. assets held outside the United States.
PMFS, 655 Broad Street, Newark, New Jersey 07102, serves as the transfer and dividend disbursing agent of the Fund. PMFS is an affiliate of the Manager. PMFS provides customary transfer agency services to the Fund, including the handling of stockholder communications, the processing of stockholder transactions, the maintenance of stockholder account records, the payment of dividends and distributions, and related functions. BNY Mellon Asset Servicing (US) Inc. (“BNYAS”), 301 Bellevue Parkway, Wilmington, Delaware 19809, serves as sub-transfer agent to the Fund. PMFS has contracted with BNYAS to provide certain administrative functions to PMFS. PMFS will compensate BNYAS for such services.
LEGAL MATTERS
Simpson Thacher & Bartlett LLP, New York, NY and Washington, D.C., serves as counsel to the Fund. Venable LLP, 750 East Pratt Street, Suite 900, Baltimore, MD 21202, serves as Maryland counsel to the Fund.
REPORTS TO COMMON STOCKHOLDERS
When available, the Fund will make available to the common stockholders unaudited semi-annual and audited annual reports, including a list of investments held.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PricewaterhouseCoopers LLP is the independent registered public accounting firm for the Fund providing audit and other audit related services. The principal business address of PricewaterhouseCoopers LLP is 300 Madison Avenue New York, New York 10017.

PGIM PRIVATE REAL ESTATE FUND, INC.
CLASS I COMMON STOCK
CLASS D COMMON STOCK
CLASS S COMMON STOCK
CLASS T COMMON STOCK

PROSPECTUS
All dealers that buy, sell or trade the Fund’s Common Stock, whether or not participating in this offering, may be required to deliver a prospectus in accordance with the terms of the dealers’ agreements with the Fund’s Distributor.
You should rely only on the information contained in or incorporated by reference into this prospectus. The Fund has not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Fund is not making an offer of these securities in any jurisdiction where the offer is not permitted.
November 14, 2022

APPENDIX A: SUPPLEMENTAL PERFORMANCE INFORMATION OF THE SUBADVISER
The Fund is a recently organized, non-diversified, closed-end management investment company registered under the Investment Company Act. Because the Fund is recently organized, it does not have operating history or prior performance information.
Therefore, performance information is presented below, solely for reference, for the PGIM Real Estate team. The information below is a composite of one commingled, private fund account investing in core plus real estate.
This composite is prepared and maintained by the Subadviser and its affiliates since 1997, and independently verified each year by a third party for compliance with Global Investment Performance Standards (GIPS®). This account is currently or previously advised or sub-advised by the Subadviser or its affiliates, and has investment strategies that are substantially similar to the investment strategies of the Fund (“Similar Account”). The Similar Account represents all funds and accounts managed by the Subadviser or its affiliates that have substantially similar investment strategies to those of the Fund.
This supplemental performance information is provided to illustrate the past performance of the Subadviser and its affiliates in managing funds and accounts with investment strategies that are substantially similar to the investment strategies of the Fund.
The performance of the Similar Account presented below is not the performance record of the Fund, and should not be considered a substitute for the Fund’s own performance. Past returns do not guarantee and are not indicative of future performance.
The Similar Account is not subject to investment limitations, leverage restrictions, diversification requirements and other restrictions imposed on “investment companies” by the Investment Company Act and REITs under the Code. If these accounts were operated as investment companies and/or REITs, their returns might have been lower. The fees and expenses of the Fund may be higher than those of the Similar Account. Had the Similar Account’s performance reflected the anticipated fees and expenses of the Fund, its performance may have been lower. In addition, although the Similar Account has substantially similar investment strategies to the investment strategies of the Fund, the Fund will not always make the same investments as the Similar Account would have made, and, therefore, the investment performance of the Fund will differ from the investment performance of the Similar Account.
The following table sets forth the historical “net” and “gross” annualized total returns of the Similar Account for periods ending December 31, 2021.
Similar Account
	1 year	3 year	5 year	7 year	10 year	Since Inception (July 1980)
Net	22.12%	9.14%	8.56%	9.84%	10.94%	8.85%
Gross	23.30%	10.23%	9.64%	10.89%	11.99%	9.96%
The net returns of the Similar Account are shown net of the actual fees and expenses incurred. Returns are calculated on a total return basis, and include all dividends and interest, accrued income, and realized and unrealized gains and losses. Returns for periods over one year are annualized. Returns are based on operating results and include interest income from short-term cash investments. Beginning January 1, 2011, annual total, investment income, and appreciation (depreciation) returns are calculated for the Similar Account by geometrically linking quarterly returns. For periods prior to January 1, 2011, component returns were adjusted such that the sum of the income return, and the appreciation (depreciation) return equals the total return. As is typical in real estate investment funds, all fund administrative costs (audit, valuation and legal fees) have been deducted from gross-of-fees returns.

PGIM Private Real Estate Fund, Inc.
Statement of Additional Information dated November 14, 2022
PGIM Private Real Estate Fund, Inc., a Maryland corporation (the “Fund,” “we,” “us,” or “our”), is a newly organized, non-diversified, closed-end management investment company with no operating history. This Statement of Additional Information (“SAI”) relating to the common stock, $0.001 par value per share (“Common Stock”), does not constitute a prospectus, but should be read in conjunction with the prospectus relating thereto dated November 14, 2022 (the “Prospectus”). This SAI, which is not a prospectus, does not include all information that a prospective investor should consider before purchasing Common Stock, and investors should obtain and read the Prospectus prior to purchasing such Common Stock. A copy of the Prospectus may be obtained without charge by calling (800) 451-6788. You may also obtain a copy of the Prospectus on the Securities and Exchange Commission’s (“SEC”) website (http://www.sec.gov). Capitalized terms used but not defined in this SAI have the meanings ascribed to them in the Prospectus.

i

INVESTMENT RESTRICTIONS
The Fund’s stated fundamental policies, which may only be changed by the affirmative vote of a majority of the outstanding voting securities of the Fund, are listed below. For purposes of this SAI, “majority of the outstanding voting securities of the Fund” means the vote, at an annual or special meeting of stockholders, duly called, (a) of 67% or more of the shares present at such meeting, if the holders of more than 50% of the outstanding shares are present or represented by proxy; or (b) of more than 50% of the outstanding shares, whichever is less.
Real Estate Fundamental Policy
The Fund has adopted a fundamental policy permitting it to invest in real estate or interests in real estate, securities that are secured by or represent interests in real estate (e.g., mortgage loans evidenced by notes or other writings defined to be a type of security), mortgage-related securities, investment funds that invest in real estate through entities that may qualify as real estate investment trusts (“REITs”), or in companies engaged in the real estate business or that have a significant portion of their assets in real estate (including REITs).
Fundamental Restrictions
The Fund may not:
(1)
Borrow money, except to the extent permitted by the Investment Company Act, or interpretations or modifications thereof by the SEC, SEC staff or other authority with appropriate jurisdiction, or exemptive or other relief or permission from the SEC, SEC staff or other authority. The Fund may borrow for investment purposes, for temporary liquidity, or to finance repurchases of its Common Stock.

(2)
Issue senior securities, except to the extent permitted by Section 18 of the Investment Company Act, or interpretations or modifications thereof by the SEC, SEC staff or other authority with appropriate jurisdiction, or exemptive or other relief or permission from the SEC, SEC staff or other authority.

(3)
Purchase securities on margin, but may sell securities short and write call options.

(4)
Underwrite securities of other issuers, except insofar as the Fund may be deemed an underwriter under the Securities Act in connection with the disposition of its portfolio securities. The Fund may invest in restricted securities (those that must be registered under the Securities Act before they may be offered or sold to the public) to the extent permitted by the Investment Company Act.

(5)
Invest more than 25% of its total assets in the securities of one or more issuers conducting their principal business activities in the same industry, except the real estate industry. This limitation does not apply to investment in the securities of the U.S. government, its agencies or instrumentalities. Under normal circumstances, the Fund will invest over 25% of its assets in the securities of companies or entities in the real estate industry.

(6)
Purchase or sell commodities, commodity contracts, including commodity futures contracts, unless acquired as a result of ownership of securities or other investments, except that the Fund may invest in securities or other instruments backed by or linked to commodities, and invest in companies that are engaged in a commodities business or have a significant portion of their assets in commodities, and may invest in commodity pools and other entities that purchase and sell commodities and commodity contracts.

(7)
Make loans except (a) through the purchase of debt securities or the origination of real estate-related loans in accordance with its investment objective and policies or (b) as otherwise permitted by the Investment Company Act, or interpretations or modifications thereof by the SEC, SEC staff or other authority with appropriate jurisdiction, or exemptive or other relief or permission from the SEC, SEC staff or other authority.

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With respect to the limitation regarding the Fund’s ability to borrow set forth in subparagraph (1) above, the Investment Company Act requires the Fund to maintain at all times an asset coverage of at least 300% of the amount of its borrowings. For the purpose of borrowing money, “asset coverage” means the ratio that the value of the Fund’s total assets, minus liabilities other than borrowings, bears to the aggregate amount of all borrowings.
With respect to the limitation regarding the issuance of senior securities set forth in subparagraph (2) above, “senior securities” are defined as any bond, debenture, note, or similar obligation or instrument constituting a security and evidencing indebtedness, and any stock of a class having priority over any other class as to distribution of assets or payment of dividends.
The ability of a closed-end fund to issue senior securities is circumscribed by complex regulatory constraints under the Investment Company Act that restrict, for instance, the amount, timing and form of senior securities that may be issued. Certain trading practices and investments, such as derivatives transactions, may be treated as senior securities under the Investment Company Act. Rule 18f-4 under the Investment Company Act provides an exemption from certain limitations on the issuance of senior securities for transactions in derivatives instruments where the Fund complies with the requirements of the rule. See also “Investments in Publicly Traded Real Estate Securities — Derivatives” below.
Under the Investment Company Act, a “senior security” does not include any promissory note or evidence of indebtedness where such loan is for temporary purposes only and in an amount not exceeding 5% of the value of the total assets of the issuer at the time the loan is made. A loan is presumed to be for temporary purposes if it is repaid within 60 days and is not extended or renewed.
With respect to the limitation regarding underwriting the securities of other issuers set forth in subparagraph (4) above, a technical provision of the Securities Act deems certain persons to be “underwriters” if they purchase a security from an issuer and later sell it to the public. Although it is not believed that the application of this Securities Act provision would cause a fund to be engaged in the business of underwriting, the policy set forth in subparagraph (4) will be interpreted not to prevent the Fund from engaging in transactions involving the acquisition or disposition of portfolio securities, regardless of whether the Fund may be considered to be an underwriter under the Securities Act. Under the Securities Act, an underwriter may be liable for material omissions or misstatements in an issuer’s registration statement or prospectus.
With respect to the limitation regarding the purchase or sale of commodities and commodities contracts set forth in subparagraph (6) above, the Investment Company Act does not prohibit a fund from owning commodities, whether physical commodities and contracts related to physical commodities (such as oil or grains and related futures contracts), or financial commodities and contracts related to financial commodities (such as currencies and, possibly, currency futures). The value of commodities and commodity-related instruments may be extremely volatile and may be affected either directly or indirectly by a variety of factors. There also may be storage charges and risks of loss associated with physical commodities.
All limitations applicable to the Fund’s investments (as stated above and elsewhere in this Statement of Additional Information) apply only at the time a transaction is entered into. Any subsequent change in the percentage of the Fund’s assets invested in certain securities or other instruments, resulting from market fluctuations or other changes in the Fund’s total assets, will not require the Fund to dispose of an investment until the investment adviser to the Fund, PGIM Investments LLC (“PGIM Investments” or the “Manager”), or the investment subadviser to the Fund, PGIM, Inc. (“PGIM” or the “Subadviser”), determines that it is practicable to sell or close out the investment without adverse market or tax consequences to the Fund.
Non-Fundamental Restrictions
The Fund’s investment objectives and investment strategies are not fundamental and may be changed by the Board without stockholder approval. The Fund will provide stockholders with at least 60 days’ notice prior to changing the policy to invest, under normal circumstances, 80% of its net assets (plus the amount of its borrowings for investment purposes) in private real estate, including property, equity investments in real estate or real estate related companies and debt investments backed by real estate or real estate related companies acquired from private issuers or in private transactions.

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INVESTMENT POLICIES AND TECHNIQUES
The following information supplements the discussion of the Fund’s investment policies and techniques in the prospectus.
The Fund intends, under normal circumstances, to invest at least 80% of its net assets (plus the amount of its borrowings for investment purposes, if any) in private real estate, including property, equity investments in real estate or real estate-related companies and debt investments backed by real estate or real estate related companies acquired from private issuers or in private transactions. In addition, the Fund intends to invest in traded real estate-related securities such as commercial and residential mortgage-backed securities, equity or debt securities issued by REITs or real estate-related investment companies, as well as ETFs, other pooled investment vehicles, derivatives and other instruments that provide exposure to real estate or other asset classes for investment and/or cash management purposes. The Fund’s derivatives investments may include options contracts, futures contracts, options on futures contracts, indexed securities, credit linked notes, credit default swaps and other swap agreements for investment, hedging and risk management purposes. For purposes of the 80% policy, the Fund’s derivative investments will be valued based on their market value. The Fund will not invest more than 15% of its assets in private funds that rely on Section 3(c)(1) or 3(c)(7) of the Investment Company Act.
The portfolio’s opportunity set is generally expected to be broadly diversified by property type and geography with a focus on U.S. markets, but with the potential to include non-U.S. markets where PGIM Real Estate has expertise. The Fund will generally seek to target property investments that PGIM Real Estate believes may benefit from long-term structural changes driven by demographics and technological shifts. Investments are generally expected to be in stabilized and income producing properties through which the Fund seeks to provide investors with consistent and reliable current income and the potential for capital appreciation through active asset management and research-led investing.
This private real estate portfolio is generally expected to be weighted to investments in property sectors that PGIM Real Estate considers primary, including housing, logistics, office, and retail, targeting investments that PGIM Real Estate believes can benefit from long-term structural changes driven by demographics and technological shifts. PGIM Real Estate will also employ strategies that seek to capture value through cyclical opportunities and pricing dislocations in niche property sectors such as self-storage, hotels, medical office, data centers, net lease (meaning for these purposes properties leased to long-term tenants where the tenants have agreed to pay substantially all expenses related to the property, including taxes, insurance and maintenance), and others. Many of these property investments are expected to be structured through privately-owned operating entities that own and operate whole or partial interests in real properties. In addition to equity investments in these sectors, the Fund’s private real estate investments may also include mortgage debt, mezzanine debt, and preferred equity or common equity issued by or in connection with real estate-related operators or investments companies.
The Fund’s partial interest investments will generally be structured as joint ventures or co-investment arrangements with third parties and/or affiliates of the Manager and Subadviser. In these joint ventures, the Fund would generally share control with the third-party partner but may in some cases have minority control of an investment, and in many cases the third-party partner may provide operating services for the property. In some cases, the Fund may share control with a third-party partner even though the Fund holds a majority of the economic interests of the joint venture.
The Fund is expected, subject to any limitations and requirements relating to the Fund’s intention to qualify as a REIT, to hold up to 20% of its investments in securities, cash, cash equivalents and other short-term investments, including, without limitation, traded real estate-related securities such as commercial and residential mortgage-backed securities and equity or debt securities issued by REITs or real estate-related investment companies, affiliated or unaffiliated ETFs, other pooled investment vehicles, derivatives and other instruments that provide exposure to real estate or other asset classes for investment and/or cash management purposes. The Fund may invest in securities of any credit quality, maturity and duration. In addition, the Fund may seek to make opportunistic purchases of securities and other real estate-related short-term investments for investment purposes. Accordingly, at times the Fund’s investments in securities, including preferred equity in private real estate, traded real estate-related securities, minority investments in real estate owning vehicles, derivatives and other securities, may exceed 40% of the Fund’s assets.

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The Fund has applied for exemptive relief from the SEC that will permit it to, among other things, co-invest with certain other persons, including certain affiliates of the Manager or Subadviser and certain public or private funds managed by the Manager or Subadviser and their affiliates, subject to certain terms and conditions. Exemptive relief that has not been granted is subject to SEC approval, and there is no assurance the SEC will grant the requested relief.
Investments in Real Estate
Ground Leases
The Fund may invest from time to time in real estate properties that are subject to ground leases. As a lessee under a ground lease, the Fund may be exposed to the possibility of losing the property upon termination, or an earlier breach by us, of the ground lease, which may adversely impact the Fund’s investment performance. Furthermore, ground leases generally provide for certain provisions that limit the ability to sell certain properties subject to the lease. In order to assign or transfer rights and obligations under certain ground leases, the Fund will generally need to obtain consent of the landlord of such property, which, in turn, could adversely impact the price realized from any such sale.
Potential Investment Structures
The Fund’s property investments in each primary strategy are expected to be structured through privately-owned operating entities or private real estate operating companies which own and operate whole or partial interests in real properties. The Fund expects to pursue these investments through various transaction types, such as large single asset purchases, portfolio purchases, platform build-ups and public to private transactions. The Fund may also enter into joint ventures with third parties to make investments. The Fund may also make investments in partnerships or other co-ownership arrangements or participations arrangements with other investors, including affiliates, to acquire properties.
The Fund has applied for exemptive relief from the SEC that permits it to, among other things, co-invest with certain other persons, including certain affiliates of the Manager and certain public or private funds managed by the Manager and its affiliates, subject to certain terms and conditions. Any such exemptive order from the SEC with respect to co-investments imposes extensive conditions on the terms of any co-investment made by an affiliate of the Fund. Exemptive relief that has not been granted is subject to SEC approval, and there is no assurance the SEC will grant the requested relief.
Wholly Owned Subsidiaries.   The Fund intends to invest in commercial real estate through one or more wholly-owned operating entities. Commercial real estate investments through these wholly owned subsidiaries may include fee simple, leasehold ownership, debt instruments or a partnership/limited liability company interest in the underlying real estate. Unlike investments through joint venture entities, the Fund will maintain complete ownership of the underlying commercial real estate held by a wholly owned subsidiary and as a result, the Fund will bear all risks associated with the underlying commercial real estate. However, depending upon the investment structure, the Fund will have greater flexibility as to the renovation, redevelopment, repositioning, disposition, restructuring or payoff of an underlying commercial real estate investment held by the wholly owned subsidiary because the Fund will be in a position to exercise sole decision-making authority with respect to such underlying commercial real estate. Further, investments in real estate made through a wholly owned subsidiary will not be subject to the risk of bankruptcy of a third party or failure of such third party to fund any required capital contributions, or the risk of disputes between the Fund and its joint venture partners that could result in litigation or arbitration that would increase the Fund’s expenses. With regard to debt instruments, the collateral is subject to risks of delinquency, foreclosure and loss of principal. In certain structures, it is common for the rights of debt holders, to be governed by intercreditor or interlender agreements, which may limit the Fund’s ability to pursue remedies.
Joint Venture Entities.   The Fund may enter into joint ventures with third parties, including partnerships, co-tenancies and other co-ownership arrangements or participations with mortgage or investment banks, financial institutions, real estate developers, owners, or other non-affiliated third parties for the purpose of owning or operating real estate through joint venture entities. In such event, the Fund would not be in a position to exercise sole decision-making authority regarding the underlying real estate held by the joint venture entity, and as a result the Fund may also be subject to the potential risk of impasses

4

on decisions, such as a sale, foreclosure and restructuring because neither it nor its joint venture partners would have full control over the investments held by the joint venture entity. See “Risks — Joint Venture Risk” in the prospectus. Unlike investments in a wholly owned subsidiary, investments in joint venture entities may, under certain circumstances, involve risks related to the involvement of a third party, including the possibility that the Fund’s joint venture partners might become bankrupt or fail to fund their required capital contributions. The Fund expects that the other unaffiliated third party joint venture partners that will invest alongside the Fund in a joint venture entity will generally be third-party or affiliated property managers or institutional investors such as public pension funds, corporate pension funds, investment funds and companies and qualified trusts forming part of an endowment or charitable foundation.
The Fund has not established safeguards it will apply to, or that will be required in, the joint venture entities. Any particular safeguards the Fund will require for investments in joint venture entities will be determined on a case-by-case basis after the Manager and/or Subadviser considers all facts it believes are relevant, such as the nature and attributes of the Fund’s potential joint venture entity partner, the proposed structure of the joint venture entity, the nature of the operations, liabilities and assets the joint venture entity may conduct or own, and the proportion of the size of the Fund’s interest when compared to the interests owned by other joint venture entity party. The Fund expects to consider specific safeguards to address potential consequences relating to:
•
The management of the joint venture, such as obtaining certain approval rights in joint ventures the Fund does not control or providing for procedures to address decisions in the event of an impasse if the Fund shares control of the joint venture.

•
The Fund’s ability to exit a joint venture, such as requiring buy/sell rights, redemption rights or forced liquidation under certain circumstances.

•
The Fund’s ability to control transfers of interests held by other parties in the joint venture, such as requiring consent, right of first refusal or forced redemption rights in connection with transfers.

•
The Fund’s qualification as a REIT for U.S. federal income tax purposes.

Investments in Publicly Traded Real Estate Securities
MBS
The following describes certain characteristics of mortgage-backed securities (“MBS”), which includes residential mortgage-backed securities (“RMBS”) and commercial mortgage-backed securities (“CMBS”). It should be noted that new types of MBS are developed and marketed from time to time and that, consistent with its investment limitations, the Fund may invest in those new types of MBS that the Manager or the Subadviser believes may assist it in achieving the Fund’s investment objectives.
Yield Characteristics.   Interest and principal payments on MBS are typically made monthly, and principal may be prepaid at any time because the underlying mortgage loans or other assets generally may be prepaid at any time. As a result, if the Fund purchases such a security at a premium, a prepayment rate that is faster than expected will reduce yield to maturity, while a prepayment rate that is slower than expected will have the opposite effect of increasing yield to maturity. Conversely, if the Fund purchases these securities at a discount, faster than expected prepayments will increase, while slower than expected prepayments will reduce, yield to maturity.
Prepayments on a pool of mortgage loans are influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties and servicing decisions. Generally, however, prepayments on fixed rate mortgage loans will increase during a period of falling interest rates. Accordingly, amounts available for reinvestment by the Fund are likely to be greater during a period of relatively low interest rates and, as a result, are likely to be reinvested at lower interest rates than during a period of relatively high interest rates. MBS may decrease in value as a result of increases in interest rates and may benefit less than other fixed income securities from declining interest rates because of the risk of prepayment.
Guaranteed Mortgage Pass-Through Securities.   Mortgage pass-through securities represent participation interests in pools of residential mortgage loans originated by U.S. governmental or private

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lenders and guaranteed, to the extent provided in such securities, by the U.S. government or one of its agencies or instrumentalities. Any guarantee of such securities runs only to principal and interest payments on the securities and not to the market value of such securities or the principal and interest payments on the underlying mortgages. In addition, the guarantee only runs to the portfolio securities held by the Fund and not to the purchase of Common Stock. Such securities, which are ownership interests in the underlying mortgage loans, differ from conventional debt securities, which provide for periodic payment of interest in fixed amounts (usually semi-annually) and principal payments at maturity or on specified call dates. Mortgage pass-through securities provide for monthly payments that are a “pass-through” of the monthly interest and principal payments (including any prepayments) made by the individual borrowers on the pooled mortgage loans, net of any fees paid to the guarantor of such securities and the servicer of the underlying mortgage loans. Guaranteed mortgage pass-through securities are often sold on a to-be-acquired or “TBA” basis. Such securities are typically sold one to three months in advance of issuance, prior to the identification of the underlying pools of mortgage securities but with the interest payment provisions fixed in advance. The underlying pools of mortgage securities are identified shortly before settlement and must meet certain parameters.
The guaranteed mortgage pass-through securities in which the Fund may invest may include those issued or guaranteed by the Government National Mortgage Association (“Ginnie Mae Certificates”), the Federal National Mortgage Association (“Fannie Mae Certificates”) and the Federal Home Loan Mortgage Corporation (“Freddie Mac Certificates”).
Ginnie Mae Certificates.   Ginnie Mae is a wholly-owned United States corporation within the Department of Housing and Urban Development. The full faith and credit of the U.S. government is pledged to the payment of amounts that may be required to be paid under any guarantee, but not as to the market value of such securities. The Ginnie Mae Certificates will represent a ratable interest in one or more pools of the following types of mortgage loans: (i) fixed rate level payment mortgage loans; (ii) fixed rate graduated payment mortgage loans; (iii) fixed rate growing equity mortgage loans; (iv) fixed rate mortgage loans secured by manufactured (mobile) homes; (v) mortgage loans on multifamily residential properties under construction; (vi) mortgage loans on completed multifamily projects; (vii) fixed rate mortgage loans as to which escrowed funds are used to reduce the borrower’s monthly payments during the early years of the mortgage loans (“buydown” mortgage loans); (viii) mortgage loans that provide for adjustments in payments based on periodic changes in interest rates or in other payment terms of the mortgage loans; and (ix) mortgage-backed serial notes. All of these mortgage loans will be Federal Housing Administration Loans (“FHA Loans”) or Veterans’ Administration Loans (“VA Loans”) and, except as otherwise specified above, will be fully amortizing loans secured by first liens on one- to four-family housing units.
Fannie Mae Certificates.   Fannie Mae is a government sponsored corporation which is subject to general regulation by the Secretary of Housing and Urban Development. Each Fannie Mae Certificate will entitle the registered holder thereof to receive amounts representing such holder’s ratable interest in scheduled principal payments and interest payments (at such Fannie Mae Certificate’s pass-through rate, which is net of any servicing and guarantee fees on the underlying mortgage loans), and any principal prepayments on the mortgage loans in the pool represented by such Fannie Mae Certificate and such holder’s proportionate interest in the full principal amount of any foreclosed or otherwise finally liquidated mortgage loan. The full and timely payment of principal of and interest on each Fannie Mae Certificate, but not the market value thereof, will be guaranteed by Fannie Mae, which guarantee is not backed by the full faith and credit of the U.S. government. Each Fannie Mae Certificate will represent a ratable interest in one or more pools of FHA Loans, VA Loans or conventional mortgage loans (i.e., mortgage loans that are not insured or guaranteed by any governmental agency) of the following types: (i) fixed rate level payment mortgage loans; (ii) fixed rate growing equity mortgage loans; (iii) fixed rate graduated payment mortgage loans; (iv) variable rate California mortgage loans; (v) other adjustable rate mortgage loans; and (vi) fixed rate mortgage loans secured by multifamily projects.
Freddie Mac Certificates.   Freddie Mac is a stockholder owned corporation created pursuant to the Emergency Home Finance Act of 1970, as amended (the “FHLMC Act”), and subject to general regulation by the Department of Housing and Urban Development. Freddie Mac guarantees to each registered holder of a Freddie Mac Certificate ultimate collection of all principal of the related mortgage loans, without any offset or deduction, but does not, generally, guarantee the timely payment of scheduled principal or

6

the market value of the securities. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following: (i) foreclosure sale; (ii) payment of a claim by any mortgage insurer; or (iii) the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by the full faith and credit of the U.S. government.
Freddie Mac Certificates represent a ratable interest in a group of mortgage loans (a “Freddie Mac Certificate group”) purchased by Freddie Mac. The mortgage loans underlying the Freddie Mac Certificates will consist of fixed rate or adjustable rate mortgage loans with original terms to maturity of between ten and thirty years, substantially all of which are secured by first liens on one- to four-family residential properties or multifamily projects. Each mortgage loan must meet the applicable standards set forth in the FHLMC Act. A Freddie Mac Certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and participations comprising another Freddie Mac Certificate group.
Although the U.S. government guarantees principal and interest payments on securities issued by the U.S. government and some of its agencies, such as securities issued by Ginnie Mae, this guarantee does not apply to losses resulting from declines in the market value of these securities. Some MBS that the Fund may hold are not guaranteed or backed by the full faith and credit of the U.S. government, such as those issued by Fannie Mae and Freddie Mac. Although the U.S. government has recently provided financial support to Fannie Mae and Freddie Mac, there can be no assurance that it will support these or other government-sponsored enterprises in the future.
Convertible Securities
Convertible securities entitle the holder to receive interest payments paid on corporate debt securities or the dividend preference on a preferred stock until such time as the convertible security matures or is redeemed or until the holder elects to exercise the conversion privilege. The characteristics of convertible securities make them appropriate investments for an investment company seeking long-term capital appreciation and/or total return. These characteristics include the potential for capital appreciation as the value of the underlying common stock increases, the relatively high yield received from dividend or interest payments as compared to common stock dividends and decreased risks of decline in value relative to the underlying common stock due to their fixed-income nature. As a result of the conversion feature, however, the interest rate or dividend preference on a convertible security is generally less than would be the case if the securities were issued in nonconvertible form.
In analyzing convertible securities, the Subadviser will consider both the yield on the convertible security relative to its credit quality and the potential capital appreciation that is offered by the underlying common stock, among other things. Convertible securities are issued and traded in a number of securities markets. Even in cases where a substantial portion of the convertible securities held by the Fund are denominated in U.S. dollars, the underlying equity securities may be quoted in the currency of the country where the issuer is domiciled. With respect to convertible securities denominated in a currency different from that of the underlying equity securities, the conversion price may be based on a fixed exchange rate established at the time the security is issued. As a result, fluctuations in the exchange rate between the currency in which the debt security is denominated and the currency in which the share price is quoted will affect the value of the convertible security. As described below, the Fund is authorized to enter into foreign currency hedging transactions in which the Fund may seek to reduce the effect of such fluctuations.
Apart from currency considerations, the value of convertible securities is influenced by both the yield of nonconvertible securities of comparable issuers and by the value of the underlying common stock. The value of a convertible security viewed without regard to its conversion feature (i.e., strictly on the basis of its yield) is sometimes referred to as its “investment value.” To the extent interest rates change, the investment value of the convertible security typically will fluctuate. However, at the same time, the value of the convertible security will be influenced by its “conversion value,” which is the market value of the underlying common stock that would be obtained if the convertible security were converted. Conversion value fluctuates directly with the price of the underlying common stock. If, because of a low price of the common stock, the

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conversion value is substantially below the investment value of the convertible security, the price of the convertible security is governed principally by its investment value.
To the extent the conversion value of a convertible security increases to a point that approximates or exceeds its investment value, the price of the convertible security will be influenced principally by its conversion value. A convertible security will sell at a premium over the conversion value to the extent investors place value on the right to acquire the underlying common stock while holding a fixed-income security. The yield and conversion premium of convertible securities issued in Japan and Europe are frequently determined at levels that cause the conversion value to affect their market value more than the securities’ investment value.
Holders of convertible securities generally have a claim on the assets of the issuer prior to the common stockholders but may be subordinated to other debt securities of the same issuer. A convertible security may be subject to redemption at the option of the issuer at a price established in the charter provision, indenture or other governing instrument pursuant to which the convertible security was issued. If a convertible security held by the Fund is called for redemption, the Fund will be required to redeem the security, convert it into the underlying common stock or sell it to a third party. Certain convertible debt securities may provide a put option to the holder, which entitles the holder to cause the security to be redeemed by the issuer at a premium over the stated principal amount of the debt security under certain circumstances.
Synthetic convertible securities may be either (i) a debt security or preferred stock that may be convertible only under certain contingent circumstances or that may pay the holder a cash amount based on the value of shares of underlying common stock partly or wholly in lieu of a conversion right (a “Cash-Settled Convertible”), (ii) a combination of separate securities chosen by the Subadviser in order to create the economic characteristics of a convertible security, i.e., a fixed income security paired with a security with equity conversion features, such as an option or warrant (a “Manufactured Convertible”) or (iii) a synthetic security manufactured by another party.
Synthetic convertible securities may include either Cash-Settled Convertibles or Manufactured Convertibles. Cash-Settled Convertibles are instruments that are created by the issuer and have the economic characteristics of traditional convertible securities but may not actually permit conversion into the underlying equity securities in all circumstances. As an example, a private company may issue a Cash-Settled Convertible that is convertible into common stock only if the company successfully completes a public offering of its common stock prior to maturity and otherwise pays a cash amount to reflect any equity appreciation. Manufactured Convertibles are created by the Subadviser by combining separate securities that possess one of the two principal characteristics of a convertible security, i.e., fixed income (“fixed income component”) or a right to acquire equity securities (“convertibility component”). The fixed income component is achieved by investing in nonconvertible fixed income securities, such as nonconvertible bonds, preferred stocks and money market instruments. The convertibility component is achieved by investing in call options, warrants, or other securities with equity conversion features (“equity features”) granting the holder the right to purchase a specified quantity of the underlying stocks within a specified period of time at a specified price or, in the case of a stock index option, the right to receive a cash payment based on the value of the underlying stock index.
A Manufactured Convertible differs from traditional convertible securities in several respects. Unlike a traditional convertible security, which is a single security having a unitary market value, a Manufactured Convertible is comprised of two or more separate securities, each with its own market value. Therefore, the total “market value” of such a Manufactured Convertible is the sum of the values of its fixed-income component and its convertibility component.
More flexibility is possible in the creation of a Manufactured Convertible than in the purchase of a traditional convertible security. Because many corporations have not issued convertible securities, the Subadviser may combine a fixed income instrument and an equity feature with respect to the stock of the issuer of the fixed income instrument to create a synthetic convertible security otherwise unavailable in the market. The Subadviser may also combine a fixed income instrument of an issuer with an equity feature with respect to the stock of a different issuer when the Subadviser believes such a Manufactured Convertible would better promote the Fund’s objective(s) than alternate investments. For example, the Subadviser may combine an equity feature with respect to an issuer’s stock with a fixed income security of a different issuer in

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the same industry to diversify the Fund’s credit exposure, or with a U.S. Treasury instrument to create a Manufactured Convertible with a higher credit profile than a traditional convertible security issued by that issuer. A Manufactured Convertible also is a more flexible investment in that its two components may be purchased separately and, upon purchasing the separate securities, “combined” to create
Corporate Loans
Commercial banks and other financial institutions make loans to companies. These loans may be variously referred to as corporate loans, bank loans, or bank floating rate loans (“corporate loans”). Borrowers generally pay interest on corporate loans at rates that change in response to changes in market interest rates such as the LIBOR or the prime rate of US banks. As a result, the value of corporate loan investments is generally responsive to shifts in market interest rates. Because the trading market for corporate loans is less developed than the secondary market for bonds and notes, the Fund may experience difficulties from time to time in selling its corporate loans. Borrowers frequently provide collateral to secure repayment of these obligations. Leading financial institutions often act as agent for a broader group of lenders, generally referred to as a “syndicate.” The syndicate’s agent arranges the corporate loans, holds collateral and accepts payments of principal and interest. If the agent develops financial problems, the Fund may not recover its investment, or there might be a delay in the Fund’s recovery. By investing in a corporate loan, the Fund becomes a member of the syndicate.
As in the case of junk bonds, the corporate loans in which the Fund may invest can be expected to provide higher yields than higher-rated fixed income securities but may be subject to greater risk of loss of principal and interest. There are, however, some significant differences between corporate loans and junk bonds. Corporate loans are frequently secured by pledges of liens and security interests in the assets of the borrower, and the holders of corporate loans are frequently the beneficiaries of debt service subordination provisions imposed on the borrower’s bondholders. These arrangements are designed to give corporate loan investors preferential treatment over junk bond investors in the event of a deterioration in the credit quality of the issuer. Even when these arrangements exist, however, there can be no assurance that the principal and interest owed on the corporate loans will be repaid in full. Corporate loans generally bear interest at rates set at a margin above a generally recognized base lending rate that may fluctuate on a day-to-day basis, in the case of the prime rate of a US bank, or that may be adjusted on set dates, typically 30 or 90 days but generally not more than one year, in the case of LIBOR. Consequently, the value of corporate loans held by the Fund may be expected to fluctuate significantly less than the value of fixed rate junk bond instruments as a result of changes in the interest rate environment. On the other hand, the secondary dealer market for corporate loans is not as well developed as the secondary dealer market for junk bonds, and therefore presents increased market risk relating to liquidity and pricing concerns.
The Fund may acquire interests in corporate loans by means of a novation, assignment or participation. In a novation, the Fund would succeed to all the rights and obligations of the assigning institution and become a contracting party under the credit agreement with respect to the debt obligation. As an alternative, the Fund may purchase an assignment, in which case the Fund may be required to rely on the assigning institution to demand payment and enforce its rights against the borrower but would otherwise typically be entitled to all of such assigning institution’s rights under the credit agreement. Participation interests in a portion of a debt obligation typically result in a contractual relationship only with the institution selling the participation interest and not with the borrower. In purchasing a loan participation, the Fund generally will have no right to enforce compliance by the borrower with the terms of the loan agreement, nor any rights of set-off against the borrower, and the Fund may not directly benefit from the collateral supporting the debt obligation in which it has purchased the participation. As a result, the Fund will assume the credit risk of both the borrower and the institution selling the participation to the Fund.
The Fund’s ability to receive payments of principal and interest and other amounts in connection with loans (whether through participations, assignments or otherwise) will depend primarily on the financial condition of the borrower. The failure by the Fund to receive scheduled interest or principal payments on a loan because of a default, bankruptcy or any other reason would adversely affect the income of the Fund and would likely reduce the value of its assets. Even with loans secured by collateral, there is the risk that the value of the collateral may decline, may be insufficient to meet the obligations of the borrower, or be difficult to liquidate. In the event of a default, the Fund may have difficulty collecting on any collateral and

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would not have the ability to collect on any collateral for an uncollateralized loan. Further, the Fund’s access to collateral, if any, may be limited by bankruptcy laws. Due to the nature of the private syndication of senior loans, including, for example, lack of publicly-available information, some senior loans are not as easily purchased or sold as publicly-traded securities. In addition, loan participations generally are subject to restrictions on transfer, and only limited opportunities may exist to sell loan participations in secondary markets. As a result, it may be difficult for the Fund to value loans or sell loans at an acceptable price when it wants to sell them. Loans trade in an over-the-counter market, and confirmation and settlement, which are effected through standardized procedures and documentation, may take significantly longer than seven days to complete. Floating rate loans are especially subject to liquidity and settlement risk due to the fact that they can take more than seven days to settle. Extended trade settlement periods may, in unusual market conditions with a high volume of shareholder redemptions, present a risk to shareholders regarding the Fund’s ability to pay redemption proceeds within the allowable time periods stated in the Prospectus. In some instances, loans and loan participations are not rated by independent credit rating agencies; in such instances, a decision by the Fund to invest in a particular loan or loan participation could depend exclusively on the Subadviser’s credit analysis of the borrower, or in the case of a loan participation, of the intermediary holding the portion of the loan that the Fund has purchased. To the extent the Fund invests in loans of non-US issuers, the risks of investing in non-US issuers are applicable.
Loans may not be considered to be “securities” and as a result may not benefit from the protections of the federal securities laws, including anti-fraud protections and those with respect to the use of material non-public information, so that purchasers, such as the Fund, may not have the benefit of these protections. If the Fund is in possession of material non-public information about a borrower as a result of its investment in such borrower’s loan, the Fund may not be able to enter into a transaction with respect to a publicly-traded security of the borrower when it would otherwise be advantageous to do so.
Debt Securities
Debt securities, such as bonds, involve credit risk. This is the risk that the issuer will not make timely payments of principal and interest. The degree of credit risk depends on the issuer’s financial condition and on the terms of the bonds. Changes in an issuer’s credit rating or the market’s perception of an issuer’s creditworthiness may also affect the value of the Fund’s investment in that issuer. Credit risk is reduced to the extent the Fund invests its assets in U.S. Government securities. All debt securities are also subject to interest rate risk.
Depositary Receipts
The Fund may invest in the securities of foreign issuers in the form of Depositary Receipts or other securities convertible into securities of foreign issuers. Depositary Receipts may not necessarily be denominated in the same currency as the underlying securities into which they may be converted. American depositary receipt (“ADRs”) and American depositary shares (“ADSs”) are receipts or shares typically issued by an American bank or trust company that evidence ownership of underlying securities issued by a foreign corporation. European depositary receipts (“EDRs”) are receipts issued in Europe that evidence a similar ownership arrangement. Global depositary receipts (“GDRs”) are receipts issued throughout the world that evidence a similar arrangement.
Generally, ADRs and ADSs, in registered form, are designed for use in the U.S. securities markets, and EDRs, in bearer form, are designed for use in European securities markets. GDRs are tradable both in the United States and in Europe and are designed for use throughout the world.
The Fund may invest in unsponsored Depositary Receipts. The issuers of unsponsored Depositary Receipts are not obligated to disclose material information in the United States, and, therefore, there may be less information available regarding such issuers and there may not be a correlation between such information and the market value of the Depositary Receipts. Depositary Receipts are generally subject to the same risks as the foreign securities that they evidence or into which they may be converted or exchanged.
Exchange-Traded Funds
The Fund may invest in exchange traded funds (“ETFs”). ETFs, which may be unit investment trusts or mutual funds, typically hold portfolios of securities designed to track the performance of various broad

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securities indexes or sectors of such indexes. ETFs provide another means, in addition to futures and options on indexes, of including index exposure in the Fund’s investment strategies. The Fund will indirectly bear its proportionate share of any management fees and other expenses paid by such ETF. The Fund may invest in ETFs to a greater during its initial investment period.
Derivatives
The Fund may use instruments referred to as derivatives. Derivatives are financial instruments the value of which is derived from another security, a commodity (such as gold or oil), a currency or an index (a measure of value or rates, such as the S&P 500 Index or the prime lending rate). Derivatives allow the Fund to increase or decrease the level of risk to which the Fund is exposed more quickly and efficiently than transactions in other types of instruments. The Fund may use derivatives for hedging purposes. The Fund may also use derivatives to seek to enhance returns. The use of a derivative is speculative if the Fund is primarily seeking to achieve gains, rather than offset the risk of other positions. When the Fund invests in a derivative for speculative or hedging purposes, the Fund will be fully exposed to the risks of loss of that derivative, which may sometimes be greater than the derivative’s cost. The Fund may not use any derivative to gain exposure to an asset or class of assets that the Fund would be prohibited by its investment restrictions from purchasing directly.
The Fund has claimed an exclusion from the definition of the term “commodity pool operator” (“CPO”) under the Commodity Exchange Act of 1936, as amended (the “CEA”), pursuant to Rule 4.5 under the CEA promulgated by the U.S. Commodity Futures Trading Commission (“CFTC”). The Fund is not, therefore, subject to registration or regulation as a CPO under the CEA and the Fund is operated so as not to be deemed to be a “commodity pool” under the regulations of the CFTC.
Derivatives involve special risks, including possible default by the other party to the transaction, illiquidity and, to the extent the Manager’s or Subadviser’s view as to certain market movements are incorrect, the risk that the use of Derivatives could result in significantly greater losses than if they had not been used. The degree of the Fund’s use of Derivatives may be limited by certain provisions of the Internal Revenue Code of 1986, as amended (the “Code”). For instance, the Fund will use Derivatives only to the extent such Derivatives are consistent with the requirements of the Code for maintaining its qualification as a REIT for federal income tax purposes.
Rule 18f-4 limits a fund’s derivatives exposure through a value-at-risk test and requires the adoption and implementation of a derivatives risk management program for certain derivatives users. Subject to certain conditions, limited derivatives users (as defined in Rule 18f-4), however, are not subject to the full requirements of Rule 18f-4. Rule 18f-4 may limit the Fund’s ability to engage in certain derivatives transactions and/or increase the costs of such derivatives transactions.
Unlike other registered investment companies that use derivatives more significantly, limited derivatives users are not required to adopt a derivatives risk management program, comply with the “value at risk” limit on fund leverage risk, or comply with certain board oversight and reporting requirements. Limited derivatives users are required, however, to adopt and implement written policies and procedures reasonably designed to manage the regulated fund’s derivatives risk. In order to qualify as a limited derivatives user, the Fund’s derivatives “exposure” (as defined in Rule 18f-4) cannot exceed 10% of its net assets, excluding certain currency or interest rate derivatives used for hedging purposes in accordance with specific requirements set out in Rule 18f-4.
A discussion of the risk factors relating to derivatives is set out in the sub-section entitled “Risk Factors Involving Derivatives.”
Hedging
Hedging is a strategy in which a derivative or security is used to offset the risks associated with other Fund holdings. Losses on the other investment may be substantially reduced by gains on a derivative that reacts in an opposite manner to market movements. While hedging can reduce losses, it can also reduce or eliminate gains or cause losses if the market moves in a different manner than anticipated by the Fund or if the cost of the derivative outweighs the benefit of the hedge. Hedging also involves the risk that changes in the

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value of the derivative will not match those of the holdings being hedged as expected by the Fund, in which case any losses on the holdings being hedged may not be reduced or may be increased. The inability to close options and futures positions also could have an adverse impact on the Fund’s ability to hedge effectively its portfolio. There is also a risk of loss by the Fund of margin deposits or collateral in the event of bankruptcy of a broker with whom the Fund has an open position in an option, a futures contract or a related option.
There can be no assurance that the Fund’s hedging strategies will be effective or that hedging transactions will be available to the Fund. The Fund is not required to engage in hedging transactions and the Fund may choose not to do so from time to time.
Indexed and Inverse Securities
The Fund may invest in securities the potential return of which is based on an index or interest rate. As an illustration, the Fund may invest in a security whose value is based on changes in a specific index or that pays interest based on the current value of an interest rate index, such as the prime rate. The Fund may also invest in a debt security that returns principal at maturity based on the level of a securities index or a basket of securities, or based on the relative changes of two indices.
In addition, the Fund may invest in securities the potential return of which is based inversely on the change in an index or interest rate (that is, a security the value of which will move in the opposite direction of changes to an index or interest rate). For example, the Fund may invest in securities that pay a higher rate of interest when a particular index decreases and pay a lower rate of interest (or do not fully return principal) when the value of the index increases. Investing in such securities may subject the Fund to reduced or eliminated interest payments or loss of principal in the event of an adverse movement in the relevant interest rate, index or indices. Indexed and inverse securities may involve credit risk, and certain indexed and inverse securities may involve leverage risk, liquidity risk and currency risk. The Fund may invest in indexed and inverse securities for hedging purposes or to seek to increase returns. When used for hedging purposes, indexed and inverse securities involve correlation risk. (Furthermore, where such a security includes a contingent liability, in the event of such an adverse movement, the Fund may be required to pay substantial additional margin to maintain the position.)
Swap Agreements
The Fund may enter into swap transactions, including, but not limited to, equity, interest rate, index, credit default, total return and, to the extent that it invests in foreign currency-denominated securities, currency exchange rate swap agreements. In addition, the Fund may enter into options on swap agreements (swap options). These swap transactions are entered into in an attempt to obtain a particular return when it is considered desirable to do so, possibly at a lower cost to the Fund than if the Fund had invested directly in an instrument that yielded that desired return. Swap transactions are a type of derivative. Derivatives are further discussed in the sub-sections entitled “Derivatives” and “Risk Factors Involving Derivatives.”
Swap agreements are two party contracts entered into primarily by institutional investors. In a standard “swap” transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on or calculated with respect to particular predetermined investments or instruments, which may be adjusted for an interest factor. The gross returns to be exchanged or “swapped” between the parties are generally calculated with respect to a “notional amount,” that is, the return on or increase in value of a particular dollar amount invested at a particular interest rate or in a “basket” of securities representing a particular index or other investments or instruments. Most swap agreements entered into by the Fund would calculate the obligations of the parties to the agreement on a “net basis.” Consequently the Fund’s current obligations (or rights) under a swap agreement will generally be equal only to the net amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement (the “net amount”). The Fund’s current obligations under a swap agreement that is not cleared through a central counterparty will be accrued daily (offset against any amounts owed to the Fund).
Since swaps are individually negotiated, the Fund expects to achieve an acceptable degree of correlation between its rights to receive a return on its portfolio securities and its rights and obligations to receive and

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pay a return pursuant to swaps. The Fund will enter into swaps that are not cleared through a central counterparty only with counterparties meeting certain creditworthiness standards (generally, such counterparties would have to be eligible counterparties under the terms of the Fund’s repurchase agreement guidelines approved by the Board).
Credit Default Swap Agreements and Similar Instruments
The Fund may enter into credit default swap agreements and similar agreements. The credit default swap agreement or similar instrument may have as reference obligations one or more securities that are not currently held by the Fund. The protection “buyer” in a credit default contract may be obligated to pay the protection “seller” an up-front or a periodic stream of payments over the term of the contract provided generally that no credit event on a reference obligation has occurred. If a credit event occurs, the seller generally must pay the buyer the “par value” (full notional value) of the swap in exchange for an equal face amount of deliverable obligations of the reference entity described in the swap, or the seller may be required to deliver the related net cash amount, if the swap is cash settled. The Fund may be either the buyer or seller in the transaction. If the Fund is a buyer and no credit event occurs, the Fund recovers nothing if the swap is held through its termination date. However, if a credit event occurs, the buyer may elect to receive the full notional value of the swap in exchange for an equal face amount of deliverable obligations of the reference entity that may have little or no value. As a seller, the Fund generally receives an up-front payment or a fixed rate of income throughout the term of the swap provided that there is no credit event. If a credit event occurs, generally the seller must pay the buyer the full notional value of the swap in exchange for an equal face amount of deliverable obligations of the reference entity that may have little or no value.
Credit default swaps and similar instruments involve greater risks than if the Fund had invested in the reference obligation directly, since, in addition to general market risks, they are subject to illiquidity risk, counterparty risk and credit risk. The Fund will enter into credit default swap agreements and similar instruments only with counterparties that are rated investment grade quality by at least one credit rating agency at the time of entering into such transaction or whose creditworthiness is believed by the Subadviser to be equivalent to such rating. If a credit event were to occur, the value of any deliverable obligation received by the seller, coupled with the up-front or periodic payments previously received, may be less than the full notional value it pays to the buyer, resulting in a loss of value to the Fund. When acting as a seller of a credit default swap or a similar instrument, the Fund is exposed to many of the same risks of leverage since, if a credit event occurs, the seller may be required to pay the buyer the full notional value of the contract net of any amounts owed by the buyer related to its delivery of deliverable obligations.
Credit Linked Securities
Among the income producing securities in which the Fund may invest are credit linked securities, which are issued by a limited purpose trust or other vehicle that, in turn, invests in a derivative instrument or basket of derivative instruments, such as credit default swaps, interest rate swaps and other securities, in order to provide exposure to certain fixed income markets. For instance, the Fund may invest in credit linked securities as a cash management tool in order to gain exposure to a certain market and/or to remain fully invested when more traditional income producing securities are not available. Like an investment in a bond, investments in these credit linked securities represent the right to receive periodic income payments (in the form of distributions) and payment of principal at the end of the term of the security. However, these payments are conditioned on the issuer’s receipt of payments from, and the issuer’s potential obligations to, the counterparties to the derivative instruments and other securities in which the issuer invests. For instance, the issuer may sell one or more credit default swaps, under which the issuer would receive a stream of payments over the term of the swap agreements provided that no event of default has occurred with respect to the referenced debt obligation upon which the swap is based. If a default occurs, the stream of payments may stop and the issuer would be obligated to pay the counterparty the par (or other agreed upon value) of the referenced debt obligation. This, in turn, would reduce the amount of income and principal that the Fund would receive. The Fund’s investments in these instruments are indirectly subject to the risks associated with derivative instruments, including, among others, credit risk, default or similar event risk, counterparty risk, interest rate risk, leverage risk and management risk. It is also expected that the securities will be exempt from registration under the Securities Act. Accordingly, there may be no established trading market for the securities and they may constitute illiquid investments.

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Total Return Swap Agreements
The Fund may enter into total return swap agreements. Total return swap agreements are contracts in which one party agrees to make periodic payments based on the change in market value of the underlying assets, which may include a specified security, basket of securities or securities indices during the specified period, in return for periodic payments based on a fixed or variable interest rate or the total return from other underlying assets. Total return swap agreements may be used to obtain exposure to a security or market without owning or taking physical custody of such security or market. Total return swap agreements may effectively add leverage to the Fund’s portfolio because, in addition to its total net assets, the Fund would be subject to investment exposure on the notional amount of the swap. Total return swap agreements entail the risk that a party will default on its payment obligations to the Fund thereunder. Swap agreements also bear the risk that the Fund will not be able to meet its obligation to the counterparty.
Options on Securities and Securities Indexes
Types of Options
The Fund may engage in transactions in options on individual securities, baskets of securities or securities indices, or particular measurements of value or rate (an “index”), such as an index of the price of treasury securities or an index representative of short term interest rates. Such investments may be made on exchanges and in over-the-counter (“OTC”) markets. In general, exchange-traded options have standardized exercise prices and expiration dates and require the parties to post margin against their obligations, and the performance of the parties’ obligations in connection with such options is guaranteed by the exchange or a related clearing corporation. OTC options have more flexible terms negotiated between the buyer and the seller, but generally do not require the parties to post margin and are subject to greater credit risk. OTC options also involve greater liquidity risk. See “Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Derivatives.”
Call Options
The Fund may purchase call options on any of the types of securities or instruments in which it may invest. A call option gives the Fund the right to buy, and obligates the seller to sell, the underlying security at the exercise price at any time during the option period. The Fund also may purchase and sell call options on indices. Index options are similar to options on securities except that, rather than taking or making delivery of securities underlying the option at a specified price upon exercise, an index option gives the holder the right to receive cash upon exercise of the option if the level of the index upon which the option is based is greater than the exercise price of the option.
The Fund may only write (i.e., sell) covered call options on the securities or instruments in which it may invest and enter into closing purchase transactions with respect to certain of such options. A covered call option is an option in which the Fund owns the underlying security or has an absolute and immediate right to acquire that security, without additional consideration (or for additional consideration held in a segregated account by its custodian), upon conversion or exchange of other securities currently held in its portfolio or with respect to which the Fund has established cover by segregating liquid instruments on its books. The principal reason for writing call options is the attempt to realize, through the receipt of premiums, a greater return than would be realized on the securities alone. By writing covered call options, the Fund gives up the opportunity, while the option is in effect, to profit from any price increase in the underlying security above the option exercise price. In addition, the Fund’s ability to sell the underlying security will be limited while the option is in effect unless the Fund enters into a closing purchase transaction. A closing purchase transaction cancels out the Fund’s position as the writer of an option by means of an offsetting purchase of an identical option prior to the expiration of the option it has written. Covered call options also serve as a partial hedge to the extent of the premium received against a decline in the price of the underlying security. Also, with respect to call options written by the Fund that are covered only by segregated portfolio securities, the Fund is exposed to the risk of loss equal to the amount by which the price of the underlying securities rises above the exercise price.

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Put Options
The Fund may purchase put options to seek to hedge against a decline in the value of its securities or to enhance its return. By buying a put option, the Fund acquires a right to sell such underlying securities or instruments at the exercise price, thus limiting the Fund’s risk of loss through a decline in the market value of the securities or instruments until the put option expires. The amount of any appreciation in the value of the underlying securities or instruments will be partially offset by the amount of the premium paid for the put option and any related transaction costs. Prior to its expiration, a put option may be sold in a closing sale transaction and profit or loss from the sale will depend on whether the amount received is more or less than the premium paid for the put option plus the related transaction costs. A closing sale transaction cancels out the Fund’s position as the purchaser of an option by means of an offsetting sale of an identical option prior to the expiration of the option it has purchased. The Fund also may purchase uncovered put options.
The Fund may write (i.e., sell) put options on the types of securities or instruments that may be held by the Fund, provided that such put options are covered, meaning that such options are secured by segregated, liquid instruments. The Fund will receive a premium for writing a put option, which increases the Fund’s return.
Futures
The Fund may engage in transactions in futures and options thereon. Futures are standardized, exchange-traded contracts which obligate a purchaser to take delivery, and a seller to make delivery, of a specific amount of an asset at a specified future date at a specified price. No price is paid upon entering into a futures contract. Rather, upon purchasing or selling a futures contract the Fund is required to deposit collateral (“margin”) equal to a percentage (generally less than 10%) of the contract value. Each day thereafter until the futures position is closed, the Fund will pay additional margin representing any loss experienced as a result of the futures position the prior day or be entitled to a payment representing any profit experienced as a result of the futures position the prior day. Futures involve substantial leverage risk.
The sale of a futures contract limits the Fund’s risk of loss through a decline in the market value of portfolio holdings correlated with the futures contract prior to the futures contract’s expiration date. In the event the market value of the portfolio holdings correlated with the futures contract increases rather than decreases, however, the Fund will realize a loss on the futures position and a lower return on the portfolio holdings than would have been realized without the purchase of the futures contract.
The purchase of a futures contract may protect the Fund from having to pay more for securities as a consequence of increases in the market value for such securities during a period when the Fund was attempting to identify specific securities in which to invest in a market the Fund believes to be attractive. In the event that such securities decline in value or the Fund determines not to complete an anticipatory hedge transaction relating to a futures contract, however, the Fund may realize a loss relating to the futures position. The Fund is also authorized to purchase or sell call and put options on futures contracts including financial futures and stock indices in connection with its hedging activities. Generally, these strategies would be used under the same market and market sector conditions (i.e., conditions relating to specific types of investments) in which the Fund entered into futures transactions. The Fund may purchase put options or write (i.e., sell) call options on futures contracts and stock indices rather than selling the underlying futures contract in anticipation of a decrease in the market value of its securities. Similarly, the Fund can purchase call options, or write put options on futures contracts and stock indices, as a substitute for the purchase of such futures to hedge against the increased cost resulting from an increase in the market value of securities which the Fund intends to purchase.
The Fund may only write “covered” put and call options on futures contracts. The Fund will be considered “covered” with respect to a call option written on a futures contract if the Fund owns the assets that are deliverable under the futures contract or an option to purchase that futures contract having a strike price equal to or less than the strike price of the “covered” option and having an expiration date not earlier than the expiration date of the “covered” option, or if it segregates for the term of the option cash or other liquid assets equal to the fluctuating value of the optioned future. The Fund will be considered “covered” with respect to a put option written on a futures contract if the Fund owns an option to sell that futures

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contract having a strike price equal to or greater than the strike price of the “covered” option, or if the Fund segregates for the term of the option cash or other liquid assets at all times equal in value to the exercise price of the put (less any initial margin deposited by the Fund with its futures custody manager or as otherwise permitted by applicable law with respect to such option). There is no limitation on the amount of the Fund’s assets that can be segregated.
Foreign Exchange Transactions
The Fund may engage in spot and forward foreign exchange transactions and currency swaps, purchase and sell options on currencies and purchase and sell currency futures and related options thereon (collectively, “Currency Instruments”) for purposes of hedging against the decline in the value of currencies in which its portfolio holdings are denominated against the U.S. dollar or to seek to enhance returns. Such transactions could be effected with respect to hedges on non-U.S. dollar denominated securities owned by the Fund, sold by the Fund but not yet delivered, or committed or anticipated to be purchased by the Fund.
As an illustration, the Fund may use such techniques to hedge the stated value in U.S. dollars of an investment in a yen-denominated security. In such circumstances, for example, the Fund may purchase a foreign currency put option enabling the Fund to sell a specified amount of yen for dollars at a specified price by a future date. To the extent the hedge is successful, a loss in the value of the yen relative to the dollar will tend to be offset by an increase in the value of the put option. To offset, in whole or in part, the cost of acquiring such a put option, the Fund may also sell a call option which, if exercised, requires the Fund to sell a specified amount of yen for dollars at a specified price by a future date (a technique called a “straddle”). By selling such a call option in this illustration, the Fund gives up the opportunity to profit without limit from increases in the relative value of the yen to the dollar. Straddles of the type that may be used by the Fund are considered to constitute hedging transactions and are consistent with the policies described above. The Fund will not attempt to hedge all of its foreign portfolio positions.
Forward Foreign Exchange Transactions
Forward foreign exchange transactions are OTC contracts to purchase or sell a specified amount of a specified currency or multinational currency unit at a price and future date set at the time of the contract. Spot foreign exchange transactions are similar but require current, rather than future, settlement. The Fund will enter into foreign exchange transactions for purposes of hedging either a specific transaction or a portfolio position, or to seek to enhance returns. The Fund may enter into a foreign exchange transaction for purposes of hedging a specific transaction by, for example, purchasing a currency needed to settle a security transaction or selling a currency in which the Fund has received or anticipates receiving a dividend or distribution.
The Fund may enter into a foreign exchange transaction for purposes of hedging a portfolio position by selling forward a currency in which a portfolio position of the Fund is denominated or by purchasing a currency in which the Fund anticipates acquiring a portfolio position in the near future. The Fund may also hedge portfolio positions through currency swaps, which are transactions in which one currency is simultaneously bought for a second currency on a spot basis and sold for the second currency on a forward basis. Forward foreign exchange transactions involve substantial currency risk, and also involve credit and liquidity risk.
Currency Futures
The Fund may seek to enhance returns or hedge against the decline in the value of a currency against the U.S. dollar through use of currency futures or options thereon. Currency futures are similar to forward foreign exchange transactions except that futures are standardized, exchange-traded contracts. See the sub-section entitled “Futures.” Currency futures involve substantial currency risk, and also involve leverage risk.
Currency Options
The Fund may seek to enhance returns or hedge against the decline in the value of a currency against the U.S. dollar through the use of currency options. Currency options are similar to options on securities,

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but in consideration for an option premium the writer of a currency option is obligated to sell (in the case of a call option) or purchase (in the case of a put option) a specified amount of a specified currency on or before the expiration date for a specified amount of another currency. The Fund may engage in transactions in options on currencies either on exchanges or OTC markets. See “Types of Options” and “Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Derivatives” in this SAI. Currency options involve substantial currency risk, and may also involve credit, leverage or liquidity risk.
Limitations on Currency Hedging
The Fund may use currency hedging instruments to seek to enhance returns. Accordingly, the Fund will not hedge a currency in excess of the aggregate market value of the securities that it owns (including receivables for unsettled securities sales), or has committed to or anticipates purchasing, which are denominated in such currency. The Fund may, however, hedge a currency by entering into a transaction in a Currency Instrument denominated in a currency other than the currency being hedged (a “cross-hedge”). The Fund will only enter into a cross-hedge if the Subadviser believes that (i) there is a demonstrable high correlation between the currency in which the cross-hedge is denominated and the currency being hedged, and (ii) executing a cross-hedge through the currency in which the cross-hedge is denominated will be significantly more cost-effective or provide substantially greater liquidity than executing a similar hedging transaction by means of the currency being hedged.
Risk Factors in Hedging Foreign Currency
Hedging transactions involving Currency Instruments have substantial risks, including correlation risk. While the Fund’s use of Currency Instruments to effect hedging strategies is intended to reduce the volatility of the NAV of the Fund’s shares, the NAV of the Fund’s shares will fluctuate. Moreover, although Currency Instruments will be used with the intention of hedging against adverse currency movements, transactions in Currency Instruments involve the risk that anticipated currency movements will not be accurately predicted and that the Fund’s hedging strategies will be ineffective. To the extent that the Fund hedges against anticipated currency movements that do not occur, the Fund may realize losses and decrease its total return as the result of its hedging transactions. Furthermore, the Fund will only engage in hedging activities from time to time and may not be engaging in hedging activities when movements in currency exchange rates occur.
In connection with its trading in forward foreign currency contracts, the Fund will contract with a foreign or domestic bank, or foreign or domestic securities dealer, to make or take future delivery of a specified amount of a particular currency. There are no limitations on daily price moves in such forward contracts, and banks and dealers are not required to continue to make markets in such contracts. There have been periods during which certain banks or dealers have refused to quote prices for such forward contracts or have quoted prices with an unusually wide spread between the price at which the bank or dealer is prepared to buy and that at which it is prepared to sell. Governmental imposition of credit controls might limit any such forward contract trading. With respect to its trading of forward contracts, if any, the Fund will be subject to the risk of bank or dealer failure and the inability of, or refusal by, a bank or dealer to perform with respect to such contracts. Any such default would deprive the Fund of any profit potential or force the Fund to cover its commitments for resale, if any, at the then market price and could result in a loss to the Fund.
It may not be possible for the Fund to hedge against currency exchange rate movements, even if correctly anticipated, in the event that (i) the currency exchange rate movement is so generally anticipated that the Fund is not able to enter into a hedging transaction at an effective price, or (ii) the currency exchange rate movement relates to a market with respect to which Currency Instruments are not available and it is not possible to engage in effective foreign currency hedging. The cost to the Fund of engaging in foreign currency transactions varies with such factors as the currencies involved, the length of the contract period and the market conditions then prevailing. Since transactions in foreign currency exchange usually are conducted on a principal basis, no fees or commissions are involved.
Risk Factors Involving Derivatives
Derivatives are volatile and involve significant risks, including:

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Counterparty Risk — the risk that the counterparty on a derivative transaction will be unable to honor its financial obligation to the Fund.
Currency Risk — the risk that changes in the exchange rate between two currencies will adversely affect the value (in U.S. dollar terms) of an investment.
Leverage Risk — the risk associated with certain types of investments or trading strategies (such as borrowing money to increase the amount of investments) that relatively small market movements may result in large changes in the value of an investment. Certain investments or trading strategies that involve leverage can result in losses that greatly exceed the amount originally invested.
Liquidity Risk — the risk that certain securities may be difficult or impossible to sell at the time that the seller would like or at the price that the seller believes the security is currently worth.
Regulatory Risk — the risk that new regulation of derivatives may make them more costly, may limit their availability, or may otherwise affect their value or performance.
The use of derivatives for hedging purposes involves correlation risk. If the value of the derivative moves more or less than the value of the hedged instruments, the Fund will experience a gain or loss that will not be completely offset by movements in the value of the hedged instruments.
The Fund intends to enter into transactions involving derivatives only if there appears to be a liquid secondary market for such instruments or, in the case of illiquid instruments traded in OTC transactions, such instruments satisfy the criteria set forth below under “Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Derivatives.” However, there can be no assurance that, at any specific time, either a liquid secondary market will exist for a derivative or the Fund will otherwise be able to sell such instrument at an acceptable price. It may therefore not be possible to close a position in a derivative without incurring substantial losses, if at all.
Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Derivatives
Certain derivatives traded in OTC markets, including indexed securities, swaps and OTC options, involve substantial liquidity risk. The absence of liquidity may make it difficult or impossible for the Fund to sell such instruments promptly at an acceptable price. The absence of liquidity may also make it more difficult for the Fund to ascertain a market value for such instruments. The Fund will, therefore, acquire illiquid OTC instruments (i) if the agreement pursuant to which the instrument is purchased contains a formula price at which the instrument may be terminated or sold, or (ii) for which the Subadviser anticipates the Fund can receive on each business day at least two independent bids or offers, unless a quotation from only one dealer is available, in which case that dealer’s quotation may be used.
Because derivatives traded in OTC markets are not guaranteed by an exchange or clearing corporation and generally do not require payment of margin, to the extent that the Fund has unrealized gains in such instruments or has deposited collateral with its counterparties, the Fund is at risk that its counterparties will become bankrupt or otherwise fail to honor their obligations. The Fund will attempt to minimize the risk that a counterparty will become bankrupt or otherwise fail to honor its obligations by engaging in transactions in derivatives traded in OTC markets only with financial institutions that appear to have substantial capital or that have provided the Fund with a third-party guaranty or other credit enhancement.
Equity And Equity-Related Securities
From time to time, the Fund may invest in or hold common stock and other equity and equity-related securities incidental to the purchase or ownership of fixed income instruments or in connection with a reorganization of a borrower. Investments in equity securities incidental to investment in debt securities entail certain risks in addition to those associated with investments in those debt securities. Common stock represents an equity ownership interest in a company. Historical trends would indicate that common stock is subject to higher levels of volatility and market and issuer-specific risk than debt securities. The value of equity securities may be affected more rapidly, and to a greater extent, by company-specific developments and general market conditions. These risks may increase fluctuations in the Fund’s NAV. The equity interests held by the Fund, if any, may not pay dividends or otherwise generate income or appreciate in value and,

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in fact, may decline in value. Accordingly, the Fund may not be able to realize gains from its equity investments, and any gains that the Fund does realize may not be sufficient to contribute materially to the Fund’s investment objective. Equity securities held by the Fund may be illiquid.
Foreign Investments
The Fund may invest in foreign debt and/or equity securities. Foreign debt securities include certain foreign bank obligations and U.S. dollar or foreign currency-denominated obligations of foreign governments or their subdivisions, agencies and instrumentalities, international agencies and supranational entities.
Foreign Market Risk
Foreign securities offer the potential for more diversification than if the Fund invests only in the United States because securities traded on foreign markets have often (though not always) performed differently from securities in the United States. However, such investments involve special risks not present in U.S. investments that can increase the chances that the Fund will lose money. In particular, the Fund is subject to the risk that, because there are generally fewer investors on foreign exchanges and a smaller number of shares traded each day, it may be difficult for the Fund to buy and sell securities on those exchanges. In addition, prices of foreign securities may fluctuate more than prices of securities traded in the United States.
Foreign Economy Risk
The economies of certain foreign markets often do not compare favorably with that of the United States with respect to such issues as growth of gross national product, reinvestment of capital, resources, and balance of payments position. Certain such economies may rely heavily on particular industries or foreign capital and are more vulnerable to diplomatic developments, the imposition of economic sanctions against a particular country or countries, changes in international trading patterns, trade barriers, and other protectionist or retaliatory measures. Investments in foreign markets may also be adversely affected by governmental actions such as the imposition of capital controls, nationalization of companies or industries, expropriation of assets, or the imposition of punitive taxes. In addition, the governments of certain countries may prohibit or impose substantial restrictions on foreign investing in their capital markets or in certain industries. Any of these actions could severely affect security prices, impair the Fund’s ability to purchase or sell foreign securities or transfer the Fund’s assets or income back into the United States, or otherwise adversely affect the Fund’s operations. Other foreign market risks include foreign exchange controls, difficulties in pricing securities, defaults on foreign government securities, difficulties in enforcing favorable legal judgments in foreign courts, and political and social instability. Legal remedies available to investors in certain foreign countries may be less extensive than those available to investors in the United States or other foreign countries.
Currency Risk and Exchange Risk
Securities in which the Fund invests may be denominated or quoted in currencies other than the U.S. dollar. Changes in foreign currency exchange rates will affect the value of the Fund’s portfolio. Generally, when the U.S. dollar rises in value against a foreign currency, a security denominated in that currency loses value because the currency is worth fewer U.S. dollars. Conversely, when the U.S. dollar decreases in value against a foreign currency, a security denominated in that currency gains value because the currency is worth more U.S. dollars. This risk, generally known as “currency risk,” means that a stronger U.S. dollar will reduce returns for U.S. investors while a weak U.S. dollar will increase those returns.
Governmental Supervision and Regulation/Accounting Standards. Many foreign governments supervise and regulate stock exchanges, brokers and the sale of securities less rigorously than the United States. Some countries may not have laws to protect investors comparable to the U.S. securities laws. For example, some foreign countries may have no laws or rules against insider trading. Insider trading occurs when a person buys or sells a company’s securities based on nonpublic information about that company. Accounting standards in other countries are not necessarily the same as in the United States. If the accounting standards in another country do not require as much detail as U.S. accounting standards, it may be harder for Fund management to completely and accurately determine a company’s financial condition.

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Certain Risks of Holding Fund Assets Outside the United States
The Fund generally holds its foreign securities and cash in foreign banks and securities depositories. Some foreign banks and securities depositories may be recently organized or new to the foreign custody business. In addition, there may be limited or no regulatory oversight over their operations. Also, the laws of certain countries may put limits on the Fund’s ability to recover its assets if a foreign bank or depository or issuer of a security or any of their agents goes bankrupt. In addition, it is often more expensive for the Fund to buy, sell and hold securities in certain foreign markets than in the United States. The increased expense of investing in foreign markets reduces the amount the Fund can earn on its investments and typically results in a higher operating expense ratio for the Fund as compared to investment companies that invest only in the United States.
Settlement Risk
Settlement and clearance procedures in certain foreign markets differ significantly from those in the United States. Foreign settlement procedures and trade regulations also may involve certain risks (such as delays in payment for or delivery of securities) not typically generated by the settlement of U.S. investments. Communications between the United States and emerging market countries may be unreliable, increasing the risk of delayed settlements or losses of security certificates. Settlements in certain foreign countries at times have not kept pace with the number of securities transactions; these problems may make it difficult for the Fund to carry out transactions. If the Fund cannot settle or there is a delay in settling a purchase of securities, the Fund may miss attractive investment opportunities and certain assets may be uninvested with no return earned thereon for some period. If the Fund cannot settle or there is a delay in settling a sale of securities, the Fund may lose money if the value of the security then declines or, if there is a contract to sell the security to another party, the Fund could be liable to that party for any losses incurred. Dividends or interest on, or proceeds from the sale of, foreign securities may be subject to foreign withholding taxes, thereby reducing the amount available for distribution to shareholders.
Illiquid Or Restricted Securities
The Fund may invest in securities that lack an established secondary trading market or otherwise are considered illiquid. Liquidity of a security relates to the ability to dispose easily of the security and the price to be obtained upon disposition of the security, which may be less than would be obtained for a comparable more liquid security. Illiquid securities may trade at a discount from comparable, more liquid investments. Investment of the Fund’s assets in illiquid securities may restrict the ability of the Fund to dispose of its investments in a timely fashion and for a fair price as well as its ability to take advantage of market opportunities. The risks associated with illiquidity will be particularly acute where the Fund’s operations require cash, such as when the Fund redeems shares or pays dividends, and could result in the Fund borrowing to meet short term cash requirements or incurring capital losses on the sale of illiquid investments. The Fund may invest in securities that are not registered (restricted securities) under the Securities Act.
Restricted securities may be sold in private placement transactions between issuers and their purchasers and may be neither listed on an exchange nor traded in other established markets. In many cases, privately placed securities may not be freely transferable under the laws of the applicable jurisdiction or due to contractual restrictions on resale. As a result of the absence of a public trading market, privately placed securities may be less liquid and more difficult to value than publicly traded securities. To the extent that privately placed securities may be resold in privately negotiated transactions, the prices realized from the sales, due to illiquidity, could be less than those originally paid by the Fund or less than their fair market value. In addition, issuers whose securities are not publicly traded may not be subject to the disclosure and other investor protection requirements that may be applicable if their securities were publicly traded. If any privately placed securities held by the Fund are required to be registered under the securities laws of one or more jurisdictions before being resold, the Fund may be required to bear the expenses of registration. Certain of the Fund’s investments in private placements may consist of direct investments and may include investments in smaller, less seasoned issuers, which may involve greater risks. These issuers may have limited product lines, markets or financial resources or they may be dependent on a limited management group. In making investments in such securities, the Fund may obtain access to material nonpublic information, which may restrict the Fund’s ability to conduct portfolio transactions in such securities.

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The Fund may purchase restricted securities that can be offered and sold to “qualified institutional buyers” under Rule 144A under the Securities Act. This investment practice could have the effect of increasing the level of illiquidity in the Fund to the extent that qualified institutional buyers become for a time uninterested in purchasing these securities.
Investment In Emerging Markets
The Fund may invest in the securities of issuers domiciled in various countries with emerging capital markets. Specifically, a country with an emerging capital market is any country that the World Bank, the International Finance Corporation, the United Nations or its authorities has determined to have a low or middle income economy. Countries with emerging markets can be found in regions such as Asia, Latin America, Eastern Europe and Africa. Investments in the securities of issuers domiciled in countries with emerging capital markets involve certain additional risks not involved in investments in securities of issuers in more developed capital markets, such as (i) low or non-existent trading volume, resulting in a lack of liquidity and increased volatility in prices for such securities, as compared to securities of comparable issuers in more developed capital markets, (ii) uncertain national policies and social, political and economic instability, increasing the potential for expropriation of assets, confiscatory taxation, high rates of inflation or unfavorable diplomatic developments, (iii) possible fluctuations in exchange rates, differing legal systems and the existence or possible imposition of exchange controls, custodial restrictions or other foreign or U.S. governmental laws or restrictions applicable to such investments, (iv) national policies that may limit the Fund’s investment opportunities such as restrictions on investment in issuers or industries deemed sensitive to national interests, and (v) the lack or relatively early development of legal structures governing private and foreign investments and private property. In addition to withholding taxes on investment income, some countries with emerging markets may impose differential capital gains taxes on foreign investors.
Such capital markets are emerging in a dynamic political and economic environment brought about by events over recent years that have reshaped political boundaries and traditional ideologies. In such a dynamic environment, there can be no assurance that these capital markets will continue to present viable investment opportunities for the Fund. In the past, governments of such nations have expropriated substantial amounts of private property, and most claims of the property owners have never been fully settled. There is no assurance that such expropriations will not reoccur. In such an event, it is possible that the Fund could lose the entire value of its investments in the affected markets.
Also, there may be less publicly available information about issuers in emerging markets than would be available about issuers in more developed capital markets, and such issuers may not be subject to accounting, auditing and financial reporting standards and requirements comparable to those to which U.S. companies are subject. In certain countries with emerging capital markets, reporting standards vary widely. As a result, traditional investment measurements used in the United States, such as price/earnings ratios, may not be applicable. Emerging market securities may be substantially less liquid and more volatile than those of mature markets, and companies may be held by a limited number of persons. This may adversely affect the timing and pricing of the Fund’s acquisition or disposal of securities.
Practices in relation to settlement of securities transactions in emerging markets involve higher risks than those in developed markets, in part because the Fund will need to use brokers and counterparties that are less well capitalized, and custody and registration of assets in some countries may be unreliable. The possibility of fraud, negligence, undue influence being exerted by the issuer or refusal to recognize ownership exists in some emerging markets, and, along with other factors, could result in ownership registration being completely lost. The Fund would absorb any loss resulting from such registration problems and may have no successful claim for compensation.
Investment In Other Investment Companies
The Fund may invest in other investment companies, including ETFs. In accordance with the Investment Company Act, the Fund may invest up to 10% of its total assets in securities of other investment companies. In addition, under the Investment Company Act, the Fund may not own more than 3% of the total outstanding voting stock of any investment company and not more than 5% of the value of the Fund’s total assets may be invested in securities of any single investment company.

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Notwithstanding the limits discussed above, the Fund may invest in other investment companies without regard to the limits set forth above provided that the Fund complies with Rules 12d1-1, 12d-2, 12d1-3, 12d1-4 (subject to effectiveness of the rule) promulgated by the SEC under the Investment Company Act and pursuant to the terms and conditions of exemptive orders granted by the SEC to certain ETFs. As with other investments, investments in other investment companies are subject to market and selection risk. In addition, if the Fund acquires shares in other investment companies, shareholders would bear both their proportionate share of expenses in the Fund (including management and advisory fees) and, indirectly, the expenses of such investment companies (including management and advisory fees).
Junk Bonds
Junk bonds are debt securities that are rated below investment grade by the major rating agencies or are unrated securities that the Subadviser believes are of comparable quality. Although junk bonds generally pay higher rates of interest than investment grade bonds, they are high risk investments that may cause income and principal losses for the Fund. The major risks in junk bond investments include the following:
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Junk bonds are issued by less creditworthy issuers. These securities are vulnerable to adverse changes in the issuer’s economic condition and to general economic conditions. Issuers of junk bonds may be unable to meet their interest or principal payment obligations because of an economic downturn, specific issuer developments or the unavailability of additional financing.

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The issuers of junk bonds may have a larger amount of outstanding debt relative to their assets than issuers of investment grade bonds. If the issuer experiences financial stress, it may be unable to meet its debt obligations.

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Junk bonds are frequently ranked junior to claims by other creditors. If the issuer cannot meet its obligations, the senior obligations are generally paid off before the junior obligations.

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Junk bonds frequently have redemption features that permit an issuer to repurchase the security from the Fund before it matures. If an issuer redeems the junk bonds, the Fund may have to invest the proceeds in bonds with lower yields and may lose income.

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Prices of junk bonds are subject to extreme price fluctuations. Negative economic developments may have a greater impact on the prices of junk bonds than on other higher rated fixed income securities.

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Junk bonds may be less liquid than higher rated fixed income securities even under normal economic conditions. There are fewer dealers in the junk bond market, and there may be significant differences in the prices quoted for junk bonds by the dealers. Because they are less liquid, judgment may play a greater role in valuing certain of the Fund’s portfolio securities than in the case of securities trading in a more liquid market.

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The Fund may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting issuer.

Libor And Other Reference Rates
The Fund’s investments, payment obligations and financing terms may be based on floating rates, such as LIBOR, European Interbank Offer Rate (EURIBOR), Sterling Overnight Interbank Average Rate (SONIA), and other similar types of reference rates (Reference Rates). The elimination of a Reference Rate or any other changes or reforms to the determination or supervision of Reference Rates could have an adverse impact on the market for, or value of, any securities or payments linked to those Reference Rates. In addition, any substitute Reference Rate and any pricing adjustments imposed by a regulator or by counterparties or otherwise may adversely affect the Fund’s performance and/or NAV.
In 2017, the head of the United Kingdom’s Financial Conduct Authority announced a desire to phase out the use of LIBOR by the end of 2021. There remains uncertainty regarding the future utilization of LIBOR and the nature of any replacement Reference Rate. As such, the potential effect of a transition away from LIBOR on the Fund or the financial instruments in which the Fund invests cannot yet be determined.
Also in 2017, the Alternative Reference Rates Committee, a group of large US banks working with the Federal Reserve, announced its selection of the Secured Overnight Financing Rate (SOFR), which is intended

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to be a broad measure of secured overnight US Treasury repurchase agreement rates, as an appropriate replacement for LIBOR. The Federal Reserve Bank of New York began publishing the SOFR in 2018, with the expectation that it could be used on a voluntary basis in new instruments and transactions. Bank working groups and regulators in other countries have suggested other alternatives for their markets, including the SONIA in England.
Global consensus on alternative rates is lacking and the process for amending existing contracts or instruments to transition away from LIBOR remains unclear. The elimination of LIBOR or changes to other reference rates or any other changes or reforms to the determination or supervision of reference rates could have an adverse impact on the market for, or value of, any securities or payments linked to those reference rates, which may adversely affect the Fund’s performance and/or net asset value. Uncertainty and risk also remain regarding the willingness and ability of issuers and lenders to include revised provisions in new and existing contracts or instruments. Consequently, the transition away from LIBOR to other reference rates may lead to increased volatility and illiquidity in markets that are tied to LIBOR, fluctuations in values of LIBOR-related investments or investments in issuers that utilize LIBOR, increased difficulty in borrowing or refinancing and diminished effectiveness of hedging strategies, adversely affecting the Fund’s performance. Furthermore, the risks associated with the expected discontinuation of LIBOR and transition may be exacerbated if the work necessary to effect an orderly transition to an alternative reference rate is not completed in a timely manner. Because the usefulness of LIBOR as a benchmark could deteriorate during the transition period, these effects could occur prior to the end of 2021.
Money Market Instruments
The Fund may invest in money market instruments. Money market instruments include cash equivalents and short-term obligations of U.S. banks, certificates of deposit, short-term obligations issued or guaranteed by the U.S. Government or its agencies. Money market instruments also include bankers’ acceptances, commercial paper, certificates of deposit and Eurodollar obligations issued or guaranteed by bank holding companies in the U.S., their subsidiaries and foreign branches, by foreign banking institutions, and by the World Bank and other multinational instrumentalities, as well as commercial paper and other short-term obligations of, and variable amount master demand notes, variable rate notes and funding agreements issued by, U.S. and foreign corporations.
Preferred Stock
Preferred stock represents an equity or ownership interest in an issuer. Preferred stock normally pays dividends at a specified rate and has precedence over common stock in the event the issuer is liquidated or declares bankruptcy. However, in the event an issuer is liquidated or declares bankruptcy, the claims of owners of bonds take precedence over the claims of those who own preferred and common stock. Preferred stock, unlike common stock, often has a stated dividend rate payable from the corporation’s earnings. Preferred stock dividends may be cumulative or non-cumulative, participating, or auction rate. “Cumulative” dividend provisions require all or a portion of prior unpaid dividends to be paid before dividends can be paid to the issuer’s common stock.
“Participating” preferred stock may be entitled to a dividend exceeding the stated dividend in certain cases. If interest rates rise, the fixed dividend on preferred stocks may be less attractive, causing the price of such stocks to decline. Preferred stock may have mandatory sinking fund provisions, as well as provisions allowing the stock to be called or redeemed, which can limit the benefit of a decline in interest rates. Preferred stock is subject to many of the risks to which common stock and debt securities are subject.
Repurchase Agreements
The Fund may invest in securities pursuant to repurchase agreements. The Fund will enter into repurchase agreements only with parties meeting creditworthiness standards as set forth in the Fund’s repurchase agreement procedures.
Under such agreements, the other party agrees, upon entering into the contract with the Fund, to repurchase the security at a mutually agreed-upon time and price in a specified currency, thereby determining the yield during the term of the agreement. This results in a fixed rate of return insulated from market

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fluctuations during such period, although such return may be affected by currency fluctuations. In the case of repurchase agreements, the prices at which the trades are conducted do not reflect accrued interest on the underlying obligation. Such agreements usually cover short periods, such as under one week. Repurchase agreements may be construed to be collateralized loans by the purchaser to the seller secured by the securities transferred to the purchaser. In the case of a repurchase agreement, as a purchaser, the Fund will require all repurchase agreements to be fully collateralized at all times by cash or other liquid assets in an amount at least equal to the resale price. The seller is required to provide additional collateral if the market value of the securities falls below the repurchase price at any time during the term of the repurchase agreement. In the event of default by the seller under a repurchase agreement construed to be a collateralized loan, the underlying securities are not owned by the Fund but only constitute collateral for the seller’s obligation to pay the repurchase price. Therefore, the Fund may suffer time delays and incur costs or possible losses in connection with disposition of the collateral. The Fund may participate in a joint repurchase agreement account with other investment companies managed by the Manager pursuant to an order of the SEC. On a daily basis, any uninvested cash balances of the Fund may be aggregated with those of such investment companies and invested in one or more repurchase agreements. The Fund participates in the income earned or accrued in the joint account based on the percentage of its investment.
Reverse Repurchase Agreements And Dollar Rolls
The Fund may enter into reverse repurchase agreements. A reverse repurchase agreement involves the sale of a portfolio-eligible security by the Fund, coupled with its agreement to repurchase the instrument at a specified item and price. See “Repurchase Agreements.”
The Fund may enter into dollar rolls. In a dollar roll, the Fund sells securities for delivery in the current month and simultaneously contracts to repurchase substantially similar (same type and coupon) securities on a specified future date from the same party. During the roll period, the Fund forgoes principal and interest paid on the securities. The Fund is compensated by the difference between the current sale price and the forward price for the future purchase (often referred to as the drop) as well as by the interest earned on the cash proceeds of the initial sale.
Dollar rolls involve the risk that the market value of the securities retained by the Fund may decline below the price of the securities sold by the Fund but which the Fund is obligated to repurchase under the agreement. In the event the buyer of securities under a dollar roll files for bankruptcy or becomes insolvent, the Fund’s use of the proceeds of the agreement may be restricted pending a determination by the other party, or its trustee or receiver, whether to enforce the Fund’s obligation to repurchase the securities. Cash proceeds from dollar rolls may be invested in cash or other liquid assets.
Securities Of Smaller Or Emerging Growth Companies
Investment in debt issued by smaller or emerging growth companies involves greater risk than is customarily associated with investments in more established companies. The securities of smaller or emerging growth companies may be subject to more abrupt or erratic market movements than larger, more established companies or the market average in general. These companies may have limited product lines, markets or financial resources, or they may be dependent on a limited management group.
While the process of selection and continuous supervision by the subadviser does not, of course, guarantee successful investment results, it does provide access to an asset class not available to the average individual due to the time and cost involved. Careful initial selection is particularly important in this area as many new enterprises have promise but lack certain of the fundamental factors necessary to prosper. Investing in small cap and emerging growth companies requires specialized research and analysis. In addition, many investors cannot invest sufficient assets in such companies to provide wide diversification.
Equity securities of specific small cap issuers may present different opportunities for long-term capital appreciation during varying portions of economic or securities markets cycles, as well as during varying stages of their business development. The market valuation of small cap issuers tends to fluctuate during economic or market cycles, presenting attractive investment opportunities at various points during these

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cycles. Smaller companies, due to the size and kinds of markets that they serve, may be less susceptible than large companies to intervention from the federal government by means of price controls, regulations or litigation.
Short Sales And Short Sales Against-the-Box
The Fund may make short sales of securities, either as a hedge against potential declines in value of a portfolio security or to realize appreciation when a security that the Fund does not own declines in value. When the Fund makes a short sale, the security sold short is borrowed by the Fund and is delivered by the Fund to the broker-dealer through which the Fund made the short sale. The Fund may have to pay a fee to borrow particular securities and is often obligated to turn over any payments received on such borrowed securities to the lender of the securities. The Fund may not be able to limit any losses resulting from share price volatility if the security indefinitely continues to increase in value at such specified time. The Fund secures its obligation to replace the borrowed security by depositing collateral with the broker-dealer, usually in cash, U.S. Government securities or other liquid securities similar to those borrowed.
Because making short sales in securities not owned by the Fund exposes the Fund to the risks associated with those securities, such short sales involve speculative exposure risk. As a result, if the Fund makes short sales in securities that increase in value, the Fund will likely underperform similar investment companies that do not make short sales in securities they do not own. The Fund will incur a loss as a result of a short sale if the price of the security increases between the date of the short sale and the date on which the Fund replaces the borrowed security. The Fund will realize a gain if the security declines in price between those dates. There can be no assurance that the Fund will be able to close out a short sale position at any particular time or at a desired price. Although the Fund’s gain is limited to the price at which the Fund sold the security short, its potential loss is limited only by the maximum attainable price of the security, less the price at which the security was sold and may, theoretically, be unlimited.
The Fund may also make short sales against-the-box. A short sale against-the-box is a short sale in which the Fund owns an equal amount of the securities sold short, or securities convertible or exchangeable for, with or without payment of any further consideration, such securities.
Sovereign Debt
Investment in sovereign debt can involve a high degree of risk. The governmental entity that controls the repayment of sovereign debt may not be able or willing to repay the principal and/or interest when due in accordance with the terms of such debt. A governmental entity’s willingness or ability to repay principal and interest due in a timely manner may be affected by, among other factors, its cash flow situation, the extent of its foreign reserves, the availability of sufficient foreign exchange on the date a payment is due, the relative size of the debt service burden to the economy as a whole, the governmental entity’s policy towards the International Monetary Fund and the political constraints to which a governmental entity may be subject. Governmental entities may also be dependent on expected disbursements from foreign governments, multilateral agencies and others abroad to reduce principal and interest arrearages on their debt. The commitment on the part of these governments, agencies and others to make such disbursements may be conditioned on the implementation of economic reforms and/or economic performance and the timely service of such debtor’s obligations. Failure to implement such reforms, achieve such levels of economic performance or repay principal or interest when due may result in the cancellation of such third parties’ commitments to lend funds to the governmental entity, which may further impair such debtor’s ability or willingness to timely service its debts. Consequently, governmental entities may default on their sovereign debt. Holders of sovereign debt may be requested to participate in the rescheduling of such debt and to extend further loans to governmental entities. In the event of a default by a governmental entity, there may be few or no effective legal remedies for collecting on such debt.
Supranational Entities
The Fund may invest in debt securities of supranational entities. Examples of supranational entities include the World Bank, the European Steel and Coal Community, the Asian Development Bank and the Inter-American Development Bank. The government members, or “stockholders,” usually make initial capital

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contributions to the supranational entity and in many cases are committed to make additional capital contributions if the supranational entity is unable to repay its borrowings.
Temporary Defensive Strategy and Short-Term Investments
The Fund may temporarily invest without limit in money market instruments, including commercial paper of U.S. corporations, certificates of deposit, bankers’ acceptances and other obligations of domestic banks, and obligations issued or guaranteed by the U.S. Government, its agencies or its instrumentalities, as part of a temporary defensive strategy.
The Fund may invest in money market instruments to maintain appropriate liquidity to meet anticipated redemptions. Money market instruments typically have a maturity of one year or less as measured from the date of purchase. The Fund also may temporarily hold cash or invest in money market instruments pending investment of proceeds from new sales of Fund shares or during periods of portfolio restructuring.
Variable- and Floating-Rate Securities
Variable- and floating-rate instruments are instruments that pay interest at rates that adjust whenever a specified interest rate (the “reference rate”) changes and/or that reset on predetermined dates (such as the last day of a month or calendar quarter). In addition to floating-rate loans, variable- and floating-rate instruments may include, without limitation, instruments such as catastrophe and other event-linked bonds, bank capital securities, unsecured bank loans, corporate bonds and money market instruments. Due to their variable- or floating-rate features, these instruments will generally pay higher levels of income in a rising interest rate environment and lower levels of income as interest rates decline. For the same reason, the market value of a variable- or floating-rate instrument is generally expected to have less sensitivity to fluctuations in market interest rates than a fixed-rate instrument, although the value of a variable- or floating-rate instrument may nonetheless decline as interest rates rise and due to other factors, such as changes in credit quality or because of an imperfect correlation between the securities interest rate adjustment mechanism and the level of interest rates generally.
The Fund also may engage in credit spread trades. A credit spread trade is an investment position relating to a difference in the prices or interest rates of two bonds or other securities, in which the value of the investment position is determined by changes in the difference between the prices or interest rates, as the case may be, of the respective securities.
When-Issued Securities, Delayed Delivery Securities and Forward Commitments
The Fund may purchase or sell securities that the Fund is entitled to receive on a when-issued basis. The Fund may also purchase or sell securities on a delayed delivery basis or through a forward commitment. These transactions involve the purchase or sale of securities by the Fund at an established price with payment and delivery taking place in the future. The Fund enters into these transactions to obtain what is considered an advantageous price to the Fund at the time of entering into the transaction. The Fund has not established any limit on the percentage of its assets that may be committed in connection with these transactions.
There can be no assurance that a security purchased on a when-issued basis will be issued or that a security purchased or sold through a forward commitment will be delivered. The value of securities in these transactions on the delivery date may be more or less than the Fund’s purchase price. The Fund may bear the risk of a decline in the value of the security in these transactions and may not benefit from an appreciation in the value of the security during the commitment period.
U.S. Government Securities
The Fund may invest in adjustable rate and fixed rate U.S. Government securities. U.S. Government securities are instruments issued or guaranteed by the U.S. Treasury or by an agency or instrumentality of the U.S. Government. U.S. Government guarantees do not extend to the yield or value of the securities or the Fund’s shares. Not all U.S. Government securities are backed by the full faith and credit of the United States. Some are supported only by the credit of the issuing agency. U.S. Treasury securities include bills,

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notes, bonds and other debt securities issued by the U.S. Treasury. These instruments are direct obligations of the U.S. Government and, as such, are backed by the full faith and credit of the United States. They differ primarily in their interest rates, the lengths of their maturities and the dates of their issuances.
Securities issued by agencies of the U.S. Government or instrumentalities of the U.S. Government, including those which are guaranteed by Federal agencies or instrumentalities, may or may not be backed by the full faith and credit of the United States. Obligations of Ginnie Mae, the Farmers Home Administration, the Small Business Administration and securities guaranteed under FDIC’s Temporary Liquidity Guarantee Program (“TLGP”) are backed by the full faith and credit of the United States. In the case of securities not backed by the full faith and credit of the United States, the Fund must look principally to the agency issuing or guaranteeing the obligation for ultimate repayment and may not be able to assert a claim against the United States if the agency or instrumentality does not meet its commitments.
The Fund may invest in debt securities that are guaranteed under the FDIC’s TLGP. Under the TLGP, the FDIC guarantees, with the full faith and credit of the U.S. Government, the payment of principal and interest on senior unsecured debt issued by entities eligible to participate in the TLGP, which generally include FDIC-insured depository institutions, U.S. bank holding companies or financial holding companies and certain U.S. savings and loan holding companies. This guarantee presently extends through the earlier of the maturity date of the debt or June 30, 2012 (or December 31, 2012, depending on when the debt was originally issued). This guarantee does not extend to shares of the Fund itself.
The Fund may also invest in component parts of U.S. Government securities, namely either the corpus (principal) of such obligations or one or more of the interest payments scheduled to be paid on such obligations. These obligations may take the form of (1) obligations from which the interest coupons have been stripped; (2) the interest coupons that are stripped; (3) book-entries at a Federal Reserve member bank representing ownership of obligation components; or (4) receipts evidencing the component parts (corpus or coupons) of U.S. Government obligations that have not actually been stripped. Such receipts evidence ownership of component parts of U.S. Government obligations (corpus or coupons) purchased by a third party (typically an investment banking firm) and held on behalf of the third party in physical or book-entry form by a major commercial bank or trust company pursuant to a custody agreement with the third party. The Fund may also invest in custodial receipts held by a third party that are not U.S. Government securities.
Yankee Obligations
The Fund may invest in U.S. dollar-denominated debt securities of foreign corporations issued in the United States and U.S. dollar-denominated debt securities issued or guaranteed as to payment of principal and interest by governments, quasi-governmental entities, government agencies, and other governmental entities of foreign countries and supranational entities, which securities are issued in the United States (Yankee obligations). Debt securities of quasi-governmental entities are issued by entities owned by either a national, state or equivalent government or are obligations of a political unit that is not backed by the national government’s full faith and credit and general taxing powers. These include, among others, the Province of Ontario and the City of Tokyo.
Zero Coupon Securities, Pay-In-Kind Securities and Deferred Payment Securities
The Fund may invest in zero coupon securities. Zero coupon securities are securities that are sold at a discount to par value and on which interest payments are not made during the life of the security. The discount approximates the total amount of interest the security will accrue and compound over the period until maturity on the particular interest payment date at a rate of interest reflecting the market rate of the security at the time of issuance. Upon maturity, the holder is entitled to receive the par value of the security. While interest payments are not made on such securities, holders of such securities are deemed to have received income (“phantom income”) annually, notwithstanding that cash may not be received currently. The effect of owning instruments that do not make current interest payments is that a fixed yield is earned not only on the original investment but also, in effect, on all discount accretion during the life of the obligations. This implicit reinvestment of earnings at the same rate eliminates the risk of being unable to invest distributions at a rate as high as the implicit yield on the zero coupon bond, but at the same time eliminates the holder’s ability to reinvest at higher rates in the future. For this reason, some of these securities

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may be subject to substantially greater price fluctuations during periods of changing market interest rates than are comparable securities that pay interest currently, which fluctuation increases the longer the period to maturity. These investments benefit the issuer by mitigating its need for cash to meet debt service, but also require a higher rate of return to attract investors who are willing to defer receipt of cash. The Fund accrues income with respect to these securities for federal income tax and accounting purposes prior to the receipt of cash payments. Pay-in-kind securities are securities that have interest payable by delivery of additional securities. Upon maturity, the holder is entitled to receive the aggregate par value of the securities. Deferred payment securities are securities that remain a zero coupon security until a predetermined date, at which time the stated coupon rate becomes effective and interest becomes payable at regular intervals. Zero coupon, pay-in-kind and deferred payment securities may be subject to greater fluctuation in value and lesser liquidity in the event of adverse market conditions than comparable rated securities paying cash interest at regular intervals.
In addition to the above described risks, there are certain other risks related to investing in zero coupon, pay-in-kind and deferred payment securities. During a period of severe market conditions, the market for such securities may become even less liquid. In addition, as these securities do not pay cash interest, the Fund’s investment exposure to these securities and their risks, including credit risk, will increase during the time these securities are held in the Fund’s portfolio. Further, to maintain its qualification for pass-through treatment under the federal tax laws, the Fund is required to distribute income to its shareholders and, consequently, may have to dispose of its portfolio securities under disadvantageous circumstances to generate the cash, or may have to leverage itself by borrowing the cash to satisfy these distributions, as they relate to the distribution of phantom income and the value of the paid-in-kind interest. The required distributions will result in an increase in the Fund’s exposure to such securities.
Environmental, Social, and Governance (“ESG”) Integration
Although the Fund does not seek to implement a specific ESG, impact or sustainability strategy unless specifically disclosed in its Prospectus, ESG considerations deemed by the Subadviser to be financially or otherwise material to the issuer may be taken into account in the Subadviser’s stock selection process. ESG considerations will vary depending on the Fund’s particular investment strategies, may not be determinative in deciding to include or exclude any particular investment in the portfolio and are not the sole consideration when making investment decisions for the Fund. Investors can differ in their views of what constitutes an ESG consideration — whether positive or negative — and, as a result, any ESG considerations employed in the investment process may differ from the views of a particular investor. ESG considerations may affect the Fund’s exposure to certain companies or industries. The Fund is not required to take ESG considerations into account in determining whether to include, maintain or exclude any potential investment unless specifically disclosed in its Prospectus.

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DIRECTORS AND OFFICERS
The Fund’s Board of Directors (the “Board of Directors” or the “Board” and the members thereof, the “Directors”) is responsible for the overall supervision of the business and affairs of the Fund and performs the various duties imposed on the directors of investment companies by the Investment Company Act and applicable Maryland law. The Board in turn elects the officers, who are responsible for administering the day-to-day operations of the Fund. Information about the Board of Directors and officers is set forth below. Directors who are not deemed to be “interested persons” of the Fund, as defined in the Investment Company Act, are referred to as “Independent Directors.” Directors who are not deemed to be Independent Directors are referred to as “Interested Directors.”
The Fund’s executive officers are chosen by the Board to hold office until their respective successors are duly elected and qualify. Unless noted otherwise, the address of all Directors and Officers is c/o PGIM Investments LLC, 655 Broad Street, Newark, New Jersey 07102-4410.
Biographical Information of the Board of Directors.   Certain biographical and other information relating to the Directors of the Fund is set out below.
Independent Directors
Name Year of Birth Position(s) Portfolios Overseen	Principal Occupation(s) During Past Five Years	Other Directorships Held During Past Five Years	Length of Board Service
Morris L. McNair, III 1968 Board Member Portfolios Overseen: 2	Chairman of SG Credit Partners, Inc. (lower middle market lender) (August 2019 – Present); Chief Executive Officer of MidMark Financial Group, Inc. (specialty finance business) (February 2019 – Present); formerly, Founding Partner of Virgo Investment Group (middle-market opportunistic private equity fund) (2010 – 2019); formerly, Investment Professional, Silver Point Capital (2007 – 2009); formerly, Senior Managing Director at CIT (2001 – 2007); formerly, Vice President Wachovia’s Corporate Banking Group (1993 – 2001).	Director, Lease Corporation of America (2013 – Present); formerly, Director, Stonegate Capital (Co-Chairman) (2017 – 2019); formerly, Director; AgResource Management/Agrifund (Chairman) (2016 – 2019); formerly, Director, NOW Account Network Corporation (2014 – 2019); formerly, Director, HPF Service (Chairman) (2013 – 2019); formerly, Director, Zippy Shell Incorporated (Chairman) (2015 – 2018); formerly, Director, Ygrene Energy Fund (2014 – 2018).	Since March 2022
Mary Lee Schneider 1962 Board Member Portfolios Overseen: 2	Formerly, President & Chief Executive Officer of SG360° (direct marketing communications) (2015 – 2018); formerly, President & Chief Executive Officer of Follett Corp. (PreK-12 Educational Technology & Services) (2012 – 2015); formerly, President, Digital Solutions & Chief Technology Officer for RR Donnelly (communications company for marketing, commercial printing and related services) (1992 – 2012); formerly, Time Warner (1985 – 1987); formerly, McGraw Hill’s Business Week Magazine (1987 – 1992).	Independent Director, Active International (global corporate trade company that leverages assets for multi-platform media) (2019 – Present); Independent Director, Larry H. Miller Group (automotive dealerships) (2015 – Present); Independent Director, Penn State University’s Board of Trustees (2015 – Present); Independent Director, Mercy Home for Boys & Girls’ Leader Council (since 2014 – Present).	Since March 2022

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Name Year of Birth Position(s) Portfolios Overseen	Principal Occupation(s) During Past Five Years	Other Directorships Held During Past Five Years	Length of Board Service
Thomas M. Turpin 1960 Board Member and Independent Chair Portfolios Overseen: 2	Formerly, Chief Operating Officer at Heitman LLC (global real estate investment firm) (2013 – 2018); formerly, Chief Operating Officer and Chief Executive Officer of Old Mutual US Asset Management (institutional and retail asset management business) (2002 – 2010); formerly, Managing Director and Chief Administrative Officer of the Institutional, Retail and Defined Contributions Business; Putnam Investments (1994 – 1999); formerly, Head of Defined Contribution, Putnam (2000 – 2001); formerly, Trust Accountant, Financial Analyst, Controller of Institutional group; formerly, Manager, Global Cash and Securities Processing Group The Boston Company (now part of BNY Mellon) (1982 – 1993).	Formerly, Director — Old Mutual Asset Management Trust Co. (2009 – 2010); formerly, Trustee — Old Mutual Advisors Fund II (2008 – 2010); formerly, Board Member of numerous investment boutiques majority owned by Old Mutual Asset Management (2004 – 2010).	Since March 2022
Interested Director
Name Year of Birth Position(s) Portfolios Overseen	Principal Occupation(s) During Past Five Years	Other Directorships Held During Past Five Years	Length of Board Service
Scott E. Benjamin 1973 Board Member & Vice President Portfolios Overseen: 98	Executive Vice President (since May 2009) of PGIM Investments LLC; Vice President (since June 2012) of Prudential Investment Management Services LLC; Executive Vice President (since September 2009) of AST Investment Services, Inc.; Senior Vice President of Product Development and Marketing, PGIM Investments (since February 2006); Vice President (since March 2022) of the PGIM Private Real Estate Fund, Inc.; Vice President (since September 2022) of the PGIM Private Credit Fund; formerly Vice President of Product Development and Product Management, PGIM Investments LLC (2003 – 2006).	None	Since March 2022

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Biographical Information of the Officers of the Fund.   Certain biographical and other information relating to the officers of the Fund is set out below.
Fund Officers(a)
Name Year of Birth Fund Position	Principal Occupation(s) During Past Five Years	Length of Service as Fund Officer
Stuart S. Parker 1962 President	President, Chief Executive Officer, Chief Operating Officer and Officer in Charge of PGIM Investments LLC (formerly known as Prudential Investments LLC) (since January 2012); President and PEO (since March 2022) of the PGIM Private Real Estate Fund, Inc.; President and Principal Executive Officer (since September 2022) of the PGIM Private Credit Fund; formerly Executive Vice President of Jennison Associates LLC and Head of Retail Distribution of PGIM Investments LLC (June 2005 – December 2011); Investment Company Institute — Board of Governors (since May 2012).	Since March 2022
Claudia DiGiacomo 1974 Chief Legal Officer	Chief Legal Officer, Executive Vice President and Secretary of PGIM Investments LLC (since August 2020); Chief Legal Officer of Prudential Mutual Fund Services LLC (since August 2020); Chief Legal Officer (since July 2022) of the PGIM Private Real Estate Fund, Inc.; Chief Legal Officer (since September 2022) of the PGIM Private Credit Fund; Chief Legal Officer of PIFM Holdco, LLC (since August 2020); Vice President and Corporate Counsel (since January 2005) of Prudential Financial, Inc.; and Corporate Counsel of AST Investment Services, Inc. (since August 2020); formerly Vice President and Assistant Secretary of PGIM Investments LLC (2005 – 2020); formerly Associate at Sidley Austin Brown & Wood LLP (1999 – 2004).	Since July 2022
Isabelle Sajous 1976 Chief Compliance Officer	Chief Compliance Officer (since April 2022) of the PGIM Funds, Target Funds, PGIM ETF Trust, Advanced Series Trust, The Prudential Series Fund, Prudential’s Gibraltar Fund, Inc., PGIM Global High Yield Fund, Inc., PGIM High Yield Bond Fund, Inc. and PGIM Short Duration High Yield Opportunities Fund; Chief Compliance Officer; Chief Compliance Officer (since March 2022) of the PGIM Private Real Estate Fund, Inc.; Chief Compliance Officer (since September 2022) of the PGIM Private Credit Fund; Vice President, Compliance of PGIM Investments LLC (since December 2020); formerly Director, Compliance (July 2018 – December 2020) of Credit Suisse Asset Management LLC, and Vice President, Associate General Counsel and Deputy Chief Compliance Officer of Cramer Rosenthal McGlynn, LLC (August 2014 – July 2018).	Since March 2022
Andrew R. French 1962 Secretary	Vice President of PGIM Investments LLC (since December 2018); Secretary (since March 2022) of the PGIM Private Real Estate Fund, Inc.; formerly Vice President and Corporate Counsel (2010 – 2018) of Prudential; formerly Director and Corporate Counsel (2006 – 2010) of Prudential; Secretary (since September 2022) of the PGIM Private Credit Fund; Vice President and Assistant Secretary (since January 2007) of PGIM Investments LLC; Vice President and Assistant Secretary (since January 2007) of Prudential Mutual Fund Services LLC.	Since March 2022
Melissa Gonzalez 1980 Assistant Secretary	Vice President and Corporate Counsel (since September 2018) of Prudential; Assistant Secretary (since September 2022) of the PGIM Private Credit Fund; Vice President and Assistant Secretary (since August 2020) of PGIM Investments LLC; Assistant Secretary (since March 2022) of the PGIM Private Real Estate Fund, Inc.; formerly Director and Corporate Counsel (March 2014 – September 2018) of Prudential.	Since March 2022

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Name Year of Birth Fund Position	Principal Occupation(s) During Past Five Years	Length of Service as Fund Officer
Patrick E. McGuinness 1986 Assistant Secretary	Vice President and Assistant Secretary (since August 2020) of PGIM Investments LLC; Director and Corporate Counsel (since February 2017) of Prudential; Assistant Secretary (since September 2022) of the PGIM Private Credit Fund; Assistant Secretary (since March 2022) of the PGIM Private Real Estate Fund, Inc.	Since March 2022
Debra Rubano 1975 Assistant Secretary	Vice President and Corporate Counsel (since November 2020) of Prudential; Assistant Secretary (since March 2022) of the PGIM Private Real Estate Fund, Inc; Assistant Secretary (since September 2022) of the PGIM Private Credit Fund; formerly Director and Senior Counsel of Allianz Global Investors U.S. Holdings LLC (2010 – 2020) and Assistant Secretary of numerous funds in the Allianz fund complex (2015 – 2020).	Since March 2022
Kelly A. Coyne 1968 Assistant Secretary	Director, Investment Operations of Prudential Mutual Fund Services LLC (since 2010); Assistant Secretary (since March 2022) of the PGIM Private Real Estate Fund, Inc.; Assistant Secretary (since September 2022) of the PGIM Private Credit Fund.	Since March 2022
Christian J. Kelly 1975 Principal Financial Officer	Vice President, Head of Fund Administration of PGIM Investments LLC (since November 2018); Principal Financial Officer (since July 2022) and Treasurer and Principal Financial and Accounting Officer (since March 2022) of the PGIM Private Real Estate Fund, Inc.; Principal Financial Officer (since September 2022) of the PGIM Private Credit Fund; formerly Director of Fund Administration of Lord Abbett & Co. LLC (2009 – 2018), Treasurer and Principal Accounting Officer of the Lord Abbett Family of Funds (2017 – 2018); Director of Accounting, Avenue Capital Group (2008 – 2009); Senior Manager, Investment Management Practice of Deloitte & Touche LLP (1998 – 2007).	Since March 2022
Elyse M. McLaughlin 1974 Assistant Treasurer	Vice President (since 2017) and Director (2011 – 2017), within PGIM Investments Fund Administration; Assistant Treasurer (since March 2022) of the PGIM Private Real Estate Fund, Inc.; Treasurer and Principal Accounting Officer (since September 2022) of the PGIM Private Credit Fund.	Since March 2022
Russ Shupak 1973 Treasurer and Principal Accounting Officer	Vice President (since 2017) and Director (2013 – 2017) within PGIM Investments Fund Administration; Treasurer and Principal Accounting Officer (since July 2022) and Assistant Treasurer (March 2022 – July 2022) of the PGIM Private Real Estate Fund, Inc.; Assistant Treasurer (since September 2022) of the PGIM Private Credit Fund.	Since March 2022
Robert W. McCormack 1973 Assistant Treasurer	Vice President (2019) and Director (2016 – 2019), within PGIM Investments Fund Administration; Assistant Treasurer (since March 2022) of the PGIM Private Real Estate Fund, Inc.; Assistant Treasurer (since September 2022) of the PGIM Private Credit Fund; formerly Vice President within Goldman, Sachs & Co. Investment Management Controllers (2008 – 2016), Assistant Treasurer of Goldman Sachs Family of Funds (2015 – 2016).	Since March 2022

(a)
Excludes Mr. Benjamin, Interested Director of the Fund, who also serves as Vice President of the Fund. See biography above.

Explanatory Notes to Tables:
•
Directors are deemed to be “interested,” as defined in the Investment Company Act, by reason of his or her affiliation with PGIM Investments LLC (“PGIM Investments”) and/or an affiliate of PGIM Investments.

•
Unless noted otherwise, the address of all Directors and Officers is c/o PGIM Investments LLC, 655 Broad Street, Newark, New Jersey 07102-4410.

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•
“Other Directorship Held” includes only Directorships of companies required to register or file reports with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (that is, “public companies”), or other investment companies registered under the Investment Company Act.

•
“Portfolios Overseen” includes the Fund and all investment companies managed by PGIM Investments as of December 31, 2021. The investment companies for which PGIM Investments serves as manager include the PGIM Funds, Target Funds, The Prudential Variable Contract Accounts, PGIM ETF Trust, PGIM High Yield Bond Fund, Inc., PGIM Global High Yield Fund, Inc., PGIM Short Duration High Yield Opportunities Fund, PGIM Private Real Estate Fund, Inc., The Prudential Series Fund, Prudential’s Gibraltar Fund, Inc. and the Advanced Series Trust (together, the “Fund Complex”).

•
As used in the Fund Officers table “Prudential” means The Prudential Insurance Company of America.

Compensation of Directors and Officers.   Pursuant to a Management Agreement (as defined below) with the Fund, the Manager pays all compensation of employees and officers of the Fund as well as the fees and expenses of all Interested Directors.
The Fund pays each of its Independent Directors annual compensation in addition to certain out-of-pocket expenses. Independent Directors who serve on Board Committees may receive additional compensation. The amount of annual compensation paid to each Independent Director may change as a result of the introduction of additional funds on whose board the Directors may be asked to serve.
The following table sets forth the estimated compensation to be paid by the Fund to the Independent Directors for service on the Board projected through the end of the Fund’s first full fiscal year, and the board of any other investment company in the Fund Complex for the most recently completed calendar year. Interested Directors do not receive compensation from funds in the Fund Complex and therefore are not shown in the following table.
Compensation Received by Independent Directors
Name	Estimated Aggregate Fiscal Year Compensation from Fund	Pension or Retirement Benefits Accrued as Part of Fund Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation from Fund and Fund Complex for Most Recent Calendar Year
Morris L. McNair, III	$68,000	None	None	$68,000
Mary Lee Schneider	$68,000	None	None	$68,000
Thomas M. Turpin	$70,000	None	None	$70,000
Explanatory Notes to Board Member Compensation Tables
Board Committees.   The Board has established two standing committees in connection with Fund governance — the Audit Committee and the Nominating and Governance — and may establish additional committees from time to time, as necessary. Information on the membership of each standing committee and its functions is set forth below.
Audit Committee:   The Board has determined that each member of the Audit Committee is an Independent Director. The responsibilities of the Audit Committee are to assist the Board in overseeing the Fund’s independent registered public accounting firm, accounting policies and procedures and other areas relating to the Fund’s auditing processes. The Audit Committee is responsible for pre-approving all audit services and any permitted non-audit services to be provided by the independent registered public accounting firm directly to the Fund. The Audit Committee is also responsible for pre-approving permitted non-audit services to be provided by the independent registered public accounting firm to (1) the Manager and (2) any entity in a control relationship with the Manager that provides ongoing services to the Fund, provided that the engagement of the independent registered public accounting firm relates directly to the operation and financial reporting of the Fund. The scope of the Audit Committee’s responsibilities is

33

oversight. It is management’s responsibility to maintain appropriate systems for accounting and internal control and the independent registered public accounting firm’s responsibility to plan and carry out an audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).
The membership of the Audit Committee is set forth below:
Morris L. McNair, III (Chair of the Audit Committee)
Mary Lee Schneider
Thomas M. Turpin
Nominating and Governance Committee:   The Nominating and Governance Committee of the Board is responsible for nominating Directors and making recommendations to the Board concerning Board composition, committee structure and governance, and governance practices. The Board has determined that each member of the Nominating and Governance Committee is an Independent Director. The Nominating and Governance Committee Charter will be available on the Fund’s website, when the Fund’s website becomes available.
The membership of the Nominating and Governance Committee is set forth below:
Mary Lee Schneider (Chair of the Nominating and Governance Committee)
Morris L. McNair, III
Thomas M. Turpin
Leadership Structure and Qualifications of Board of Directors.   The Board is responsible for oversight of the business and affairs of the Fund. The Fund has engaged the Manager to manage the business and affairs of the Fund on a day-to-day basis. The Board oversees the Manager and certain other principal service providers in the operations of the Fund. The Board is currently composed of four Directors, three of whom are Independent Directors and one of whom is an Interested Director. The Board meets at regularly scheduled meetings four times throughout the year. In addition, Directors may meet in-person or by telephone at special meetings or on an informal basis at other times. As described above, the Board has established two standing committees — Audit and Nominating and Governance — and may establish ad hoc committees or working groups from time to time, to assist the Board in fulfilling its oversight responsibilities. The Independent Directors have also engaged independent legal counsel to assist them in fulfilling their responsibilities.
The Board is chaired by an individual who is an Independent Director (the “Independent Chair”). The current Independent Chair of the Board is Thomas M. Turpin. As Independent Chair, this Director leads the Board in its activities. The Directors have determined that the Board’s leadership and committee structure is appropriate because the Board believes it sets the proper tone to the relationships between the Fund, on the one hand, and the Manager, the Subadviser and certain other principal service providers, on the other, and facilitates the exercise of the Board’s independent judgment in evaluating and managing the relationships. In addition, the structure efficiently allocates responsibility among committees.
The Board has concluded that, based on each Director’s experience, qualifications, attributes or skills on an individual basis and in combination with those of the other Directors, each Director should serve as a Director. Among other attributes common to all Directors are their ability to review critically, evaluate, question and discuss information provided to them, to interact effectively with the various service providers to the Fund, and to exercise reasonable business judgment in the performance of their duties as Directors. A Director’s ability to perform his or her duties effectively may have been attained through a Director’s educational background or professional training; business, consulting, public service or academic positions; experience from service as a Director of other funds, public companies, or non-profit entities or other organizations; or other experiences. Specific details about each Director’s professional experience appear in the professional biography tables, above. In addition, set forth below is a brief discussion of the specific experience, qualifications, attributes or skills of each Director that led the Board to conclude that he or she should serve as a Director.
Morris L. McNair, III.   Mr. McNair joined the Board of the Fund and PGIM Private Credit Fund in 2022. Mr. McNair has held senior executive positions in the financial services industry, including having served on an audit committee and has over 28 years of private credit markets and special situations investing experience.

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Mary Lee Schneider.   Ms. Schneider joined the Board of the Fund and PGIM Private Credit Fund in 2022. Ms. Schneider has served in a variety of senior leadership positions — including CEO and CTO — in the publishing, printing and educational services industries. She also has years of experience in the non-profit sector, including serving on Penn State University’s Board of Trustees and Mercy Home for Boys & Girls’ Leader Council.
Thomas M. Turpin.   Mr. Turpin joined the Board of the Fund and PGIM Private Credit Fund in 2022. Mr. Turpin has worked in the asset management industry for over 30 years and served as a senior executive in an asset management firm.
Scott E. Benjamin.   Mr. Benjamin, an Interested Director of the Fund since 2022, has served as a Vice President of the Fund since 2022, and other funds in the PGIM Investments Retail Fund Complex since 2009. Mr. Benjamin has held senior positions in PGIM Investments since 2003 and also serves as an Interested Board Member of the PGIM Investments Retail Funds since 2010.
Risk Oversight.   Investing in general and the operation of a registered closed-end fund involve a variety of risks, such as investment risk, compliance risk, and operational risk, among others. The Board oversees risk as part of its oversight of the business and affairs of the Fund. Risk oversight is addressed as part of various regular Board and committee activities. The Board, directly or through its committees, reviews reports from among others, the Manager, the Subadviser, the Fund’s Chief Compliance Officer, the Fund’s independent registered public accounting firm, counsel, and internal auditors of the Manager or its affiliates, as appropriate, regarding risks faced by the Fund and the risk management programs of the Manager and certain service providers. The actual day-to-day risk management with respect to the Fund resides with the Manager and other service providers to the Fund.
Although the risk management policies of the Manager and the service providers are designed to be effective, those policies and their implementation vary among service providers and over time, and there is no guarantee that they will be effective. Not all risks that may affect the Fund can be identified, or processes and controls developed to eliminate or mitigate their occurrence or effects, and some risks are simply beyond any control of the Fund or the Manager, its affiliates or other service providers.
Selection of Director Nominees.   The Nominating and Governance Committee is responsible for considering nominees for Directors at such times as it considers electing new members to the Board. The Nominating and Governance Committee may consider recommendations by business and personal contacts of current Directors, and by executive search firms which the Committee may engage from time to time and will also consider stockholder recommendations. The Nominating and Governance Committee has not established specific, minimum qualifications that it believes must be met by a nominee. In evaluating nominees, the Nominating and Governance Committee considers, among other things, an individual’s background, skills and experience; whether the individual is an “interested person” as defined in the Investment Company Act; and whether the individual would be deemed an “audit committee financial expert” within the meaning of applicable SEC rules. The Nominating and Governance Committee also considers whether the individual’s background, skills and experience will complement the background, skills and experience of other nominees and will contribute to the diversity of the Board. There are no differences in the manner in which the Nominating and Governance Committee evaluates nominees for election as Directors based on whether the nominee is recommended by a stockholder.
A stockholder who wishes to recommend an individual for nomination should submit his or her recommendation in writing to the Independent Chair of the Board (Thomas M. Turpin) or the Chair of the Nominating and Governance Committee (Mary Lee Schneider), in either case in care of the Fund, at 655 Broad Street, Newark, NJ 07102-4410. At a minimum, the recommendation should include: the name, address and business, educational and/or other pertinent background of the person being recommended; a statement concerning whether the person is an “interested person” as defined in the Investment Company Act; any other information that the Fund would be required to include in a proxy statement concerning the person if he or she was nominated; and the name and address of the person submitting the recommendation, together with the number of Fund shares held by such person and the period for which the shares have been held. The recommendation also can include any additional information which the person submitting it believes would assist the Nominating and Governance Committee in evaluating the recommendation.
Stockholders should note that a person who owns securities issued by Prudential Financial, Inc. (“Prudential”) (the parent company of the Manager) would be deemed an “interested person” under the

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Investment Company Act. In addition, certain other relationships with Prudential or its subsidiaries, with registered broker-dealers, or with the Fund’s outside legal counsel may cause a person to be deemed an “interested person.” Before the Nominating and Governance Committee decides to nominate an individual for election to the Board, Committee members and other Directors customarily interview the individual in person. In addition, the individual customarily is asked to complete a detailed questionnaire which is designed to elicit information which must be disclosed under SEC and stock exchange rules and to determine whether the individual is subject to any statutory disqualification from serving on the board of a registered investment company.
Share Ownership.   Information relating to each Director’s share ownership in the Fund as of December 31, 2021 and in all other registered funds in the Fund Complex that are overseen by the respective Directors as of December 31, 2021 is set forth in the chart below. The Fund had not commenced operations as of December 31, 2021.
Name	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen by Director in Fund Complex
Board Member Share Ownership: Independent Directors
Morris L. McNair, III	None	None
Mary Lee Schneider	None	None
Thomas M. Turpin (Independent Chair)	None	None
Board Member Share Ownership: Interested Director
Scott E. Benjamin	None	Over $100,000
Unless noted otherwise herein, none of the Independent Directors, or any member of his/her immediate family, owned beneficially or of record any securities in an investment adviser or principal underwriter of the Fund or a person (other than a registered investment company) directly or indirectly controlling, controlled by, or under common control with an investment adviser or principal underwriter of the Fund.
Stockholder Communications with Directors.   Stockholders can communicate directly with Directors by writing to the Independent Chair of the Board, c/o the Fund, 655 Broad Street, Newark, NJ 07102-4410. Stockholders can communicate directly with an individual Director by writing to that Director, c/o the Fund, 655 Broad Street, Newark, NJ 07102-4410. Such communications to the Board or individual Directors are not screened before being delivered to the addressee.

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MANAGEMENT AND ADVISORY ARRANGEMENTS
The Manager
The Manager of the Fund is PGIM Investments, 655 Broad Street, Newark, NJ 07102-4410. PGIM Investments is a wholly-owned subsidiary of PIFM Holdco LLC, which is a wholly-owned subsidiary of PGIM Holding Company LLC, which is a wholly-owned subsidiary of The Prudential Insurance Company of America (“Prudential”). PGIM Investments and its predecessors have served as manager or administrator to investment companies since 1987. PGIM Investments currently serves as manager to all of the other investment companies that, together with the Fund, comprise the Prudential Investments registered investment companies. As of September 30, 2022, PGIM Investments served as the investment manager to all of the Prudential U.S. and offshore open-end investment companies, and as manager and administrator to all of the Prudential U.S. closed-end investment companies. As of September 30, 2022, PGIM Investments had total assets under management of approximately $276.9 billion.
Pursuant to a management agreement with the Fund (the “Management Agreement”), PGIM Investments, subject to the supervision of the Fund’s Board and in conformity with the stated policies of the Fund, manages both the investment operations of the Fund and the composition of the Fund’s portfolio, including the purchase, retention, disposition and loan of securities and other assets. In connection therewith, PGIM Investments is obligated to keep certain books and records of the Fund. PGIM Investments will review the performance of the Subadviser and make recommendations to the Board with respect to the retention of subadvisers and the renewal of contracts. PGIM Investments also administers the Fund’s corporate affairs and, in connection therewith, furnishes the Fund with office facilities, together with those ordinary clerical and bookkeeping services which are not being furnished by the Fund’s custodian and transfer agent. The management services that PGIM Investments provides to the Fund are not exclusive under the terms of the Management Agreement and PGIM Investments is free to, and does, render management services to others.
The Management Agreement and a subadvisory agreement between the Manager and the Subadviser on behalf of the Fund (the “Subadvisory Agreement”) were most recently considered and approved by the Board, including a majority of the Independent Directors, on March 30, 2022. A discussion regarding the basis for the Board’s initial approval of the Fund’s Management Agreement and Subadvisory Agreement will be provided in the Fund’s initial report to common stockholders. The basis for subsequent continuations of the Fund’s Management Agreement and Subadvisory Agreement will be provided in annual or semi-annual reports to the common stockholders for the periods during which such continuations occur.
For services it receives under the Management Agreement, the Fund pays PGIM Investments a base management fee and an incentive fee. The base management fee (the “Management Fee”) is payable at the end of each month at the annual rate of 1.00% of the average daily value of the Fund’s net assets. The Manager has contractually agreed to waive its Management Fee for one year from the effective date of the Fund’s registration statement (the “Waiver Period”). The longer an investor holds shares of the Common Stock during this period, the longer such investor will receive the benefit of this Management Fee waiver period. Following the Waiver Period, the Manager will receive a Management Fee at an annual rate of 1.00% of the average daily value of the Fund’s net assets.
The incentive fee (the “Incentive Fee”) is calculated and payable quarterly in arrears in an amount equal to 10% of the Fund’s Portfolio Operating Income for the immediately preceding quarter. No incentive fee on Portfolio Operating Income will be payable in any calendar quarter in which the Fund did not achieve a 5% Total Return over the trailing 12-month period. The Incentive Fee will only be payable beginning with the calendar quarter ending after the Fund has at least 12 months of operations, which shall not be earlier than one year from the effective date of the Fund’s registration statement.
“Portfolio Operating Income” means (1) the Fund’s share of Net Operating Income from the Fund’s real estate equity investments; plus (2) the Fund’s net investment income (or loss) from debt, preferred equity investments and traded real estate-related securities; minus (3) the Fund’s expenses (excluding the incentive fee and distribution and servicing fees).
“Net Operating Income” means operating revenue net of operating expenses (inclusive of interest on investment level debt) for the Fund’s operating entities that invest in real estate and excludes (i) gains or

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losses from sales of depreciable real property, (ii) impairment write-downs on depreciable real property, (iii) real estate-related depreciation and amortization for each real estate operating venture and (iv) adjustments for recognizing straight line rent.
“Total Return” for any 12-month period shall equal the sum of: (i) all distributions accrued or paid (without duplication) on the Common Stock since the beginning of the applicable 12-month period plus (ii) the change in aggregate NAV of such Common Stock since the beginning of the year, before giving effect to (x) changes resulting solely from the proceeds of issuances of Common Stock, (y) any allocation/accrual to the performance participation interest and (z) applicable distribution and servicing fee expenses.
Portfolio Operating Income does not include any component of capital gains or capital appreciation. The Manager is not entitled to any incentive fee based on the capital gains or capital appreciation of the Fund or its investments.
The Fund intends to apply for exemptive relief from the SEC to permit the Fund to pay the Manager all or a portion of its Management Fee and Incentive Fee in shares of Common Stock in lieu of paying the Manager an equivalent amount of such fees in cash. As a condition of this exemptive relief, the Manager may be required to commit not to sell any shares of Common Stock received in lieu of a cash payment of these fees for at least 12 months from the date of issuance, except in exceptional circumstances. Exemptive relief that has not been granted is subject to SEC approval, and there is no assurance the SEC will grant the requested relief.
The investment advisory agreement continues in effect for a period of two years from its effective date, and, if not sooner terminated, will continue in effect for successive periods of 12 months thereafter, provided that each continuance is specifically approved at least annually by both (1) the vote of a majority of the Board or the vote of a “majority of the outstanding securities” entitled to vote (as such term is defined in the Investment Company Act) and (2) by the vote of a majority of the Independent Directors, cast in person at a meeting called for the purpose of voting on such approval. The agreement may be terminated at any time, without the payment of any penalty, by the Fund (upon the vote of a majority of the Board or a majority of the outstanding securities entitled to vote) or by the Manager, upon not more than 60 nor less than 30 days’ written notice by either party to the other which can be waived by the non-terminating party. The agreement will terminate automatically in the event of its assignment (as such term is defined in the Investment Company Act and the rules thereunder).
The investment advisory agreement provides that in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations thereunder, the Manager is not liable to the Fund or any of the Fund’s stockholders for any act or omission by the Manager in the supervision or management of its respective investment activities or for any loss sustained by the Fund or the Fund’s stockholders and provides for indemnification by the Fund of the Manager, its Directors, officers, employees, agents and control persons for liabilities incurred by them in connection with their services to the Fund, subject to certain limitations and conditions.
Although the professional staff of the Manager will devote as much time to the management of the Fund as the Manager deems appropriate to perform its duties in accordance with the investment advisory agreement and in accordance with reasonable commercial standards, the professional staff of the Manager may have conflicts in allocating its time and services among the Fund and the Manager’s other investment vehicles and accounts. The Manager has informed the Board that the services of the Manager are not exclusive, and the Manager provides similar services to other clients and may engage in other activities.
In connection with its management of the corporate affairs of the Fund, PGIM Investments bears the following expenses, among others: (i) the salaries and expenses of all of its and the Fund’s personnel, except the fees and expenses of Directors who are not affiliated persons of PGIM Investments or PGIM; (ii) all expenses incurred by PGIM Investments in connection with managing the ordinary course of the Fund’s business, other than those assumed by the Fund as described below; (iii) the fees, costs and expenses payable to the Subadviser pursuant to the Subadvisory Agreement and (iv) the Fund’s offering and organizational expenses (including the sales load), and all expenses incurred in connection with the registration and the offering and issuance of the shares, including the preparation and printing, as necessary, of the Registration Statement, the Fund’s prospectuses for filing under federal and state securities laws in connection with the initial registration of the Fund’s Common Stock.

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Under the terms of the Management Agreement, the Fund is responsible for the payment of the fees and expenses incurred by the Fund in connection with the management of the investment and reinvestment of the Fund’s assets payable to PGIM Investments; the fees and expenses of Directors who are not affiliated persons of PGIM Investments or PGIM; the fees and certain expenses of the custodian and transfer and dividend disbursing agent, including the cost of providing records to PGIM Investments in connection with its obligation of maintaining required records of the Fund and of pricing the Fund’s shares; the charges and expenses of the Fund’s legal counsel and independent auditors; brokerage commissions and any issue or transfer taxes chargeable to the Fund in connection with its securities (and futures, if applicable) transactions; all taxes and corporate fees payable by the Fund to governmental agencies; the fees of any trade associations of which the Fund may be a member; the cost of share certificates representing, and/or non-negotiable share deposit receipts evidencing, shares of the Fund; the cost of fidelity, Directors and officers and errors and omissions insurance; subsequent to the completion of the initial public offering of the shares, the fees and expenses involved in maintaining registration of the Fund and of its shares with the SEC and paying any notice filing fees under state securities laws, including the preparation and printing of the Fund’s registration statements and prospectuses for such purposes; ; allocable communications expenses with respect to investor services and all expenses of stockholder and Board meetings and of preparing, printing and mailing reports, proxy statements and notices to stockholders; litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business; interest payable on debt and dividends and distributions on Preferred Stock, as applicable, if any, incurred to finance the Fund’s investments; the cost of office facilities, equipment and certain systems (including, but not limited to application licensing, development and maintenance, data licensing and reporting); the cost incurred to implement and monitor ISDA and other agreements governing the Fund’s financing or borrowing facilities; expenses related to the engagement of any third-party professionals, consultants, experts or specialists hired to perform work in respect of the Fund; all other expenses incurred by the Fund in connection with administering the Fund’s business; and such non-recurring or extraordinary expenses as may arise.
The Manager will provide, or oversee the performance of, administrative and compliance services, including, but not limited to, maintaining financial records, overseeing the calculation of NAV, compliance monitoring (including diligence and oversight of the Fund’s other service providers), preparing reports to stockholders and reports filed with the SEC, preparing materials and coordinating meetings of the Board, managing the payment of expenses and the performance of administrative and professional services rendered by others and providing office space, equipment and office services.
The Subadviser
PGIM, Inc. (“PGIM” or the “Subadviser”) will serve as the Fund’s investment subadviser. PGIM is an indirect, wholly-owned subsidiary of Prudential that was organized in 1984. PGIM is the global asset management business of Prudential Financial, Inc. (NYSE:PRU). PGIM offers a range of investment solutions for retail and institutional investors around the world across a broad range of asset classes, including real estate and alternatives, public fixed income, private fixed income, fundamental equity, and quantitative equity. As of September 30, 2022, PGIM managed approximately $1.2 trillion in assets.
The Manager has entered into the Subadvisory Agreement relating to the Fund with the Subadviser through PGIM Real Estate, the real estate investment advisory business unit within the Subadviser. The Subadvisory Agreement provides that the Subadviser will furnish investment advisory services in connection with the management of the Fund. In connection therewith, the Subadviser is obligated to keep certain books and records of the Fund. Under the Subadvisory Agreement, the Subadviser, subject to the supervision of PGIM Investments, is responsible for managing the assets of the Fund in accordance with the Fund’s investment objective, investment program and policies. The Subadviser determines the securities and other instruments that are purchased and sold for the Fund and is responsible for obtaining and evaluating financial data relevant to the Fund. PGIM Investments continues to have responsibility for all investment advisory services pursuant to the Management Agreement and supervises the Subadviser’s performance of such services. The Subadvisory Agreement provides that it will terminate in the event of its assignment (as defined in the Investment Company Act) or upon the termination of the Management Agreement. The Subadvisory Agreement may be terminated by the Fund, PGIM Investments, or the Subadviser upon not more than 60 days’, nor less than 30 days’, written notice. The Subadvisory Agreement provides that it will continue in

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effect for a period of not more than two years from its execution only so long as such continuance is specifically approved at least annually in accordance with the requirements of the Investment Company Act.
PGIM Real Estate, the real estate investing and financing unit within the Subadviser, is one of the largest real estate managers in the world with more than $204.4 billion of gross assets under management and administration as of September 30, 2022 ($179.5 billion net and $46.6 billion in assets under administration). PGIM Real Estate and its predecessor entities and business units have more than 140 years of experience investing in real estate through direct mortgage loan originations and more than 50 years of history managing open end real estate equity vehicles. The business is supported by more than 1,100 specialized professionals located in 32 major cities across the globe. PGIM Real Estate’s local operating units offer a broad range of real estate investment strategies and investment management services in the U.S., Europe, Asia and Latin America.
The Manager will pay the Subadviser, in the aggregate, an advisory fee on the net asset value of the portion of the Fund’s portfolio that is managed by the Subadviser that is equal, on an annualized basis, to 0.60% of the Fund’s average daily net assets. In addition, the Manager will pay the Subadviser 60% of the incentive fee received by the Manager from the Fund pursuant to the Management Agreement.
Portfolio Managers
The portfolio managers primarily responsible for the day-to-day management of the Fund also manage other registered investment companies, other pooled investment vehicles and other accounts, as indicated below. The following table identifies, as of March 31, 2022: (i) the other registered investment companies, pooled investment vehicles and other accounts managed by an investment committee (or equivalent body) on which the corresponding portfolio manager serves and (ii) the total assets under management (“AUM”) of such companies, vehicles and accounts, and (iii) the number and total AUM of such companies, vehicles and accounts with respect to which the advisory fee is based on performance.
Darin Bright
(in USD Millions, Unless Otherwise Mentioned)	Account(s) Managed	Assets of Accounts	Number of Accounts Subject to a Performance Fee	Assets Subject to a Performance Fee
Registered Investment Companies	0	$0	0	$0
Pooled Investment Vehicles Other Than Registered Investment Companies	1	$17,403.4	0	$0
Other Accounts	2	$1,258.6	1	$1,249.3
Caitlin O’Connor
	Account(s) Managed	Assets of Accounts	Number of Accounts Subject to a Performance Fee	Assets Subject to a Performance Fee
Registered Investment Companies	0	$0	0	$0
Pooled Investment Vehicles Other Than Registered Investment Companies	1	$17,403.4	0	$0
Other Accounts	1	$9.3	0	$0

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Brandon Short
	Account(s) Managed	Assets of Accounts	Number of Accounts Subject to a Performance Fee	Assets Subject to a Performance Fee
Registered Investment Companies	0	$0	0	$0
Pooled Investment Vehicles Other Than Registered Investment Companies	0	$0	0	$0
Other Accounts	0	$0	0	$0
Portfolio Manager Compensation
PGIM Real Estate provides a competitive total compensation package that engages, motivates and retains top talent while aligning their interests with those of our clients. Portfolio managers are compensated based on the overall performance of PGIM Real Estate and performance of the specific fund or funds they are responsible for managing.
Specifically, there are three elements of compensation: base salary, bonus and long term incentive compensation.
•
Base salary levels are reviewed annually in the first quarter of the year to determine if an individual should receive an increase based on performance, demands of the job and market compensation data which is provided by Prudential Financial, Inc.’s corporate compensation group.

•
Cash bonuses are awarded annually based on the scope of the individual’s responsibilities, their personal and portfolio performance for the prior year, and the size of the overall bonus pool available in a given year. The bonus pool is determined based on the financial performance of PGIM Real Estate and the investment performance of the portfolio managers specific fund or funds measured against each applicable benchmark or performance targets. An individual’s share of the pool is based on his or her contribution toward meeting these goals.

•
Portfolio management team members at the Vice President level and above also receive annual long-term incentive program compensation (“LTIP”). LTIP awards are based on the same factors as the annual cash bonus. The award, however, is not immediately paid to the individual and vests over three years as described below. Twenty percent (20%) of the LTIP award is made in the form of Prudential Financial restricted stock units which vest proportionately over three years with one-third of the grant vesting on each anniversary until fully vested. The remaining eighty percent (80%) is a deferred cash award which vests in its entirety on the third anniversary of the grant. Over the vesting period, the value of the deferred cash award increases or decreases based on the performance of the accounts on which the portfolio manager works directly.

Securities Ownership of Portfolio Managers
The Fund is a newly-organized investment company. Accordingly, as of the date of this Statement of Additional Information, none of the portfolio managers beneficially owned any securities issued by the Fund.
Conflicts of Interest
PGIM Real Estate is a division of PGIM, which is an indirect, wholly-owned subsidiary of Prudential Financial and is part of a full scale global financial services organization, affiliated with insurance companies, investment advisers and broker-dealers. PGIM Real Estate’s portfolio managers are often responsible for managing multiple accounts, including accounts of affiliates, institutional accounts, mutual funds, insurance company separate accounts and various pooled investment vehicles, such as commingled trust funds and unregistered funds. These affiliations and portfolio management responsibilities may cause potential and actual conflicts of interest. PGIM Real Estate aims to conduct itself in a manner it considers to be the most fair and consistent with its fiduciary obligations to all of its clients, including the Fund.

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Management of multiple accounts and funds side-by-side may raise potential conflicts of interest relating to the allocation of investment opportunities, the aggregation and allocation of trades and cross trading. PGIM Real Estate has developed policies and procedures designed to address these potential conflicts of interest.
There may be restrictions imposed by law, regulation or contract regarding how much, if any, of a particular investment PGIM Real Estate may purchase or sell on behalf of a Fund, and as to the timing of such purchase or sale. Such restrictions may come into play as a result of PGIM Real Estate’s relationship with Prudential Financial and its other affiliates. The Fund may be prohibited from engaging in transactions with its affiliates even when such transactions may be beneficial for the Fund. Certain affiliated transactions are permitted in accordance with applicable law and procedures adopted thereunder by the Fund and reviewed by the independent directors of the Fund.
PGIM Real Estate may come into possession of material, non-public information with respect to a particular issuer and as a result be unable to execute purchase or sale transactions in securities of such issuer for a Fund. PGIM Real Estate, on behalf of client portfolios, engages in real estate and other transactions with REITs and real estate operating companies and may thereby obtain material, non-public information about issuers, resulting in restrictions in trading in securities of such issuers. PGIM Real Estate generally is able to avoid certain other potential conflicts due to the possession of material, non-public information by maintaining information barriers to prevent the transfer of this information between units of PGIM as well as between affiliates and PGIM. Additionally, in an effort to avoid potential conflicts of interest, PGIM Real Estate has procedures in place to carefully consider whether or not to accept material, non-public information with respect to certain issuers, where appropriate.
Certain affiliates of PGIM Real Estate develop and may publish credit research that is independent from the research developed within PGIM Real Estate. PGIM Real Estate may hold different opinions on the investment merits of a given security, issuer or industry such that PGIM Real Estate may be purchasing or holding a security for the Fund and an affiliated entity may be selling or recommending a sale of the same security or other securities of the issuer. Conversely, PGIM Real Estate may be selling a security for the Fund and an affiliated entity may be purchasing or recommending a buy of the same security or other securities of the same issuer. In addition, PGIM Real Estate’s affiliated broker-dealers or investment advisers may be executing transactions in the market in the same securities as the Fund at the same time. PGIM Real Estate may cause transactions to be executed for the Fund concurrently with authorizations to purchase or sell the same assets for other accounts managed by PGIM Real Estate, including proprietary accounts or accounts of affiliates. In these instances, the executions of purchases or sales, where possible, are allocated equitably among the various accounts (including the Fund).
PGIM Real Estate may buy or sell, or may direct or recommend that one client buy or sell, assets of the same kind or class that are purchased or sold for the Fund, at prices which may be different. In addition, PGIM Real Estate may, at any time, execute trades of assets of the same kind or class in one direction for an account and trade in the opposite direction or not trade for any other account, including the Fund, due to differences in investment strategy or client direction.
The fees charged to advisory clients by PGIM Real Estate may differ depending upon a number of factors including, but not limited to, the unit providing the advisory services, the particular strategy, the size of a portfolio being managed, the relationship with the client, the origination and service requirements and the asset class involved. Fees may also differ based on account type (e.g., commingled accounts, trust accounts, insurance company separate accounts, and corporate, bank or trust-owned life insurance products). Fees are negotiable so one client with similar investment objectives or goals may be paying a higher fee than another client. Fees paid by certain clients may also be higher due to performance based fees which increase based on the performance of a portfolio above an established benchmark.
Large clients generate more revenue for PGIM Real Estate than do smaller accounts. A portfolio manager may be faced with a conflict of interest when allocating scarce investment opportunities given the benefit to PGIM Real Estate of favoring accounts that pay a higher fee or generate more income for PGIM. To address this conflict of interest, PGIM Real Estate has adopted allocation policies as well as supervisory procedures that are intended to fairly allocate investment opportunities among competing client accounts. PGIM Real Estate manages certain funds that are subject to incentive compensation on a side-by-side

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basis with other accounts including the Fund. PGIM Real Estate has implemented policies and procedures to address potential conflicts of interest arising out of such side-by-side management.
Conflicts of interest may also arise regarding proxy voting. A committee of senior business representatives together with relevant regulatory personnel oversees the proxy voting process and monitors potential conflicts of interest relating to proxy voting.
PGIM Real Estate and certain of its affiliates engage in various activities related to investment in real estate. For example, PGIM Real Estate or any of its affiliates may enter into financing arrangements with issuers of real estate securities, including the making of loans secured by the assets or by the credit of the issuer of the real estate securities and may, in certain circumstances, exercise of creditor or other remedies, against the issuer of such real estate securities in connection with such financing arrangements. In addition, PGIM Real Estate or any of its affiliates may buy or sell, or may direct or recommend that another person buy or sell, assets of the same kind or class, or from the same issuer as are purchased or sold for this or any other account under the direction of PGIM Real Estate or any of its affiliates. PGIM Real Estate or its affiliates, as a part of its direct investment in real estate on behalf of clients, may obtain material non-public information regarding an issuer of securities that the Fund may hold or wish to hold. As a consequence of these activities, PGIM Real Estate’s ability to purchase or sell, or to choose the timing of purchase or sale of, real estate securities of a given issuer may be restricted by contract or by applicable laws, including ERISA or federal securities laws.
Prudential Financial and the general account of The Prudential Insurance Company of America (“PICA”) may at times have various levels of financial or other interests in companies whose securities may be purchased or sold in PGIM’s client accounts, including the Fund. These financial interests may at any time be in potential or actual conflict or may be inconsistent with positions held or actions taken by PGIM on behalf of the Fund. These interests can include loan servicing, debt or equity financing, services related to advising on merger and acquisition issues, strategic corporate relationships or investments and the offering of investment advice in various forms. Thus PGIM may invest Fund assets in the securities of companies with which PGIM or an affiliate of PGIM has a financial relationship, including investment in the securities of companies that are advisory clients of PGIM.
PGIM Real Estate follows Prudential Financial’s policies on business ethics, personal securities trading by investment personnel, and information barriers and has adopted a code of ethics, allocation policies, supervisory procedures and conflicts of interest policies, among other policies and procedures, which are designed to ensure that clients are not harmed by these potential and actual conflicts of interests; however, there is no guarantee that such policies and procedures will detect and will ensure avoidance or disclosure of each and every situation in which a conflict may arise.
The Manager and its affiliates have existing and potential relationships with a significant number of corporations, institutions and individuals in matters related to its other businesses and investments. As a result of these relationships, the Manager or Subadviser may face conflicts of interest in connection with any transactions involving an investment by the Fund with such persons, including with respect to the consideration offered by, and the obligations of, such persons. In determining whether to pursue a particular investment on behalf of the Fund, these relationships could be considered by the Manager or Subadviser, and there may be certain potential investments which will not be pursued on behalf of the Fund in view of such relationships. As a result, there can be no assurance that all potentially suitable investment opportunities that come to the attention of the Manager or Subadviser will be made available to the Fund.

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PORTFOLIO TRANSACTIONS
Subject to policies established by the Board, PGIM Investments is primarily responsible for the execution of the Fund’s portfolio transactions and the allocation of brokerage. The Fund has no obligation to deal with any dealer or group of dealers in the execution of transactions in portfolio securities of the Fund. When possible, the Fund deals directly with the dealers who make a market in the securities involved except in those circumstances where better prices and execution are available elsewhere. It is the policy of the Fund to obtain what are believed to be the best results in conducting portfolio transactions, taking into account such factors as price (including the applicable dealer spread or commission), the size, type and difficulty of the transaction involved, the firm’s general execution and operations facilities and the firm’s risk in positioning the securities involved. The cost of portfolio securities transactions of the Fund primarily consists of dealer or underwriter spreads and brokerage commissions. While reasonable competitive spreads or commissions are sought, the Fund will not necessarily be paying the lowest spread or commission available. Many of the Fund’s investments in real estate will not be investments in securities.
Subject to obtaining the best net results, dealers who provide supplemental investment research (such as quantitative and modeling information assessments and statistical data and other similar services) to PGIM Investments and/or PGIM may receive orders for transactions by the Fund. Information so received will be in addition to and not in lieu of the services required to be performed by PGIM Investments and/or PGIM and the expenses of PGIM Investments and/or PGIM will not necessarily be reduced as a result of the receipt of such supplemental information. Supplemental investment research obtained from such dealers might be used by PGIM Investments and/or PGIM in servicing all of its accounts and such research might not be used by PGIM Investments and/or PGIM in connection with the Fund.
Under the Investment Company Act, any affiliated person or promoter of or principal underwriter for the Fund and persons who are affiliated with such persons are prohibited from dealing with the Fund as principal in the purchase and sale of securities unless an exemptive order allowing such transactions is obtained from the SEC. Because transactions in the OTC market usually involve transactions with dealers acting as principal for their own accounts, affiliated persons of the Fund will not serve as the Fund’s dealer in such transactions and the underwriters will not serve as the Fund’s dealer in such transactions until permitted by applicable law. However, affiliated persons of the Fund may serve as its broker in listed or OTC transactions conducted on an agency basis provided that, among other things, the fee or commission received by such affiliated broker is reasonable and fair compared to the fee or commission received by non-affiliated brokers in connection with comparable transactions. In addition, the Fund may not purchase securities during the existence of any underwriting syndicate for such securities of which an affiliate is a member or in a private placement in which an affiliate serves as placement agent except pursuant to procedures adopted by the Board that either comply with rules adopted by the SEC or with interpretations of the SEC staff.
Section 11(a) of the Exchange Act generally prohibits members of the U.S. national securities exchanges from executing exchange transactions for their affiliates and institutional accounts that they manage unless the member (i) has obtained prior express authorization from the account to effect such transactions; (ii) at least annually furnishes the account with a statement setting out the aggregate compensation received by the member in effecting such transactions; and (iii) complies with any rules the SEC has prescribed with respect to the requirements of clauses (i) and (ii).
Securities may be held by, or be appropriate investments for, the Fund as well as other funds or investment advisory clients of PGIM Investments and/or PGIM or their affiliates. Because of different investment objectives or other factors, a particular security may be bought for one or more clients of PGIM Investments and/or PGIM or their affiliates when one or more clients of PGIM Investments and/or PGIM or their affiliates are selling the same security. If purchases or sales of securities arise for consideration at or about the same time that would involve the Fund or other clients or funds for which PGIM Investments and/or PGIM or their affiliates act as investment advisers, transactions in such securities will be made, insofar as feasible, for the respective funds and clients in a manner deemed equitable to all. To the extent that transactions on behalf of more than one client of PGIM or their affiliates during the same period may increase the demand for securities being purchased or the supply of securities being sold, there may be an adverse effect on price.

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CODE OF ETHICS
The Board, including a majority of the Independent Directors, has adopted the code of ethics of the Fund pursuant to Rule 17j-1 under the Investment Company Act, and has also approved the Manager’s, Subadviser’s and PIMS’s codes of ethics, which were adopted by each of them in accordance with Rule 17j-1 under the Investment Company Act and, in the case of the Manager and the Subadviser, Rule 204A-1 under the Investment Advisers Act of 1940 as amended. These codes of ethics establish procedures for personal investments and restrict certain personal securities transactions. Personnel subject to a code may invest in securities for their personal investment accounts, including securities that may be purchased or held by the Fund, so long as such investments are made in accordance with the code’s requirements.
The codes of ethics are available on the Edgar Database on the SEC’s website, http://www.sec.gov.
PROXY VOTING POLICIES
The Board has delegated to the Manager the responsibility for voting any proxies and maintaining proxy recordkeeping with respect to the Fund. The Manager is authorized by the Fund to delegate, in whole or in part, its proxy voting authority to the Subadviser(s) or third party vendors consistent with the policies set forth below. The proxy voting process shall remain subject to the supervision of the Board, including any committee thereof established for that purpose.
The Manager and the Board view the proxy voting process as a component of the investment process and, as such, seek to ensure that all proxy proposals are voted with the primary goal of seeking the optimal benefit for the Fund. Consistent with this goal, the Board views the proxy voting process as a means to encourage strong corporate governance practices and ethical conduct by corporate management. The Manager and the Board maintain a policy of seeking to protect the best interests of the Fund should a proxy issue potentially implicate a conflict of interest between the Fund and the Manager or its affiliates.
The Manager delegates to PGIM Real Estate the responsibility for voting proxies. PGIM Real Estate is expected to identify and seek to obtain the optimal benefit for the Fund, and to adopt written policies that meet certain minimum standards, including that the policies be reasonably designed to protect the best interests of the Fund and delineate procedures to be followed when a proxy vote presents a conflict between the interests of the Fund and the interests of PGIM Real Estate or its affiliates. The Manager and the Board expect that PGIM Real Estate will notify the Manager and Board at least annually of any such conflicts identified and confirm how the issue was resolved.
PGIM Real Estate is a signatory to the United Nations Principles of Responsible Investment. As an investment manager signatory, PGIM Real Estate believes that environmental, social, and corporate governance (ESG) issues can affect the performance of investment portfolios to varying degrees across companies, sectors, regions, asset classes and through time. Subject to its fiduciary duty as an investment adviser, PGIM Real Estate seeks to incorporate and address ESG issues when voting portfolio proxies.
In addition, the Manager expects that PGIM Real Estate will deliver to the Manager, or its appointed vendor, information required for filing the Form N-PX with the SEC. Information regarding how the Fund voted proxies relating to its portfolio securities during the most recent twelve-month period ending June 30 will be available without charge on the Fund’s website at www.pgim.com (when the Fund’s website becomes available) and on the SEC’s website at www.sec.gov.
A summary of the proxy voting policies of the Subadviser is attached as Appendix B.
CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES
A control person includes a person who beneficially owns more than 25% of the voting securities of a company. As of the date of this Prospectus, the Fund could be deemed to be under control of Prudential, through its affiliated entities, which has voting authority with respect to 100% of the value of the outstanding interests in the Fund as of such date. In addition, Prudential, through its affiliated entities, has committed to purchase a total of $150 million in Class I Shares of the Fund. Subsequent to purchasing the Class I Shares, Prudential, through its affiliated entities, may initially be deemed to be a control person of the Fund because it may own more than 25% of the voting securities of the Fund.

45

A principal shareholder is any person who owns of record or beneficially 5% or more of any class of outstanding shares of the Fund. The table below sets forth the name, address, and percentage of ownership of each person or entity who to the knowledge of the Fund owned, of record or beneficially, 5% or more of any class of the Fund’s outstanding equity securities as of May 31, 2022:
Name and Address	% Ownership	Type of Ownership(1)
PGIM Strategic Investments, Inc. 655 Broad Street Newark, NJ 07102	100%	Both

(1)
“Record” ownership means the shareholder of record, or the exact name of the shareholder on the account, i.e. “ABC Brokerage, Inc.” “Beneficial” ownership refers to the actual pecuniary, or financial, interest in the security, i.e. “Jane Doe Shareholder.”

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PricewaterhouseCoopers LLP, an independent registered public accounting firm, provides auditing and limited tax services to the Fund and is located at 300 Madison Avenue New York, New York 10017.
CUSTODIAN
The Bank of New York Mellon (“BNY”), 240 Greenwich Street, New York, New York 10286, serves as Custodian for the Fund’s portfolio securities and cash, and in that capacity, maintains certain financial accounting books and records pursuant to an agreement with the Fund. Subcustodians provide custodial services for any non-U.S. assets held outside the United States.
DIVIDEND PAYING AGENT
Prudential Mutual Fund Services LLC (“PMFS”) serves as the dividend paying agent of the Fund. The principal business address of PMFS is 655 Broad Street, Newark, New Jersey 07102.
TRANSFER AGENT AND REGISTRAR
PMFS, 655 Broad Street, Newark, New Jersey 07102, serves as the transfer and dividend disbursing agent of the Fund. PMFS is an affiliate of the Manager. PMFS provides customary transfer agency services to the Fund, including the handling of stockholder communications, the processing of stockholder transactions, the maintenance of stockholder account records, the payment of dividends and distributions, and related functions
BNY Mellon Asset Servicing (US) Inc. (“BNYAS”), 301 Bellevue Parkway, Wilmington, Delaware 19809, serves as sub-transfer agent to the Fund. PMFS has contracted with BNYAS to provide certain administrative functions to PMFS. PMFS will compensate BNYAS for such services.
ADDITIONAL INFORMATION
A Registration Statement on Form N-2, including amendments thereto, relating to the Common Stock offered hereby, has been filed by the Fund with the SEC in Washington, D.C. The Fund’s prospectus and the SAI do not contain all of the information set forth in the Registration Statement that the Fund has filed with the SEC. You may obtain the complete Registration Statement from the SEC’s website at http://www.sec.gov. To obtain annual and semi-annual stockholder reports electronically (when available), please visit the Fund’s website, when available (www.pgim.com), which will also provide a link to the SEC’s website, or call (800) 451-6788 (toll-free). You may also call this number to request additional information or to make other inquiries pertaining to the Fund.
Statements contained in the Fund’s prospectus and SAI as to the contents of any material contract or other documents referred to are not necessarily complete, and, in each instance, reference is made to the copy of such material contract or other document required by SEC rules to be filed as an exhibit to the Registration Statement of which this SAI forms a part, each such statement being qualified in all respects by such reference.

46

FINANCIAL STATEMENT
PGIM Private Real Estate Fund, Inc.
Statement of Assets and Liabilities
As of July 31, 2022
(unaudited)
Assets
Cash	$2,600,000
Total assets	$2,600,000
Liabilities
Accrued liabilities	$0
Total liabilities	$0
Total Net Assets	$2,600,000
Net Assets
Par value ($0.001 par value; 1,000,000,000 shares authorized, 104,000 shares outstanding)	$104
Paid-in capital in excess of par	2,599,896
Total Net Assets	$2,600,000
Maximum Offering Price Per Share:
Class D:
Net asset value per share, ($25,000 ÷ 1,000 shares issued and outstanding)	$25.00
Class I:
Net asset value per share, ($2,525,000 ÷ 101,000 shares issued and outstanding)	$25.00
Class S:
Net asset value per share, ($25,000 ÷ 1,000 shares issued and outstanding)	$25.00
Class T:
Net asset value per share, ($25,000 ÷ 1,000 shares issued and outstanding)	$25.00

47

Notes to Financial Statement
1.   Organization
PGIM Private Real Estate Fund, Inc. (the “Fund”) is a newly organized, non-diversified, closed-end management investment company registered under the Investment Company Act of 1940. The Fund intends to invest primarily in private real estate in the United States. The Fund is a Maryland corporation and intends to elect to be taxed as a real estate investment trust (“REIT”) for U.S. federal income tax purposes under the Internal Revenue Code of 1986, as amended (the “Code”). The Fund has not yet commenced investment operations.
The Fund’s investment objectives are to provide current income and long-term capital appreciation.
2.   Accounting Policies
The Fund follows the investment company accounting and reporting guidance of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 946 Financial Services — Investment Companies. The preparation of the financial statement in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts and disclosures in the financial statement. Actual results could differ from those estimates.
Organizational and Offering Costs:   PGIM Investments LLC (“PGIM Investments” or the “Manager”) has agreed to pay all of the Fund’s organizational and offering expenses relating to the initial sale of Common Stock in this offering. The Fund is not obligated to repay any such organizational and offering expenses paid by the Manager.
3.   Management Agreement and Transactions with Affiliates
PGIM Investments will serve as the investment manager to the Fund and has engaged PGIM, Inc. (the “Subadviser” or “PGIM”) as subadviser to provide day-to-day management of the Fund’s portfolio, primarily through PGIM Real Estate, the real estate investment advisory business unit within PGIM. The Fund seeks to provide a broad range of investors with access to diversified, institutional quality real estate by leveraging the expertise of PGIM Real Estate.
The Fund and the Manager have entered into a management agreement (the “Management Agreement”) pursuant to which the Manager is entitled to receive a base management fee and an incentive fee.
The base management fee (the “Management Fee”) is payable at the end of each month by the Fund at the annual rate of 1.00% of the average daily value of the Fund’s net assets. The Manager has contractually agreed to waive its Management Fee (the “Management Fee Waiver”) for one year from the effective date of the Fund’s registration statement (the “Waiver Period”). Following the Waiver Period, the Manager will receive a Management Fee at an annual rate of 1.00% of the average daily value of the Fund’s net assets.
The incentive fee (the “Incentive Fee”) is calculated and payable quarterly in arrears in an amount equal to 10.00% of the Fund’s Portfolio Operating Income for the immediately preceding quarter. No incentive fee on Portfolio Operating Income will be payable in any calendar quarter in which the Fund did not achieve a 5% total return on Class I over the trailing 12-month period (beginning with the calendar quarter after the Fund has at least 12 months of operations).
Pursuant to an Expense Limitation and Reimbursement Agreement, through April 30, 2025, the Manager has contractually agreed to waive its fees and/or reimburse expenses of the Fund so that certain of the Fund’s Specified Expenses (as defined below) will not exceed 0.50% of net assets (annualized). The Fund has agreed to repay these amounts, when and if requested by the Manager, but only if and to the extent that Specified Expenses are less than 0.50% of net assets (annualized) (or, if a lower expense limit is then in effect, such lower limit) within three years after the date the Manager waived or reimbursed such fees or expenses. This arrangement cannot be terminated prior to April 30, 2025, without the consent of the Fund’s Board.

48

“Specified Expenses” is defined to include all expenses incurred in the business of the Fund, including organizational and offering costs (other than Initial Organization and Offering Costs, which will be paid directly by PGIM Investments and its affiliates), with the exception of (i) the Management Fee, (ii) the Incentive Fee, (iii) the Servicing Fee, (iv) the Distribution Fee, (v) property level expenses, (vi) brokerage costs or other investment-related out-of-pocket expenses, including with respect to unconsummated investments, (vii) dividend/interest payments (including any dividend payments, interest expenses, commitment fees, or other expenses related to any leverage incurred by the Fund), (viii) taxes, and (ix) extraordinary expenses (as determined in the sole discretion of the Manager).
The Manager has entered into a subadvisory agreement (the “Subadvisory Agreement”) with the Subadviser. The Subadvisory Agreement provides that the Subadviser will furnish investment advisory services in connection with the management of the Fund. In connection with the Management Fee Waiver, PGIM hereby agrees to waive any subadvisory fees it is entitled to receive from PGIM Investments during the Waiver Period. Following the Waiver Period, PGIM will receive an annual subadvisory fee, payable monthly, from PGIM Investments in an amount equal to 0.60% of the average daily value of the Fund’s net assets. No advisory fee will be paid by the Fund directly to PGIM.
Prudential Investment Management Services LLC (“PIMS” or the “Distributor”) is the principal underwriter and distributor of the Class I Shares, Class D Shares, Class S Shares and Class T Shares. The Fund compensates PIMS for ongoing distribution and servicing fees (a) of 0.85% of NAV per annum for Class S Shares and Class T Shares only (consisting of a 0.60% distribution fee (the “Distribution Fee”) and a 0.25% stockholder servicing fee (the “Servicing Fee”)), accrued daily and payable monthly and (b) of 0.25% for Class D Shares (all of which constitutes payment for stockholder services, with no payment for distribution services) in each case as accrued daily, and payable monthly. Class I Shares do not incur Distribution or Servicing Fees. PIMS is an affiliate of the Manager.
Prudential Mutual Fund Services LLC (“PMFS” or the “Plan Administrator”) serves as the transfer and dividend disbursing agent of the Fund. PMFS provides customary transfer agency services to the Fund, including the handling of shareholder communications, the processing of shareholder transactions, the maintenance of shareholder account records, the payment of dividends and distributions, and related functions. PMFS is an affiliate of the Manager.
PGIM Investments, PGIM, Inc. and PGIM Real Estate are indirect, wholly-owned subsidiaries of Prudential Financial, Inc.
4.   Capital
The Fund offers four classes of its common stock, $0.001 par value per share, on a continuous basis: Class I Common Stock (“Class I Shares”), Class D Common Stock (“Class D Shares”), Class S Common Stock (“Class S Shares”) and Class T Common Stock (“Class T Shares” and, together with the Class I Shares, Class D Shares and Class S Shares, the “Common Stock”). The Fund may offer additional classes of its Common Stock in the future.
The Fund has 104,000 shares issued and outstanding across all share classes, all of which are owned by Prudential, through its affiliated entities.

49

FINANCIAL STATEMENT
PGIM Private Real Estate Fund, Inc.
Statement of Assets and Liabilities
As of March 31, 2022
Assets
Cash	$1,600,000
Total assets	$1,600,000
Liabilities
Accrued liabilities	$0
Total liabilities	$0
Total Net Assets	$1,600,000
Net Assets
Par value ($0.001 par value; 1,000,000,000 shares authorized, 64,000 shares outstanding)	$64
Paid-in capital in excess of par	1,599,936
Total Net Assets	$1,600,000
Maximum Offering Price Per Share:
Class D:
Net asset value per share,
($25,000 ÷ 1,000 shares issued and outstanding)	$25.00
Class I:
Net asset value per share,
($1,525,000 ÷ 61,000 shares issued and outstanding)	$25.00
Class S:
Net asset value per share,
($25,000 ÷ 1,000 shares issued and outstanding)	$25.00
Class T:
Net asset value per share,
($25,000 ÷ 1,000 shares issued and outstanding)	$25.00

50

Notes to Financial Statement
1.   Organization
PGIM Private Real Estate Fund, Inc. (the “Fund”) is a newly organized, non-diversified, closed-end management investment company registered under the Investment Company Act of 1940. The Fund intends to invest primarily in private real estate in the United States. The Fund is a Maryland corporation and intends to elect to be taxed as a real estate investment trust (“REIT”) for U.S. federal income tax purposes under the Internal Revenue Code of 1986, as amended (the “Code”). The Fund has not yet commenced investment operations.
The Fund’s investment objectives are to provide attractive current income and long-term capital appreciation.
2.   Accounting Policies
The Fund follows the investment company accounting and reporting guidance of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 946 Financial Services — Investment Companies. The preparation of the financial statement in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts and disclosures in the financial statement. Actual results could differ from those estimates.
Organizational and Offering Costs:   PGIM Investments LLC (“PGIM Investments” or the “Manager”) has agreed to pay all of the Fund’s organizational expenses and offering costs associated with this offering. The Fund is not obligated to repay any such organizational expenses or offering costs paid by the Manager.
3.   Management Agreement and Transactions with Affiliates
PGIM Investments will serve as the investment manager to the Fund and has engaged PGIM, Inc. (the “Subadviser” or “PGIM”) as subadviser to provide day-to-day management of the Fund’s portfolio, primarily through PGIM Real Estate, the real estate investment advisory business unit within PGIM. The Fund seeks to provide a broad range of investors with access to diversified, institutional quality real estate by leveraging the expertise of PGIM Real Estate.
The Fund and the Manager have entered into a management agreement (the “Management Agreement”) pursuant to which the Manager is entitled to receive a base management fee and an incentive fee.
The base management fee (the “Management Fee”) is payable at the end of each month by the Fund at the annual rate of 1.00% of the average daily value of the Fund’s net assets. The Manager has contractually agreed to waive its Management Fee (the “Management Fee Waiver”) from effectiveness of the Fund’s registration statement until the later of (i) one year from the effectiveness of the Fund’s Registration Statement or (ii) April 30, 2023 (the “Waiver Period”). Following the Waiver Period, the Manager will receive a Management Fee at an annual rate of 1.00% of the average daily value of the Fund’s net assets.
The incentive fee (the “Incentive Fee”) is calculated and payable quarterly in arrears in an amount equal to 10.00% of the Fund’s Portfolio Operating Income for the immediately preceding quarter. No incentive fee on Portfolio Operating Income will be payable in any calendar quarter in which the Fund did not achieve a 5% Total Return (as defined below) over the trailing 12-month period (the Incentive Fee will only be payable beginning with the calendar quarter ending after the Fund has at least 12 months of operations, which shall not be earlier than one year from the effective date of the Fund’s registration statement).
“Portfolio Operating Income” means (1) the Fund’s share of Net Operating Income from the Fund’s real estate equity investments; plus (2) the Fund’s net investment income (or loss) from debt, preferred equity investments and traded real estate-related securities; minus (3) the Fund’s expenses (excluding the Incentive Fee and distribution and servicing fees).
“Net Operating Income” means operating revenue net of operating expenses (inclusive of interest on investment level debt) for the Fund’s operating entities that invest in real estate and excludes (i) gains or

51

losses from sales of depreciable real property, (ii) impairment write-downs on depreciable real property, (iii) real estate-related depreciation and amortization for each real estate operating venture and (iv) adjustments for recognizing straight line rent.
“Total Return” for any 12-month period shall equal the sum of: (i) all distributions accrued or paid (without duplication) on the Fund’s Common Stock (as defined below) since the beginning of the applicable 12-month period plus (ii) the change in aggregate NAV of such Common Stock since the beginning of the year, before giving effect to (x) changes resulting solely from the proceeds of issuances of Common Stock, (y) any allocation/accrual to the performance participation interest and (z) applicable distribution and servicing fee expenses.
Pursuant to an Expense Limitation and Reimbursement Agreement, through April 30, 2025, the Manager has agreed to waive its fees and/or reimburse expenses of the Fund so that certain of the Fund’s Specified Expenses (as defined below) will not exceed 0.50% of net assets (annualized). The Fund has agreed to repay these amounts, when and if requested by the Manager, but only if and to the extent that Specified Expenses are less than 0.50% of net assets (annualized) (or, if a lower expense limit is then in effect, such lower limit) within three years after the date the Manager waived or reimbursed such fees or expenses. This arrangement cannot be terminated prior to April 30, 2025, without the consent of the Fund’s Board.
“Specified Expenses” is defined to include all expenses incurred in the business of the Fund, including organizational and offering costs (other than organizational and offering expenses relating to the initial sale of Common Stock), with the exception of (i) the Management Fee, (ii) the Incentive Fee, (iii) the Servicing Fee, (iv) the Distribution Fee, (v) property level expenses, (vi) brokerage costs or other investment-related out-of-pocket expenses, including with respect to unconsummated investments, (vii) dividend/interest payments (including any dividend payments, interest expenses, commitment fees, or other expenses related to any leverage incurred by the Fund), (viii) taxes, and (ix) extraordinary expenses (as determined in the sole discretion of the Manager).
The Manager has entered into a subadvisory agreement (the “Subadvisory Agreement”) with the Subadviser. The Subadvisory Agreement provides that the Subadviser will furnish investment advisory services in connection with the management of the Fund. In connection with the Management Fee Waiver, PGIM hereby agrees to waive any subadvisory fees it is entitled to receive from PGIM Investments during the Waiver Period. Following the Waiver Period, PGIM will receive an annual subadvisory fee, payable monthly, from PGIM Investments in an amount equal to 0.60% of the average daily value of the Fund’s net assets. No subadvisory fee will be paid by the Fund directly to PGIM.
Prudential Investment Management Services LLC, ( “PIMS” or the “Distributor”) is the principal underwriter and distributor of the Class I Shares, Class D Shares, Class S Shares and Class T Shares. The Fund compensates PIMS for ongoing distribution and servicing fees (a) of 0.85% of NAV per annum for Class S Shares and Class T Shares only (consisting of a 0.60% distribution fee (the “Distribution Fee”) and a 0.25% stockholder servicing fee (the “Servicing Fee”)), accrued daily and payable monthly and (b) of 0.25% for Class D Shares (all of which constitutes payment for stockholder services, with no payment for distribution services) in each case as accrued daily, and payable monthly. Class I Shares do not incur Distribution or Servicing Fees. PIMS is an affiliate of the Manager.
Prudential Mutual Fund Services LLC (“PFMS” or the “Plan Administrator”) serves as the transfer and dividend disbursing agent of the Fund. PMFS provides customary transfer agency services to the Fund, including the handling of shareholder communications, the processing of shareholder transactions, the maintenance of shareholder account records, the payment of dividends and distributions, and related functions. PMFS is an affiliate of the Manager.
PGIM Investments, PGIM, Inc. and PGIM Real Estate are indirect, wholly-owned subsidiaries of Prudential Financial, Inc.
4.   Capital
The Fund offers four classes of its common stock, $0.001 par value per share, on a continuous basis: Class I Common Stock (“Class I Shares”), Class D Common Stock (“Class D Shares”), Class S Common

52

Stock (“Class S Shares”) and Class T Common Stock (“Class T Shares” and, together with the Class I Shares, Class D Shares and Class S Shares, the “Common Stock”). The Fund may offer additional classes of its Common Stock in the future.
The Fund has 64,000 shares issued and outstanding across all share classes, all of which are owned by PGIM Investments.

53

Report of Independent Registered Public Accounting Firm
To the Board of Directors and Shareholder of PGIM Private Real Estate Fund, Inc.
Opinion on the Financial Statement
We have audited the accompanying statement of assets and liabilities of PGIM Private Real Estate Fund, Inc. (the “Fund”) as of March 31, 2022, including the related notes (collectively referred to as the “financial statement”). In our opinion, the financial statement presents fairly, in all material respects, the financial position of the Fund as of March 31, 2022 in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
This financial statement is the responsibility of the Fund’s management. Our responsibility is to express an opinion on the Fund’s financial statement based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Fund in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit of this financial statement in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement, whether due to error or fraud.
Our audit included performing procedures to assess the risks of material misstatement of the financial statement, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statement. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statement. We believe that our audit provides a reasonable basis for our opinion.
/s/PricewaterhouseCoopers LLP
New York, NY
June 3, 2022
We have served as the auditor of one or more investment companies in the PGIM Retail Funds complex since 2020.

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APPENDIX A
DESCRIPTION OF S&P, MOODY’S AND FITCH RATINGS
Moody’s Investors Service Inc. — A brief description of the applicable Moody’s Investors Service, Inc. (Moody’s) rating symbols and their meanings (as published by Moody’s) follows:
1.   Long-Term Obligation Ratings
Moody’s long-term obligation ratings are opinions of the relative credit risk of financial obligations with an original maturity of one year or more. They address the possibility that a financial obligation will not be honored as promised. Such ratings use Moody’s Global Scale and reflect both the likelihood of default and any financial loss suffered in the event of default.
Moody’s Long-Term Rating Definitions:
Aaa:	Obligations rated Aaa are judged to be of the highest quality, with minimal credit risk.
Aa:	Obligations rated Aa are judged to be of high quality and are subject to very low credit risk.
A:	Obligations rated A are considered upper-medium grade and are subject to low credit risk.
Baa:	Obligations rated Baa are subject to moderate credit risk. They are considered medium-grade and as such may possess certain speculative characteristics.
Ba:	Obligations rated Ba are judged to have speculative elements and are subject to substantial credit risk.
B:	Obligations rated B are considered speculative and are subject to high credit risk
Caa:	Obligations rated Caa are judged to be of poor standing and are subject to very high credit risk.
Ca:	Obligations rated Ca are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.
C:	Obligations rated C are the lowest rated class and are typically in default, with little prospect for recovery of principal or interest.
Note:	Moody’s appends numerical modifiers 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.
Short-Term Debt Ratings
There are three rating categories for short-term municipal obligations that are considered investment grade. These ratings are designated as Municipal Investment Grade (MIG) and are divided into three levels — MIG 1 through MIG 3. In addition, those short-term obligations that are of speculative quality are designated SG, or speculative grade. MIG ratings expire at the maturity of the obligation.
MIG 1.	This designation denotes superior credit quality. Excellent protection is afforded by established cash flows, highly reliable liquidity support, or demonstrated broad-based access to the market for refinancing.
MIG 2.	This designation denotes strong credit quality. Margins of protection are ample, although not as large as in the preceding group.
MIG 3.	This designation denotes acceptable credit quality. Liquidity and cash-flow protection may be narrow, and market access for refinancing is likely to be less well-established.
SG.	This designation denotes speculative-grade credit quality. Debt instruments in this category may lack sufficient margins of protection.
Demand Obligation Ratings
In the case of variable rate demand obligations (VRDOs), a two-component rating is assigned; a long- or short-term debt rating and a demand obligation rating. The first element represents Moody’s evaluation of the degree of risk associated with scheduled principal and interest payments. The second element represents Moody’s evaluation of the degree of risk associated with the ability to receive purchase price upon demand (“demand feature”), using a variation of the MIG rating scale, the Variable Municipal Investment Grade or VMIG rating.
When either the long- or short-term aspect of a VRDO is not rated, that piece is designated NR, e.g., Aaa/NR or NR/VMIG 1.
VMIG rating expirations are a function of each issue’s specific structural or credit features.
VMIG 1.	This designation denotes superior credit quality. Excellent protection is afforded by the superior short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.
VMIG 2.	This designation denotes strong credit quality. Good protection is afforded by the strong short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.
VMIG 3.	This designation denotes acceptable credit quality. Adequate protection is afforded by the satisfactory short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.
SG.	This designation denotes speculative-grade credit quality. Demand features rated in this category may be supported by a liquidity provider that does not have an investment grade short-term rating or may lack the structural and/or legal protections necessary to ensure the timely payment of purchase price upon demand.
2.   Short-Term Ratings
Moody’s short-term ratings, unlike its long-term ratings, apply to an individual issuer’s capacity to repay all short-term obligations rather than to specific short-term borrowing programs.
Moody’s employs the following designations to indicate the relative repayment ability of rated issuers:
P-1	Issuers (or supporting institutions) rated Prime-1 have a superior ability to repay short-term debt obligations.
P-2	Issuers (or supporting institutions) rated Prime-2 have a strong ability to repay short-term debt obligations.
P-3	Issuers (or supporting institutions) rated Prime-3 have an acceptable ability to repay short-term obligations.
NP	Issuers (or supporting institutions) rated Not Prime do not fall within any of the Prime rating categories.
NOTE:	Canadian issuers rated P-1 or P-2 have their short-term ratings enhanced by the senior-most long-term rating of the issuer, its guarantor or support-provider.
Standard & Poor’s
A brief description of the applicable Standard & Poor’s (S&P) rating symbols and their meanings (as published by S&P) follows:
Issue Credit Rating Definitions
A Standard & Poor’s issue credit rating is a forward-looking opinion about the creditworthiness of an obligor with respect to a specific financial obligation, a specific class of financial obligations, or a specific financial program (including ratings on medium-term note programs and commercial paper programs). It takes into consideration the creditworthiness of guarantors, insurers, or other forms of credit enhancement on the obligation and takes into account the currency in which the obligation is denominated. The opinion reflects Standard & Poor’s view of the obligor’s capacity and willingness to meet its financial commitments as they come due, and may assess terms, such as collateral security and subordination, which could affect ultimate payment in the event of default.

Issue credit ratings can be either long term or short-term. Short-term ratings are generally assigned to those obligations considered short-term in the relevant market. In the U.S., for example, that means obligations with an original maturity of no more than 365 days, including commercial paper. Short-term ratings are also used to indicate the creditworthiness of an obligor with respect to put features on long-term obligations. The result is a dual rating, in which the short-term rating addresses the put feature, in addition to the usual long-term rating. Medium-term notes are assigned long-term ratings.
Long-Term Issue Credit Ratings
Issue credit ratings are based, in varying degrees, on the following considerations:
•
Likelihood of payment-capacity and willingness of the obligor to meet its financial commitment on an obligation in accordance with the terms of the obligation;

•
Nature of and provisions of the obligation;

•
Protection afforded by, and relative position of, the obligation in the event of bankruptcy, reorganization, or other arrangement under the laws of bankruptcy and other laws affecting creditors’ rights.

Issue ratings are an assessment of default risk, but may incorporate an assessment of relative seniority or ultimate recovery in the event of default. Junior obligations are typically rated lower than senior obligations, to reflect the lower priority in bankruptcy, as noted above. (Such differentiation may apply when an entity has both senior and subordinated obligations, secured and unsecured obligations, or operating company and holding company obligations.)
AAA:	An obligation rated ‘AAA’ has the highest rating assigned by S&P. The obligor’s capacity to meet its financial commitment on the obligation is extremely strong.
AA:	An obligation rated ‘AA’ differs from the highest-rated obligations only to a small degree. The obligor’s capacity to meet its financial commitment on the obligation is very strong.
A:	An obligation rated ‘A’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor’s capacity to meet its financial commitment on the obligation is still strong.
BBB:	An obligation rated ‘BBB’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.
BB, B, CCC, CC and C:	Obligations rated ‘BB’, ‘B’, ‘CCC’, ‘CC’, and ‘C’ are regarded as having significant speculative characteristics. ‘BB’ indicates the least degree of speculation and ‘C’ the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.
BB:	An obligation rated ‘BB’ is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to the obligor’s inadequate capacity to meet its financial commitment on the obligation.
B:	An obligation rated ‘B’ is more vulnerable to nonpayment than obligations rated ‘BB’, but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitment on the obligation.
CCC:	An obligation rated ‘CCC’ is currently vulnerable to nonpayment, and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.
CC:	An obligation rated ‘CC’ is currently highly vulnerable to nonpayment.

C:	A ‘C’ rating is assigned to obligations that are currently highly vulnerable to nonpayment, obligations that have payment arrearages allowed by the terms of the documents, or obligations of an issuer that is the subject of a bankruptcy petition or similar action which have not experienced a payment default. Among others, the ‘C’ rating may be assigned to subordinated debt, preferred stock or other obligations on which cash payments have been suspended in accordance with the instrument’s terms or when preferred stock is the subject of a distressed exchange offer, whereby some or all of the issue is either repurchased for an amount of cash or replaced by other instruments having a total value that is less than par.
D:	An obligation rated ‘D’ is in payment default. The ‘D’ rating category is used when payments on an obligation, including a regulatory capital instrument, are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor’s believes that such payments will be made during such grace period. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of similar action if payments on an obligation are jeopardized. An obligation’s rating is lowered to ‘D’ upon completion of a distressed exchange offer, whereby some or all of the issue is either repurchased for an amount of cash or replaced by other instruments having a total value that is less than par.
Plus (+) or minus (-):	The ratings from ‘AA’ to ‘CCC’ may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the major rating categories.
N.R.:	This indicates that no rating has been requested, that there is insufficient information on which to base a rating, or that Standard & Poor’s does not rate a particular obligation as a matter of policy.
Short-Term Issue Credit Ratings
A-1:	A short-term obligation rated ‘A-1’ is rated in the highest category by Standard & Poor’s. The obligor’s capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor’s capacity to meet its financial commitment on these obligations is extremely strong.
A-2:	A short-term obligation rated ‘A-2’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor’s capacity to meet its financial commitment on the obligation is satisfactory.
A-3:	A short-term obligation rated ‘A-3’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.
B:	A short-term obligation rated ‘B’ is regarded as having significant speculative characteristics. Ratings of ‘B-1’, ‘B-2’, and ‘B-3’ may be assigned to indicate finer distinctions within the ‘B’ category. The obligor currently has the capacity to meet its financial commitment on the obligation; however, it faces major ongoing uncertainties which could lead to the obligor’s inadequate capacity to meet its financial commitment on the obligation.
B-1:	A short-term obligation rated ‘B-1’ is regarded as having significant speculative characteristics, but the obligor has a relatively stronger capacity to meet its financial commitments over the short-term compared to other speculative-grade obligors.
B-2:	A short-term obligation rated ‘B-2’ is regarded as having significant speculative characteristics, and the obligor has an average speculative-grade capacity to meet its financial commitments over the short-term compared to other speculative-grade obligors.
B-3:	A short-term obligation rated ‘B-3’ is regarded as having significant speculative characteristics, and the obligor has a relatively weaker capacity to meets its financial commitments over the short-term compared to other speculative-grade obligors.
C:	A short-term obligation rated ‘C’ is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation.

D:	A short-term obligation rated ‘D’ is in payment default. The ‘D’ rating category is used when payments on an obligation, including a regulatory capital instrument, are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor’s believes that such payments will be made during such grace period. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

APPENDIX B: PROXY VOTING POLICIES OF THE SUBADVISER
PGIM, INC.
The policy of each of PGIM’s asset management units is to vote proxies in the best interests of their respective clients based on the clients’ priorities. Client interests are placed ahead of any potential interest of PGIM or its asset management units.
Because the various asset management units manage distinct classes of assets with differing management styles, some units will consider each proxy on its individual merits while other units may adopt a pre-determined set of voting guidelines. The specific voting approach of each unit is noted below.
Relevant members of management and regulatory personnel oversee the proxy voting process and monitor potential conflicts of interest. In addition, should the need arise, senior members of management, as advised by Compliance and Law, are authorized to address any proxy matter involving an actual or apparent conflict of interest that cannot be resolved at the level of an individual asset management business unit.
VOTING APPROACH OF PGIM REAL ESTATE
PGIM Real Estate.   PGIM Real Estate is a business unit of PGIM. PGIM Real Estate’s proxy voting policy contains detailed voting guidelines on a wide variety of issues commonly voted upon by stockholders. These guidelines reflect PGIM Real Estate’s judgment of how to further the best long-range economic interest of our clients (i.e., the mutual interest of clients in seeing the appreciation in value of a common investment over time) through the stockholder voting process. PGIM Real Estate’s policy is generally to vote proxies on social or political issues on a case by case basis. Additionally, where issues are not addressed by our policy, or when circumstances suggest a vote not in accordance with our established guidelines, voting decisions are made on a case-by-case basis taking into consideration the potential economic impact of the proposal. With respect to international holdings, we take into account additional restrictions in some countries that might impair our ability to trade those securities or have other potentially adverse economic consequences, and generally vote foreign securities on a best efforts basis in accordance with the recommendations of the issuer’s management if we determine that voting is in the best economic interest of our clients.
PGIM Real Estate utilizes the services of a third party proxy voting facilitator, and upon receipt of proxies will direct the voting facilitator to vote in a manner consistent with PGIM Real Estate’s established proxy voting guidelines described above (assuming timely receipt of proxy materials from issuers and custodians). In accordance with its obligations under the Managers Act, PGIM Real Estate provides full disclosure of its proxy voting policy, guidelines and procedures to its clients upon their request, and will also provide to any client, upon request, the proxy voting records for that client’s securities.

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